     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1997

                                                       REGISTRATION NO. 33-83740


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST--EFFECTIVE AMENDMENT
                                    NO.6 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        DIAMOND CABLE COMMUNICATIONS PLC
             (Exact name of Registrant as specified in its charter)


                                             4841                       NONE
            ENGLAND              (Primary Standard Industrial     (I.R.S. Employer
(Jurisdiction of incorporation)  Classification Code Number)   Identification Number)
         DIAMOND PLAZA
         DALESIDE ROAD                                         CT CORPORATION SYSTEM
      NOTTINGHAM NG2 3GG                                           1633 BROADWAY
            ENGLAND                                              NEW YORK, NY 10019
      011-44-115-912-2217                                          (212) 664-1666
(Address and telephone number                                  (Name, address and
of Registrant's principal                                      telephone number of
executive offices)                                             agent for service)

                                   COPIES TO:

                             SCOTT D. MILLER, ESQ.
                              SULLIVAN & CROMWELL
                               9A IRONMONGER LANE
                                LONDON EC2V 8EY
                                    ENGLAND



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JUNE 20, 1997
                        DIAMOND CABLE COMMUNICATIONS PLC
              13 1/4% SENIOR DISCOUNT NOTES DUE SEPTEMBER 30, 2004
              11 3/4% SENIOR DISCOUNT NOTES DUE DECEMBER 15, 2005


     Interest will not accrue on the 13 1/4% Senior Discount Notes due September 30, 2004 (the "1994 Senior Notes") prior to September 30, 1999. Interest on the 1994 Senior Notes will be payable on March 31 and September 30 of each year, commencing March 31, 2000, at a rate of 13 1/4% per annum. See "Description of 1994 Senior Notes". The 1994 Senior Notes are redeemable, in whole or in part, at the option of the Company at any time on or after September 30, 1999, at the redemption prices set forth herein plus accrued interest to the date of redemption. The 1994 Senior Notes are also redeemable in whole, but not in part, at the option of the Company at any time at 100% of the principal amount plus accrued interest to the date of redemption (or, prior to September 30, 1999, at 100% of Accreted Value) in the event of certain tax law changes requiring the payment of additional amounts as described herein. The Company is required to offer to repurchase all outstanding 1994 Senior Notes at 101% of principal amount plus accrued interest to the date of repurchase (or, prior to September 30, 1999, at 101% of Accreted Value on the date of repurchase) after the occurrence of a Change of Control. In addition, upon the occurrence of an Asset Disposition, the Company may be obligated to make an Offer to Purchase all or a portion of the outstanding 1994 Senior Notes at 100% of principal amount plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 100% of Accreted Value on the date of repurchase). See "Description of 1994 Senior Notes -- Redemption". There can be no assurance that the Company will have the financial resources necessary or otherwise be able to repurchase the 1994 Senior Notes under such circumstances.

     Interest will not accrue on the 11 3/4% Senior Discount Notes due December 15, 2005 (the "1995 Senior Notes") prior to December 15, 2000. Interest on the 1995 Senior Notes will be payable on June 15 and December 15 of each year, commencing June 15, 2001 at a rate of 11 3/4% per annum. See "Description of 1995 Senior Notes" in the accompanying Prospectus. The 1995 Senior Notes are redeemable, in whole or in part, at the option of the Company at any time on or after December 15, 2000, at the redemption prices set forth herein plus accrued interest to the date of redemption. The 1995 Senior Notes are also redeemable in whole, but not in part, at the option of the Company at any time at 100% of the principal amount plus accrued interest to the date of redemption (or, prior to December 15, 2000, at 100% of Accreted Value) in the event of certain tax law changes requiring the payment of additional amounts as described herein. Upon the occurrence of a Change of Control the Company is required to offer to repurchase all outstanding 1995 Senior Notes at 101% of principal amount plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 101% of Accreted Value on the date of repurchase) after the occurrence of a Change of Control. In addition, upon the occurrence of an Asset Disposition, the Company may be obligated to make an Offer to Purchase all or a portion of the outstanding 1995 Senior Notes at 100% of the principal amount plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 100% of Accreted Value on the date of repurchase). See "Description of 1995 Senior
Notes -- Redemption". There can be no assurance that the Company will have the financial resources necessary or otherwise be able to repurchase the 1995 Senior Notes under such circumstances.


     The Senior Notes constitute unsecured senior indebtedness of the Company. Certain of the Company's subsidiaries have entered into a senior syndicated bank lending facility of up to pounds sterling 175 million. Indebtedness under the senior bank lending facility is effectively senior to the Senior Notes as such indebtedness will be incurred by a subsidiary of the Company, guaranteed by certain of the Company's other subsidiaries and secured by liens on the assets of certain of the Company's subsidiaries and a pledge of the issued shares of certain of the Company's subsidiaries other than Jewel Holdings Limited. At March 31, 1997, the Company had approximately pounds sterling 501 million of indebtedness outstanding, including approximately pounds sterling 126 million and pounds sterling 211 million in accreted value of 1994 Senior Notes and the 1995 Senior Notes, respectively, and approximately pounds sterling 153 million in accreted value of the 1997 Notes. On February 27, 1997, the Company issued $420,500,000 in principal amount at maturity of its 10 3/4% Senior Discount Notes due February 15, 2007 (the "1997 Notes") at an issue price of $594.48 per $1,000 principal amount at maturity. Cash interest is not payable on the 1997 Notes prior to August 15, 2002. Thereafter, cash interest on the 1997 Notes is payable at a rate of 10 3/4% per annum. The Company has not issued, and does not have any current plans to issue, any significant indebtedness that will be subordinated to the Senior Notes. The Company is a holding company which conducts substantially all of its business through subsidiaries, all of which are wholly-owned. The Senior Notes effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. The 1997 Notes rank pari passu with the 1994 and 1995 Senior Notes.

SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SENIOR NOTES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

     This Prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the Senior Notes related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Company will not receive any of the proceeds of such sale. Goldman, Sachs & Co. may act as a principal or agent in such transactions. See "Plan of Distribution".
                              GOLDMAN, SACHS & CO.

                 The date of this Prospectus is June   , 1997.

                         NOTE REGARDING THIS PROSPECTUS

     This Prospectus relates to two different series of Senior Notes issued by the Company:

        - The 13 1/4% SENIOR DISCOUNT NOTES DUE SEPTEMBER 30, 2004 (referred to herein as the "1994 SENIOR NOTES"), and

        - The 11 3/4% SENIOR DISCOUNT NOTES DUE DECEMBER 15, 2005 (referred to herein as the "1995 SENIOR NOTES").

     Prospective investors in the 1994 Senior Notes should refer to "Summary--The 1994 Senior Notes" and "Description of 1994 Senior Notes" for a description of the 1994 Senior Notes.

     Prospective investors in the 1995 Senior Notes should refer to "Summary--The 1995 Senior Notes" and "Description of the 1995 Senior Notes" for a description of the 1995 Senior Notes.

     References herein to the "Senior Notes" apply to both the 1994 Senior Notes and the 1995 Senior Notes.

                          ____________________________

     Diamond Cable Communications Plc (the "Company") is a public limited company incorporated under the laws of England and Wales. The Company is a holding company which holds all of the shares of (i) Diamond Cable Communications (UK) Limited ("DCL") (formerly Diamond Cable (Nottingham) Limited) and (ii) the group of companies comprising LCL (as defined herein), in both cases through an intermediate holding company, Jewel Holdings Limited ("Jewel"). In this Prospectus, except as the context may otherwise require, references to the Company refer to the Company and/or its predecessor, references to the "Group" refer to the Company and its subsidiaries, including as of September 30, 1995 LCL, and references to "Diamond" refer to the Company and its subsidiaries excluding LCL. The principal executive office of the Company is at Diamond Plaza, Daleside Road, Nottingham NG2 3GG, England, and its telephone number at such address is 011-44-115-912-2217.

     On September 27, 1995, the Group acquired substantially all of the share capital of East Midlands Cable Group Limited ("EMCG"), East Midlands Cable Communications Limited and East Midlands Cable Holdings Limited (collectively "LCL"), and on October 4, 1995 the Group acquired all of the remaining share capital (less than 1%) of LCL. For financial accounting purposes, the acquisition was given effect as of September 30, 1995. At and prior to September 30, 1995, substantially all of LCL's operating activities were carried out through LCL Cable Communications Limited ("LCL Cable") (now Diamond Cable (Leicester) Limited). On April 26, 1995, LCL Cable became the principal operating subsidiary of EMCG. References herein to LCL may also refer to LCL Cable or EMCG as appropriate.

                          ____________________________

     The Senior Notes are listed on the Luxembourg Stock Exchange. For a discussion of the trading market in the Senior Notes see "Risk Factors -- Trading Market for the Senior Notes".

     This prospectus contains certain forward-looking statements, identified as such, with respect to which the Company is seeking to utilize the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are accompanied by, and should be read in conjunction with, explanations of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The Company operates only in the United Kingdom and, accordingly, publishes its financial statements in pounds sterling. In this Prospectus, references to "pounds sterling", "L.", "pence" or "p" are to the lawful currency of the United Kingdom and references to "U.S. dollars", "dollars", "$" or "c" are to the lawful currency of the United States. Merely for convenience, this Prospectus contains translations of certain pounds sterling amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the pounds sterling amounts actually represent such U.S. dollar amounts or could have been or could be converted into U.S. dollars at the rate indicated or at any other rate. Unless otherwise indicated, the translations of pounds sterling amounts into U.S. dollars have been made at $1.6448 per pounds sterling 1.00, the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on March 31, 1997. See "Exchange Rates" for information regarding the Noon Buying Rate for the past five fiscal years. On May 30, 1997, the Noon Buying Rate was $1.6360 per pounds sterling 1.00.


               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     The Company has been incorporated under English law. Service of process upon directors and officers of the Company, and certain of the experts named herein, who reside outside the United States may be difficult to obtain within the United States. Furthermore, since most directly owned assets of the Company are outside the United States, any judgment obtained in the United States against it may not be collectible within the United States. The Company has been advised by its English counsel, Freshfields, that there is doubt as to the enforceability of certain civil liabilities under U.S. Federal securities laws in original actions in English courts. The Company has also been advised by its English counsel, Freshfields, that subject to certain exceptions and time limitations, English courts will treat a final and conclusive judgment of a U.S. court for a liquidated amount as a debt enforceable by fresh proceedings in the English courts. Such counsel has expressed no opinion, however, as to whether the enforcement by an English court of any judgment would be in pounds sterling or as of which date, if any, the determination of the applicable exchange rate from U.S. dollars to pounds sterling would be made. The Company has appointed CT Corporation Systems as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Senior Notes that may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York or brought under U.S. federal or state securities laws and submits to the jurisdiction of any such court in any such suit or proceeding.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere in this Prospectus. All information in this Prospectus with respect to the number of homes in the Group's franchise areas is based either on CACI Information Services reports (which use 1991 census data compiled by the U.K.'s Office of Population Census and Surveys) or information published by the Independent Television Commission ("ITC") and all information with respect to the number of businesses is based on Company estimates. There can be no assurance that the actual number of homes in a franchise area is not different from that reflected in the 1991 census or the ITC data or that the estimated number of businesses reflects the actual number of businesses in the relevant franchise areas.

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                   THE GROUP

OVERVIEW


     The Group operates a telecommunications and cable television business focused on the East Midlands area of England. The Group is currently constructing a broadband fiber-optic network to serve its fifteen contiguous franchise areas, comprising approximately 1.2 million homes and an estimated 60,600 businesses. As of March 31, 1997, the Group's cable television and telecommunications network had passed by civils construction approximately 473,700 homes and an estimated 24,700 businesses, of which portions of the network passing approximately 366,500 homes and an estimated 18,800 businesses had been activated. As of that date, the Group had approximately 111,800 residential telephone lines, 60,000 cable television subscribers and 20,800 business telephone lines. Through that date, pounds sterling 342 million had been invested (at original cost) in the construction of the network and related systems. For the years ended December 31, 1994, 1995 and 1996, the Group had total revenues of approximately pounds sterling 7.3 million, pounds sterling
16.0 million and 37.6 million, and net losses of pounds sterling 8.7 million, pounds sterling 27.6 million and 35.8 million, respectively. For certain operating data as of December 31, 1996, see "-- Certain Operating Data".


     The Group offers three basic services over its network infrastructure: (i) residential telephone services allowing customers to place and receive local, national and international calls and to use additional services such as conference calling, call waiting, call forward, call barring and Internet access, (ii) business telecommunications services which include the services provided to residential customers as well as advanced telecommunications services such as Centrex (which provides businesses, including those with multiple sites, with virtual PABX and network services), direct dialing inward
(DDI), high speed data services and private circuits, and (iii) cable television services offering more than 50 channels including movies, sports, news and information, music, children's programming and general entertainment. See "Business -- Business Telecommunications and Residential Telephone" and "Business -- Cable Television".

HISTORY

     The Company was founded in 1989. In May 1994, European Cable Capital Partners, L.P. ("ECCP") acquired a majority stake in the Company. ECCP is a partnership in which various investment funds managed by Goldman, Sachs & Co. or its affiliates hold an 83.3% interest. The remaining partnership interests in ECCP are held by affiliates of Robert T. Goad and Ralph H. Booth II.

CERTAIN OPERATING DATA

     The following table sets forth certain data concerning the Group's franchises at and for the years ended December 31, 1994, 1995 and 1996 and at and for the three-month period ended March 31, 1997. The combined operating data at and for the year ended December 31, 1995 reflects the acquisition of LCL on a pro-forma basis as if it had been completed at the beginning of 1995.



                                                                     DECEMBER 31,
                                           -----------------------------------------------------------------      MARCH 31,
                                              1994                       1995                        1996           1997
                                           ----------  ---------------------------------------    ----------     -----------
                                                         DIAMOND         LCL         COMBINED
                                                       -----------   -----------   ------------



Homes passed by civils construction(1)...    55,919       222,335        58,976        281,311       453,496       473,741
Homes activated(2).......................    32,033       105,951        51,955        157,906       347,246       366,513
Homes marketed(3)........................    31,330        77,657        48,950        126,607       252,601       280,990
CABLE TELEVISION
Basic service subscribers................     8,936        20,261        10,488         30,749        59,242        60,008
Penetration rate of homes marketed(4)....      28.5%         26.1%         21.4%          24.3%         23.5%         21.4%
Average monthly revenue per subscriber(5)   L.14.71       L.16.80       L.18.89        L.17.62       L.18.03       L.20.35
Churn(6).................................      28.5%         35.5%         31.0%          33.8%         40.9%         46.8%(7)
RESIDENTIAL TELEPHONE
Residential lines connected..............    14,150        36,122        16,576         52,698       104,460       111,881
Penetration rate of homes marketed(4)....      45.2%         46.5%         33.9%          41.6%         41.4%         39.8%
Average monthly revenue per line(8)(9)...   L.18.83       L.18.68       L.22.19        L.19.88       L.18.40       L.18.62
Pro-forma average monthly revenue per
line(9)..................................   L.18.83       L.18.11       L.21.35        L.19.22       L.18.64       L.18.62
Churn(6).................................      13.8%         13.9%         17.2%          15.0%         20.6%         18.1%(7)
BUSINESS TELECOMMUNICATIONS
Business customers accounts..............       979         1,627           772          2,399         3,935         4,339
Business lines connected.................     3,928         7,036         2,843          9,879        18,932        20,874
Private circuits(10).....................        70           151            10            161           226           232
Average lines per business account(11)...       4.0           4.3           3.7            4.1           4.8           4.8
Average monthly revenue per line(9)(12)..   L.88.68       L.74.60       L.59.60        L.70.23       L.50.17       L.47.14
Pro-forma average monthly revenue per
line(9)..................................   L.88.68       L.72.02       L.56.88        L.67.70       L.51.25       L.47.14


(1) Homes passed by civils construction is the number of homes that have had ducting buried outside.

(2) Homes activated is the number of homes that are capable of receiving cable service without further extension of transmission lines, apart from the final connection to the home.

(3) Homes marketed is the number of homes activated for which the initial marketing phase has been completed.

(4) Penetration rate of homes marketed is calculated by dividing the number of homes receiving basic cable television or the number of residential lines connected, as the case may be, on the given date by the total number of homes marketed for the given service as of such date, expressed as a percentage.

(5) The average monthly revenue per cable television subscriber is calculated by dividing total cable television subscriber revenues (excluding installation revenues) for the period by the average number of cable television subscribers (calculated as a simple average of the number of basic service subscribers at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).

(6) Churn is calculated by dividing net disconnections (total disconnections less the number of disconnected accounts for which service is later restored) in a period by the average number of subscribers in the period (calculated as a simple average of the number of subscribers at the end of each month during the period). Churn for the three months ended March 31, 1997 is annualized by multiplying the amount as calculated above by four.

(7) The Company changed the method of calculating churn for the quarter ended March 31, 1997 to eliminate from the number of net disconnected accounts those subscribers who disconnect from the service when moving residence and reconnect to the service in their new residence. These subscribers could not be identified under the Company's information systems prior to the first quarter of 1997 and were therefore included in the churn calculation as disconnected accounts. If churn for the quarter to March 31, 1997 were calculated on a basis consistent with prior periods churn would have been (annualized) 49.7% and 21.9% for cable television and residential telephone, respectively. The difference between churn on the new and prior bases is not necessarily indicative of the adjustment that would arise if it were possible to recalculate the churn for prior quarters.

(8) The average monthly revenue per residential telephone line is calculated by dividing (i) line and equipment rental, outgoing call charges and incoming call charges for the period by (ii) the average number of residential telephone lines (calculated as a simple average of the number of subscribed lines at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).

(9) The calculation of the average monthly revenue per line (for both residential telephone and business telecommunication revenues) for the year to December 31, 1996 reflects the reduction in revenues stemming from rebates to BT on incoming termination revenues relating in part to 1995 but recorded in full against revenues in 1996. The rebates were calculated in accordance with recently revised interconnect agreements with BT that were made effective retroactively from April 1995. The pro-forma average monthly revenue per line (for both residential telephone and business telecommunications revenues) gives effect to the revised interconnect agreements as if they had been in effect from April 1995 and allocates to each period the portion of the rebates that relates to such period.

(10) Private circuits are point-to-point customer specific connections for which a fixed annual rental charge is made.

(11) Average lines per business account is calculated by dividing the number of business lines connected on the given date by the number of business customer accounts on such date.

(12) The average monthly business telecommunications revenue per line is calculated by dividing (i) business telecommunications line and equipment rental, outgoing call charges and incoming call charges (including revenue from private circuits) for the period by (ii) the average number of business telecommunications lines and private circuits (calculated as a simple average of the number of subscribed lines and private circuits at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).
[/R]

                                    THE 1994 SENIOR NOTES
Notes Offered.....  13 1/4% Senior Discount Notes due September 30, 2004 (the
                    "1994 Senior Notes").

Price.............  Negotiated prices related to prevailing market prices at the time of sale.

Maturity Date.....  September 30, 2004.

Use of Proceeds...  The Company will not receive any proceeds from secondary sales of the 1994 Senior Notes.

Yield and Interest  13 1/4% per annum (computed on a semi-annual bond equivalent basis) calculated from September 28, 1994. Cash interest will not accrue on the 1994 Senior Notes prior to September 30, 1999 (the "Cash Interest Date"). Thereafter, cash interest on the 1994 Senior Notes will be payable, at a rate of 13 1/4% per annum, semi-annually on each March 31 and September 30, commencing March 31, 2000. For U.S.
                    federal income tax purposes, purchasers of the 1994 Senior
                    Notes will be required to include amounts in gross income in advance of the receipt of the cash payments to which the income is attributable. See "Taxation -- United States --
                    Original Issue Discount".

Ranking...........  The 1994 Senior Notes constitute senior unsecured indebtedness of the Company. In August 1996, certain of the
                    Company's subsidiaries entered into a senior syndicated bank facility (as modified in February and April, 1997)
                    permitting borrowing up to an aggregate amount of pound
                    sterling 175 million (the "Senior Bank Facility"). The
                    Company has not issued, and does not have any current plans to issue, any significant indebtedness that will be
                    subordinated to the 1994 Senior Notes. The 1994 Senior Notes effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such
                    subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness.
                    Indebtedness under the Senior Bank Facility is effectively senior to the 1994 Senior Notes as it will be incurred by a subsidiary of the Company, guaranteed by certain of the
                    Company's other subsidiaries and secured by liens on the
                    assets of certain of the Company's subsidiaries, and a
                    pledge of the issued shares of certain of the Company's
                    subsidiaries. See "Risk Factors -- Holding Company
                    Structure; Liens on Assets".


Optional Redemption....  The 1994 Senior Notes are redeemable, in whole or in part, at the option of the Company at any time on or
                         after the Cash Interest Date at the redemption prices
                         set forth herein, plus accrued and unpaid interest, if
                         any, to the date of redemption. See "Description of
                         1994 Senior Notes -- Redemption -- Optional
                         Redemption".

Tax Redemption.........  In the event of certain changes affecting withholding taxes applicable to certain payments on the 1994 Senior
                         Notes, the 1994 Senior Notes are redeemable, as a
                         whole, but not in part, at the option of the Company,
                         at any time at the Accreted Value thereof, or, if such
                         redemption is to occur on or after the Cash Interest
                         Date, at 100% of the principal amount at maturity
                         thereof, plus accrued and unpaid interest, if any, to
                         the date of redemption. See "Description of 1994 Senior
                         Notes -- Optional Tax Redemption".


Change of Control......  Upon a Change of Control, each holder of the 1994
                         Senior Notes will have the right to require the Company
                         to repurchase such holder's 1994 Senior Notes at 101%
                         of the Accreted Value thereof in the case of any such
                         repurchase prior to the Cash Interest Date or 101% of
                         the principal amount at maturity thereof plus accrued
                         and unpaid interest, if any, to the date of repurchase,
                         in the case of any such repurchase on or after the Cash
                         Interest Date. There can be no assurance that the
                         Company would have the financial resources necessary or
                         otherwise be able to repurchase the 1994 Senior Notes
                         upon a Change of Control. Furthermore, a Change of
                         Control, which could occur (among other reasons)
                         if any Person (other than a Permitted Holder) or
                         Group beneficially owns at least 45% of the aggregate
                         voting power of all Equity Securities of the Company
                         or has elected a majority of the Board of Directors,
                         would enable holders of the 1994 Senior Notes and
                         the 1995 Senior Notes to exercise a similar right to
                         require the Company to repurchase the 1994 Senior
                         Notes and the 1995 Senior Notes. The simultaneous
                         exercise of these rights would make it less likely
                         that the Company would be able to fulfill its
                         obligation to repurchase the Senior Notes. See
                         "Description of the Senior Notes -- Certain Covenants
                         -- Change of Control" and "Risk Factors -- Holding
                         Company Structure; Liens on Assets". See "Description
                         of 1994 Senior Notes -- Certain Covenants -- Change
                         of Control" and "Risk Factors -- Holding Company
                         Structure; Liens on Assets".


Original Issue
Discount...............  The 1994 Senior Notes were initially sold at a price that represented an original issue discount for U.S.
                         federal income tax purposes. Thus, although cash
                         interest is not payable on the 1994 Senior Notes prior
                         to the Cash Interest Date, original issue discount
                         (i.e., the difference between the principal and
                         interest payable on the 1994 Senior Notes and their
                         issue price) will accrete over the term of the 1994
                         Senior Notes and will be included as ordinary income
                         (including for periods ending prior to the Cash
                         Interest Date) for United States federal income tax
                         purposes in advance of receipt of the cash payments
                         to which the income is attributable. The amount
                         includible in income by a particular investor will
                         depend on the price paid by the investor for the
                         Senior Note. See "Taxation -- United States --
                         Original Issue Discount".

Certain Covenants......  The 1994 Senior Notes Indenture contains certain covenants which, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined) to (i) Incur additional Debt or issue Disqualified Equity; (ii) pay dividends or make distributions in respect of the Company's capital stock or make certain other restricted payments; (iii) create certain liens or enter into certain sale and leaseback transactions; (iv) engage in certain transactions with Affiliates or Related Persons; or (v) sell certain assets. In addition, the 1994 Senior Notes Indenture limits the ability of the Company to consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, and there can be no assurance that these covenants will protect the holders of the 1994 Senior Notes from developments that may adversely affect the Company's ability to meet its obligations on the 1994 Senior Notes. See "Description of 1994 Senior Notes".

Form of Notes..........  The 1994 Senior Notes have been issued initially as a global security in bearer form without coupons, which was issued in an aggregate principal amount at maturity equal to 100% of the aggregate principal amount at maturity of all 1994 Senior Notes issued under the 1994 Senior Notes Indenture and is held by The Bank of New York, as Book-Entry Depositary. Beneficial interests in the Global Senior Note are shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC (with respect to its participants). Ownership of the Book-Entry Interests is limited to persons that have accounts with DTC ("Participants") or persons that may hold interests through Participants ("Indirect Participants"), including Morgan Guaranty Trust Company of New York, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). Except as set forth under "Description of 1994 Senior Notes", Participants or Indirect Participants are not entitled to receive physical delivery of 1994 Senior Notes in definitive form or to have 1994 Senior Notes issued and registered in their names and are not considered the owners or holders thereof under the 1994 Senior Notes Indenture.

Global Clearance
and Settlement.........  Book-Entry Interests trade in DTC's Same-Day Funds
                         Settlement System. Any secondary market trading of Book-Entry Interests is expected to occur through Participants and settle in same-day funds. See "Description of 1994 Senior Notes -- Settlement".

     For additional information concerning the 1994 Senior Notes and the definitions of certain capitalized terms used above, see "Description of 1994 Senior Notes".

                             THE 1995 SENIOR NOTES

Notes Offered..........  11 3/4% Senior Discount Notes due December 15, 2005
                         (the "1995 Senior Notes").

Price..................  Negotiated prices related to prevailing market prices at the time of sale.

Maturity Date..........  December 15, 2005.

Use of Proceeds........  The Company will not receive any proceeds from secondary sales of the 1995 Senior Notes.

Yield and Interest.....  11 3/4% per annum (computed on a semi-annual bond equivalent basis) calculated from December 15, 1995. Cash interest will not be payable on the 1995 Senior Notes prior to December 15, 2000 (the "Cash Interest Date"). Thereafter, cash interest on the 1995 Senior Notes will be payable, at a rate of 11 3/4% per annum, semi-annually on each June 15 and December 15, commencing June 15, 2001. For U.S. federal income tax purposes, purchasers of the 1995 Senior Notes will be required to include amounts in gross income in advance of the receipt of the cash payments to which the income is attributable. See "Taxation -- United States -- Original Issue Discount".

Ranking................  The 1995 Senior Notes constitute senior unsecured indebtedness of the Company. The Company has not issued, and does not have any current plans to issue, any significant indebtedness that will be subordinated to the 1995 Senior Notes. The 1995 Senior Notes will effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. Indebtedness under the Senior Bank Facility is expected to be effectively senior to the 1995 Senior Notes as it will be incurred by a subsidiary of the Company, guaranteed by certain of the Company's other subsidiaries and secured by liens on the assets of certain of the Company's subsidiaries, and a pledge of the issued shares of certain of the Company's subsidiaries. See "Risk Factors -- Holding Company Structure; Liens on Assets".

Optional Redemption....  The 1995 Senior Notes are redeemable, in whole or in part, at the option of the Company at any time on or after December 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the 1995 Senior Notes -- Redemption -- Optional Redemption".

Tax Redemption.........  In the event of certain changes affecting withholding taxes applicable to certain payments on the 1995 Senior Notes, the 1995 Senior Notes are redeemable, as a whole, but not in part, at the election of the Company, at any time at the Accreted Value thereof, or, if such redemption is to occur on or after the Cash Interest Date, at 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the 1995 Senior Notes -- Redemption -- Optional Tax Redemption".


Change of Control......  Upon a Change of Control, each holder of the 1995
                         Senior Notes will have the right to require the Company to repurchase such holder's 1995 Senior Notes at 101% of the Accreted Value thereof in the case of any such repurchase prior to the Cash Interest Date or 101% of the principal amount at maturity thereof plus accrued and unpaid interest, if any, to the date of repurchase, in the case of any such repurchase on or after the Cash Interest Date. There can be no assurance that the Company would have the financial resources necessary or otherwise be able to repurchase the 1995 Senior Notes upon a Change of Control. Furthermore, a Change of Control, which could occur (among other reasons) if any Person (other than a Permitted Holder) or Group beneficially owns at least 45% of the aggregate voting power of all Equity Securities of the Company or has elected a majority of the Board of Directors, would enable holders of the 1994 Senior Notes and the 1995 Senior Notes to exercise a similar right to require the Company to repurchase the 1994 Senior Notes and the 1995 Senior Notes. The simultaneous exercise of these rights would make it less likely that the Company would be able to fulfill its obligation to repurchase the Senior Notes. See "Description of 1994 Senior Notes -- Certain Covenants -- Change of Control", "Description of the 1995 Senior Notes -- Certain Covenants -- Change of Control" and "Risk Factors -- Holding Company Structure; Liens on Assets".

Equity Commitment......  The Indenture relating to the 1995 Senior Notes provided that an event of default would occur under the Indenture if the Company did not receive an aggregate of $100 million or more in gross cash proceeds from the issuance of new equity prior to June 30, 1996, subject to certain exceptions. In accordance with this provision, prior to June 30, 1996, the Company's existing investors subscribed to new equity capital in an amount of $100 million.

Original Issue
  Discount.............  The 1995 Senior Notes were initially sold at an issue price that represents an original issue discount for U.S. federal income tax purposes. Thus, although cash interest will not be payable on the 1995 Senior Notes prior to the Cash Interest Date, original issue discount (i.e., the difference between the principal and interest payable on the 1995 Senior Notes and their issue price) will accrete from the issue date of the 1995 Senior Notes and will be included as ordinary income (including for periods ending prior to the Cash Interest Date) for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. The amount includible in income by a particular investor will depend on the price paid by the investor for the 1995 Senior Notes. See "Taxation -- United States -- Original Issue Discount".

Certain Covenants..............  The 1995 Senior Notes Indenture contains certain covenants which, among other things,
                                 will restrict the ability of the Company and
                                 its Restricted Subsidiaries (as defined) to (i)
                                 Incur additional Debt or issue Disqualified
                                 Equity; (ii) pay dividends or make
                                 distributions in respect of the Company's
                                 capital stock or make certain other restricted
                                 payments; (iii) create certain liens or enter
                                 into certain sale and leaseback transactions;
                                 (iv) engage in certain transactions with
                                 Affiliates or Related Persons; or (v) sell
                                 certain assets. In addition, the 1995 Senior
                                 Notes Indenture limits the ability of the
                                 Company to consolidate, merge or sell all or
                                 substantially all of its assets. These
                                 covenants are subject to a number of important
                                 exceptions and qualifications, and there can be
                                 no assurance that these covenants will protect
                                 the holders of the 1995 Senior Notes from
                                 developments that may adversely affect the
                                 Company's ability to meet its obligations on
                                 the 1995 Senior Notes. See "Description of the
                                 1995 Senior Notes".

Form of Notes..................  The 1995 Senior Notes were issued initially as a global security in bearer form without
                                 coupons, which was issued in an aggregate
                                 principal amount at maturity equal to 100% of
                                 the aggregate principal amount at maturity of
                                 all 1995 Senior Notes issued under the 1995
                                 Senior Notes Indenture and is held by The Bank
                                 of New York, as Book-Entry Depositary.
                                 Beneficial interests in the Global Senior Note
                                 will be shown on, and transfers thereof will be
                                 effected only through, records maintained in
                                 book-entry form by DTC (with respect to its
                                 participants). Ownership of the Book-Entry
                                 Interests is limited to persons that have
                                 accounts with DTC ("Participants") or persons
                                 that may hold interests through Participants
                                 ("Indirect Participants"), including Morgan
                                 Guaranty Trust Company of New York, as operator
                                 of the Euroclear System ("Euroclear") and Cedel
                                 Bank, societe anonyme ("Cedel"). Except as set
                                 forth under "Description of the 1995 Senior
                                 Notes", Participants or Indirect Participants
                                 are not entitled to receive physical delivery
                                 of 1995 Senior Notes in definitive form or to
                                 have 1995 Senior Notes issued and registered in
                                 their names and are not considered the owners
                                 or holders thereof under the 1995 Senior Notes
                                 Indenture.

Global Clearance and
Settlement.....................  Book-Entry Interests will trade in DTC's
                                 Same-Day Funds Settlement System. Any
                                 secondary market trading of Book-Entry
                                 Interests is expected to occur through
                                 Participants, including Euroclear and
                                 Cedel, and settle in same-day funds. See
                                 "Description of the 1995 Senior Notes --
                                 Settlement".

        For additional information concerning the 1995 Senior Notes and the definitions of certain capitalized terms used above, see "Description of the 1995 Senior Notes".

                             SUMMARY FINANCIAL DATA


     The summary consolidated financial data for the Group at and for the years ended December 31, 1994, 1995 and 1996 and at and for the three months ended March 31, 1996 and 1997 set forth below should be read in conjunction with, and are qualified in their entirety by reference to, "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Audited Consolidated Financial Statements and related Notes which are included elsewhere in this Prospectus.



                                              YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                       -------------------------------------  -------------------------------------
                                            1994       1995(1)       1996         1996         1997        1997(2)
                                       ------------  ----------  -----------  ----------   -----------   ----------
                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
Business telecommunications..........    L.  3,402    L.  5,852    L.  9,763    L.  2,371    L.  3,173     $  5,219
Residential telephone................        2,545        6,662       17,723        3,551        6,171       10,150
Cable television.....................        1,324        3,479       10,091        1,961        3,818        6,280
Other revenues.......................           35           --           --           --           --           --
                                         ---------    ---------    ---------    ---------    ---------     --------
Total revenues.......................        7,306       15,993       37,577        7,883       13,162       21,649
Operating costs and expenses:
Telephone............................       (3,067)      (5,454)      (9,776)      (2,680)      (2,596)      (4,270)
Programming..........................         (701)      (1,844)      (6,041)      (1,175)      (2,292)      (3,770)
Selling, general and
administrative.......................       (4,562)     (13,020)     (22,391)      (4,865)      (6,201)     (10,199)
Depreciation and amortization........       (4,038)      (8,867)     (21,380)      (4,633)     ( 6,380)     (10,494)
                                         ---------    ---------    ---------    ---------    ---------     --------
Total operating costs and expenses...      (12,368)     (29,185)     (59,588)     (13,353)     (17,469)     (28,733)
                                         ---------    ---------    ---------    ---------    ---------     --------
Operating loss.......................       (5,062)     (13,192)     (22,011)      (5,470)      (4,307)      (7,084)
Interest income......................        1,415        3,887        3,441        1,164          943        1,551
Interest expense, and amortization
of debt discount and expenses........       (3,836)     (17,118)     (40,334)      (9,961)     (12,181)     (20,035)
Foreign exchange gains/(losses)
net..................................       (1,196)          925       31,018      (5,398)     (11,994)     (19,728)
Unrealized (losses)/gains on
derivative financial instrument......           --        (868)      (7,944)          689           76          125
Other expenses.......................           --      (1,241)           --           --           --           --
Realized gain on derivative financial
instrument...........................           --           --           --           --       11,553       19,002
                                         ---------    ---------    ---------    ---------    ---------     --------
Loss before income taxes.............       (8,679)     (27,607)     (35,830)     (18,976)     (15,910)     (26,169)
Incomes taxes........................           --           --           --           --           --           --
                                         ---------    ---------    ---------    ---------    ---------     --------
Net loss.............................    L. (8,679)   L.(27,607)   L.(35,830)   L.(18,976)   L.(15,910)    $(26,169)
                                         =========    =========    =========    =========    =========     ========
BALANCE SHEET DATA:
Property and equipment, net..........     L.35,127    L.163,721    L.277,301    L.192,422    L.297,424     $489,203
Total assets.........................      138,606      374,172      416,819      364,032      575,066      945,869
Total debt (3).......................      103,068      319,492      325,041      334,076      501,209      824,389
Shareholders' equity (4).............       26,092       25,133       54,100        6,786       38,048       62,581
OTHER DATA:
EBITDA (5)                               L. (1,024)   L. (6,434)   L. (8,575)   L.   (148)   L. 13,702     $ 22,537
Net cash (used in)/provided by
operating
activities...........................          496      (4,113)      (1,348)      (1,909)       10,473       17,226
Net cash used in investing activities      (71,941)    (155,517)    (128,210)     (36,049)     (26,097)     (42,924)
Net cash (used in)/provided by
financing
activities...........................      112,485      212,202       54,428        (217)      148,557      244,346
Deficiency of earnings to fixed
charges (6)..........................       (8,679)     (27,607)     (35,830)     (18,976)     (15,910)     (26,169)
Capital expenditures.................       21,252      136,314      130,140       32,116       25,304       41,620




(1) The 1995 Group financial data includes the financial results of LCL from October 1, 1995.


(2) Translated, solely for the convenience of the reader, at a rate of $1.6448 = pound sterling 1.00, the Noon Buying Rate on March 31, 1997.

(3) Total debt at December 31, 1994 consisted of the 1994 Senior Notes and capital lease obligations. Total debt at December 31, 1995 and 1996 consisted of the 1994 Senior

     Notes, the Company's 11 3/4% Senior Discount Notes due December 15, 2005 (the "1995 Senior Notes"), capital lease obligations and the mortgage loan and total debt at March 31, 1997 include in addition to such indebtedness the 1997 Notes.


(4) The Company raised additional equity financing of (pound sterling)40.4 million, (pound sterling)27.0 million and (pound sterling)64.6 million in the years ended December 31, 1994, 1995 and 1996, respectively.


(5) Earnings before interest, taxes, depreciation and amortization and foreign exchange translation gains and losses ("EBITDA") is presented because it is a widely accepted financial indicator of a leveraged company's ability to service and incur indebtedness. EBITDA is not, however, a measure of financial performance under GAAP, may not be comparable to other similarly titled measures of other companies and should not be considered as a substitute for net income as a measure of operating results or for cash flows as a measure of liquidity.


(6) Represents the amount by which loss before income taxes and fixed charges ("earnings") failed to cover fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs and debt discount) plus the portion of rental expense under operating leases which has been deemed by the Company to be representative of the interest factor (1/3 of rental expense). Because fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

                                  RISK FACTORS

     An investment in the Senior Notes is subject to a number of risks, which, together with the other information set forth in this Prospectus, should be considered carefully by prospective investors prior to any purchase of Senior Notes.

REQUIREMENT FOR ADDITIONAL FUNDS; SENIOR BANK FACILITY


     The further development and construction of the Group's cable television and telecommunications network will require substantial capital investment. Through March 31, 1997, approximately pound sterling 342 million has been invested at original cost in the construction of the Group's network and systems. As of that date, civils construction of the network had passed approximately 498,000 premises (homes and businesses), and that portion of the network that had been activated included approximately 385,000 premises. Under the Group's milestone requirements, the Company is obligated to activate a network passing an aggregate of 1,021,894 premises in its franchise areas, although the Company expects that when completed, its activated network will include approximately 1.2 million premises. The Company currently estimates that the additional capital expenditures required for the Group to substantially complete the network (including estimated subscriber connection expenses) will be approximately pound sterling 550 million (of which L500 million relates to capital expenditures occurring from March 31, 1997 through January 1, 2001), although these amounts could vary significantly depending on the number of customers actually connected to the network, the availability of construction resources and a number of other factors described below. See "Business -- Milestones".

     In order to help fund these capital requirements, in August 1996, certain of the Company's subsidiaries entered into a senior bank lending agreement that permitted borrowing up to an aggregate amount of L.340 million. In February 1997, the senior bank facility was amended, and the Company has subsequently negotiated further amendments to the senior bank facility (as amended, the "Senior Bank Facility"), including a reduction in the amount available for borrowing under the facility to L.175 million to reflect the additional proceeds available to the Company through the February issue of Senior Notes, adjustments to the repayment schedule and further revisions to the covenants and borrowing conditions. DCL will be able to draw on the Senior Bank Facility if certain conditions are met, including conditions related to the operating cash flow of, equity contributions to and certain financial ratios of Jewel and its subsidiaries (together, the "Borrower Group"). To date, no funds have been drawn under the facility, and the Company does not anticipate borrowing under the facility prior to meeting the necessary conditions. The facility does allow for the provision of guarantees and the Company has drawn a bond of L.1.2 million in order to meet its obligations under the Group's telecommunications licenses. Indebtedness under the Senior Bank Facility will be incurred by DCL, guaranteed by the Borrower Group and secured by a lien on the assets of the Borrower Group and a pledge of the issued shares of the Borrower Group other than Jewel but including DCL and LCL. See "Description of Company Debt -- Senior Bank Facility".

     Based on the estimated additional required investment, the Company believes that available cash resources and cash flows from operations will be sufficient to complete the construction planned through the first quarter of 1998, at which time the Group estimates that approximately 61.4% of the aggregate final milestones will have been constructed and activated. Thereafter, the Company will be required to utilize amounts under the Senior Bank Facility, the availability of which will depend upon the Group's ability to meet certain covenants, including operating cash flow covenants, which the Company currently believes it will not meet at that time. If the conditions to borrowing are not satisfied or available amounts are insufficient, the Group will be required to obtain further debt and/or equity financing.

     However, the Group may not be able to borrow sufficient funds under the Senior Bank Facility to meet its remaining funding requirements. In particular, the initial conditions to borrowing include operating cash flow tests, the compliance with which may depend on a number of factors, including those described in the next paragraph. Moreover, even after the initial conditions to borrowing have been met, the amount of funds that may be borrowed will be limited to a specified multiple of the Borrower Group's reported annualized cash flow (as defined in the Senior Bank Facility). This reported annualized cash flow will depend on a number of variables, including revenue market share of business telecommunications and penetration of residential telephone, cable television and premium channels, penetration of business telecommunications and residential telephone, average revenues in each of these areas, churn, expenses such as programming costs and interconnect charges, network construction and development expenditures and financing costs. Adverse developments in any of these or other areas could adversely affect the Borrower Group's reported annualized cash flow and reduce amounts available under the Senior Bank Facility. In particular, the Company's reorganization of its residential sales force, which has resulted in some delays in the progress of marketing during the transitional phase, may be expected to both reduce revenue growth in the short term as the new sales force develops and to increase marketing costs.

     To the extent that (i) the Group is unable to utilize fully the Senior Bank Facility, (ii) the amounts required to complete the Group's planned build out exceed its estimates or (iii) the Borrower Group's reported annualized cash flow (as defined in the Senior Bank Facility) does not meet expectations, the Group will require additional debt and/or equity financing. There can be no assurance that any such debt financing will be permitted under the terms of the Group's debt instruments, which limit the incurrence of additional debt by the Group, or that any such debt or other financing will be available on acceptable commercial terms or at all. See "-- Potential Adverse Consequences of Financial Leverage", "-- Holding Company Structure; Liens on Assets" and "Business -- Franchise Areas".


     The foregoing information with regard to expected completion times, future capital expenditures and the sufficiency of funding is forward looking in nature. Due to factors identified in the preceding two paragraphs and below, actual results may differ materially from the expected results. There can be no assurance that (i) conditions precedent to advances or the availability of funds under any of the Group's existing and anticipated debt instruments will be satisfied when funds are required; (ii) the Group will be able to generate sufficient cash from operations to meet any unfunded portion of its capital requirements when required; (iii) the cost of constructing and activating the network will not increase significantly; (iv) the Group will not acquire additional franchise areas, which would require additional capital expenditures; or (v) the Group will not incur losses from foreign currency transactions or its exposure to foreign currency exchange rate fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Company Debt -- Senior Bank Facility".


     To date, the Group has funded its capital expenditure needs primarily through the proceeds from the issuance of its three series of senior discount notes, as well as equity investments. The inability of the Group to secure additional financing could result in a failure to comply with the minimum build milestones set forth in its licenses and could ultimately lead to the revocation of such licenses. See "-- Requirement to Meet Build Milestones" and "Certain Regulatory Matters -- Cable Telecommunications".


ABILITY TO MANAGE NETWORK DEVELOPMENT AND EXPANSION

     The Company has undertaken a rapid acceleration in the build out of its existing franchise areas. During 1996 and 1995, over 172,000 and 173,000 homes, respectively, were passed by civils construction by the Company's cable network, as compared with approximately 27,000 homes passed by civils construction in 1994. While the pace of the Company's construction slowed during the first quarter of 1997, the Company intends to continue the rapid growth and development of network construction and activation in an effort to meet the Group's regulatory milestones. The development of the Group's network will depend on, among other things, the Group's ability to build out its system in a timely manner at reasonable costs. During the three months to March 31, 1997 the Company's pace of civils construction and activation slowed due in large part to the phase out during the period of one of the Company's largest contractors which went into liquidation. The Group may encounter difficulty in obtaining other qualified contractors and may encounter cost overruns or further delays in construction. Although the Company believes it will be able to continue to negotiate construction contracts at competitive rates, construction costs could increase significantly over the next few years in light of the demand for cable construction services as the industry seeks to meet milestone requirements. As with other U.K. cable operators, the Group is generally required to use underground construction, which is more expensive and time consuming than aerial construction. The Group cannot broadly employ mechanized construction methods due to existing underground utility infrastructure, and is responsible for the expense of restoring surface area after construction is completed. Given the current high levels of cable construction in the U.K. and the corresponding demand for materials, the Group has from time to time experienced (and may in the future experience) shortages or price increases for critical components such as fiber optic cable, ducting and cabinets.

     The number of homes passed by the Group's civils cable network has substantially exceeded homes activated and homes marketed since the Company began to accelerate the construction of its network in 1995. The Company has increased the activation of homes and the release of homes for marketing. As a result, the Company has experienced and expects to continue to experience a substantial increase in subscribers to its services, which has placed significant strains on the operational resources and financial controls of the Group. These strains have in certain cases affected the level of customer service provided by the Company, and the time periods required between activation, the commencement of marketing and the installation of services. The Group's subscriber management system will need to be substantially upgraded in order to handle the expected increase in subscribers. The Company is reviewing its internal procedures and subscriber management system with a view to improving their reliability and reducing the number of transactions required to be input into the system manually. There can be no assurance, however, that the Group will successfully implement an improved subscriber management system or that the Group will not continue to experience difficulties with its existing system. Management of the Group's expected growth will also require continued development of the Group's other operating and financial controls and may place additional stress on the Company's management and operational resources. If the Group is unable to manage its expected rapid growth and development successfully, the Group's operating results and financial condition could be materially adversely affected.

LIMITED HISTORY OF CABLE TELECOMMUNICATIONS AND CABLE TELEVISION IN THE U.K.; CUSTOMER ACCEPTANCE

     Cable telecommunications and cable television have a relatively limited history in the U.K. The Group's future profitability depends in large measure on continued acceptance of the Group as an attractive provider of telephone services and in-home entertainment.


     The Group has to date experienced significant annual cable television subscriber churn. The Group's annualized cable television subscriber churn rate was 46.8% for the three months to March 31, 1997 (49.7% before taking into account the new adjustments described above in Note 7 to "Prospectus Summary -- Certain Operating Data"). The Group continues to focus on ways it can reduce churn. However, there can be no assurance that such efforts will successfully reduce churn levels or that the Group will not experience higher churn levels in the future, which could have a material adverse effect on the Group's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview".


SIGNIFICANT COMPETITION

     The Group faces significant competition from established competitors in each of its business telecommunications, residential telephone and cable television business areas. The Company believes that competition will continue to intensify in each of these business areas.

     BUSINESS TELECOMMUNICATIONS


     The Group competes primarily with British Telecommunications plc ("BT") and a number of other competitors, the largest of which is Cable and Wireless Communications plc ("CWC") (which owns 100% of Mercury Communications Limited ("Mercury")), in providing business telecommunications services to businesses in its franchise areas. The Group competes largely on the basis of quality of services offered and price. BT, the former state-owned telephone monopoly, and CWC each have resources substantially greater than those of the Group. In addition, each of Mercury and BT has a national presence which may permit it to offer telecommunications, data transmission and other services on a nationwide basis to business telecommunications customers with nationwide operations beyond those that the Group is currently able to offer on its own. With effect from May 1997, Mercury was merged with three U.K. regional cable companies, NYNEX CableComms Group plc, Bell Cablemedia plc and Videotron Holdings plc, to create a new group held by CWC, which is a 52.6% owned subsidiary of Cable & Wireless plc. While the effects of the merger cannot be predicted, the Company does not currently anticipate that the merger will have a material effect on Mercury's competitive position in the Group's franchise areas. The Company, however, expects that competition with Mercury and BT and other service providers entering the business telecommunications market, such as Energis Communications Limited ("Energis"), which operates a telecommunications service using the national electricity transmission network infrastructure, and international service providers, such as the AT&T group, will continue to intensify. See "Business -- Competition -- Business Telecommunications".


     RESIDENTIAL TELEPHONE

     The Group's principal competitor in providing telephone services to residential customers is BT, which has an established market presence, fully built networks and resources substantially greater than those of the Group. As the substantial majority of U.K. residential telephone customers are currently customers of BT, the Group's growth in residential telephone services depends upon BT customers changing to the Group's telephone system. The Company believes that price is currently one of the most important factors influencing the decision of U.K. customers to switch to a cable telephone service. As a result, the Group currently seeks to provide its telephone subscribers with monthly savings on the cost of calls compared to BT. BT regularly reviews its prices, generally resulting in price reductions. The Group has generally reacted to previous BT price reductions by reducing its rates in order to maintain its competitive price advantage. The Company believes that BT will be required for regulatory and competitive reasons to continue to reduce its prices in the future. See "Business -- Competition -- Residential Telephone" and "Certain Regulatory Matters -- Cable Telecommunications -- Price Regulation". There can be no assurance that such price cuts will not adversely affect the residential telephone operations of the Group or that the Group will be able to continue to offer customers cost savings as compared to BT. The Group also competes, to a lesser extent, with Mercury and Ionica in providing residential telephone service.

     In addition to BT, Mercury and Ionica, the Group competes in the telephone business with mobile telecommunications operators, international service providers and other service providers, and competition is expected to intensify in the future. See "Business -- Competition -- Residential Telephone".

     CABLE TELEVISION

     The Group competes directly with television programming provided by terrestrial (over-the-air) broadcast television stations and direct-to-home ("DTH") satellite services and may be subject to competition from satellite master antenna television systems ("SMATV" systems). The Group's cable television programming also competes to varying degrees with other entertainment media, including home video (generally video rentals). See "Business -- Competition -- Cable Television".

     A number of recent developments are expected to increase competition in the provision of multichannel television in the U.K. First, in addition to the four existing terrestrial channels, an additional commercial terrestrial channel (Channel 5) commenced broadcasting on March 30, 1997. Second, it has been announced that BSkyB (as defined below) intends to introduce a digital DTH satellite service, offering the possibility of over 200 television channels, and a range of interactive services in the Spring of 1998. Third, licenses are anticipated to be awarded in mid-1997 for six frequency ranges capable of providing a total of 30 or so new digital terrestrial television channels which may broadcast to between 60% and 90% of the U.K. population. British Digital Broadcasting, a joint venture including BSkyB, and two of the U.K.'s largest independent terrestrial television companies, Carlton Communications plc and Granada Group plc, has applied, in competition with another applicant, for three of these frequency ranges to operate digital terrestrial television services commencing in 1998. According to BSkyB, this service would offer 15 television channels that would be accessible through a television set-top decoder box without the need for cable or satellite dish installation. BSkyB has also announced a joint venture with BT, Midland Bank and Matsushita called British Interactive Broadcasting to develop and market a digital set top decoder on a heavily subsidized basis. While the effect of these developments cannot yet be determined and may not be known for some time, increases in the number of competing television service and interactive service providers, in particular providers with programming, financial and other resources greater than those of the Group, or in the number of channels or the attractiveness of the programming offered by digital terrestrial or DTH satellite services could have an adverse effect upon the Group's ability to compete effectively. See "Business -- Competition -- Cable Television" and "Certain Regulatory Matters -- Future Developments -- Digital Broadcasting". Further, the Group may face competition in the future from programming provided by video-on-demand services and from other services provided using new technologies. See "Certain Regulatory Matters -- Cable Telecommunications -- Restrictions on National PTOs".

POTENTIAL ADVERSE CONSEQUENCES OF FINANCIAL LEVERAGE

     The Group is highly leveraged. At March 31, 1997, the Group had approximately L.501 million aggregate amount of long-term indebtedness outstanding. On February 27, 1997 the Company issued $420.5 million in principal amount at maturity of the 1997 Notes. As the Group draws down amounts available under the Senior Bank Facility, the amount of debt outstanding will increase further. The indentures governing the three series of senior discount notes permit the Group to incur substantial additional indebtedness to fund the build out and operation of the Group's telecommunications and cable television business, as well as to acquire and fund the build out and operation of new cable franchises. The ability of the Group to make scheduled payments under present and future indebtedness will depend on, among other things, the Group's ability to complete the build out of the franchises on a timely and cost effective basis, the Company's ability to access the earnings of its subsidiaries (which may be subject to significant contractual and legal limitations), the future operating performance of the Group and the Group's ability to refinance its indebtedness, when necessary. Each of these factors is to a large extent subject to economic, financial, competitive, regulatory and other factors that are beyond the Group's control. In addition, any future borrowings are likely to contain covenants which may further limit the Group's operating and financial flexibility. See "Description of Company Debt".

     The degree of the Group's leverage could have important consequences to holders of the Senior Notes, including (i) increasing the Group's vulnerability to adverse general economic and industry conditions; (ii) limiting the Group's ability to obtain additional financing to fund future working capital needs, capital expenditures, acquisitions or other general corporate purposes, including the build out of the franchises; (iii) requiring a substantial portion of the Group's cash flow from operations to be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities; (iv) increasing the Group's exposure to increases in interest rates given that certain of the Group's future borrowings may be (and some monies drawn down under the Senior Bank Facility will be) at variable rates of interest; and (v) increasing the Group's exposure to changes in currency exchange rates given that a significant portion of the Group's current borrowings are denominated in U.S. dollars. In addition, the Company may under certain circumstances be obligated to offer to repurchase its outstanding debt securities prior to maturity and there can be no assurance that the Company will have the financial resources necessary or otherwise be able to repurchase those securities in such circumstances.

HOLDING COMPANY STRUCTURE; LIENS ON ASSETS

     The Company is a holding company that conducts substantially all of its business through subsidiaries. The ability of the Company and its creditors, including holders of the Senior Notes, to benefit in the distribution of any assets of any of the Company's subsidiaries upon any liquidation of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors and, to the extent that such subsidiary is not directly owned by the Company, to the prior claims of any creditors of other subsidiaries directly or indirectly owning such subsidiary. The ability of the Company to pay interest on the Senior Notes or to repay the Senior Notes at maturity or otherwise, will depend upon the cash flows of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of repayment of loans, dividends or otherwise. The Company's subsidiaries have no obligation, contingent or otherwise, to pay amounts due pursuant to the Senior Notes or to make funds available therefor. In addition, the creditors of the Company's subsidiaries (including the lenders under the Senior Bank Facility) have imposed restrictions on the rights of the Company to receive from its subsidiaries repayment of or interest in respect of intercompany loans. Certain of the Company's subsidiaries are prevented from paying dividends by capital lease arrangements entered into by those subsidiaries. Further, applicable English law limits the amount of dividends which may be paid by the Company's subsidiaries to the extent they do not have profits available for distribution, and other statutory and general law obligations affect the ability of directors of the Company's subsidiaries to declare dividends and the ability of the Company's subsidiaries to make payments to the Company on account of intercompany loans. In addition, the ability of the Company and its creditors, including holders of the Senior Notes, to benefit from distributions of assets of the Company's subsidiaries may be limited to the extent that the outstanding shares of any of its subsidiaries are pledged to secure other debt of the Company or its subsidiaries. The indentures under which the three outstanding series of Senior Notes have been issued limit, but do not prohibit, the incurrence of additional indebtedness by the Company's subsidiaries. Such subsidiaries are expected to incur substantial additional indebtedness in the future, particularly in connection with the build out of the Group's network infrastructure. See "-- Requirement for Additional Funds; Senior Bank Facility".

     A substantial portion of the Group's existing and future indebtedness (other than the 1994 Senior Notes, the 1995 Senior Notes and the 1997 Notes) will be secured by liens over the assets of certain of the Company's subsidiaries and the shares in the Borrower Group (other than Jewel). The principal fixed assets of the Company's subsidiaries are cable headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment. The value of a substantial portion of these fixed assets is derived from their employment in the Group's cable television and telecommunications businesses. These assets are highly specialized and, taken individually, can be expected to have limited marketability. Consequently, in the event that secured creditors seek to realize on the collateral securing debt of the Company's subsidiaries, these creditors would be likely to seek to sell the business as a going concern (possibly through a sale of pledged shares of subsidiaries), either in its entirety, or by franchise or other business unit, in order to maximize the proceeds realized. The amounts (and the timing of the receipt of any amounts) available to satisfy the Company's obligations under the Senior Notes after any such sale may be adversely affected by provisions of U.K. insolvency laws favoring secured creditors.

HISTORICAL OPERATING LOSSES


     The Group had incurred aggregate operating and net losses, from commencement of operations through March 31, 1997 of approximately pound sterling 65.1 million and pound sterling 121.4 million, respectively, which includes on a pro forma basis aggregate operating and net losses of pound sterling 13.3 million and pound sterling 23.8 million respectively for LCL incurred prior to its acquisition in September 1995. Although the Company believes that the continued expansion of its network ultimately will provide the Group with revenues that will exceed its operating expenses, the Company expects to continue to incur additional net losses for the next several years and there can be no assurance that the Group's operations will become profitable. The Group's ability to achieve profitability will depend in large measure on its ability to attract a sufficient number of subscribers to its services, permitting its relatively fixed costs to decline in relation to the number of subscribers and as a percentage of revenues. See "-- Limited History of Cable Telecommunications and Cable Television in the U.K.; Customer Acceptance". Failure to become profitable or generate sufficient positive operating cash flows would impact the Group's ability to sustain operations and obtain required additional funds. See "-- Requirement for Additional Funds; Senior Bank Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

POTENTIAL CHANGES IN GOVERNMENT REGULATION

     On May 1, 1997, a Labour government was elected in the U.K., following a period of Conservative government since 1979. The activities of cable television and telecommunications operators in the U.K. are subject to significant regulation and supervision by various regulatory bodies. See "Certain Regulatory Matters". Changes in laws, regulations or government policy (or in the interpretation of existing laws or regulations) affecting the Group, its competitors or the industry generally, such as licensing requirements, price regulation, interconnection arrangements, the imposition of universal service obligations, acceleration of the date (which is scheduled for 2001, but is subject to review in 1998) on which BT, Mercury and other public telephone operators ("PTOs") can convey broadcast entertainment services over their existing national networks or a change in policy allowing more than one cable television license in a franchise area, could have a material adverse effect on the Group. It is the stated policy of the Labour Party to review the restrictions on national PTOs and the government has announced its intention to commence discussions with BT. It is too early to predict the detailed policy which the Labour government will adopt. See "Certain Regulatory Matters -- Cable Telecommunications -- Restrictions on National PTOs".


     As the U.K. is a member of the European Union, the Company may be subject to regulatory initiatives of the European Commission ("EC"). Changes in EC directives, particularly to the extent that they introduce provisions requiring the Group to provide access to its cable network infrastructure to other service providers, could have a material adverse effect on its business.

LIMITATIONS ON ACCESS TO PROGRAMMING

     The Company's ability to offer competitive cable television services is dependent on its ability to obtain suitable programming at a reasonable cost. While various sources of programming are available to cable system operators in the U.K., British Sky Broadcasting Group plc and its wholly-owned subsidiary British Sky Broadcasting Limited (collectively, "BSkyB") are the leading suppliers of cable programming and the exclusive suppliers of certain programming, including Sky Sports and the most popular premium movie channels available in the U.K. BSkyB also competes with the Group by operating a DTH satellite service that provides programming, including programming that is also offered by the Group, to approximately 3.5 million subscribers in the U.K. BSkyB's programming is important in attracting and retaining cable television subscribers and, in the absence of more alternative programming sources, BSkyB may be able to set and raise prices for its programming without significant competitive pricing pressure. In 1995, 1996 and 1997, BSkyB implemented significant increases in the per subscriber price for its important movie and sports premium channels. In February

1997, BSkyB, pursuant to a new rate card, introduced a separate charge to the Group for a third premium sports channel, which it currently provides to its DTH sports subscribers at no additional charge. The Group has decided to pass on the separate charge for this service to subscribers to the other BSkyB sports services unless the subscriber takes three BskyB premium channels. The Group does not have a formal contract with BSkyB, and the Group is not currently in discussions with BSkyB relating to a definitive written programming supply contract. There can be no assurance that BSkyB will continue to supply programming to the Group on reasonable commercial terms or at all. Further, existing or potential arrangements between BSkyB and other cable operators may hinder the development of alternative programming through cooperative ventures among cable operators. Moreover, the Group has not entered into written contracts with many of its other program suppliers. The loss of BSkyB or other programming, a deterioration of the perceived quality of BSkyB or other programming, or a material increase in the price that the Group is required to pay for BSkyB or other programming could have a material adverse effect on the Group. See "Business -- Cable Television -- Programming".

DEPENDENCE ON KEY PERSONNEL

     The Group's business is managed by a small number of key executive officers, the loss of certain of whom could have a material adverse effect on the Group. The Company believes that its future success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. The Group has entered into service or management contracts providing for the services of certain of its key executive officers and employees. The Company has not obtained life insurance policies covering such key executive officers. See "Management".

REQUIREMENT TO MEET BUILD MILESTONES


     The Group is obliged by the milestones in its telecommunications licenses and its LDLs to construct and activate a network to pass an aggregate of 1,021,894 premises within prescribed time periods. At March 31, 1997, the portion of the Group's network that had been activated was approximately 385,000 premises (homes and businesses). At December 31, 1995, the Group was obligated to meet milestones specified in telecommunications licenses for eight of the Group's franchise areas where building was due to have commenced. Compliance with the milestones in these areas is in each case monitored by the Office of Telecommunications ("OFTEL"). During June 1996, OFTEL informed the Company that it did not agree with the Company's historical method for calculating compliance with its milestone obligations. Based on OFTEL's method of calculating premises passed, the Group failed to meet its year-end 1995 milestones for six of its eight telecommunications licenses. The Company has renegotiated its milestone obligations with OFTEL, and at March 31, 1997, the Group met all of its revised milestone obligations. See "Business -- Milestones" and "Certain Regulatory Matters -- Cable Telecommunications -- Network Construction and Service Obligations". In four of the seven franchise areas in which the Group has been granted LDLs by the Independent Television Commission (the "ITC"), the Group was originally required under the LDLs to meet its first milestone obligations by year-end 1996. However, due to administrative delays in granting telecommunications licenses by the Department of Trade and Industry ("DTI") which are required before construction can commence, the ITC formally modified the Group's licenses to remove year-end 1996 milestones and otherwise defer the annual milestones for those LDLs by 12 months. DCL was granted a national telecommunications license, in April 1997. Due to delays in the commencement of construction in seven LDL franchise areas pending granting of this national telecommunication license, the Group intends to ask the ITC formally to modify the year-end 1997 milestone for certain of these franchise areas. Failure of the Group to meet the construction milestones under its telecommunications licenses could result in the commencement by the Director General of Telecommunications (the "Director General") of proceedings to require compliance. Similarly, the ITC may commence proceedings to require compliance with the build milestones in the LDLs. If the Group were unable to comply, its licenses in respect of which milestones have not been met could be revoked and awarded to other cable operators, which could have a material adverse effect on the Group. Failure to comply with a build milestone in the LDLs could also result in the ITC imposing a fine or shortening the license period of the LDL. In addition, a failure to meet certain build requirements may in certain circumstances preclude the Group from making additional borrowings or could lead to an event of default under the Senior Bank Facility, which could in turn lead to an event of default under the Senior Notes and other indebtedness of the Group. See "-- Requirement for Additional Funds; Senior Bank Facility", "Business -- Milestones" and "Certain Regulatory Matters".

RAPID TECHNOLOGICAL CHANGES

     The cable television and telecommunications industries are subject to rapid and significant changes in technology. The Company believes that the Group's network has been designed with sufficient capacity to accommodate anticipated business demands and technological changes, as well as to permit new services, including digital television and advanced interactive telecommunications services, which the Company may choose to provide as they become generally available in the future. The Group's network generally employs fiber-optic cable to the 500-home level for both cable television and telecommunications services. There can be no assurance, however, that existing, proposed or as yet undeveloped technologies will not become dominant in the future or otherwise render cable television or telecommunications services less competitive, less profitable or less viable.

CURRENCY RISKS; FOREIGN CURRENCY TRANSACTIONS


     A substantial portion of the Group's outstanding indebtedness, including the 1994 Senior Notes, the 1995 Senior Notes and the 1997 Notes, is denominated in dollars. The Group's revenues are generated in pounds sterling while the interest and principal obligations with respect to this indebtedness will be payable in dollars. While the Company's policy has been not to enter into hedging contracts in respect of its foreign currency denominated assets and liabilities, it has entered into a foreign currency forward purchase contract which was settled in the first quarter of 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange." The Company may from time to time in the future enter into similar foreign currency contracts based on its assessment of market conditions. In addition, foreign currency translation gains and losses arising upon translation of the U.S. dollar denominated indebtedness under the 1994 Senior Notes, the 1995 Senior Notes and the 1997 Notes are reported as part of the profit or loss of the Group. Therefore, changes in currency exchange rates may continue to have a material effect on the results of operations of the Group and may materially affect the Company's and the Group's ability to satisfy their obligations, including obligations under outstanding debt instruments, as they become due. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange".



     Furthermore, the Senior Bank Facility restricts the amount of funds that the Borrower Group can transfer to the Company in order for the Company to service its debt obligations, including those under the Senior Notes. See "-- Holding Company Structure; Liens on Assets". This amount is set in pounds sterling. Therefore, a weakening of the pound sterling against the dollar would reduce the dollar-equivalent amount of funds that could be transferred to the Company to service its obligations under the Senior Notes and the 1997 Notes.

CONTROL OF THE GROUP; POTENTIAL CONFLICTS OF INTEREST

     ECCP owns 66.7% of the outstanding shares of the Company. Certain investment funds managed by Goldman, Sachs & Co. or its affiliates (the "Goldman Sachs Affiliates") have an 83.3% interest in ECCP and directly own another 4.2% of the Company's outstanding shares. As a result, ECCP (and indirectly, the Goldman Sachs Affiliates) has the ability to exercise control over the business and affairs of the Company by virtue of its continuing ability to control the board of directors. Pursuant to a shareholders agreement, ECCP has the right, which it has exercised, to appoint four of the Directors of the Company, one of whom may exercise voting control at meetings of the Directors. See "Shareholders -- Shareholders Agreement". In the event that circumstances arise in which the interests of ECCP or of the shareholders as a whole conflict with the interests of the holders of the Senior Notes, such as if the Group were to encounter financial difficulties or were unable to pay its debts as they mature, the holders of the Senior Notes could be disadvantaged by the actions that ECCP and the other shareholders may seek to pursue. In addition, the shareholders may pursue acquisitions, divestitures, financings, currency exchange or interest rate hedging or other transactions that could enhance the value of their equity investment, even though such transactions might involve risks to the holders of the Senior Notes. Holders of the Senior Notes must rely on the covenants described under "Description of 1994 Senior Notes -- Certain Covenants" and "Description of 1995 Senior Notes -- Certain Covenants" to protect their interests and there can be no assurance that those covenants will protect the holders of the Senior Notes from the risks described above.

LIMITED INSURANCE COVERAGE



     The Group obtains insurance of a type and in amounts that the Company believes is customary in the U.K. for similar companies. Consistent with this practice, the Group does not insure the underground portion of its cable network. Accordingly, any event or circumstance damaging a significant portion of the system's cable network could result in substantial uninsured losses. In addition, the Group does not currently carry broadcaster's insurance.



ORIGINAL ISSUE DISCOUNT CONSEQUENCES

     The Senior Notes were issued at an original issue discount for U.S. federal income tax purposes. Consequently, purchasers of the Senior Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Taxation -- United States -- Original Issue Discount" for a more detailed discussion of the U.S. federal income tax consequences for the owners of the Senior Notes resulting from the purchase, ownership and disposition of the Senior Notes.

     If the Company goes into liquidation after the issuance of the Senior Notes, the claim of a holder of the Senior Notes with respect to amounts owing in respect thereof may be limited to an amount equal to the sum of (i) the issue price of the Senior Notes and (ii) that portion of the original issue discount which has accreted in respect of the period before the Company goes into liquidation. Any original issue discount that was not accreted as of the date on which the Company goes into liquidation may not be provable, and any cash interest accruing under the Senior Notes in respect of any period after the Company goes into liquidation would not be provable, in the liquidation of the Company (although bankruptcy law provides for any surplus remaining after payment of all other debts proved in the liquidation to be available towards paying interest accrued on debts in respect of any period after the Company went into liquidation).

TRADING MARKET FOR THE SENIOR NOTES

     The Senior Notes are not listed or traded on any securities exchange in the U.S. The market prices for the Senior Notes can be expected to fluctuate depending upon prevailing interest rates, the market for similar securities and other factors. No assurance can be given that a holder of Senior Notes will be able to sell such Senior Notes in the future or that such sale will be at a price equal to or higher than the price paid by the holder. Although Goldman, Sachs & Co. have informed the Company that they currently intend to make a market in the Senior Notes, they are not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. Accordingly, there can be no assurance as to the ongoing development or liquidity of any market for the Senior Notes. If an active public market does not develop or is interrupted, the market price and liquidity of the Senior Notes may be adversely affected. Moreover, because Goldman, Sachs & Co. are affiliated with the Company, they will be required to deliver a current prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of Senior Notes which may affect their ability to continue market-making activities. See "Plan of Distribution".

                            SELECTED FINANCIAL DATA

     The selected data set forth below for the Group as of December 31, 1992, 1993, 1994, 1995 and 1996 and for each of the years in the five-year period ended December 31, 1996 have been excerpted or derived from the audited financial statements of the Group, which as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 are included elsewhere herein and have been audited by KPMG, independent auditors. The selected financial data as of and for the three months ended March 31, 1996 and 1997 set forth below have been derived from the unaudited financial statements of the Group, and, in the opinion of the Company, have been prepared on a basis substantially consistent with that of the audited periods. The selected data have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the related Notes thereto, which are included elsewhere in this Prospectus.




                                                           YEAR ENDED DECEMBER 31,                      THREE MONTHS END MARCH 31,
                                         ---------------------------------------------------------  --------------------------------
                                            1992       1993        1994       1995(1)       1996       1996        1997     1997(2)
                                         ---------  ---------  -----------  ----------  ----------  ----------   ---------  --------
                                                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Business telecommunications..........  L.   178   L. 1,237    L. 3,402   L.  5,852   L.  9,763   L.  2,371   L.  3,173   $  5,219
  Residential telephone................       153      1,251       2,545       6,662      17,723       3,551       6,171     10,150
  Cable television.....................       458        719       1,324       3,479      10,091       1,961       3,818      6,280
  Other revenues.......................        11         20          35          --          --          --          --         --
                                         --------   --------    --------   ---------   ---------   ---------   ---------   --------
    Total revenues....................        800      3,227       7,306      15,993      37,577       7,883      13,162     21,649
Operating costs and expenses:
  Telephone............................      (140)    (1,097)     (3,067)     (5,454)     (9,776)     (2,680)     (2,596)    (4,270)
  Programming..........................      (184)      (324)       (701)     (1,844)     (6,041)     (1,175)     (2,292)    (3,770)
  Selling, general and
    administrative.....................      (917)    (1,632)     (4,562)    (13,020)    (22,391)     (4,865)     (6,201)   (10,199)
  Depreciation and amortization........    (1,530)    (2,520)     (4,038)     (8,867)    (21,380)     (4,633)    ( 6,380)   (10,494)
                                         --------   --------    --------   ---------   ---------   ---------   ---------   --------
    Total operating costs and expenses.    (2,771)    (5,573)    (12,368)    (29,185)    (59,588)    (13,353)    (17,469)   (28,733)
                                         --------   --------    --------   ---------   ---------   ---------   ---------   --------
Operating loss.........................    (1,971)    (2,346)     (5,062)    (13,192)    (22,011)     (5,470)     (4,307)    (7,084)
Interest income........................        --         --       1,415       3,887       3,441       1,164         943      1,551
Interest expense, and amortization
  of debt discount and expenses........       (53)      (231)     (3,836)    (17,118)    (40,334)     (9,961)    (12,181)   (20,035)
Foreign exchange gains/(losses)
  net..................................    (1,314)      (221)     (1,196)        925      31,018      (5,398)    (11,994)   (19,728)
Unrealized (losses)/gains on
  derivative financial instruments.....        --         --          --        (868)     (7,944)        689          76        125
Other expenses.........................        --         --          --      (1,241)         --          --          --         --
Realized gains on derivative financial
  instrument...........................        --         --          --          --          --          --      11,553     19,002
                                         --------   --------    --------   ---------   ---------   ---------   ---------   --------
Loss before income taxes...............    (3,338)    (2,798)     (8,679)    (27,607)    (35,830)    (18,976)    (15,910)   (26,169)
Income taxes...........................        --         --          --          --          --          --          --         --
                                         --------   --------    --------   ---------   ---------   ---------   ---------   --------
Net loss...............................  L.(3,338)  L.(2,798)   L.(8,679)  L.(27,607)  L.(35,830)  L.(18,976)  L.(15,910)  $(26,169)
                                         ========   ========    ========   =========   =========   =========   =========   ========
BALANCE SHEET DATA:
Property and equipment, net............  L. 8,678   L.18,021    L.35,127   L.163,721   L.277,301   L.192,422   L.297,424   $489,203
Total assets...........................     9,487     19,882     138,606     374,172     416,819     364,032     575,066    945,869
Total debt (3).........................    13,779     21,889     103,068     319,492     325,041     334,076     501,209    824,389
Shareholders' equity (4)...............    (6,733)    (5,660)     26,092      25,133      54,100       6,786      38,048     62,581

OTHER DATA:
EBITDA (5)                               L.  (441)  L.   174    L.(1,024)  L. (6,434)  L. (8,575)  L.   (148)  L. 13,702   $ 22,537
Net cash (used in)/provided by
  operating activities.................       773         37         496      (4,113)     (1,348)     (1,909)     10,473     17,226
Net cash used in investing activities..    (5,884)    (9,937)    (71,941)   (155,517)   (128,210)    (36,049)    (26,097)   (42,924)
Net cash (used in)/provided by
  financing activities.................     5,276      9,759     112,485     212,202      54,428        (217)    148,557    244,346
Deficiency of earnings to fixed
  charges (6)..........................    (3,338)    (2,798)     (8,679)    (27,607)    (35,830)    (18,976)    (15,910)   (26,169)
Capital expenditures...................     7,799     11,880      21,252     136,314     130,140      32,116      25,304     41,620

(1) The 1995 Group financial data includes the financial results of LCL from October 1, 1995.

(2) Translated, solely for the convenience of the reader, at a rate of $1.6448 = L.1.00, the Noon Buying Rate on March 31, 1997.

(3) Total debt for periods prior to December 31, 1994 consisted of advances from shareholders and capital lease obligations. Total debt at December 31, 1994 consisted of the 1994 Senior Notes and capital lease obligations. Total debt at December 31, 1995 and 1996 consisted of the 1994 Senior Notes, the 1995 Senior Notes, capital lease obligations and the mortgage loan, and total debt at March 31, 1997 included in addition to such indebtedness the 1997 Notes.

(4) The Company raised additional equity financing of L.40.4 million, L.27.0 million and L.64.6 million in the years ended December 31, 1994, 1995 and 1996, respectively.

(5) Earnings before interest, taxes, depreciation and amortization and foreign exchange translation gains and losses ("EBITDA") is presented because it is a widely accepted financial indicator of a leveraged company's ability to service and incur indebtedness. EBITDA is not, however, a measure of financial performance under GAAP, may not be comparable to other similarly titled measures of other companies and should not be considered as a substitute for net income as a measure of operating results or for cash flows as a measure of liquidity.

(6) Represents the amount by which loss before income taxes and fixed charges ("earnings") failed to cover fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs and debt discount) plus the portion of rental expense under operating leases which has been deemed by the Company to be representative of the interest factor (1/3 of rental expense). Because fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

                                 EXCHANGE RATES

     The following table sets forth, for the years, periods and dates indicated, the average, high, low and period-end Noon Buying Rates for pounds sterling expressed in U.S. dollars per (pound sterling) 1.00:



YEAR                          AVERAGE(1)  HIGH  LOW   PERIOD-END
1992........................        1.76  2.00  1.51        1.52
1993........................        1.49  1.59  1.42        1.48
1994........................        1.54  1.64  1.46        1.57
1995........................        1.58  1.64  1.53        1.55
1996........................        1.57  1.71  1.48        1.71
1997 (through May 30, 1997).        1.63  1.70  1.59        1.64


(1) The average of the Noon Buying Rates on the last day of each full month during the period.


The Noon Buying Rate on May 30, 1997 was $1.6360 = (pound sterling)1.00. For a discussion of the impact of exchange rate movements on the Group's financial condition and results of operations as well as its ability to service its U.S. dollar-denominated obligations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange".

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Group as of March 31, 1997. This table should be read in conjunction with "Selected Financial Data", the Group's Audited Consolidated Financial Statement and related Notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                             March 31, 1997
                             (in thousands)
                          --------------------
                           (pound
                          sterling)      $(1)
Indebtedness (2):
  Mortgage..............      2,460      4,046
  Capital Lease
  obligations ..........      8,262     13,589
  1994 Senior Notes.....    125,774    206,873
  1995 Senior Notes.....    211,461    347,811
  1997 Notes............    153,252    252,069
Total indebtedness......    501,209    824,388
Shareholders' equity....     38,048     62,581
Total capitalization....    539,257    886,969

(1) Based on the Noon Buying Rate in effect on March 31, 1997 of (pound sterling)1.00 = $1.6448.

(2) Certain of the Company's subsidiaries entered into the Senior Bank Facility which permits additional borrowings or the issuance of guarantees of up to (pound sterling)175 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of operations of the Group should be read in conjunction with the consolidated financial statements of Diamond and related Notes which are included elsewhere in this Prospectus.

OVERVIEW

     The Group has partially constructed, and is continuing to construct, a fiber-optic cable telecommunications and television network in its franchise areas. Through March 31, 1997, approximately pound sterling 342 million had been invested (at original cost) in the construction of the Group's network and related systems. As of March 31, 1997, approximately 498,000 of the premises (homes and businesses) in the Group's franchise areas had been passed by civils construction, of which approximately 385,000 premises had been activated, representing approximately 38% of the premises required to be activated under the Group's aggregate final milestone obligations.


     The development and the installation of the network in the Group's franchise areas requires significant additional capital expenditure. These expenditures, together with the associated operating expenses, will continue to result in significant cash requirements, and during the build out period the Company expects to continue to incur operating losses.

     The Group earns substantially all of its telecommunications revenues from monthly fees for line rental, toll usage and ancillary services (including charges for additional services purchased at the customer's discretion). Cable television revenues are earned primarily from monthly customer fees for basic and premium services. The ability of the Group to generate sufficient revenues to cover cash expenditures and become profitable will depend upon a number of factors, including the Group's ability to attract customers, revenues per customer, churn rates, construction costs and financing costs. These factors are expected to be primarily influenced by the success of the Group's operating and marketing strategies as well as market acceptance of cable telephone and television services. In addition, the Group's profitability may be influenced by, among other things, changes in the industry's regulatory environment. See "Certain Regulatory Matters".

     One important measure of the success of the Group's operating and marketing strategy is the churn rate, which is a measure of the incidence of service terminations among customers using a given service. Service may be terminated either by the customer or by the Group (generally when the customer is delinquent in payment). For cable television subscribers, the Group's experience to date has been that the likelihood of churn for a given customer is highest in the period shortly after the customer commences subscription for the service. In addition, cable television churn is subject to seasonal pressures tending to be highest in the early months of each year.

LIQUIDITY AND CAPITAL RESOURCES


     The Group expended net cash to fund investing activities of pound sterling
71.9 million, pound sterling 155.5 million, and pound sterling 128.2 million, in 1994, 1995 and 1996, respectively, and pound sterling 26.1 million in the first three months of 1997. In 1995, the Company received net sale proceeds of pound sterling 56.2 million from marketable securities and invested net cash of pound sterling 108.8 million in the LCL Acquisition. Net cash provided by financing activities was pound sterling 112.4 million and pound sterling 212.2 million in 1994 and 1995, respectively, and was pound sterling 54.4 million in 1996, of which pound sterling 64.6 million was provided by the issue of equity referred to below and pound sterling 9.1 million was used for debt financing costs. Net cash provided by financing activities was pound sterling 148.6 million in the first three months of 1997, due primarily to the issuance of the 1997 Notes. The Group's investing activities (other than temporary investments of the proceeds from equity and debt financings and the LCL acquisition) consisted almost exclusively of the ongoing construction of the network (pound sterling 19.1 million in 1994, pound sterling 102.9 million in 1995, pound sterling 128.2 million in 1996 and pound sterling 26.1 million in the first quarter of 1997). As noted above, during the third quarter of 1995, the Group expended net cash of pound sterling 108.8 million for the acquisition of LCL which was funded by new equity, and a banking facility, which was repaid from the proceeds of the 1995 Senior Notes in December of 1995. In 1994, the Group generated positive cash flows from operating activities of pound sterling 0.5 million, and in 1995 and 1996 generated negative cash flows from operating activities of pound sterling
4.1 million and pound sterling 1.3 million, respectively. The Group's cash and funding requirements have been met principally through the issuance of three series of the senior discount notes.

, equity capital and from bank and lease financing. In February 1997, the Company issued the 1997 Notes, raising net proceeds of approximately $240 million. See "-- Description of Company Debt -- Description of 1997 Notes".


     The further development and construction of the Group's cable television and telecommunications network will require substantial capital investment. The Group is obligated by the milestones in its telecommunications licenses and the new LDLs to construct and activate a network passing an aggregate of 1,021,894 premises within prescribed time periods. See "Business -- Milestones".

     The Company expects that the Group's residential cable network will extend approximately 14,300 kilometers (plus 920 kilometers to interconnect the residential build) and pass approximately 1.2 million homes once completed. The network will be substantially completed by the end of 2001. The Company currently estimates that the additional capital expenditures required for the Group to substantially complete the network (including estimated subscriber connection expenses) will be approximately pound sterling 550 million (of which pound sterling 500 million relates to capital expenditures occurring from March 31, 1997 through January 1, 2001), although these amounts could vary significantly.

     The Company believes that available cash reserves and cash flows from operations will be sufficient to complete the planned construction through the first quarter of 1998, at which time the Group estimates that approximately 61.4% of the aggregate final milestones will have been constructed and activated. Thereafter, the Company will be required to utilize amounts under the Senior Bank Facility, the availability of which will depend upon the Group's ability to meet certain covenants including operating cash flow covenants which the Company currently believes it will not meet at that time. If the conditions to borrowing are not satisfied or available amounts are insufficient, the Group will be required to obtain further debt and/or equity financing.


      DCL will be able to draw on the Senior Bank Facility if certain condition are met, including conditions related to the operating cash flow of, equity contributions to and certain financial ratios of Jewel and its subsidiaries (together the Borrower Group) which are not currently met. See "Description of Company Debt -- Senior Bank Facility". Indebtedness under the Senior Bank Facility will be incurred by DCL, guaranteed by the Borrower Group and secured by a lien on the assets of the Borrower Group and a pledge of the issued shares of the Borrower Group other than Jewel but including DCL and LCL.


     However, the Group may not be able to borrow sufficient funds under the Senior Bank Facility to meet its remaining funding requirements. In particular, the initial conditions to borrowing include operating cash flow tests, the compliance with which may depend on a number of factors, including those described in the next paragraph. Moreover, even after the initial conditions to borrowing have been met the amount of funds that may be borrowed will be limited to a specified multiple of the Borrower Group's reported annualized cash flow (as defined in the Senior Bank Facility). This reported annualized cash flow will depend on a number of variables, including revenue market share of business telecommunications and penetration of residential telephone, cable television and premium channels, average revenues in each of these areas, churn, expenses such as programming costs and interconnect charges. Adverse developments in any of these or other areas could adversely affect the Borrower Group's reported annualized cash flow and reduce amounts available under the Senior Bank Facility. In particular, the Company's reorganization of its residential sales force, which has resulted in some delays in the progress of marketing during the transitional phase, may be expected to both reduce revenue growth in the short term as the new sales force develops and to increase marketing costs.

     To the extent that (i) the Group is unable to utilize fully the Senior Bank Facility, (ii) the amounts required to complete the Group's planned build out exceed its estimates or (iii) the Borrower Group's reported annualized cash flow (as defined in the Senior Bank Facility) does not meet expectations, the Group will require additional debt and/or equity financing. There can be no assurance that any such debt financing will be permitted under the terms of the Group's debt instruments, which limit the incurrence of additional debt by the Group, or that any such debt or other financing will be available on acceptable commercial terms or at all.


     The foregoing information with regard to expected completion times, future capital expenditures and the sufficiency of funding is forward looking in nature. Due to factors identified in the preceding two paragraphs and below, actual results may differ materially from the expected results. There can be no assurance that (i) conditions precedent to advances or the availability of funds under any of the Group's existing and anticipated debt instruments will be satisfied when funds are required; (ii) the Group will be able to generate sufficient cash from operations to meet any unfunded portion of its capital requirements when required; (iii) the cost of constructing and activating the network will not increase significantly; (iv) the Group will not acquire additional franchise areas, which would require additional capital -expenditures; or (v) the Group will not incur losses from foreign currency transactions or its exposure to foreign currency exchange rate fluctuations. See "Description of Company Debt -- Senior Bank Facility".


     The inability of the Group to secure additional financing could result in a failure to comply with the minimum build milestones set forth in its licenses and could ultimately lead to the revocation of such licenses. See "Certain Regulatory Matters -- Cable Telecommunications".


     The Group's revenues are denominated in pounds sterling, while its obligations to pay interest and principal on the 1994 Senior Notes, 1995 Senior Notes and 1997 Notes are denominated in U.S. dollars. Therefore, the Company and the Group are subject to currency exchange risks that may adversely affect their ability to meet their obligations, including obligations under outstanding debt instruments, as they become due.


RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1997

     The Group continued to experience increases in its subscribers, revenues and expenses during the three month period ended March 31, 1997. In general, these increases were attributable to the Group's continued network construction, activation and marketing of new homes and businesses. Homes passed by civils construction increased by 20,245 homes (4.5%) and homes activated increased by 19,267 (5.5%) from December 31, 1996 to March 31, 1997. During the three months to March 31, 1997 the Company's pace of civils construction and activation slowed due in large part to the phase out during the period of one of the Company's largest contractors which went into liquidation. Nevertheless, the Group met the required quarterly milestone obligations under each of its telecommunications licenses as at March 31, 1997.

     In addition, in order to improve the management and quality of the residential sales force, in February 1997 the Company terminated arrangements with its independent sales contractors and began to develop its own internal sales force through direct hiring of residential sales people. Prior to this reorganization, the sales force comprised approximately 150 residential sales people who were employed by the independent contractors that the Group paid on a full commission basis. The Group now employs residential sales people directly and pays them on the basis of a salary plus sales commission. At March 31, 1997, the Company employed approximately 120 residential sales people, including former contracted sales people who were hired by the Company in accordance with its employment criteria following interviews. The Company is planning to increase the number of residential sales people further. The reorganization has delayed the progress of marketing and affected penetration in the areas being marketed during this transitional period. At March 31, 1997, residential telephone line penetration had fallen to 39.8% and cable television penetration had fallen to 21.4% from 41.4% and 23.5% respectively at December 31, 1996. Penetration rates for residential telephone and cable television were 41.9% and 23.9% at March 31, 1996.

     REVENUE

     For the three months ended March 31, 1997, total revenues were L.13.2 million, a 67% increase over total revenues of L.7.9 million for the comparable period in 1996. This growth is attributable to increases in revenues in all three of Diamond's primary lines of business.

     As a result of entering into revised interconnect agreements with BT which will apply retroactively, the Company will receive outgoing interconnect charge rebates relating to all periods prior to December 31, 1996 and must pay incoming termination rebates relating to the period from April 1, 1995 to December 31, 1996. Based on interim rates for the year to March 31, 1997, no rebates will be payable to or due from BT for the three month period to March 31, 1997. The rebates that will be paid to BT relating to the incoming termination element amount to an estimated L.1,351,000 based on final rates for the twelve month period from April 1, 1995 and interim rates for the nine month period from April 1, 1996. This amount has been provided by reducing residential telephone and business telecommunications revenues in 1996 by L.776,000 and L.575,000, respectively, of which L.151,000 and L.122,000, respectively, relates to the three month period ended March 31, 1996. The total amount of rebates to be received by the Company will be determined by the parties once BT has furnished to the Company a proposed calculation and supporting data and OFTEL has determined the final rates applicable for the nine-month period to December 31, 1996. The Company has estimated that the amount of the rebate due to the Company from BT will exceed the amount of the rebates to be provided by the Company to BT. Pending final determination of rebates, the Company has recognized a reduction in interconnect charges in the same period during which the related reduction in revenues is being recognized. Accordingly, a reduction in telephone expenses of L.1,351,000 has been recorded in 1996 of which L.273,000 relates to the three month period ended March 31, 1996.

     The analysis of revenue and average revenue per line is provided below on the basis of revenues as reported as well as on a pro-forma basis for periods up to December 31, 1996 adjusting for the incoming termination rebates in the appropriate periods as if the revised interconnect agreements and the final rates for the year to March 31, 1996 and interim rates for the nine months to December 31, 1996 had been in effect.

     Business Telecommunications. Business telecommunications revenue was L.3.2 million for the three month period ended March 31, 1997 compared to L.2.4 million (pro-forma L.2.2 million) for the comparable period in 1996, representing an increase of 34% (41% on a pro-forma basis). The growth in reported revenues is due primarily to an increase in the number of business lines installed from 11,054 at March 31, 1996 to 20,874 at March 31, 1997, an increase of 89%. The growth in the number of business lines was partially offset by lower monthly revenue per line. The monthly revenue per line decreased from
L.70.70 in the three months to March 31, 1996 (L.66.90 on a pro-forma basis) to
L.47.14 in the comparable period in 1997. This decline was due to a combination of (i) Diamond's success in marketing Centrex services which has the effect of increasing the average number of lines held by existing and new customers taking those services (the Company operated 8,522 Centrex lines at March 31, 1997 compared to 2,832 Centrex lines at March 31, 1996), (ii) a reduction in certain tariffs in response to price reductions by competitors, including BT, Diamond's principal competitor for business telecommunications services which reduced in June 1996 its prices by an average of 10% for most of its business customers and made smaller price reductions at other times during 1996, and (iii) the installation for existing customers of an increasing number of lines utilized for incoming calls in addition to existing lines dedicated solely to outgoing calls. Monthly revenue per line has remained relatively stable during the three month periods ended September 30, 1996, December 31, 1996 and March 31, 1997. The Company may lower prices in the future if necessary for competitive reasons.

     Residential Telephone. Residential telephone revenues were L.6.2 million in the three month period to March 31, 1997 compared to L.3.6 million (L.3.4 million on a pro-forma basis) for the comparable period in 1996, an increase of 74% (79% on a pro-forma basis). The growth in residential telephone revenue is due primarily to an increase in the number of residential telephone lines from 64,095 at March 31, 1996 to 111,881 at March 31, 1997, representing an increase of 75%. Monthly revenue per line was L.19.88 (pro-forma L.19.24) in the three month period to March 31, 1996 and L.18.62 in the comparable period in 1997. The fall in average revenues was partly due to a reduction in overall tariffs for LCL subscribers in July 1996 to conform tariffs for all Diamond subscribers together with additional call tariff reductions in late 1996. These call tariff reductions were partly offset by increases in line rental charges in January 1997. The Company will continue to review and adjust its tariffs to maintain its price competitive advantage. The churn rate (annualized) was 18.1% for the first three months of 1997 (21.9% before taking into account the new adjustments described above in Note 7 to "Prospectus Summary -- Certain Operating Data") as compared to 16.0% in the comparable period in 1996. The increase in churn in 1997 is attributable in part to a tighter disconnect policy for certain customers and ongoing efforts by BT aimed at regaining former customers.

     Cable Television. Cable television revenues increased from L.2.0 million in the three months to March 31, 1996 to L.3.8 million in the comparable period in 1997, an increase of 95%. This growth in cable television revenue was primarily due to a combination of an increase in the number of cable television subscribers which rose from 36,574 at March 31, 1996 to 60,008 at March 31, 1997, an increase of 64% and an increase in the average monthly revenue per subscriber from L.18.23 for the first three months of 1996 to L.20.35 for the comparable period in 1997. The increase in average revenue per subscriber is primarily due to increases in cable television pricing. The number of cable television subscribers increased by 766 from 59,242 at December 31, 1996 to 60,008 at March 31, 1997. This was supplemented by an increase in average revenues from L.18.94 in the quarter to December 31, 1996 to L.20.35 in the quarter to March 31, 1997, resulting in an increase in cable television revenues of 15% between the quarter to December 31, 1996 and the first quarter of 1997. The small increase in the number of subscribers was due to the delay in the sales effort described earlier and the level of churn.

     The Group's churn rate was 46.8% for the three months to March 31, 1997 (49.7% before taking into account the new adjustments described above in Note 7 to "Prospectus Summary -- Certain Operating Data") as compared to a churn rate of 36.6% in the comparable period in 1996. The Company believes that the increase in churn was due in part to the continuing effect of increases in the fourth quarter of 1996 in premium subscription rates which led certain longer-term customers who had previously benefitted from grandfathered rates, to disconnect service, the effect of an increase in the basic subscription rate, additional price increases resulting from the Company passing on to its customers a new BSkyB charge for Sky Sports 3 (which BSkyB provides to its own sports subscribers at no additional charge) and other aggressive promotional activity of BSkyB, as well as to the application of a stricter disconnect policy relating to non payment. With the aim of reducing churn among new subscribers, the Company has begun to require payment of an installation fee in connection with the subscription for new residential services and is evaluating other means to reduce its churn in the future.

     OPERATING COSTS AND EXPENSES

     Telephone expenses, consisting principally of interconnect charges payable to BT, Mercury and Energis were L.2.7 million in the three months to March 31, 1996 and L.2.6 million in the three months to March 31, 1997. On a pro-forma basis reflecting the apportioned reduction in interconnect charges resulting from the revised interconnect agreements in the appropriate periods to which they relate, telephone expenses would have been L.2.4 million in the three months to March 31, 1996. As a percentage of combined business telecommunications and residential telephone revenues, these direct costs decreased from 45% (42% on a pro-forma basis) in the three months to March 31, 1996 to 28% in the comparable period in 1997 due primarily to reduced interconnect charges paid to these operators.

     Direct costs for cable television programming, which generally depend on the number of subscribers and per-subscriber rates charged by programming suppliers, increased from L.1.2 million in the three months to March 31, 1996 to
L.2.3 million in the comparable period in 1997. As a percentage of cable television revenues, these direct costs were 60% in both the three month periods ended March 31, 1996 and 1997.

     Selling, general and administrative expenses increased by 27% from the three months to March 31, 1996 to the comparable period in 1997. The increase was due to higher administration costs associated with the expansion of the Company's business. In February 1997, the Group began employing residential sales people directly and paying them on the basis of a salary plus sales commissions.

     Depreciation and amortization expenses increased by 38% from the three month period to March 31, 1996 to the comparable period in 1997. This increase was attributable to the increasing size of the Company's network.

     INTEREST INCOME/EXPENSE

     Interest expense was L.12.2 million in the three months ended March 31, 1997 compared to L.10.0 million in the comparable period in 1996. The increase is due primarily to the accretion on the Senior Notes and 1997 Notes of L.11.2 million in the first quarter of 1997 (compared to L.9.5 million in the first quarter of 1996). In addition, amortization of debt financing costs was L.0.5 million and other interest expense was L.0.5 million in the three months to March 31, 1997, compared to L.0.2 million and L.0.3 million respectively in the three months to March 31, 1996. Interest received was L.0.9 million in the three months to March 31, 1997 through temporary investments of the proceeds of the 1997 Notes.

     FOREIGN EXCHANGE GAINS/(LOSSES), NET

     A substantial portion of the Group's existing debt obligations are denominated in U.S. dollars, while the Group's revenues and accounts are generated and stated in pounds sterling. Foreign currency translation gains and losses, except for unrealized gains and losses on available-for-sale securities, are reported as part of the profit or loss of the Group. In the year ended December 31, 1996, the Group recognized an unrealized foreign exchange gain on the translation of its liability on the senior notes issued in 1994 and 1995 of
L.31.5 million, an unrealized gain on its short-term securities of L.0.1 million and a net realized foreign exchange loss of L.0.4 million relating to its operations. During the three months ended March 31, 1997, the Group recorded a net foreign exchange loss of L.12.0 million primarily due to the unrealized loss on translation of its liability on the Senior Notes.

     GAINS ON DERIVATIVE FINANCIAL INSTRUMENTS

     Unrealized gains on derivative financial instruments of L.0.1 million in the three months to March 31, 1997 consist of the mark-to-market valuation of an interest rate swap commitment.

     The Company entered into a foreign exchange forward contract on November 1, 1996 for settlement on May 6, 1997 to sell L.200 million at a rate of $1.6289 to
L.1. On January 31, 1997 an offsetting agreement was entered into at a rate of $1.6014 to L.1. The offsetting contracts were settled on February 6, 1997 with a payment of approximately L.3.4 million to the Company. Because of changes in prevailing rates, the Company recorded for the year ended December 31, 1996, an unrealized loss of approximately L.8.1 million on the pounds sterling sell forward contract which partially offset the gain that was recorded on the translation of the U.S. dollar denominated obligations on the 1994 Senior Notes and 1995 Senior Notes during the same period. During the first quarter of 1997, the Company has recorded a gain of approximately L.11.5 million on the two offsetting forward contracts, reflecting the reversal of an L.8.1 million loss referred to above and the approximately L.3.4 million cash payment on settlement of the contracts. The realized gain on the foreign exchange forward contract in the first quarter of 1997 largely offset the unrealized loss that was recorded in the same period on the translation of the U.S. dollar denominated obligations on the Senior Notes and 1997 Notes.

     NET LOSS

     As a result of the foregoing factors, Diamond had net losses of L.15.9 million in the three-month period ended March 31, 1997, compared to net losses of L.19.0 million in the comparable period of 1996.


RESULTS OF OPERATIONS FOR THE THREE YEARS ENDED DECEMBER 31, 1996

     The Group experienced significant increases in its subscribers, revenues and expenses during the three years ended December 31, 1996. In general, such increases were attributable to the Group's continued network construction and marketing of new homes and businesses and the acquisition of LCL. During the three-year period from December 31, 1993 to December 31, 1996 homes passed by civils construction increased by 424,797 homes (1480%), homes activated increased by 323,506 homes (1360%) and homes marketed increased by 229,637 homes (1000%). The number of homes that had been passed by civils construction at December 31, 1996 exceeded homes activated by 106,250 compared to a difference of 123,405 homes at December 31, 1995. The difference between homes passed by civils construction and homes activated is a result of the fast pace of civils construction coupled with the lead time between civils construction and activation.

     REVENUE

     The Group's total revenues were pound sterling 7.3 million in 1994, pound sterling 16.0 million in 1995 and pound sterling 37.5 million in 1996. This growth is attributable to increases in revenues in all three of the Group's primary lines of business and additional revenues of pound sterling 2.25 million and pound sterling 10.9 million attributable to the inclusion of LCL's results for the last quarter of 1995 and full year 1996, respectively.

     As a result of entering into revised interconnect agreements with BT which will apply retroactively, the Company will receive outgoing interconnect charge rebates relating to all periods prior to December 31, 1996 and must pay incoming termination rebates relating to the period from April 1, 1995 to December 31, 1996. The rebates that will be given to BT relating to the incoming termination element amount to an estimated pound sterling 1,351,000 based on final rates for the twelve month period from April 1, 1995 and interim rates for the nine month period from April 1, 1996. This amount has been provided by reducing residential telephone and business telecommunications revenues in 1996 by pound sterling 776,000 and pound sterling 575,000 respectively. The total amount of rebates to be received by the Company will be determined by the parties once BT has furnished to the Company a proposed calculation and supporting data and OFTEL has determined the final rates applicable for the nine-month period to December 31, 1996. The Company has estimated that the amount of the rebate due to the Company from BT will exceed the amount of the rebates to be provided by the Company to BT. Pending final determination of rebates, the Company has recognized a reduction in interconnect charges in the same period during which the related reduction in revenues is being recognized. Accordingly, a reduction in telephone expenses of pound sterling 1,351,000 has been recorded in 1996.

     The analysis of revenue and average revenue per line is provided below on the basis of revenues as reported as well as on a pro-forma basis adjusting for the incoming termination rebates in the appropriate periods as if the revised interconnect agreements and the final and interim rates had been in effect since April 1995.

     Business Telecommunications. Business telecommunications revenue was pound sterling 3.4 million in 1994, pound sterling 5.9 million in 1995 and pound sterling 9.8 million in 1996. Adjusting for rebates on the pro-forma basis described above, revenues were pound sterling 5.7 million and pound sterling
10.0 million for 1995 and 1996, respectively, representing an increase of 76%. The growth in reported revenues is due primarily to an increase in the number of Diamond's business lines installed from 3,928 at December 31, 1994 to 7,036 at December 31, 1995 and 14,737 at December 31, 1996, and the inclusion of pound sterling 0.5 million and pound sterling 2.2 million of revenue attributable to LCL in the last quarter of 1995 and the full year 1996, respectively. There were 4,195 business lines for the LCL operation at December 31, 1996. The growth in the number of business lines for Diamond is partially offset by lower monthly revenue per line. The monthly revenue per line for Diamond decreased from pound sterling 88.68 in 1994 to pound sterling 74.60 in 1995 (pound sterling 72.02 on a pro-forma basis) and pound sterling 49.81 (pound sterling 51.03 on a pro-forma basis) in 1996. This decline continued the trend over the past several quarters and was due to a combination of (i) Diamond's success in marketing Centrex services which has the effect of increasing the average number of lines held by existing and new customers taking those services (Diamond operated 6,011 Centrex lines at December 31, 1996 compared to 1,393 Centrex lines at December 31,
1995), (ii) a reduction in certain tariffs in response to price reductions by the competition, particularly BT, Diamond's principal competitor for business telecommunications services, and (iii) the installation for existing customers of an increasing number of lines utilized for incoming calls in addition to existing lines dedicated solely to outgoing calls.

     Residential Telephone.  Residential telephone revenues were pound sterling
2.5 million in 1994, pound sterling 6.7 million (pro-forma pound sterling 6.4 million) in 1995 and pound sterling 17.7 million (pro-forma pound sterling 18.0 million) in 1996. The growth in residential telephone revenue resulted from an increase in the number of Diamond's residential telephone lines from 14,150 at December 31, 1994 to 36,122 at December 31, 1995 and 76,979 at December 31, 1996, and the inclusion of pound sterling 1.1 million and pound sterling 5.5 million of residential telephone revenue for the LCL operation for the last quarter of 1995 and the full year 1996, respectively. There were 27,481 residential telephone lines for the LCL operation at December 31, 1996. Monthly revenue per line for Diamond was pound sterling 18.83 in 1994, pound sterling
18.68 in 1995 and pound sterling 17.59 in 1996. On a pro-forma basis, Diamond's average monthly revenues per line decreased slightly from pound sterling 18.11 in 1995 to pound sterling 17.84 in 1996. The Group's churn rate (annualized) was 20.6% for 1996 as compared to pro forma, combined 15.0% for 1995. The increase in churn in 1996 is attributable in part to a tightening of the disconnect policy for certain customers and certain ongoing efforts by BT aimed at regaining former customers.

     Cable Television.  Cable television revenues increased from pound sterling
1.3 million in 1994 to pound sterling 3.5 million in 1995 and pound sterling
10.1 million in 1996. This growth in cable television revenue was primarily due to a combination of (i) an increase in the number of Diamond's cable television subscribers which rose from 8,936 at December 31, 1994 to 42,419 at December 31, 1996, (ii) an increase in the average monthly revenue per subscriber from pound sterling 14.71 for 1994 to pound sterling 16.80 for 1995 and pound sterling
17.70 for 1996, and (iii) the inclusion of cable television revenue of pound sterling 0.6 million and pound sterling 3.1 million for the LCL operation for the last quarter of 1995 and the full year 1996, respectively. The increase in average revenue per subscriber is primarily due to increases in cable television pricing.


     The Group's churn rate was 40.9% for 1996 as compared to a pro forma combined churn rate of 33.8% in 1995. The Company believes that the increase in churn was due in part to the Group's announcement of increases in premium subscription rates which led certain longer-term customers who had previously benefitted from grandfathered rates, to disconnect service, as well as to the application of a stricter disconnect policy relating to nonpayment implemented in June 1996 in the LCL areas, which resulted in an increase in customer disconnections, particularly in the third quarter of 1996.


     OPERATING COSTS AND EXPENSES

     Telephone expenses, consisting principally of interconnect charges payable to BT and Mercury, increased from pound sterling 3.1 million in 1994 to pound sterling 5.5 million in 1995 and pound sterling 9.8 million in 1996. On a pro-forma basis reflecting the apportioned reduction in interconnect charges resulting from the revised interconnect agreements in the appropriate periods to which they relate, telephone expenses would have been pound sterling 5.0 million and pound sterling 10.2 million during 1995 and 1996, respectively. These increases reflect the substantially larger volume of telephone business generated by the Group. As a percentage of combined business telecommunications and residential telephone revenues, these direct costs decreased from 52% in 1994 to 44% in 1995 and 36% in 1996 due in part to reduced interconnect charges paid to other operators. Taking into account on a pro-forma basis the rebate-related adjustments to both revenues and expenses during the appropriate periods, telephone expenses as a percentage of combined business telecommunications and residential telephone revenues would have been 42% and 37% for 1995 and 1996, respectively.

     Direct costs for cable television programming, which generally depend on the number of subscribers and per-subscriber rates charged by programming suppliers, increased from pound sterling 0.7 million in 1994 to pound sterling
1.8 million in 1995 and pound sterling 6.0 million in 1996. As a percentage of cable television revenues, these direct costs were 53% in 1994, 53% in 1995 and 60% for 1996. The percentage increase in 1996 compared to 1995 stemmed from an increase in rates charged by programming suppliers, and increases in the number of channels provided as part of program packages which were not fully offset by increases in the subscriber rates charged to existing subscribers by Diamond. Significant price increases made by BSkyB, the largest supplier of programming to the Group, took effect on January 1, 1996. As from October 1996, the Company increased its prices for premium programming, and it increased the price of its basic subscriber package in November 1996. The Company also introduced two lower-priced basic subscriber packages during November 1996 available to subscribers in two of the Company's franchise areas only.

     Selling, general and administrative expenses increased by 185% from 1994 to 1995 and by 72% from 1995 to 1996. The increases were due to a combination of increased sales commissions and higher administration costs associated with the expansion of the Group's business and the inclusion of expenses related to LCL during the last quarter of 1995 and the full year 1996. In February 1997, the Group began employing residential salespeople directly and paying them on the basis of a salary plus sales commissions.

     Depreciation and amortization expenses increased by 120% from 1994 to 1995 and by 141% from 1995 to 1996. This increase was attributable to the increasing size of the Company's network as well as the LCL acquisition.

     INTEREST INCOME/EXPENSES

     Interest expense was pound sterling 3.8 million, pound sterling 17.1 million and pound sterling 40.3 million for 1994, 1995 and 1996, respectively. The 1996 increase is due primarily to the accretion of the discount on the 1994 Senior Notes and 1995 Senior Notes of pound sterling 38.2 million during 1996 (compared to pound sterling 14.3 million during 1995 and pound sterling 3.2 million in 1994), as well as other interest expense of pound sterling 1.2 million in 1996. In addition, amortization of debt financing costs was pound sterling 0.9 million in 1996 (compared to pound sterling 0.3 million in 1995 and pound sterling 0.1 million in 1994). Interest received was pound sterling 3.4 million in 1996, through temporary investment of the proceeds of the 1995 Senior Notes.


     FOREIGN EXCHANGE GAINS/(LOSSES), NET

     In the year ended December 31, 1994, the Company recognized an unrealized foreign exchange loss of pound sterling 0.7 million on the translation of its dollar-denominated indebtedness, a realized loss of pound sterling 0.9 million relating to the conversion of dollars to pound sterling, offset by an unrealized gain of pound sterling 0.4 million on the translation of dollar-denominated securities. In the year ended December 31, 1995, the Company recognized an unrealized foreign exchange gain on the translation of its dollar-denominated indebtedness of pound sterling 0.6 million, an unrealized loss on its short-term securities of pound sterling 0.3 million and a net realized foreign exchange gain of pound sterling 0.3 million relating to its operations and the sale of dollar denominated available-for-sale securities. In the year ended December 31, 1996, the Group recognized an unrealized foreign exchange gain on the translation of its liability on the 1994 Senior Notes and the 1995 Senior Notes of pound sterling 31.5 million, an unrealized gain on its short-term securities of pound sterling 0.1 million and a net realized foreign exchange loss of pound sterling 0.4 million relating to its operations.

     LOSSES ON DERIVATIVE FINANCIAL INSTRUMENTS

     Losses on derivative financial instruments include an unrealized loss of pound sterling 0.9 million in 1995, and an unrealized profit of pound sterling
0.2 million in 1996 on the mark-to-market valuation of an interest rate swap commitment.


     As noted above, the Company entered into a foreign exchange forward contract on November 1, 1996 for settlement on May 6, 1997 to sell pound sterling 200 million at a rate of $1.6289 to pound sterling 1. On January 31, 1997 an offsetting agreement was entered into at a rate of $1.6014 to pound sterling 1. The offsetting contracts were settled on February 6, 1997 with a payment of approximately pound sterling 3.4 million to the Company. Because of changes in prevailing rates, the Company recorded for the year ended December 31, 1996, an unrealized loss of approximately pound sterling 8.1 million on the pounds sterling sell forward contract which partially offset the gain that was recorded on the translation of the U.S. dollar denominated obligations on the 1994 Senior Notes and 1995 Senior Notes during the same period. During the first quarter of 1997, the Company has recorded a gain of approximately pound sterling
11.5 million on the two offsetting forward contracts, reflecting the reversal of the pound sterling 8.1 million loss referred to above and the approximately pound sterling 3.4 million cash payment on settlement of the contracts.


     NET LOSS

     As a result of the foregoing factors, the Group had net losses of pound sterling 8.7 million, pound sterling 27.6 million and pound sterling 35.8 million in 1994, 1995 and 1996, respectively.


     MARKET RISK

     The principal form of market risk to which the Group is exposed is foreign
exchange rate risk.   The three series of senior discount notes, which
constitute the substantial portion of the Group's existing debt obligations, are denominated in U.S. dollars, while the Group's revenues and accounts are generated and stated in pounds sterling. Foreign currency translation gains and losses, except for unrealized gains and losses on available-for-sale securities, are reported as part of the profit or loss of the Group. Accordingly, as noted above, movements in the dollar/pound sterling exchange rate can significantly affect the Group's reported results of operations. For example, based on the aggregate accreted value of the three series of senior discount notes at March 31, 1997, a one cent decrease in the dollar/pound exchange rate would have increased the Group's reported senior discount note liability by approximately
L.3.0 million.     In the future, the Company will also be subject to
transaction risk with respect to the senior discount notes when the Company is obligated to commence making cash interest payments under the senior discount notes in dollars. Such cash payments with respect to the 1994 Senior Notes commence in 1999.

     The Group's 1996 and first quarter 1997 results were also affected by the foreign exchange contract described above, which the Company entered into based on its assessment of foreign currency market conditions and a desire to manage currency exchange exposure risks associated with the dollar-denominated senior discount note liabilities. The effect of this transaction was to offset in part reported currency-related gains in 1996, and during the first quarter of 1997 a realized gain resulting from this transaction almost fully offset the reported translation loss. The Company may from time to time in the future enter into similar foreign currency contracts based on its assessment of foreign currency market conditions and their effect on the Group's operations and financial condition. Therefore, changes in currency exchange rates may continue to have a material effect on the results of operations of the Group and may materially affect the Company and the Group's ability to satisfy their obligations, including obligations under outstanding debt instruments, as they become due.

     The Group also holds an interest rate swap that LCL had entered into prior to its acquisition by the Company. See Note 17 to Notes to the Consolidated Financial Statements. Neither this nor any other instrument currently held by the Group is expected to materially affect the Group's results of operations.

                                    BUSINESS

     The Group offers three basic services over its network infrastructure: (i) residential telephone services allowing customers to place and receive local, national and international calls and to use additional services such as conference calling, call waiting, call forward, call barring and Internet access, (ii) business telecommunications services which include the services provided to residential customers as well as advanced telecommunications services such as Centrex (which provides businesses, including those with multiple sites, with virtual PABX and network services), direct dialing inward
(DDI), high speed data services and private circuits, and (iii) cable television services offering more than 50 channels including movies, sports, news and information, music, children's programming and general entertainment. See "-- Business Telecommunications and Residential Telephone" and "-- Cable Television".

CERTAIN OPERATING DATA

     The following table sets forth certain data concerning the Group's franchises at and for the years ended December 31, 1994, 1995 and 1996 and at and for the three month perioded ended March 31, 1997. The combined operating data at and for the year ended December 31, 1995 reflects the acquisition of LCL on a pro-forma basis as if it had been completed at the beginning of 1995.


                                                                     DECEMBER 31,
                                           -------------------------------------------------------------------     MARCH 31,
                                              1994                       1995                         1996             1997
                                           ----------   ----------------------------------------   -----------     ---------
                                                           DIAMOND         LCL         COMBINED
                                                        -----------   -----------   ------------
Homes passed by civils construction(1)...      55,919       222,335        58,976        281,311       453,496       473,741
Homes activated(2).......................      32,033       105,951        51,955        157,906       347,246       366,513
Homes marketed(3)........................      31,330        77,657        48,950        126,607       252,601       280,990
CABLE TELEVISION
Basic service subscribers................       8,936        20,261        10,488         30,749        59,242        60,008
Penetration rate of homes marketed(4)....        28.5%         26.1%         21.4%          24.3%         23.5%         21.4%
Average monthly revenue per
  subscriber(5)..........................     L.14.71       L.16.80       L.18.89       L. 17.62       L.18.03       L.20.35
Churn(6).................................        28.5%         35.5%         31.0%          33.8%         40.9%         46.8%(7)
RESIDENTIAL TELEPHONE
Residential lines connected..............      14,150        36,122        16,576         52,698       104,460       111,881
Penetration rate of homes marketed(4)....        45.2%         46.5%         33.9%          41.6%         41.4%         39.8%
Average monthly revenue per line(8)(9)...     L.18.83       L.18.68       L.22.19       L. 19.88       L.18.40       L.18.62
Pro-forma average monthly revenue per
  line(9)................................     L.18.83       L.18.11       L.21.35       L. 19.22       L.18.64       L.18.62
Churn(6).................................        13.8%         13.9%         17.2%          15.0%         20.6%         18.1%(7)
BUSINESS TELECOMMUNICATIONS
Business customers accounts..............         979         1,627           772          2,399         3,935         4,339
Business lines connected.................       3,928         7,036         2,843          9,879        18,932        20,874
Private circuits(10).....................          70           151            10            161           226           232
Average lines per business account(11)...         4.0           4.3           3.7            4.1           4.8           4.8
Average monthly revenue per line(9)(12)..     L.88.68       L.74.60       L.59.60       L. 70.23       L.50.17       L.47.14
Pro-forma average monthly revenue per
  line(9)................................     L.88.68       L.72.02       L.56.88       L. 67.70       L.51.25       L.47.14

(1) Homes passed by civils construction is the number of homes that have had ducting buried outside.

(2) Homes activated is the number of homes that are capable of receiving cable service without further extension of transmission lines, apart from the final connection to the home.

(3) Homes marketed is the number of homes activated for which the initial marketing phase has been completed.

(4) Penetration rate of homes marketed is calculated by dividing the number of homes receiving basic cable television or the number of residential lines connected, as the case may be, on the given date by the total number of homes marketed for the given service as of such date, expressed as a percentage.

(5) The average monthly revenue per cable television subscriber is calculated by dividing total cable television subscriber revenues (excluding installation revenues) for the period by the average number of cable television subscribers (calculated as a simple average of the number of basic service subscribers at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).

(6) Churn is calculated by dividing net disconnections (total disconnections less the number of disconnected accounts for which service is later restored) in a period by the average number of subscribers in the period (calculated as a simple average of the number of subscribers at the end of each month during the period).

     Churn for the three months ended March 31, 1997 is annualized by multiplying the amount as calculated above by four.

(7) The Company changed the method of calculating churn for the quarter ended March 31, 1997 to eliminate from the number of net disconnected accounts those subscribers who disconnect from the service when moving residence and reconnect to the service in their new residence. These subscribers could not be identified under the Company's information systems prior to the first quarter of 1997 and were therefore included in the churn calculation as disconnected accounts. If churn for the quarter to March 31, 1997 were calculated on a basis consistent with prior periods churn would have been (annualized) 49.7% and 21.9% for cable television and residential telephone, respectively. The difference between churn on the new and prior bases is not necessarily indicative of the adjustment that would arise if it were possible to recalculate the churn for prior quarters.

(8) The average monthly revenue per residential telephone line is calculated by dividing (i) line and equipment rental, outgoing call charges and incoming call charges for the period by (ii) the average number of residential telephone lines (calculated as a simple average of the number of subscribed lines at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).

(9) The calculation of the average monthly revenue per line (for both residential telephone and business telecommunication revenues) for the year to December 31, 1996 reflects the reduction in revenues stemming from rebates to BT on incoming termination revenues relating in part to 1995 but recorded in full against revenues in 1996. The rebates were calculated in accordance with recently revised interconnect agreements with BT that were made effective retroactively from April 1995. The pro-forma average monthly revenue per line (for both residential telephone and business telecommunications revenues) gives effect to the revised interconnect agreements as if they had been in effect from April 1995 and allocates to each period the portion of the rebates that relates to such period.

(10) Private circuits are point-to-point customer specific connections for which a fixed annual rental charge is made.

(11) Average lines per business account is calculated by dividing the number of business lines connected on the given date by the number of business customer accounts on such date.

(12) The average monthly business telecommunications revenue per line is calculated by dividing (i) business telecommunications line and equipment rental, outgoing call charges and incoming call charges (including revenue from private circuits) for the period by (ii) the average number of business telecommunications lines and private circuits (calculated as a simple average of the number of subscribed lines and private circuits at the end of each month during the period) and dividing that amount by 12 or by three (for the three months ended March 31, 1997).

INDUSTRY OVERVIEW

     Following the initial granting of licenses in 1984, development of the cable television and telecommunications industry in the U.K. proceeded slowly. This occurred for a number of reasons, including high construction costs (due in large part to the fact that cable networks in the U.K. generally must be buried underground), limitations on the cable companies' ability to offer telephone services, the lack of access to attractive programming and the lack of access to capital.
     Fundamental changes in the U.K. regulatory framework in 1990 and 1991, combined with increased availability of programming, have resulted in significant investment in the cable industry since that time. In 1991, the Secretary of State completed the liberalization review of the U.K. telecommunications market (the "Duopoly Review"), which resulted in major policy changes designed, among other things, to foster competition in the local telephone loop, where BT held almost all of the market share. Pursuant to such policy changes (i) new entrants (including foreign companies) could apply to the government to operate new telecommunications networks over fixed links,
(ii) cable operators were permitted to provide voice telephony services and to switch their own telephone customers' calls, instead of acting as agents of BT or Mercury, and (iii) cable operators were permitted to form expanded telecommunications networks by interconnecting their systems with one another. See "Certain Regulatory Matters -- Cable Telecommunications -- Duopoly Review" and "Certain Regulatory Matters -- Cable Telecommunications -- Interconnect Arrangements".


     To further encourage cable companies to construct cable television and telephone networks, U.K. government policy, which was introduced by the Conservative government that was in office until May 1, 1997, restricts the ability of BT and Mercury to use their telephone networks for conveying broadcast entertainment to homes in cable franchise areas until at least 1998. The Labour government which took office after May 1, 1997 has stated its intention to review this policy. U.K. regulatory policy has also been to award only a single cable television license for each franchise area. As a result of these government policies, cable operators currently hold the only licenses to provide both cable television and telecommunications services within their franchises. By operating a single fiber-optic network infrastructure to provide both cable television and telecommunications services, the cable operators can achieve significant economies in designing, constructing, marketing and operating their networks. BT cannot offer broadcast entertainment on its dedicated telecommunications network and achieve similar economies of scope in existing cable franchise areas, and BT has stated that these government policies have limited its ability to develop and implement a national fiber-optic local access network in the U.K. See "Certain Regulatory Matters -- Cable Telecommunications -- Restrictions on National PTOs".

     Further, the extensive use of fiber optics and digital switches, the use of synchronous digital hierarchy ("SDH") and other advanced technologies, have enabled cable operators to offer advanced telecommunications services. In addition, the availability of programming has improved substantially since the 1980s. As a result of the foregoing factors, significant investment in U.K. cable television followed the conclusion of the Duopoly Review. In particular, several North American cable operators and telephone companies initiated significant investment in the U.K. cable industry. In addition, cable companies in the U.K. began to access capital markets to finance construction. The U.K. cable industry has also begun to consolidate as evidenced by the 1995 merger of SBC CableComms plc and TeleWest Communications plc and the 1997 merger of NYNEX CableComms Group plc, Videotron Holdings Plc, Mercury and Bell Cablemedia plc.


BUSINESS TELECOMMUNICATIONS AND RESIDENTIAL TELEPHONE

   OVERVIEW

     The Group derives its business telecommunications and residential telephone revenues from connection charges, monthly line rental charges, call charges, special residential service charges, special business service charges (e.g., private business circuits) and interconnection fees payable to the Group. In the U.K., the historical practice has been that all calls, local or national, are charged by time and distance.

     Switching its own traffic enables the Group to offer a wider range of services than would otherwise be possible, to monitor usage and manage doubtful accounts, to gather information about customer calling patterns and use this information in its marketing programs, and to structure rates and discount programs accordingly. As part of the Company's strategy of increasing the volume of calls switched locally and minimizing interconnect charges payable to BT, Mercury, Energis and other telecommunications providers, the Group has from time to time discussed with other cable operators the development of inter-franchise telephone networks. However, no assurance can be given as to whether or when any such inter-franchise networks will be developed.

   BUSINESS TELECOMMUNICATIONS

     The Group has achieved its share of the business telecommunications market in the areas which its network has passed by providing high-quality services at competitive prices. The Group had 4,339 business telecommunications customer accounts at March 31, 1997, including connections to a number of important corporate and governmental entities such as The Boots Company, Imperial Tobacco, Cargill, CCN, the Nottinghamshire County Council, the Nottingham City Council, Leicestershire County Council, Leicester City Council, Ashfield District Council, North East Lincolnshire District Council, Lincoln County Council, the Nottinghamshire Constabulary (including the local 999 emergency number), the Leicestershire Constabulary and the Lincolnshire Constabulary, the U.K. Inland Revenue national headquarters and their main sites in Leicester, Nottingham, Lincoln and Mansfield, the Nottingham Health Care N.H.S. Trust, the Nottingham City Hospital N.H.S. Trust, Grantham Hospital, Lincoln Hospital NHS Trust, Nottingham University, Nottingham Trent University, Leicester University, Lincoln University, BBC Radio Nottingham, Radio Trent, the Nottingham Building Society, Vision Express Group, Knoll Pharmaceuticals, Pedigree Pet Foods and the Northcliff Newspaper Group (four regional newspapers including Nottingham's Evening Post and the Leicester Mercury) and the Mansfield Chad Newspaper.

     The focus of the business marketing effort in the Group's franchise areas has been to attract large and medium-sized corporate and governmental customers, which generate high volumes of traffic and revenue. At March 31, 1997, the Group provided 20,874 business lines to its 4,339 business accounts giving the Group an average of approximately 4.8 lines per business account. In many cases these customers have transferred all or a portion of their telephone lines to the Group's service from those of the Group's principal competitors. A number of these customers have been specifically targeted, and in some cases the network has been built out to pass these customers. The Company plans to continue this strategy of focusing a portion of the Group's network build and marketing effort on town centers and industrial estates in its other franchise areas in order to capitalize on business telecommunications opportunities. The Company believes that its success in attracting these important customers has fostered a positive image in the community and enhanced the Group's credibility with other business customers.


     The Group currently offers a range of special business services, including:

     - Custom Calling Features. The Group offers business customers three-way conference calling and fully itemized and analyzed monthly billing at no extra fee. At an extra charge, the Group provides services similar to those offered to residential customers including call waiting, call forward and alarm calls. Additionally, billing data on high density 3.5" floppy disks is made available to customers.

     - Centrex. Centrex allows the customer to use the facilities of the Group's central exchange instead of purchasing its own PABX (electronic switchboard), and allows the customer to link geographically separated sites within the Group's network with common numbering, features and facilities. Centrex offers significant advantages over networking PABXs including reduced call charges and data calls using ISDN instead of point-to-point data circuits.

     - DDI (Direct Dialing Inward). Direct Dialing Inward offers multiple unique numbers at a customer's premises via a smaller number of access lines.

     - Private Circuits. Private (leased) circuits permit the subscriber to rent a circuit between two points, for example between two office buildings, at fixed rates. This permits the rapid exchange of data between subscriber owned computers or exchanges without passing through the public network. The subscriber can choose from among different circuit capacities, such as 64 KBit/s for low speed applications, and 2, 8, 34 and higher MBit/s speeds for other computer, moving image, multiplexed voice and other high capacity data applications such as main frame computer lines, video conferencing and local area networks (LANs) between local offices.

     - Digital Services. The Group offers digital connection to the public network using DASS2 (Digital Access Signalling System) and Q931 (European specification). The

     The Group has recently commenced other telecommunications services such as Internet access, which it is making available to business and residential customers, as well as voice mail which was launched in May 1997. In addition, the Group is currently conducting trials on a fully managed data service based upon frame relay technology.


     In the business telecommunications area, the Group generally competes on the basis of the quality of services provided rather than on price, although the Company believes that its charges for services to business customers are competitive with those of BT, Mercury and other operators.

     The Company believes the Group has achieved favorable penetration in the business telecommunications market due to three factors. First, the Group's strategy in business telecommunications is to target large and medium-sized corporate and governmental customers, which generate the most revenue and the Company has given priority to building out its network to such customers. Second, the Group's fiber-optic network infrastructure provides customers with several advantages including superior service reliability (due to the self-healing loop architecture), greater system capacity and the ability to provide an extensive range of digital services. Third, the Group provides a high level of customer service including custom tailored network services and frequent communication with major customers. The Company believes that this combination of quality service and attractive rates has enabled the Group to achieve a substantial share of the market of large and medium-sized business telecommunications customers in the areas it has marketed.

     Telephone subscribers changing to the Group historically have had to change their telephone numbers. As a result certain business customers have been reluctant to switch carriers because they would lose their existing telephone numbers. In response to this, Diamond has provided its business customers with the opportunity to use the Group's telephone service for their outgoing telephone calls, which carry higher revenues than incoming calls, and for their specialized telecommunications needs, while retaining their existing service provider (and their existing telephone number) for incoming telephone calls. For a description of certain developments relating to number portability, see "-- Competition -- Business Telecommunications" and "Certain Regulatory Matters -- Cable Telecommunications -- Number Portability".

     RESIDENTIAL TELEPHONE


     The Group had residential telephone line penetration of 39.8% of homes marketed at March 31, 1997. The Company believes the Group is achieving these residential telephone penetration rates due to (i) Diamond's well-recognized brand name and (ii) the Group's competitive rates (including free voice calls between the Group's residential customers in the same local and adjacent calling areas during off peak evening and weekend hours). In the residential telephone area, the Group generally competes on the following basis:

     Reliability. The Group's fiber-optic network infrastructure provides reliable, high-quality transmission across a modern network. In addition, the Company believes that the Group's early concentration on attracting prominent business and governmental customers has enhanced its credibility with residential customers.

     Special Services. By switching its own traffic, the Group is able to offer a variety of special services to residential customers. Most residential customers receive three-way conference calling capabilities and fully itemized monthly billing at no extra fee. The Group provides three-way conference calling free of charge in order to stimulate additional call and/or termination charges. Additional "Custom Calling Features" offered by the Group for an extra charge include: call waiting, call barring (prevents unauthorized outgoing or incoming calls), call diversion (i.e., call forward) and voice mail. The Group's network architecture provides a flexible platform for the Group to offer additional telephony services as they become available in the future. These services are expected to include voice mail and distinctive telephone rings for different members of a household.


     Cost Savings. The Group seeks to provide residential telephone customers with savings on the cost of line rental and usage charges compared to BT. In order to encourage customers to subscribe to both television and telephone services, the monthly line rental charge for customers who subscribe to both services is offered at a discount to the monthly charge for customers who subscribe to telephone service only. Further discounts are available if a customer remains a subscriber to both services for an extended period of time.

     Free Evening and Weekend Voice Calls. The Group allows free voice calls between the Group's residential customers and by the Group's residential customers to the Group's business customers located within the same local and adjacent calling areas during off-peak evening and weekend hours. The incremental cost of these calls to the Group is negligible because they do not require interconnection with another operator. The Company believes that this service has encouraged its subscribers to recommend its services to other potential subscribers, particularly friends and family members, and is believed by the Company to increase calling traffic generally. The Company believes this word-of-mouth marketing reinforces its well-recognized brand name.

     The Company regularly evaluates its pricing strategy and intends to remain price competitive in its residential telephone business. The Company believes competitive pricing is particularly important initially as it introduces services and seeks to gain market share. However, over time the Company expects customer service to become a more important component of its marketing strategy.


     The Group recently launched an Internet access service, Diamond Cable Online, in its operating area. This service, available to both Diamond telephone subscribers and others, is the result of an alliance with Cable Online Ltd., a subsidiary of NTL Ltd., and provides users with access to the Internet and World Wide Web. The Group began to offer expanded Internet services, including ISDN and leased line connections, from the second quarter of 1997.


CABLE TELEVISION

     PROGRAMMING

     The Company currently offers a wide range of cable television programming, including satellite and broadcast channels, tape delivered channels and FM radio. This range includes more than 50 television channels, many of which are available 24 hours a day. Local programming is provided only on a limited basis and may be offered on a larger scale in the future. In addition, the Company has carried pay-per-view events. The Company also offers a digital music service providing 30 channels of continuous music.

     The Company believes that the availability of a wide variety of quality programming is one of the most important factors influencing a consumer's decision to subscribe for and retain cable television service. Consequently, the Group devotes considerable resources to obtaining access to a wide range of programming that it believes will be appealing to both existing and potential subscribers of its basic and premium services. The Group may from time to time pursue investments in programming providers.

     The following sets forth the television programming currently offered by the Company.



PROGRAMMING                     DESCRIPTION
-----------                     -----------
NEWS AND INFORMATION
CNN International               24-hour international news service
European Business News(1)       European business news service
Parliamentary Channel           Live coverage of the U.K. Parliament
Sky News(2)                     24-hour U.K. news service
The Weather Channel             24-hour weather information
Channel Guide                   Summary of programming schedule
Preview Channel                 Sampling of all cable channels
Diamond Vision/Cable 7          Local programming
Bloomberg Information TV(3)     News and financial information service
GENERAL INTEREST
BBC1                            U.K. terrestrial television
BBC2                            U.K. terrestrial television
ITV                             U.K. terrestrial television
Channel 4                       U.K. terrestrial television
Channel 5                       U.K. terrestrial television
Bravo(1)                        Films and television series
Trouble(1)                      Cult films and television series
NBC Super Channel               U.S. and world news and entertainment
QVC - The Shopping Channel(4)   Home shopping
Sky One(2)                      Drama, films and serials
Sky 2(2)(5)                     Drama, films and serials
Discovery Channel(6)            Science and education programming
The Challenge Channel(7)        Game show programming
The Learning Channel(6)         Education and documentary programming
The History Channel(4)          History programming
Travel Channel(3)               Travel programming
TNT(8)                          Movies and other entertainment
U.K. Gold                       Classic U.K. television programming
Live TV                         24 hour U.K. entertainment and news
Sky Soap(2)(4)                  Repeats of soap dramas
The Sci-Fi Channel              Science fiction programming
Sky Travel(2)(4)                Travel programming
Vision(9)                       Religious programming
Christian Channel(4)            Religious programming
Carlton Select(10)              Classic U.K. Television programming
Carlton Food Network(10)        Food programming
Granada Plus(11)                Classic U.K. Television programming
Granada Men and Motors(11)      Male oriented programming
Granada Talk                    Talk shows
Granada Good Life               Health, shopping and gardening programming
MOVIES
Sky Movies(2)(12)               24-hour feature movies
Sky Movies Gold(2)(12)          Classic movies
Playboy TV(12)                  Adult entertainment
The Movie Channel(2)(12)        24-hour feature movies
HVC(12)(13)                     Cult thriller movies
The Adult Channel(12)(13)       Adult entertainment

PROGRAMMING                DESCRIPTION
-----------                -----------
CHILDREN
The Disney Channel(2)(12)  Children's entertainment
Cartoon Network(8)         Children's cartoons
TCC(7)                     Children's entertainment
Nickelodeon(5)             Children's entertainment
MUSIC
VH-1                       Music videos
CMT Europe                 Country music videos
MTV Europe                 Music videos
Performance(9)             Classical music and opera
The Box                    Music videos selected by customer requests
Landscape(9)               Classical music accompanying scenic videos
MCM Euromusique            Music videos
SPORTS
Eurosport                  International sporting events
Sky Sports(2)(12)          U.K. and international sports
Sky Sports2(2)(12)         U.K. and international sports
Sky Sports3(2)(12)         U.K. and international sports
INTERNATIONAL
Zee TV(12)                 Asian sub-continent related programming
Asia NET                   Asian programming
Namaste(14)                Asian programming
ATM(14)                    Asian programming
SAT 1                      German language programming
TV5                        French language programming
CNE                        Chinese news and entertainment


(1)  European Business News, Bravo and Trouble share a single channel.
(2)  Programming acquired from BSkyB and governed by the BSkyB rate card.
(3)  The Travel Channel and Bloomberg share a single channel.
(4) Sky Soap, Sky Travel, QVC, the History Channel and the Christian Channel share a single channel.
(5)  Sky 2 and Nickelodeon share a single channel.
(6)  The Discovery Channel and the Learning Channel share a single channel.
(7)  The Challenge Channel and TCC share a single channel.
(8)  TNT and Cartoon Network share a single channel.
(9)  Landscape, Performance and Vision share a single channel.
(10) Carlton Select and Carlton Food Network share a single channel.
(11) Granada Plus and Granada Men and Motors share a single channel.
(12) These services are offered for an additional charge or upon subscribing to other services requiring an additional charge.

(13) HVC and the Adult Channel share a single channel.
(14) ATM and Namaste share a single channel.

     The Company believes that an important factor influencing a consumer's decision to subscribe for and retain cable services is the consumer's ability to choose and pay for only those channels the consumer desires. The Group has been constrained in its ability to offer a range of channel packages due to requirements imposed by programming suppliers to provide certain channels to all subscribers if provided to any. The Group has recently negotiated with certain suppliers reductions in these requirements which will allow the Group greater flexibility in designing the packages of channels it can offer consumers in certain franchise areas.


     The Group currently charges 13.99 pound sterling per month (after a 1 pound sterling direct debit discount) for its basic cable television service (49 or 50 programs, depending on the franchise area, and one converter box that provides cable service to one television) and offers additional premium pay services. In two of its franchise areas, Nottingham and Mansfield the Company has introduced a "Connect Pack", an entry-level package of 13 channels of television plus telephone line rental for 12.98 pound sterling (5.99 pound sterling) for cable television and 6.99 pound sterling for telephone line rental). This package, which does not include access to premium channels, is aimed at the Group's large base of telephone-only subscribers as well as first time subscribers to multichannel television. In these franchise areas, the Group also offers its Variety Pack, which consists of 29 channels and is offered for 9.99 pound sterling per month (after a 1 pound sterling per month direct debit discount). This package provides subscribers access to premium channels without having to purchase a full basic package. The Company also believes that these programming packages will encourage existing subscribers to remain as cable television customers by providing a less costly alternative to a full programming package. Generally, there is no charge to the subscriber for service or repair of the cable television network or customer premises equipment.


     The Group obtains most of its programming from suppliers pursuant to informal arrangements that are typically contemplated to run from three to five years. The arrangements generally provide for payments by the Group based on the number of subscribers to the service. Some programming, such as that provided by the BBC and other terrestrial broadcasters, is provided to the Group without charge.

     BSKYB PROGRAMMING

     BSkyB currently provides the Group with 12 channels on a non-exclusive basis and also offers this programming (together with additional programming) directly to its DTH satellite customers, in competition with the Group and other cable operators. BSkyB is the leading supplier of cable programming in the U.K. and the exclusive supplier of certain programming. Its programming is generally popular in the U.K. and is important in terms of attracting and retaining cable television subscribers. In the absence of more alternative programming sources, BSkyB may be able to set and raise prices for its programming without significant competitive pricing pressure. In addition, BSkyB distributes 18 other programming channels on behalf of other providers (including some providers partly owned by BSkyB).

     The Group pays a monthly fee to BSkyB for programming based on the number of the Group's subscribers taking the various BSkyB channels at the end of each month. The fees vary by channel. The aggregate amount payable by the Group to BSkyB during the year ended December 31, 1996 was 3.6 pound sterling million.

     It was reported on September 3, 1996 that the ITC was investigating the bundling of certain channels by BSkyB and, in particular, requirements that cable companies must acquire a package including two premium movie channels in order to obtain the Disney Channel from BSkyB. The ITC has not yet reported a decision.

     The prices that BSkyB charges the Group have been governed by rate cards established by BSkyB from time to time. The two most recent rate cards were approved by the Director General of Fair Trading("DGFT") following inquiries by the Office of Fair Trading ("OFT"). Under its rate cards, BSkyB implemented significant price increases. BSKYB submitted a revised rate card to the OFT in July 1996, which has been approved and which was operative as of February 16, 1997.

     In addition, under the new rate card, BSkyB has introduced a separate charge to the Group for a third sports channel, which it currently provides to its DTH sports subscribers at no additional charge. The Group has decided to pass on this separate charge for this service to subscribers to the other BSkyB sports services unless the subscriber takes three BSKYB premium channels.

     During 1995 and 1996, the OFT conducted reviews of BSkyB's position in the pay TV market. Following its review in 1996 of BSkyB's supply of programming to pay TV (including to cable operators) and access to encryption and subscriber management services, the OFT concluded that although BSkyB was not acting anti-competitively, the competitive process was being impaired. BSkyB was not referred to the Monopolies and Mergers Commission (the "MMC") but gave new informal undertakings and accepted modifications to those it had previously given in March 1995. BSkyB agreed not to require carriage of basic channels in excess of 80% of homes; to unbundle channels, with the exception that two BSkyB channels could be linked with specified other BSkyB channels; to ensure that its Videocrypt conditional access system is made freely available without discrimination to programmers on the basis of a published rate card on cost-related terms; to maintain separate accounts for its DTH business, with actual or notional charges not less than offered to cable operators; and to revise the structure of the cable rate card.

     The DGFT has announced that the informal undertakings given by BSkyB would be reviewed by the end of 1998 or earlier if appropriate. The DGFT has also concluded that BSkyB should offer cable operators reasonable contractual security in terms of length of contract and that the OFT would regard a demonstrable and unreasonable unwillingness to do so as an abuse of BSkyB's market power.

     The OFT has also reviewed agreements between BSkyB and subsidiaries of NYNEX CableComms Group PLC and TeleWest Communications plc, which among other things permitted the licensing of BSkyB's programming at rates not provided by the rate card. These agreements originally included undertakings by the two cable companies not to compete with BSkyB with respect to film or sport programming. Following a suspension of these provisions, the DGFT announced in July 1996, that the agreements had been amended to address the concerns expressed by the DGFT.

     On February 6, 1996, the DGFT announced that he was referring an agreement between the Premier League, BSkyB and the BBC, by which the Premier League sells the exclusive television rights for Premier League football matches, to the Restrictive Practices Court (the "Court") because the agreement contained significant restrictions on competition. The Court will decide whether the restrictions are against the public interest in which case the Court may order the parties not to give effect to, enforce, or try to enforce the restrictions in the agreement and not make any other similar agreement. BSkyB, the Premier League and the BBC are understood to have successfully resisted an attempt made by the OFT to accelerate the review and the review has not yet been completed.

     The OFT is currently considering whether a number of other arrangements for televising soccer and other sporting events contain significantly anticompetitive restrictions.

     The Group has commenced discussions with other cable operators and media companies for the purpose of exploring ways in which it could obtain viable sources of alternative programming and has from time to time discussed the development of cable television channels to provide programming, including local programming, through the Group's network.

     FUTURE SERVICES

     The Group's network has been designed to enable it to provide customers with a wide range of advanced interactive services as they become available. The Company also currently expects to introduce a more extensive pay-per-view service once one becomes more generally available to the industry. Such a service would enable cable subscribers to order specific sporting events, concerts, feature films or other special events on a per-event basis for an additional charge. However, the Company cannot provide any assurances as to whether or when such a service will be generally implemented.

     Other interactive services that may be offered by the Group in the future include video games that would be transmitted periodically (or possibly upon subscriber request) to a special converter box at a subscriber's home where they would be available for use by the subscriber (as with a traditional video game) and video-on-demand services that would enable individual subscribers to request specific programming from the service provider's inventory for viewing at a specific time. See "-- Competition -- Cable Television". Additional services could include video telephone services and video conferencing, access to on-line databases and interactive transactional services. However, there can be no assurance that the Group will be able to develop and deliver any of these products on a timely and competitive basis.


     In addition, the Group believes that its network leaves it well placed to provide digital television services if in the Company's view providing these services in its franchise areas becomes commercially attractive. Digital technology allows operators to provide more channels, through digital compression, and higher quality pictures and sound. However, the Group has no immediate plans to introduce digital television services.


     The Group currently receives negligible revenues from advertising, and does not expect to receive any significant advertising revenues until its subscriber base has expanded significantly. The Company believes that there may be potential for meaningful advertising revenues in the future due to the relatively limited alternative outlets for local advertising in the Group's franchise areas.

     SALES AND MARKETING


     Cable television and residential telephone services are marketed to the residential customer on an integrated basis. Until February 1997, the residential sales teams were comprised of approximately 150 residential specialists employed by independent sub-contracting companies supervised by the Company and paid on a full commission basis. In order to improve the management and quality of the residential sales force, in February 1997, the Company terminated arrangements with its independent sales contractors and began to develop its own internal sales force through direct hiring of residential sales people. The Group now employs residential sales people directly and pays them on the basis of a salary plus sales commission. At March 31, 1997, the Company employed approximately 120 residential sales people, including a number of former contracted sales people who were hired by the Company in accordance with its employment criteria following interviews. The Company is planning to increase the number of residential sales people further.


     During construction of the Group's network, a customer relations program is in place, beginning with a "Sorry to Disturb You" pre-construction notice providing general information about the Company's services and describing the construction process, followed by a "Thank You for Your Patience" packet containing an apology for the inconvenience caused during construction, complete information on the cable television and telephone services offered by the Company, and ending with an after-sale satisfaction survey. This approach is designed to inform potential customers of construction status, to minimize inconvenience during construction and to foster a loyal customer base.

COMPETITION

     The Group's business telecommunications, residential telephone and cable television businesses compete with various companies using a variety of technologies.

     BUSINESS TELECOMMUNICATIONS

     The Group competes primarily with BT and Mercury in providing business telecommunications services. The Group competes primarily in the business telecommunications area on the basis of quality of service and to a lesser extent price. The Company believes the Group's call charges are competitive with those of BT and Mercury.

     The Company believes that the Group's ability to compete effectively with BT had been adversely affected, particularly with respect to businesses, because there had historically been no telephone number portability in the U.K. (i.e., a new customer could not transfer its BT telephone number to the Group's system). The Company believes that this discouraged some customers from changing from BT to the Group's service because of the costs and inconvenience associated with changing numbers. In response to this, the Company provided its customers with the opportunity to use its services for all outgoing telephone traffic, while continuing to use other providers for incoming traffic. For a discussion of certain regulatory developments regarding the introduction of number portability in the U.K. See "Certain Regulatory Matters -- Cable Telecommunications -- Number Portability". The Company believes that number portability will offer little improvement to the Group's results in residential areas but could offer marginal increased sales in the small business area where number recognition and number advertising for the two and three line customer is an issue. Overall, the Company believes that number portability will be relatively neutral in its effect on the Group's business.

     Both BT and Mercury have resources substantially greater than those of the Group, and each has a national presence which may permit it to offer telecommunications, data transmission and other services on a national basis to business telecommunications customers with national operations beyond those that the Group is currently able to offer on its own. The Company expects that competition with Mercury and BT and other service providers, including the AT&T group, entering the business telecommunications market will continue to intensify.

     Energis has nearly completed construction of a national network along existing electrical power pylons and has launched telephony services. To date, Energis has not marketed residential telephony lines and generally has concentrated on the larger business telecommunications market. Energis' service offering, along with indirect service from ACC and other, smaller, long distance operators, and the emergence of International Simple Reseller companies have increased competition in the long distance and international telecommunications markets. It is also possible that utilities, such as rail or water companies, will seek to use their existing infrastructures to construct telecommunications networks that will compete with the Group's telecommunications business.

     RESIDENTIAL TELEPHONE

     BT, with the large majority of the residential telephone market in the U.K., is the Group's principal competitor in providing residential telephone services. BT has a fully built national telephone network and, due to its extensive experience in the marketing and operation of telecommunications services in the U.K. and its large financial resources, it is a formidable competitor to the Group. However, BT's ability to respond to price competition from local cable operators is restricted by its license obligation not to show undue preference to, or unduly discriminate against, different classes of customers throughout the U.K. This effectively obligates BT to price all of its services equally to the same classes of customer throughout the U.K., although BT may provide discounts to high volume users. However, as the U.K. telecommunications market becomes more competitive, there can be no assurance that BT will not be given greater pricing flexibility in the future.


     The Group seeks to compete with BT in the residential market primarily by emphasizing the competitive cost and, to a lesser extent, quality of service advantages of its cable telephone services. For example, the Group currently seeks to provide its telephone subscribers with monthly savings on the cost of calls compared to BT. To date, the Group generally has been able to price its cable telephone call charges below those of BT; however, there can be no assurance that the Group will be able to continue to do so in the future. BT currently is subject to regulatory controls over the prices it may charge retail customers, which last until July 31, 1997. OFTEL has issued revised price controls to be in effect from August 1, 1997 until 2001. See "Certain Regulatory Matters -- Cable Telecommunications -- Price Regulation". These current controls impose significant downward pricing pressure on charges in the U.K. telephone service market. As a result, BT has implemented significant price reductions and per second pricing, which has led to further price reductions for certain users. In the past, the Group has generally reduced certain of its rates following BT's price reductions in an effort to maintain its price competitiveness versus BT. The revised price controls on BT until 2001 indicate that BT will be required by its telecommunications license to reduce the average level of its prices further in each of the next few years. The impact of BT's price reductions on the financial performance of the Group has been partially offset by reduced interconnection costs charged by BT for the conveyance of calls. There can be no assurance, however, that any such price cuts will not adversely impact the financial performance of the Group's telephone operations.


     BT has also started to market its services more aggressively to maintain its market position over other service providers. For example, BT recently began providing voice mail services on a national basis and caller ID services in digital switch areas, and has implemented on a national basis other services currently offered by the Group in its franchises, such as itemized billing. BT has also implemented extensive marketing campaigns to win back customers from cable operators.



     Ionica has also commenced offering a residential telephone service based on radio technology in certain of the Group's franchise areas.

     The introduction of international facilities licensing in 1996 has increased competition for international traffic, and the Group's telephone subscribers can obtain access to these alternative international service providers.


     In both the business telecommunications and residential telephone areas, the Group faces additional competition from Mercury, Ionica and mobile telecommunications providers such as Vodafone, Cellnet, Mercury One2One and Orange.


CABLE TELEVISION

     As a result of the ITC's practice of not granting more than one cable television license within a franchise area, the Group does not compete with other cable operators for subscribers within its franchise areas. The Group does, however, compete with programming provided by terrestrial stations, DTH satellite services, video cassette rental stores and SMATV systems and may in the future compete with programming provided by video-on-demand and other entertainment services provided by national PTOs and others.

     The principal current (and potential) competitors for the Group's cable television business are the following:

     Broadcast. Television viewing in the U.K. has long been one of the most popular forms of entertainment, and daily viewing time in the U.K. averages over 230 minutes per person (Source: BARB). Until 1989, four broadcast channels were the only source of television programming. Although the national television channels in the U.K. generally are perceived as providing high-quality programming, the Company believes that most viewers prefer a wider variety of television programming. The market share of cable television and satellite service programming is approximately one-third of all viewing in homes with cable television and satellite services (Source: BARB). In addition, the Company believes that the penetration of cable and DTH satellite services and the widespread use of VCRs, indicates a willingness on the part of many consumers in the U.K. to pay for additional programming.


     In addition to the four previous terrestrial channels, an additional commercial terrestrial channel (Channel 5) commenced broadcasting before March 30, 1997.


     The Company believes that its primary competitive advantages over existing terrestrial television are significantly more programming options, access in the future to advanced interactive services and, in some areas, improved television reception. The Company believes that terrestrial television benefits from its position as the traditional source of low cost television in the U.K.


     Under the Broadcasting Act 1996, the ITC has been given responsibility for the licensing and future regulation of digital terrestrial television which, on introduction, is expected to provide an additional 30 or more new terrestrial channels serving between 60% and 90% of the U.K. population. Forty percent of the channels will be reserved for digital broadcasting by the existing terrestrial broadcasters. In January 1997, BSkyB, Carlton Communications and Granada Group announced they had formed a joint venture, British Digital Broadcasting, and applied (in competition with another applicant) to the ITC for three frequency ranges to provide 15 digital terrestrial television channels, which will broadcast programming that may include BSkyB programming currently available only through DTH satellite or cable television as well as programming from the BBC. The ITC is expected to award the licenses in mid-1997. Digital terrestrial television would broadcast from land-based transmitters and could be received by consumers with conventional aerials. A digital decoder box would be needed to view the new channels, which would have digital picture and sound quality. BskyB has announced a joint venture with BT, Midland Bank and Matsushita called British Interactive Broadcasting to develop and market a digital set top decoder on a heavily subsidized basis. The introduction of digital terrestrial, as well as digital satellite, television will provide additional competition for the Group. See "Certain Regulatory Matters -- Future Developments -- Digital Broadcasting".


     The Group believes that its network has been designed such that the Group would be well placed to provide digital television services if providing these services in its franchise areas were to become commercially attractive. However, the Group has no immediate plans to introduce digital television services.

     DTH Satellite. DTH satellite television service providers obtain programming from a variety of sources (including some of those used by the Group) and transmit the programming signal up to a satellite which then retransmits the signal down to customers. In order to receive a satellite service, the customer must have an outdoor reception dish.

     DTH satellite services are widely available in the U.K., and the number of DTH satellite subscribers has increased from 500,000 in 1989 to approximately
3.5 million at December 31, 1996. BSkyB is the leading supplier of satellite programming in the U.K. See "-- Cable Television -- Programming". The Sky Multi-Channels package provided by BSkyB currently offers subscribers approximately thirty channels.

     In the multichannel television market, BSkyB is the Group's principal competitor as well as one of its most important sources of programming. The Group provides to its subscribers all of the channels included in the Sky Multi-Channels package. There can be no assurance that BSkyB will continue to provide programming to the Group on acceptable terms. However, as other programming sources become available, the Company believes that the Group may become less dependent on programming from BSkyB. See "-- Cable Television -- Programming".


     The Company believes that DTH satellite services will continue to be significant competitors in the future. However, the Company believes that cable television has a number of competitive advantages over DTH satellite service, including the following: (a) the higher up-front or ongoing costs for the purchase or rental of a satellite dish and related equipment required for DTH;
(b) the perception that satellite dishes are unsightly; (c) the long-term contracts (one-year) generally required for DTH satellite services; and (d) the ability of cable networks to offer telephone services and in the future to offer certain interactive and integrated entertainment, telecommunications and information services not expected to be available in the future through DTH satellite service.

     The Company believes that the principal competitive advantage of DTH satellite service is the monthly service charges for basic services and premium services which are lower than those for comparable services provided by the Group. Recent aggressive promotional activity by BSkyB has accentuated this advantage. In addition, BSkyB has announced its intention to introduce a digital DTH satellite service (offering the possibility of over 200 television channels) and a range of interactive services in the spring of 1998. The Company believes that DTH satellite services may become more competitive with cable service if digital services are successfully introduced in the U.K. such that satellite services can provide more channels and direct specific programming to particular subscribers.

     Other Competitors. The Group also faces competition from video cassette rentals and SMATV systems (which receive signals from either broadcast or satellite sources and then distribute them by cable to a discrete group of subscribers). Currently, no video-on-demand service is commercially available in the U.K. (although BT has conducted residential trials). However, the successful introduction of a video-on-demand service in the Group's franchise areas, particularly by a national PTO, would result in the Group's services being subject to increased competition. See "Certain Regulatory Matters -- Restrictions on National PTOs". SMATV systems can compete with cable television within a franchise area, but currently there are no SMATV systems licensed to provide service to more than 1,000 homes in the Group's franchise areas.

     New Technologies. The extent to which new media and technologies will compete with cable television systems in the future cannot be predicted and such media or technologies may become dominant in the future and render cable television systems less profitable or even obsolete. Certain operators currently are deploying digital compression technology in the U.S. If digital compression technology is deployed successfully in the U.K., it will enable the Group, as well as its terrestrial and digital DTH satellite competitors, to increase significantly the number of channels they are currently able to offer to their customers. An increase in the number of channels offered by terrestrial and DTH satellite services at competitive costs could affect the Group's current competitive position.

FRANCHISE AREAS


     The Group has been granted cable television licenses to provide cable television services in fifteen franchise areas that form a contiguous cluster of approximately 1,229,900 equity homes. The Group has been granted eight individual franchise telecommunications licenses and a national telecommunications license which will enable the provision of business and residential telecommunications in the Group's seven remaining franchises and elsewhere in the U.K. The table below sets forth the number of homes in the individual franchises areas according to CACI Information Services (for the franchises governed by individual franchise telecommunications licenses and the Burton-upon-Trent and Hinckley LDLs) and the ITC (for the other LDLs).



                                            OWNERSHIP         EQUITY HOMES
                                            ---------         ------------
TELECOMMUNICATIONS LICENSES
Nottingham.......................             100%              270,000
Mansfield........................             100%               85,000
Newark-on-Trent..................             100%               42,000
Grantham.........................             100%               22,000
Melton Mowbray...................             100%               19,000
Lincoln..........................             100%               52,000
Grimsby and Cleethorpes..........             100%               64,000
Leicester and Loughborough.......             100%              203,000

LDLS(1)
Burton-upon-Trent................             100%               94,000
Hinckley.........................             100%               45,000
Ravenshead.......................             100%                2,900
Bassetlaw........................             100%               41,000
Lincolnshire and South Humberside             100%              174,000
Chesterfield.....................             100%              107,000
Vale of Belvoir..................             100%                9,000
                                                              ---------
Total............................                             1,229,900
                                                              =========


(1) The Group has been granted an LDL for each of these franchise areas and a national telecommunications license that covers all of the U.K. including the LDL franchise areas but excluding the areas covered by the Group's individual franchise telecommunications licenses.

     Diamond's original franchise areas comprise a substantial regional market centered around the City of Nottingham. In addition, the LCL franchises and the Ravenshead, Bassetlaw, Lincolnshire and South Humberside, Chesterfield and Vale of Belvoir franchise areas are contiguous to the original Diamond franchises. All of the Group's franchises are concentrated in a single region and the Group owns a 100% interest in the licenses associated with each franchise. The Company believes that the Group's regional focus provides it with a number of advantages, including the ability to (a) achieve significant cost benefits in designing, constructing and managing a single network infrastructure and providing telecommunications services over an extensive area, (b) be more responsive to customer needs than its national competitors, thereby increasing customer loyalty and (c) increase its name recognition.

     Under present rules, the individual franchise telecommunications licenses covering these franchises last for 23 years from the date from which the cable system first becomes operative. Thereafter, these licenses are not extendable and application must be made for a new license. The individual franchise telecommunications license for the Nottingham franchise, which was the first to become operative, expires in 2013. The individual franchise telecommunications licenses currently held by the Group incorporate construction milestones which are reviewed by OFTEL. LDLs include milestones that are reviewed by the ITC. See "-- Milestones". The national telecommunications license lasts for an initial period of 25 years from the date of grant, April 28, 1997, and is then subject to revocation on 10 years' notice to expire at any time after April 28, 2022. For further descriptions of the Group's licenses, see "Certain Regulatory Matters".

     The Company may from time to time seek to acquire one or more new or existing franchises either in public tenders by the ITC or by private purchases from third parties. The Company anticipates that it will generally seek to acquire franchises that are contiguous to the Group's existing franchises and therefore can effectively be integrated into the Group's existing operations. No agreement for any specific material acquisition has been reached or is currently pending. The Group currently operates solely in the U.K. and currently expects that any future acquisitions would be of franchises or businesses in the U.K.

     An LDL enables an operator to provide cable television and (when held in conjunction with a telecommunications license) telecommunications services, utilizing not only cable networks but also microwave distribution systems. See "Certain Regulatory Matters". When such licenses are applied for by one operator, they are then generally advertised for competitive auction by the ITC. No license has been awarded for certain other geographic areas that are contiguous to the Group's franchise areas. The Group may bid for additional LDLs, if the bid price (including the estimated additional capital costs to complete the network) for the additional franchise areas provide an attractive return, in order to further improve the Group's operating leverage and increase asset value. If the Group were to be awarded any of the LDLs it may bid for in the future, the areas would be constructed in parallel with the existing franchises, but it is expected that the completion of the network for the enlarged area would be later than that planned for the existing area. In addition, to complete construction of an enlarged franchise area, the Group would be required to expend additional funds which, depending on the size of the franchise area, could be significant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

     In addition, the Group operates a master antenna television service to approximately 16,000 council properties in Nottingham. This service is provided by the primary cable television network without the necessity to build and operate a separate master antenna service system.

CONSTRUCTION


     As of March 31, 1997, approximately 498,000 of the premises in the Group's franchise areas had been passed by civils construction and a portion of the network passing approximately 385,000 premises had been activated. The number of premises activated represents approximately 38% of the Group's aggregate milestone requirements. Construction has now commenced in eight of the Group's franchise areas. While the projected rate of construction is governed principally by the applicable regulatory milestones, the path of construction in the Diamond franchises has, to date, been driven in part by the Company's strategy of targeting large business telecommunications customers. As a result, Diamond often concentrated the build out of its network to business telecommunications customers who were being solicited or to areas with a higher density of potential business telecommunications customers.

     The Group has undertaken a rapid acceleration in the build out of its existing franchise areas. During 1996 and 1995 over 172,000 and 173,000 homes respectively were passed by civils construction as compared with approximately 27,000 homes passed during all of 1994. While the pace of the Company's construction slowed during the first quarter of 1997, the Company intends to continue the rapid growth and development of network construction and activation to meet the Group's regulatory milestones. During the three months prior to March 31, 1997 the Company's pace of civils construction and activation slowed due in large part to the phase out during the period of one of the Company's largest contractors which went into liquidation. The Group may encounter difficulty in obtaining other qualified contractors and may encounter cost overruns or further delays in construction. As with other U.K. cable operators, the Group is generally required to use underground construction and cannot broadly employ mechanized construction methods due to existing underground utility infrastructure. The number of homes passed by the Group's civils construction substantially exceeded homes activated and homes marketed at March 31, 1997. At that date, approximately 23% of the network passed by civils construction had not been activated (as measured by homes activated as a percentage of homes passed by civils construction). At that date, approximately 23% of the homes activated by the Group's network had not yet been marketed. The Company expects to accelerate the release of homes for marketing as more homes are activated and as the percentage of homes activated but not marketed is reduced. This may place additional stress on the Company's management and operational resources. If the Group is unable to manage its expected rapid growth and development successfully, the Group's operating results and financial condition could be materially adversely affected.

     Diamond originally relied on its own construction team for the build out of its network. Since 1994, the Group has primarily used outside contractors, but believes that maintaining some in-house construction capability enables it to reduce the costs of construction and to manage its build out better. In particular, the in-house construction team provides a benchmark against which to measure fees from outside contractors and provides a reliable construction team for building out particularly difficult areas. Approximately 16% of the network constructed during 1996 was constructed using the Group's in-house team.

     Cable operators have the benefit of and must comply with the New Roads and Street Works Act 1991 (the "Street Works Act") which permits them to construct on public highways on the same basis as public utilities. This has, to some extent, reduced construction delays. See "Certain Regulatory Matters -- Cable Telecommunications -- Network Construction and Service Obligations".

     For a discussion of the Company's plans to fund construction see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

MILESTONES

     The Group is obliged by the milestones in its individual franchise telecommunications licenses and LDLs to construct a network to pass an aggregate of 1,021,894 premises within prescribed time periods. See "Certain Regulatory Matters -- Cable Telecommunications -- Network Construction and Service Obligations".

     Both Diamond and LCL failed to meet their original regulatory milestones. Diamond had failed to meet the milestones in its original licenses due principally to the unavailability of sufficient funding in periods prior to the acquisition in May 1994 by European Cable Capital Partners, L.P. ("ECCP") of a majority stake in Diamond and the decision to allocate resources to the building out of the Nottingham franchise. Having obtained revisions to its licenses, Diamond raised approximately $143 million at the end of September 1994 through the issuance of the 1994 Senior Notes and, after a slight delay due to construction planning and the hiring of contractors, began to accelerate the pace of the build out of its network.

     At December 31, 1995, the Group was obligated to meet specified milestones in eight of the Group's franchise areas where building was due to have commenced. Compliance with the milestones in these areas is in each case monitored by OFTEL. During June 1996, OFTEL informed the Company that it did not agree with the Company's historical method for calculating compliance with its milestone obligations and that the number of premises passed should be based only on the number of premises activated (the number of premises that can be connected to the cable network without further extension of transmission lines, apart from the final drop to the home). In calculating premises passed, the Company had historically included premises passed by civils construction (premises with ducting buried outside) but not yet activated. Based on OFTEL's method of calculating premises passed, the Group failed to meet its year-end 1995 milestones in six of its eight franchise areas. In three of these franchise areas -- Grantham, Newark-on-Trent and Melton Mowbray, the 1995 year-end milestones represented the final milestones required under each license.

     The Group has renegotiated its eight individual franchise telecommunications license milestone obligations with OFTEL. In five franchise areas where the final milestone has not yet fallen due, the Director General of OFTEL has formally modified the interim but not the final milestone obligations under the licenses to provide new quarterly milestones which the Group had met as at December 31, 1996 and March 31, 1997. In the other three franchise areas, OFTEL did not make any formal modification to the existing licenses, and the final milestones in these three franchise areas have now been met.

     In four of the seven franchise areas covered by LDLs, the Group was originally required to meet its first milestone obligations by the end of 1996. However, due to administrative delays in the granting of telecommunications licenses by the DTI covering these franchises, which were required before construction could commence, the ITC formally modified the Group's licenses to remove milestones that fell due at year-end 1996 and otherwise shift the annual milestones for those licenses back by 12 months. DCL was granted a national telecommunications license in April 1997. Due to delays in the commencement of construction in seven LDL franchise areas pending granting of the national telecommunications license, the Group intends to ask the ITC to modify the year-end 1997 milestones for certain of these franchise areas.

     The following table sets forth the milestones that are incorporated into the Group's telecommunications licenses and LDLs. Since the actual milestones that the Group is required to meet are specified individually for each of the franchises, the Group could meet the aggregate milestones but still fail to meet one or more individual franchise milestones and therefore subject a telecommunications license or LDL to the risk of revocation or termination.


                                                                                                    AFTER
GROUP FRANCHISE AREAS               1994     1995     1996     1997     1998     1999     2000       2000
------------------------           -------  -------  -------  -------  -------  -------  -------   --------
TELECOMMUNICATIONS LICENSE
MILESTONES(1)
Nottingham.......................   45,000   80,000  132,000  190,000  230,000  230,000  230,000    230,000
Mansfield........................   15,000   35,000   42,000   66,000   66,000   66,000   66,000     66,000
Newark-on-Trent..................    3,000   13,500   13,500   13,500   13,500   13,500   13,500     13,500
Grantham.........................    3,000   14,000   14,000   14,000   14,000   14,000   14,000     14,000
Melton Mowbray...................    3,000   10,000   10,000   10,000   10,000   10,000   10,000     10,000
Lincoln..........................    3,000   20,000   18,000   43,000   43,000   43,000   43,000     43,000
Grimsby and Cleethorpes..........    3,000   25,000   35,000   57,000   63,000   63,000   63,000     63,000
Leicester and Loughborough.......   40,620   53,620   76,000  100,000  149,000  200,670  200,670    200,670
LDL MILESTONES
Ravenshead.......................       --       --       --    2,500    2,500    2,500    2,500      2,500
Bassetlaw........................       --       --       --    1,000   10,000   19,000   28,000     32,800
Lincolnshire and South Humberside       --       --       --    5,000   25,000   45,000   70,000    144,000
Chesterfield.....................       --       --       --    8,000   28,000   60,000   80,000     89,000
Vale of Belvoir..................       --       --       --    1,000    2,000    3,000    4,545      4,545
Burton-upon-Trent................       --       --       --   10,000   29,000   45,000   66,000     77,675
Hinckley.........................       --       --       --    8,000   16,000   23,000   31,204     31,204
                                   -------  -------  -------  -------  -------  -------  -------  ---------
Aggregate Cumulative Totals......  115,620  251,120  340,500  529,000  701,000  837,670  922,419  1,021,894
                                   =======  =======  =======  =======  =======  =======  =======  =========
Aggregate Annual Totals..........  115,620  135,500   89,380  188,500  172,000  136,670   84,749

(1) Although reflected above on an annual basis, the Group's individual franchise telecommunications license milestones are measured on a quarterly basis.

     The table below sets forth by franchise and date the number of premises activated.



                                DECEMBER 31,      MARCH 31,       JUNE 30,      SEPTEMBER 30,     DECEMBER 31,    March 31,
                                   1995             1996           1996             1996             1996           1997
                                ------------      ---------      --------       -------------     ------------    ---------
Nottingham                          79,866          98,504        110,548           123,910          139,286       145,402
Mansfield                           11,686          20,863         32,755            40,474           46,916        50,879
Newark-on-Trent                      7,420           7,420          8,392            12,707           13,509        13,509
Grantham                                 0               0          3,503            11,515           14,894        15,719
Melton Mowbray                           0               0              0             9,819           10,045        10,045
Lincoln                              5,177           5,177         12,459            16,887           20,131        23,389
Grimsby and Cleethorpes              8,057          13,386         21,604            30,699           37,130        40,885
Leicester and Loughborough          57,366          61,007         67,766            77,017           83,280        85,562
                                   -------         -------        -------           -------          -------       -------
Cumulative Total                   169,572         206,357        257,027           323,028          365,191       385,390
                                   =======         =======        =======           =======          =======       =======


     The Group is potentially subject to enforcement orders from the Director General for failure to meet its telecommunications license milestones, which could lead to revocation of the relevant licenses. Similarly, in the event that the Group failed to meet the milestones for any of its LDLs, the ITC would have power to shorten the LDL period, impose fines or commence proceedings leading to revocation. In addition, under the Senior Banking Facility, failure to meet the Group's milestone obligations could under certain circumstances prevent further borrowing or result in an event of default. See "Certain Regulatory Matters -- Cable Telecommunications -- Network Construction and Service Obligations". The Group has not been subject to date to any enforcement action by OFTEL or the ITC due to missed milestones; however, there can be no assurance that OFTEL or the ITC will not take such action in the future.

SOURCES OF SUPPLY

     The Group obtains services and equipment for the construction and operation of its cable systems from numerous independent suppliers. As the Group has grown and its construction and purchasing needs have increased, the Group has sought to use its increased buying power to obtain more favorable pricing and contract terms.

     With certain exceptions, the Company believes that the Group can purchase the services and equipment it needs to operate its business from more than one source. However if a supplier of a product that involves significant lead time for production and delivery were to be unwilling or unable to supply the Group, the Group could suffer delays in the operation of its business, which could have an adverse effect on the Group. Further, in the case of certain supplies, limited competition in the provision of these materials has subjected (and may in the future subject) the Group to price increases higher than those experienced with other supplies.


     For certain products, the Group depends on a single supplier. Diamond has obtained exclusively from GPT certain telephone equipment, namely its switches, primary multiplexers and certain telephone transmission equipment. LCL has obtained such equipment from Nortel Limited. The Group obtains all of its cable television transmission equipment and set top converters from Scientific Atlanta. Scientific Atlanta, GPT and Nortel Limited are among the largest providers of cable television and telephone equipment in their respective markets. While the Group to date has experienced no significant difficulty in receiving products from these companies, the failure or inability of any of these companies to continue to supply the Group with these products in the future could have a material adverse effect on the Group.

     The Group has not experienced significant difficulty in obtaining timely deliveries of equipment and services. In order to reduce warehousing expenses, maximize inventory control and minimize the possibility that the Group will not have the required inventory to proceed with construction in a timely manner, the Group centralized its warehouse operations. Due to the high level of construction in the U.K. cable industry, delays may be encountered in obtaining certain supplies such as fiber optic cable; however the Group is making efforts to avoid such delays.


NETWORK ARCHITECTURE

     The network being constructed by the Group comprises an overlay of a cable television network and a telecommunications network. Portions of the network currently in the ground utilize conventional tree and branch architecture and the other portions utilize optical fiber node architecture with nodes serving up to 2,500 homes. Both of these portions of the network may need to be upgraded to achieve higher capability and reliability. This upgrading is not expected to require significant additional capital expenditure.

     The Group is now constructing a cable system in which optical fiber is employed to areas serving approximately 500 homes for both cable television and telecommunications services. The geography of the Group's franchise areas and the location of the cable television network's headends and the telecommunications network's switches dictate to some degree the physical construction of the cable television and telecommunications network. The Nottingham central network control office will control and monitor all other locations which will be interconnected to Nottingham supertrunking fiber network.

     Five switches are currently in operation in Nottingham, which is presently interconnected with three other switches, Mansfield, Lincoln and Grimsby. Leicester is presently interconnected with 2mb circuits to Nottingham. Two switches in Leicester are in service, with a third recently commissioned. The Company expects that an additional four switches will be commissioned during the build out.

     In addition to the existing switches, six remote concentrator units ("RCUs") are being interconnected to the Nottingham headend. The Company expects that an additional eight RCUs will be added during the build program. There are presently three cable television headend locations. The Nottingham location will monitor all headend locations. The interconnects are all fiber optics with two-way capability and status monitoring.

     The cable television headends consist of Scientific Atlanta and Magnavox fiber transmitters, fiber receivers, satellite receivers, signal processors, modulators, encoding equipment and network status monitoring and Panasonic automated tape distribution equipment. The cable television network is being constructed with Scientific Atlanta transmission equipment and set top converters. The Network's downstream upper frequency capability is 750 MHz. From the headends, fiber is deployed to each node for feeder distribution and from the node, coaxial cable is installed to the distribution points. The upper side of the downstream bandwidth will be 750 MHz. From the headends, fiber is deployed to nodes for feeder distribution, and from the nodes, coaxial cable is installed to the distribution points. The Group has begun the deployment of 750 MHz Scientific Atlanta set top converters, with capacity for 75 channels, as of February 1997.

     The telephone switches are GPT System X and Nortel DMS-100 platforms. The telecommunications network near the switch is fed directly by copper. Outside the copper service area, the telecommunications network uses Nortel or GPT SDH multiplexing equipment in a fiber self-healing loop configuration operating at 155 Mb/s ("STM 1"). Four nodes of 500 homes will be served off of each 2,000 home fiber ring. GPT and ASCOM 120 line primary multiplexers are located in the same street cabinet with the SDH multiplexers, and from there copper is fed down to approximately 30 homes per street cabinet. As the telephone network grows more distant from the switch, additional SDH rings operating at 622 Mb/s ("STM 4") will support four STM 1 rings. The telecommunications network has been designed so that as penetration and traffic intensifies, ring splitting will enable additional capacity to be carried. All network equipment, both cable television and telephone, is powered by battery backed-up power supplies.

     Telecommunications and cable television services are transmitted to the home through the same "Siamese" drop cable. The "Siamese" cable consists of two twisted pair telephone cables and a cable television coaxial drop cable manufactured in the same cable housing/insulation package so that both services are installed at the same time. From a subscriber's home, the telephone cable is run through the street cabinet up to the 500 home hub cabinet where calls are processed through a primary multiplexer which handles many calls and transmits them to the telephone switching equipment. The calls are then routed, if possible, to their final destination via the lowest cost routing, be it BT, Mercury, Energis, Global One or the Group's own network.

     The duct system is constructed with 89mm diameter duct with a 2.4mm wall thickness. Trunk cable routes usually contain multiple fiber and coaxial cables within four to six ducts. Distribution cable routes carry the drop cable to the subscriber premises and usually contain one or two ducts. A subscriber drop is placed inside either 25mm or 50mm duct which is buried in its approach to a residence to reduce cable drop cuts and other maintenance.

     The network will support 100% cable television penetration and 100% telephone penetration based upon cabinet space but only 50% telephone penetration based upon transmission equipment with hardware expandability to 96%.

     The Company believes that the Group's network architecture design, with respect to both telecommunications and cable television, will facilitate the transition to greater fiber distribution. It should allow for efficient utilization of primary multiplexers and eliminate the need for expensive digital cross connects to maximize switch port utilization. The Company believes that the network design has taken into account the need to be flexible with respect to both node and hub sizes and future developments that may lead to integration between the telecommunications and the cable television networks.


     The existing Diamond and LCL networks will be integrated in phases. The initial objective has been to physically connect the two networks through a fiber interconnect and this has been achieved with 2mb circuits, which are in place. The main purpose of the interconnect is for the central network control office (located in Nottingham) to have the ability to control the Nortel switches in Leicester, mainly for telephone purposes. This interconnect will also enable Nottingham to monitor the Leicester cable television headend and transfer data of route forwarding information between the two locations.

     The physical connection point will be in Loughborough which is located between Nottingham and Leicester and is the desired location for an additional (third) switch for the LCL franchise areas.

     Once the two networks physically have been joined and the interfacing is complete, maintenance and monitoring of call traffic will be possible, followed by integration of the wholesale and then the retail billing processes.

EMPLOYEES

     As of March 31, 1997, the Group had 882 employees, including 741 employees in operations and 141 employees in civils construction. With effect from February 1997, DCL began to directly employ residential salespeople, which increased the number of its employees. Previously salespeople had been employed by independent companies engaged by the Group on a subcontracting basis. The Group has not entered into any collective bargaining agreement with employees and the Company currently believes that the Group's labor relations are good.

LEGAL PROCEEDINGS

     No member of the Group is a party to any material legal proceedings, and the Company is not currently aware of any threatened material legal proceedings.

PROPERTIES

     At March 31, 1997, the Group leased or rented 22 properties for administrative and sales offices, hub, switch and head-end sites, warehouse and equipment sites. At that date, the Group leased an aggregate of approximately 179,000 square feet of real property, of which approximately 103,700 square feet consisted of external equipment and warehouse storage space. The Group owns its 44,000 square foot head office and headend/switch site in Nottingham, which was constructed in 1995 at a cost of approximately L.3 million. The Group also owns a switch site property of 4,688 square feet located at Shepshed.

                           CERTAIN REGULATORY MATTERS

GENERAL

     Cable television and cable telephone service industries in the U.K. are governed by legislation under the Telecommunications Act, the Broadcasting Act 1990, which replaced the CBA, and the Broadcasting Act 1996. The operator of a cable television and cable telephone franchise in the U.K. covering more than 1,000 homes requires the following two principal licenses for each franchise area:

         (a) a telecommunications license, granted under the Telecommunications Act by the Secretary of State and supervised by the DTI and OFTEL, which authorizes the installation and operation of the telecommunications network used to provide cable television and cable telephone services, and

         (b) a cable television license, which authorizes the provision of broadcasting services within a defined geographical area and which may be either:

              (i) a Prescribed Diffusion Service License ("PDSL"), granted under the CBA prior to 1991, which allows an operator to provide cable television and other entertainment services by means of a cable network, or

              (ii) an LDL granted since January 1, 1991 under the Broadcasting Act 1990, which allows an operator to deliver television and other programming services by means of a licensed telecommunications network including a cable network.

     Each type of license described above contains various conditions, and in the event of the breach of such conditions, the Director General or the ITC, as appropriate, could issue an enforcement order and ultimately commence proceedings to require compliance or to revoke such licenses.

     Under the Broadcasting Act 1990, cable operators may elect to replace certain PDSLs with LDLs with similar terms.

     The regulatory environment in the U.K. has generally encouraged the development of the cable telecommunications and the cable television industry by, among other things, licensing only one operator for each cable franchise area and restricting the national PTOs from using existing telecommunications networks to carry broadcast entertainment.

     The Labour Party stated that it would review the existing regulatory structure if it came into power and, having come to power on May 1, 1997, has announced its intention to open discussions with BT regarding the restrictions on BT carrying broadcast entertainment over the existing network. See "-- Cable Telecommunications -- Restrictions on National PTOs".


     CABLE TELEVISION

     The Broadcasting Act 1990

     The Broadcasting Act 1990 established the ITC to license and regulate commercial television services (terrestrial and satellite) and the Radio Authority to regulate radio services. The ITC's functions are, among other things, to grant licenses for television broadcasting activities and to regulate the commercial television sector by issuing codes on programming, advertising and sponsorship, monitoring programming content and enforcing compliance with the Broadcasting Act and cable television license conditions. The ITC has the power to vary cable television licenses and impose fines and revoke such licenses in the event of a breach of the license conditions. The ITC also enforces ownership restrictions on those who hold or may hold an interest in licenses issued under the Broadcasting Act. See "-- Cable Television Licenses -- Ownership Restrictions".

     CABLE TELEVISION LICENSES

     General. As of December 31, 1996, cable television licenses had been granted for franchise areas covering approximately 16.5 million out of approximately 22 million total homes in the U.K. The ITC has indicated that it will grant only one cable television license for each geographical area for the foreseeable future. The ITC also has indicated that certain areas, for which cable television licenses have yet to be awarded, may be advertised at the request of applicants. Such licenses (LDLs) are generally awarded after competitive bids. Before awarding an LDL, the ITC must be satisfied as to certain matters, including the technical specification of the proposed system; that the applicant has sufficient funding to run the franchise; and that the applicant is a fit and proper person to be awarded a license. The ITC will award the LDL to the highest bidder unless there are exceptional circumstances, including that the coverage proposed to be achieved by another applicant is substantially greater than that indicated in the technical plan of the highest bidder, such that it is appropriate to award the license to that other applicant. In addition, all applicants must undertake to pay a percentage of qualifying revenue ("PQR") to the ITC in each year of the license.

     Cable operators may carry U.K. licensed broadcast services, foreign satellite programmes or text in their services. Cable television licenses also require cable operators to ensure that advertising and foreign satellite programs carried by them as part of their services conform to the restrictions set forth in the codes on advertising, sponsorship and programming issued by the ITC. Cable television licenses also impose an obligation on licensees to provide any information which the ITC may require for purposes of exercising its statutory functions.

     Term, Renewal and Revocation of Cable Television Licenses. The Group holds eight PDSLs which were issued for 15-year terms. The Group also holds seven LDLs, four of which were granted on September 1, 1995 and three of which were granted on September 13, 1996, all for 15-year terms.

     An application may be made to the ITC to extend a PDSL for up to an additional eight years if the cable operator holds a 23-year telecommunications license. Fees would continue to be payable on the same basis as for the unextended PDSLs and no PQRs or cash bids would be payable during this 8-year term. If the Group elects to extend the PDSLs, the Group will upon expiration of such PDSLs as so extended, be required to apply for a new LDL under the competitive bid procedures described above. If the Group elects not to extend a PDSL, the Group may apply to the ITC (no earlier than five years prior to the expiration of the PDSL) for a replacement 15-year LDL, with respect to which it must agree with the ITC on the amount of the cash bid and PQR payments that will be payable over the term of the LDL (based on what would have been offered if the franchise had been offered for competitive bids).

     The Group's PDSLs will currently all expire in 2005. The Group has not yet applied to extend any of its PDSLs, nor has it applied for any replacement LDLs under the procedure outlined above, since more than five years remain before their expiration.

     The ITC may refuse an application for renewal, but only on limited grounds, including that the ITC proposes to grant a license in an area different from that described under the existing license or that the applicant is not providing services through the whole of its franchise area.

     The ITC may, after consultation with the DTI and the Director General, revoke a cable television license if an operator fails to comply with its conditions or with any direction of the ITC, and the ITC considers revocation to be in the public interest. The ITC must be notified of changes in control of the licensee, of changes in directors and of certain other changes in shareholdings in the licensee. If there is any change in either the nature or characteristics of an operator that is a corporate entity, or any change in persons controlling or having an interest in it, the ITC can revoke the license if, as a result, it would not have awarded the license had the new ownership or control existed at the time the application for the license originally was considered. The ITC can also revoke any cable television license in order to enforce restrictions on ownership contained in the Broadcasting Act 1990 (see below) and can impose fines and shorten the license period of LDLs.

     A cable television license is transferable only with the consent of the ITC, and several of the Group's cable television licenses were transferred to DCL from various of the Group's wholly owned subsidiaries with that consent.

     The Group also holds two licenses to provide television program services under the Broadcasting Act 1990. The license for the Leicester Community Channel came into force on June 29, 1992 and the license for Diamond Vision on August 29, 1995. Both licenses are for a period of 10 years.

     Ownership Restrictions. The ITC has a general duty to ensure that cable television licenses are held by "fit and proper" persons and may exercise control over who may hold a license where financial assistance is provided to, or influence is exercised over, a licenseholder which may produce results which it considers adverse to the public interest. The Broadcasting Act 1990 also contains specific restrictions on the types of entities which may hold cable television licenses or significant interests therein. Cable television licenses may not be held by a local authority, an advertising agency, a religious or political body (or one of its officers) or any entity controlled by them. Ownership restrictions also apply to ownership of different licensed services (including local delivery services, television, satellite and radio services and newspapers), or associates of entities operating such services. See "-- Media Ownership". While PDSLs in most respects continue to be regulated under the Broadcasting Act 1990 and the Broadcasting Act 1996 as if the CBA remained in force, the ownership restrictions for PDSLs and LDLs are substantially similar.

     There is currently no restriction on the number of cable television licenses which may be held by any person.

     CABLE TELECOMMUNICATIONS

     The Telecommunications Act

     The Telecommunications Act provides a licensing and regulatory framework for telecommunications activities in the U.K. and established OFTEL under the Director General as an independent regulatory authority. Telecommunications policy is overseen by the DTI. The DTI on behalf of the Secretary of State also has primary licensing authority under the Telecommunications Act, although it may delegate that authority to the Director General. The functions of the Director General are, among other things, to monitor and enforce compliance with telecommunications license conditions, establish and administer standards for telecommunications equipment and contractors, and investigate complaints and exercise certain functions concurrently with other regulators to promote or ensure competition in telecommunications markets. The Director General may modify telecommunications licenses either with the agreement of the licensee following a statutory period of public consultation or following a report by the MMC. The Director General is also empowered to issue enforcement orders requiring compliance with telecommunication license conditions which have been breached (see below).

     Telecommunications Licenses

     The Group holds eight individual franchise telecommunications licenses and a national telecommunications license which covers those areas of the U.K. for which it does not presently hold a telecommunications license, including the areas for which it has been granted LDLs. The national telecommunications license is intended to cover the Group's LDL franchises, but the Group has the option of relying on its original applications for individual telecommunications licenses for those areas. However, no assurance can be given that a national telecommunications license will be granted to the Group. In addition, the Group holds temporary telecommunications licenses granted under section 7 of the Telecommunications Act on September 16, 1994 and December 21, 1994 to interconnect telecommunications systems run by Diamond Cable (Newark on Trent) Limited and Diamond Cable (Lincoln) Limited, and to run telecommunications systems in the Coalville area of Leicestershire, respectively. These temporary licenses may be revoked by the Secretary of State on one month's notice. A telecommunications license authorizes a cable operator to install and operate the physical network used to provide cable television and cable telecommunications services. It also authorizes the operator to connect its system to other television and telecommunications systems, including those operated by the PTOs, the terrestrial broadcasting authorities and satellite broadcasting systems. Although individual franchise telecommunications licenses granted to a cable operator are for a particular area, they are not exclusive and, as a result, a cable telephone operator is subject to competition with respect to the provision of telephone services from national PTOs such as BT and Mercury and other telephone service providers in its franchise area. There are now over 200 telecommunication licensed operators in the U.K. See "Business -- Competition -- Business Telecommunications" and "Business -- Competition -- Residential Telephone". Following the Duopoly Review, the Government has granted a telecommunications license to any applicant provided the applicant has satisfied certain requirements, including with respect to financial viability and, in some cases, service commitments. See "-- Duopoly Review".



     A cable operator's telecommunications license contains conditions regulating the manner in which the licensee operates its telecommunications system, provides telecommunications services, connects its systems to others and generally operates its business. A cable operator's telecommunications license also contains a number of detailed provisions relating to the technical aspects of the licensed system (e.g., numbering, metering and the use of standard technical interfaces) and the manner in which the licensee conducts its business (e.g., publication of certain prices, terms and conditions). In addition, a cable operator's telecommunications license contains prohibitions on undue preference and discrimination in providing service and unfair cross-subsidy of other services. The cable operator's telecommunications license also requires the licensee to comply with certain codes of practice and to provide any information which the Director General may require for the purposes of carrying out his statutory functions. Failure to comply with an enforcement order in respect of a breach of a telecommunications license condition might give rise to revocation, an injunction by the Director General or to a third party's right to damages. OFTEL indicated in January 1997 that it is reviewing the PTO licenses held by cable operators to convert them to the "slimline' format of BT and Mercury's current licenses. This will involve the deletion of a number of the obligations currently in the Group's telecommunications licenses.



     The telecommunications licenses of BT and Mercury now contain a condition, referred to as the fair trading condition, which prohibits any abuse of their dominant position and any agreement or concerted practice between the licensee and other entities restricting or distorting competition in the telecommunications market. OFTEL is seeking the consent of other operators, including the Group, to include the fair trading condition in their telecommunication licenses during 1997.


     The fees payable for the telecommunications license consist of an initial fee payable on the grant of the license and annual fees thereafter. The annual fees are based on a proportion of the costs of the Director General in exercising his functions under the Telecommunications Act and in certain cases a proportion of costs of the MMC incurred in relation to license modification references under the Telecommunications Act.


     A telecommunications license is not transferable. However, certain changes in ownership of an entity holding a license are allowed, subject to compliance with a notification requirement.

     Network Construction and Service Obligations

     Where a cable operator holds a PDSL or an LDL replacing a PDSL (see " -- General"), the milestones are contained in the corresponding telecommunications license and are reviewable by OFTEL.

     Where, on the other hand, a cable operator holds a new LDL which is not a conversion from a PDSL, the milestones are contained in the LDL and are reviewable by the ITC.


     Each of the Group's individual franchise telecommunications licenses prescribes milestones which require the Group to construct its network to pass a specified number of premises within prescribed time periods. The milestones may be varied by the Director General if he considers that the variation would enable the licensee to meet the final milestone more easily. The final milestones can be modified only following a public consultation period and with the approval of the Director General. If the milestones prescribed by a telecommunications license are not met, the Director General may take enforcement action which, if not complied with, could result in the revocation of such license. Similarly, the LDLs which the Group has acquired contain build milestones which may be varied by the ITC. See "Business -- Construction" and "Business -- Milestones". The Company understands that all milestones from now on will be contained in LDLs. The Company also understands that the ITC will have jurisdiction to enforce these milestones. To date, the ITC has not published any guidelines on enforcement of milestones.

     Where a cable network has been installed, a licensee must provide a cable television service to anyone who reasonably requests it. A cable operator is not required to provide telephony services, but where it does so, and achieves a 25% or more share of the relevant market for such services (as determined by the Director General) within its licensed area, the licensee may, at the direction of the Director General, be required to ensure that telephone services are available to anyone in the licensed area who reasonably requests them. The Group has not received any such direction from the Director General.

     Under a telecommunications license, the cable operator is subject to and has the benefit of the Telecommunications Code promulgated under the Telecommunications Act. The Telecommunications Code provides certain rights and obligations with respect to installing and maintaining equipment such as ducts, cables and cabinets on public or private land (including the installation of equipment on public highways). The activities of cable operators under the Telecommunications Code are also subject to planning legislation.

     Cable operators have the benefit of, and must comply with, the Street Works Act, which provides them with the same rights and responsibilities with respect to construction on public highways as other public utilities. The Street Works Act standardizes fees for inspections of construction works by local governmental authorities and standardizes specifications for reinstatement of property following excavation. As a result, construction delays previously experienced by cable operators because of separate and often lengthy negotiations with local governmental entities have been reduced.

     Cable operators are required to post bonds for local authorities in respect of their obligation to ensure reinstatement of roads and streets in the event the operators become insolvent, cease to carry on business or have their telecommunications license terminated. In order to install equipment on private property cable operators must obtain legal permission from occupiers, property owners and others.

     Term, Renewal and Revocation of Telecommunications Licenses


     To date, telecommunications licenses have generally been granted for periods of 15 or 23 years. Seven of Diamond's individual franchise telecommunications licenses were granted for an initial period of 23 years, and one was granted for an initial period of 15 years, both periods commencing on the date specified by the Secretary of State (which, in practice, is the date on which the cable system first becomes operative). The 15-year telecommunications license was subsequently amended to a 23-year license. The Group's national telecommunications license is for an initial 25-year term and continues thereafter subject to a 10-year notice period.


     Upon expiration, a telecommunications license cannot be extended and application must be made for a new license.

     A telecommunications license may be revoked if the licensee fails to pay the license fees when due, fails to comply with an enforcement order, upon the occurrence of certain insolvency-related events or if the cable television license relating to the licensee's system is revoked. A telecommunications license may also be revoked if, among other things, the licensee fails to give the required notification to the DTI of changes in shareholdings and changes in control and agreements affecting control of the licensee, or if the DTI concludes that any such change would be against the interests of national security or the U.K. Government's international relations.

     Duopoly Review

     In 1991, the U.K. Government concluded in its Duopoly Review that the termination of the duopoly policy (which permitted only BT and Mercury to operate local, national or international fixed-link networks in the U.K. to provide public telephone services) might increase competition and benefit consumers in the U.K. telecommunications market. As a result, the U.K. Government revised its policy and determined that application for licenses would be considered from any person seeking to operate new telecommunications networks over fixed links within the U.K. Such licenses normally would be granted subject to the general statutory duties of the DTI and the Director General to ensure the provision of telecommunications services, to satisfy all reasonable demands for them and the ability of a person providing the services to finance their operations.

     The Duopoly Review also recommended specific amendments to license conditions that are particularly important to cable operators. Until the Duopoly Review, for a cable operator to provide telephone services it had to enter an agreement with BT or Mercury with respect to the terms and conditions (including price) under which the operator would provide telephone services, obtain a determination from the Director General that services could be provided and operate its network as agent for either BT or Mercury. Since the Duopoly Review, cable operators have been permitted to provide all forms of wired telecommunications services in their own right, including the ability to switch their own traffic. The Duopoly Review also recommended changes to and further study of arrangements relating to interconnection, number portability and equal access (discussed below).

     As a result of the Duopoly Review, the Group applied for and received modified telecommunications licenses to enable the Group to provide wired telecommunications services in its own right.

     Interconnect Arrangements

     The ability of cable operators to provide viable voice and other telecommunications services is dependent on their ability to interconnect cost-effectively with other PTO's telecommunications networks in order to complete calls that originate from a customer on their cable network but that terminate off their network or that originate from a customer off their cable network and terminate on their network. Since the Duopoly Review, cable operators with contiguous franchises have been able to connect their networks without regard to whether they are under common ownership without using the services of BT or Mercury.


     The DTI is able to consider applications by cable operators to join more distant franchises, and Diamond has a license to link two of its franchises which are not adjacent to one another. DCL is now able to link non contiguous franchises under its national telecommunications license without the need to apply to the DTI.

     PTOs are required under their telecommunications licenses to enter into interconnection agreements with other PTOs such as the Group (if requested to do so by such a PTO), and the Group has interconnection agreements with BT, Mercury, Energis and Global One. The BT agreements may be terminated by either party upon two years' notice, the Mercury agreement may be terminated by either party upon three years' notice, the Energis Agreements may be terminated by either party on six months' notice and the Global One agreement may be terminated by either party upon one month's notice after an initial term of one year. If the Group is unable to negotiate acceptable pricing terms with BT, Mercury, Energis or Global One in connection with any continuation or extension of these agreements or scheduled reviews of these agreements, the Group may request that the Director General determine such terms. A recent case has established that it is possible for a regulated company to challenge in the U.K. courts a determination by the Director General of terms of interconnection agreements. The Director General also has the power to make determinations in respect of certain obligations of any party under an interconnection agreement.


     OFTEL currently determines standard interconnect charges. The first interim charge determination covered the period from April 1, 1995 to March 31, 1996. Interim charges are based on forecast financial statements (on a fully allocated costs basis). OFTEL has now assessed final charges based on BT's final financial statements for that period. At the end of 1996, OFTEL completed another consultation process and published interim charges for the period from April 1, 1996 to March 31, 1997. As a result of these revised charges, the Group will receive outgoing interconnect charge rebates, and must pay incoming termination rebates for periods from April 1, 1995. The Company has estimated that the rebate due to the Group will exceed the rebates to be paid by the Group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations for the Three Years Ended December 31, 1996 -- Revenue".

     On March 20, 1996, the Director General published a consultation paper in which OFTEL proposed basing interconnection charges on forward looking incremental costs. It is proposed that this would take effect from August 1997, subject to a network price cap. This would impose a Retail Price Index ("RPI") minus X cap on interconnect prices. Within that cap it is proposed that OFTEL would impose floors and ceilings for interconnection services, which would control BT's prices for its various interconnection services.

     In June 1996, the Director General published a statement in which he made it clear he is proposing to replace the annual determination of charges with a system of network controls for those services which are not competitive, using baskets of interconnection services, each subject to a charge cap formula of RPI minus X. Charges for those services which are expected to become competitive during the next price control period, i.e. from August 1997 until the middle of 2001, will not be included in the network baskets, but will be governed by safeguard caps of RPI plus 0%. Charges for those services which are expected to become competitive before August 1997 or which are determined by the Director General to be competitive during the control period, will be free of network controls. The value of "X" has not as yet been decided. Neither have the "floors and ceilings" of prices within the baskets. OFTEL published a further consultation document in May 1997 ahead of final proposals which OFTEL expects to publish in July 1997, which will then be put to BT for its consent. If BT were to fail to agree, there may be a reference to the MMC. In the period before recommendations of the MMC were implemented, the current interconnection regime would continue. Due to delays in the consultations the current regime will now continue until October 1997.


     Price Regulation

     Although to date the Group has for the most part been able to price its cable telephone call charges below those of BT, there can be no assurance that it will be able to continue to do so in the future. BT currently is subject to controls over the prices it may charge customers for network services, including a requirement that the overall basket of charges may not be changed by more than an amount equal to the percentage change in the RPI less 7.5% (and BT may, as a result, have to decrease prices). In particular, BT may not increase charges for certain services by more than the amount of the percentage change in the RPI.


     OFTEL's latest proposals for control of BT's retail prices have been incorporated in BT's license. The retail price controls will continue until 2001 and are stated to be the last such controls. The controls will only be put in place where consumer protection is required, that is, for low to medium-spending residential customers and small businesses. The current RPI minus 7.5% price cap will be replaced with effect from August 1997 with a cap of RPI minus 4.5% on the narrower basket of services described above. Safeguard caps of RPI plus 0% will be imposed on certain services. OFTEL has indicated that this is likely to be the last retail price control imposed on BT. See "Business -- Competition -- Residential Telephone".


     BT has limited opportunity for differential pricing to the same class of customer because it is subject to prohibitions on undue preference and undue discrimination across the U.K. Following the Duopoly Review, BT's telecommunications license was modified to permit it to offer discounts to high volume users, subject to several conditions. However, BT may not offer discounted services in local markets without offering the discounts nationally if such discounts result in undue discrimination or unfair cross-subsidy. Following modifications made to BT's telecommunications license in 1995, the Director General is proposing an amendment to BT's telecommunications license to ensure that BT's interconnect prices are sufficiently transparent to enable a comparison between the component elements of BT's charges to the Group and other operators with those charged by BT to itself and to ensure that BT does not favor its own business over that of other operators. The proposals for price controls will mean further modification of interconnect prices in 1997.


     The telephone service prices charged by the Group and other service providers other than BT currently are not regulated by the Director General, although undue preference, undue discrimination, linked sales and cross-subsidy regulations within each of its franchise areas currently do apply to the Group.

     Indirect and Equal Access

     Indirect access is access to a customer through another operator whereas equal access means preselection by the customer of the indirect access operator or dialing parity, where the number of digits dialed for calls over the first (access) network is the same as for calls over the second (indirect) network. In July 1996, OFTEL released a statement setting out its policy on indirect and equal access, dealing with the continued provision by BT of indirect access to Mercury and other operators, the possible extension of the obligation imposed on BT to include equal access, and the possible extension of an indirect access obligation to Mercury and other "non-dominant" operators.

     OFTEL concluded in its statement that indirect access will remain an important route for many customers who are not yet able to take advantage of competition in direct connections to receive the benefits of competitive provision of telecommunication services and that, given BT's continuing dominant position in the direct access network, BT should continue to be obligated to provide indirect access to other operators. However, OFTEL also concluded that this obligation on BT should not extend to providing equal access to other operators. OFTEL, having commissioned a cost benefit analysis, concluded that, rather than a cost benefit, there would be a significant net cost in implementing equal access. Further, OFTEL concluded that "non-dominant" operators (such as Mercury and the cable operators) should not be required to give indirect access to other operators. Although all PTO licenses include a condition regarding the provision of indirect access, it is subject to a number of tests including the need to ensure that the requirements of fair competition are satisfied and that indirect access, in all the circumstances, is reasonably required. OFTEL considered that these tests were not satisfied. However, OFTEL stated that it considers the "well established" operator threshold of 25% of customer connections in a relevant market to be a useful guide in determining whether a "non-dominant" operator should, in the future, be required to grant indirect access to other operators. OFTEL stated that this threshold would not automatically mean that the operator would be required to grant indirect access, but that OFTEL would investigate the issue further in respect of that operator and market conditions generally once that threshold was reached.


     Number Portability

     Telephone subscribers changing their telephone service to a cable operator have historically had to change their telephone numbers. As a result certain business customers have been reluctant to switch carriers because they would lose their existing telephone numbers. In response to this, Diamond has provided its business customers with the opportunity to use the Group's telephone service for their outgoing telephone calls, which generally carry higher revenues than incoming calls, and for their specialized telecommunications needs, while retaining their existing service provider (and their existing telephone number) for incoming telephone calls.

     In January 1994, the Director General announced that OFTEL was working on directives to require BT to introduce number portability for the cable operators who had provided OFTEL with the necessary information as to where and when they could provide portability to BT. The Director General's statement indicated that number portability may be introduced in the geographic areas where it is technically feasible in the foreseeable future. BT rejected a framework proposed by OFTEL for determining the charges payable for number portability in the event of a dispute between BT and other operators. In April 1995, the Director General referred the matter to the MMC to establish whether the failure of BT to reach agreements with other operators on the commercial terms and conditions for number portability was against the public interest, and if so, whether the adverse effects could be remedied or prevented by modifications to the conditions of BT's telecommunications license. On December 14, 1995, the Director General announced the MMC's conclusions, including that the absence of number portability operated against the public interest, that the absence of number portability was an obstacle to operators' (including cable operators) ability to win customers from BT, that the introduction of number portability will strengthen competition, and that BT's telecommunications license should be modified (following a statutory consultation period) to enable the allocation of BT's costs incurred in this regard between BT and other operators (including cable operators), with BT bearing the greater share. The MMC also noted that there is general agreement in the industry that reciprocity should continue to be an essential element in the introduction of number portability, and that the arrangements to be made for allocating portability costs need to take account of the fact that BT will not always be the exporting operator. BT's telecommunications license has been modified accordingly, and the telecommunications licenses of the other national PTOs are expected to be modified later in 1997.

     On April 9, 1997, OFTEL issued a Statement which set out OFTEL's proposals to modify the license conditions of Mercury and other fixed operators including cable operators to ensure that they provide number portability. The license modifications would ensure that number portability is available for all users of fixed phones and, in addition to portability of geographic numbers, covers portability of specially tariffed services such as toll-free (0800), premium rate and national rate services.

     The license modifications take full account of the MMC report and are based on the current license condition in BT's PTO license. They also apply the MMC's principles on the charges which operators can make to each other for providing portability. In particular, the following principles are applied:

       (i) the licensee would be required to provide portability on request from another qualifying licensee;

      (ii)  the principle of reciprocity would apply;

     (iii) each licensee would be required to pay the initial costs of modifying its network;

      (iv) each licensee would be able to pass on to the other licensee concerned the costs of enabling individual customers to port their numbers;

       (v) the exporting licensee would not directly charge the importing licensee for any additional conveyance costs associated with routing a call to a ported number; and

      (vi) if requested, the Director General would determine the reasonableness of the terms and conditions upon which portability was offered.

     OFTEL expects that portability of some non-geographic numbers will become available in July 1997.

     Restrictions on National PTOs

     The Duopoly Review maintained restrictions upon BT and other national PTOs from conveying or providing entertainment services (such as the cable television services currently provided by the Group) over their national telecommunications networks. The new Labour government has stated that its policy is to review the restrictions upon the conveyance and provision by BT and Mercury of broadcast entertainment ahead of the schedule set by the former Conservative government, which did not intend to review the restrictions on conveyance until 1998 and the restrictions on provision until 2001. The Duopoly Review policy did not prevent the national PTOs from providing cable television services of the kind currently provided by the Group, but it did require that such services be provided through separate systems by separate subsidiaries of the national PTOs under separate licenses similar to those held by the Group. The ITC's policy of granting one cable television license for each geographic area has ensured that no national PTO subsidiaries compete with the Group in the provision of cable television services in the same area. BT currently owns and operates one broadband cable franchise in the U.K., in Westminster, central London and was the highest bidder for the Milton Keynes franchise, which has yet to be awarded. Since April 1, 1994, cable television services may be provided locally by the national PTOs without requiring separate subsidiaries, although all other licensing requirements, including the need for the national PTO to obtain an LDL to provide cable services within each locality, will remain applicable to both national PTOs and to other cable operators such as the Group. In November 1994, the DTI stated that if national PTOs (including BT and Mercury) successfully bid for a new cable television license, the DTI would be prepared to issue a telecommunications license to enable any such national PTO to convey entertainment services over its own systems within the relevant franchise area.


     Following a consultative document issued in March 1996, the U.K. Government announced on June 6, 1996, that it was ending the duopoly between BT and Mercury as international carriers from the U.K. A license holder may now provide international services from the U.K. on telecommunications facilities owned and controlled by the company providing the service, and will be able to offer services on any route it chooses. A large number of international facilities licenses have been granted.




     On September 29, 1993, the ITC issued a statement in which it concluded that national PTOs such as BT could provide a "video-on-demand" service nationally over their telecommunications networks without requiring further regulatory changes in respect of the conveyance of such services (although the programming itself might require a license). A "video-on-demand" service was defined by the ITC as a service in which individual programs are transmitted to only one household at a time in response to a particular request. As such, a "video-on-demand" service in this context does not embody cable television services of the kind provided by the Group for simultaneous reception in multiple residential households. The ITC noted that its conclusions were shared by other regulatory bodies (i.e., the DTI and OFTEL), but that its conclusions, if disputed, could only be definitively resolved in the courts.

     Currently, no video-on-demand service is commercially available from any PTO. However, BT ran a pilot program for this service to the homes of a limited number of BT employees and is understood to have run an interactive TV, including video-on-demand, commercial pilot program. Mercury has also announced that it is considering a video-on-demand pilot program. In July 1994, the House of Commons Trade and Industry

Select Committee issued a report on optical fiber networks in which it recommended, among other things, (i) that national PTOs be permitted to apply to provide broadcast entertainment on a franchise by franchise basis, subject to all existing franchises being exclusive for seven years from the grant of the original licenses, (ii) that all restrictions on national PTOs conveying or providing entertainment be lifted by the end of 2002, provided that the PTOs permit fair and open access to their networks and (iii) that national PTOs (amongst others) be entitled to bid for cable television franchises in unfranchised areas by the end of 1995. The DTI, OFTEL and the ITC have stated that lifting these restrictions would limit competition by jeopardizing the investment programs of cable operators. The Labour Government policy is to review the restrictions on national PTOs, and in a speech by the Labour Party leader on October 3, 1995, it was proposed that a Labour government might increase BT's regulatory freedom. The Labour Government has announced its intention to commence discussions with BT.




     FUTURE DEVELOPMENTS

     Digital Broadcasting

     The Broadcasting Act 1996 introduced provisions for the licensing of digital terrestrial broadcasting and introduced a "must carry" requirement on cable companies where both program provider and cable operator use digital technology to ensure the universal availability of designated public service channels. Must carry obligations concerning public service channels already apply to holders of PDSLs.


     The Broadcasting Act 1996 permits the initial availability of six television multiplexes, or frequency bands giving substantial national terrestrial coverage, each with the ability to carry several television channels. The new legislation includes provisions for the ITC's licensing of "multiplex providers", who would initially be allocated, in aggregate, the six multiplexes for 12-year license periods. Each multiplex provider will contract with broadcasters for the transmission of the broadcasters' television services via its allocated frequency. All existing terrestrial broadcasters, including Channel 5, would be offered half a multiplex and the BBC would be awarded its own multiplex, with competition between other operators for the remaining capacity. The ITC announced on October 31, 1996 that it would accept applications for licenses to provide terrestrial digital television services. On January 31, 1997, the deadline for applications, the ITC had received two competing applications for three of the multiplexes. One of the applicants, British Digital Broadcasting, is a joint venture by BSkyB, Carlton Communications plc and Granada Group plc. The ITC has indicated it will award the licenses in mid-1997.

     In addition, on August 23, 1996 regulations came into force to implement in the U.K. the European Advanced Television Services Directive. The Advanced Television Services Regulations apply in relation to conditional access to digital television services broadcast to viewers in the EEC, irrespective of the means of transmission, and therefore apply whether digital television services are transmitted by cable, satellite or terrestrial means. The regulations provide that licenses for industrial property rights for manufacturers of consumer equipment must be granted on fair, reasonable and non-discriminatory terms.


     On January 7, 1997 regulations came into force which provide that those operators who do not only self-provide conditional access services to digital television services will have to provide such services to all broadcasters who require such services on a fair, reasonable and non-discriminatory basis.

     The DTI has also published a class license for the provision of conditional access services under the Telecommunications Act authorizing the running of certain conditional access systems. Conditions in the class license impose a requirement that technical conditional access services to digital television services are offered on a fair, reasonable and non-discriminatory basis enabling broadcasters to gain access to viewers through any base of decoders which can receive their signal. In addition, conditional access operators are required to cooperate with cable operators so that cable operators are able to transcontrol and rebroadcast television services using their own conditional access system without incurring unnecessary or unreasonable expense. The class license also contains fair trading provisions.


     Following public consultations, OFTEL published guidelines on the regulation of conditional access services for digital television. The guidelines set out how OFTEL would propose to deal with anti-competitive behavior in relation to the provision of conditional access services. The guidelines are not legally binding and are expected to be reviewed where market developments so require.


     Media Ownership

     The Broadcasting Act 1996 amends the media ownership rules contained in the Broadcasting Act 1990. It relaxes the earlier rules limiting ownership between terrestrial television, satellite and cable broadcasters, except for those broadcasters which are already more than 20% owned by a newspaper with more than 20% national newspaper circulation. Qualifying terrestrial broadcasters are now allowed to have controlling interests in cable and satellite companies, provided their total interests do not exceed 15% of the total television market (defined by audience share including public service broadcasters) and qualifying cable companies will be able to control terrestrial television companies, subject to the 15% total television market limit and certain restrictions on the number of terrestrial licenses held. Newspaper groups with less than 20% national newspaper circulation are now able to control television broadcasters constituting up to 15% of the total television market, subject to a limit on the number of terrestrial licenses held, unless the ITC decides that such control would be against the public interest. Newspaper companies, the license holders of Channel 3 and Channel 5 and satellite and cable broadcasters, are to have the ability to control any number of digital terrestrial television licenses, in addition to any analogue licenses.



     BSM Services

     In August 1995 OFTEL issued a consultative document which addressed the potential development of broadband switched mass-market ("BSM") services in the U.K. and related regulatory issues. BSM services involve the delivery of video-quality images over a switched system, at prices intended to encourage the development of a mass market. The consultative document suggested that dominant operators (potentially including cable operators) should be required to provide, on transparent and non-discriminatory terms, broadband conveyance (including switching) as a network business to service providers which could have direct commercial relationships with individual customers. Requirements for accounting separation and the possible need for some form of price control were also considered. OFTEL suggested that BT is likely, at an early stage, to be considered a dominant operator, possibly when it starts to roll out BSM services aimed at covering a significant portion of the U.K., either nationally or in a specific regional market. OFTEL suggested that such regulation should only be applied to the cable sector when it becomes dominant, either nationally or in a specific regional market and is able to compete on equal terms with BT and any other BSM services distributor. In the meantime the document recognized the importance of encouraging continuing local investment in the cable industry's infrastructure. The document also raised the question whether license obligations on cable operators to provide cable television services where their systems have been installed should not apply to BSM services (other than the broadcast entertainment services for which they have exclusive cable distribution rights in their franchise areas) until they become dominant in their relevant markets. The stated purpose of the consultative document was to raise issues in order to stimulate debate to assist in the development of the kind of regulatory regime that will best promote the new services. The August 1995 consultative document was followed by a consultative document in February 1996 and by a statement by the Director General in June 1996, both of which were concerned with promoting competition in the current market for services such as on-line information, electronic data interchange and voice messaging.

                              COMPANY ORGANIZATION

     The Company owns all of the share capital of Jewel, which in turn owns 100% of the share capital of DCL and (directly or indirectly) the companies comprising LCL. DCL was incorporated in 1989. Following a reorganization in 1996, DCL provides, among other things, telecommunications and cable television services to all of the Group's customers and owns, builds and operates the entire cable and communications system throughout the area of the Group franchises. As such, DCL holds PDSLs for Nottingham, Leicester and Loughborough, Melton Mowbray, Mansfield, Lincoln, Grimsby and Cleethorpes, Grantham and Newark-on-Trent and LDLs for Lincolnshire and South Humberside, Chesterfield, Vale of Belvoir, Ravenshead, Bassetlaw, Burton-upon-Trent and Hinckley.


     DCL also holds a Telecommunications Act license for Nottingham and DCL has a national telecommunications license which covers all of the U.K., excluding the areas covered by Group individual franchise telecommunications licenses. Individual franchise telecommunications licenses are held by other Diamond subsidiaries, namely, Diamond Cable (Melton Mowbray) Limited, Diamond Cable (Mansfield) Limited, Diamond Cable (Lincoln) Limited, Diamond Cable (Grimclee) Limited, Diamond Cable (Grantham) Limited, Diamond Cable (Newark-on-Trent) Limited and Diamond Cable (Leicester) Limited. These companies are (directly or indirectly) wholly owned subsidiaries of the Company. They will continue to run the systems in their areas.


     DCL was founded by the late Allan J. McDonald and by Gary L. Davis, the Company's former Managing Director. Mr. McDonald co-owned a group of cable television companies in the Southeast United States and Bermuda. Immediately prior to the acquisition by ECCP, approximately 99.6% of DCL's equity was held by trusts in which Mr. McDonald's immediate family are beneficiaries (the "McDonald Interests"), while the remaining 0.4% was held by CGT Family Corporation ("CGT"), in which Mr. Davis and his family are shareholders. Mr. McDonald and his family had up to that time provided nearly all DCL's capital.

     In May 1994, the McDonald Interests sold a 79.6% stake in DCL to ECCP, which is a partnership in which various investment funds managed by Goldman, Sachs & Co. or its affiliates (together, the "Goldman Sachs Affiliates") own an 83.3% interest. The two other partners in ECCP are affiliates of Robert T. Goad, the Company's Chief Executive Officer, and Ralph H. Booth II. Messrs. Goad and Booth are founders and principals in ECE Management International, which provides management services to the Company. See "Management -- Management Agreement". Mr. Goad has actively operated and held ownership interests in U.K. cable systems since 1989, prior to which time he acquired and developed cable systems in the United States. See "Management". Mr. Booth is president of Booth American Company, a family-owned U.S. media company operating cable systems and various radio interests.

     Diamond Cable Communications Plc was incorporated on August 31, 1994. On September 1, 1994, in preparation for the offering of the 1994 Senior Notes, DCL shareholders exchanged DCL shares for shares of the Company in proportion to their DCL holdings. In August 1995, the Company exchanged all of its shares in DCL for shares of Jewel, as a result of which Jewel became an intermediate holding company.

     In addition, in October 1994 and February 1995 Investor Investments AB ("Investor Investments"), a subsidiary of Investor AB, and Creative Artists Agency, Inc. ("CAA"), respectively, became shareholders. On August 6, 1996 CAA transferred its interest in the Company to DCI Partners ("DCI"), a California general partnership in which Michael S. Ovitz is the principal general partner and Robert Goldman and Robert Kavener are the other general partners. See "Shareholders". These shareholders have subscribed for a total of approximately
L.25.1 million in equity capital in the Company (including their participation in the June 1996 subscription for additional equity).

                                  SHAREHOLDERS


     The following table sets forth, as of March 31, 1997, certain information regarding beneficial ownership of the Company's ordinary shares of 2.5 pence each ("Shares") held by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities and (ii) all directors and executive officers of the Company individually and as a group.


                                                            SHARES
                                                    ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                  NUMBER    PERCENT(1)
------------------------------------                ----------  ----------

European Cable Capital Partners, L.P.(2)..........  39,447,443     66.7%
  85 Broad Street, New York, NY 10004

AmSouthBank of Alabama, as Trustee (3)............   8,750,238     14.8%
  1901 Sixth Avenue North, Third Floor,
  Harbert Plaza, Birmingham, AL 35203

DCI Capital Partners..............................   3,909,754      6.6%
  9830 Wilshire Boulevard,
  Beverly Hills, California CA 90212

Investor Investments AB...........................   3,909,754      6.6%
  Arsenalsgatan 8c, P.O. Box 161574, S-103 24
  Stockholm, Sweden

Booth English Cable Inc.(4).......................   4,118,601      6.9%
  33 West Fort St., Suite 1230 Detroit, MI 48226

Robert T. Goad(5).................................   2,991,099      5.1%
  c/o Columbia Management, Inc. P.O. Box 499,
  Carmel, IN 46032

All directors and executive officers of the
Company as a group(7).............................   2,991,099      5.1%

  _______________________

(1) The percentage of Shares owned has been calculated based on the 59,138,791 Shares which are outstanding. The number of Shares outstanding does not include 1,817,000 Shares issuable upon the exercise of options which are in issue.


(2) A Delaware limited partnership in which various investment funds managed by Goldman, Sachs & Co. or its affiliates hold an aggregate 83.3% interest. The other limited partners are Booth English Cable, Inc., 9.1%, and Columbia Management, Inc., 7.6%, which are affiliates of Booth American Company and Robert T. Goad, respectively. In addition, other investment funds managed by Goldman, Sachs & Co. or its affiliates directly own 4.2% of the outstanding Shares, and, as a result, the Goldman Sachs Affiliates effectively control 70.9% of the currently outstanding Shares.

(3) AmSouth Bank of Alabama holds Shares as trustee for the Kathryn A. McDonald Grantor Trust, the John L. McDonald Grantor Trust, the Jennifer
     C. McDonald Grantor Trust and the

     Allan J. McDonald, Jr. Grantor Trust. Pursuant to the Shareholders Agreement (discussed below), the McDonald Interests have the right to appoint one member of the board of directors of the Company. Otherwise, the McDonald Interests maintain no active role in the management or operation of the Company.

(4) Booth English Cable, Inc. indirectly maintains an interest in Shares through the 9.1% interest maintained by Booth English Cable, Inc. in ECCP and directly maintains a 0.9% interest in Shares held by Booth English Cable, Inc.

(5) Mr. Goad indirectly maintains an interest in Shares through the 7.6% interest maintained by Columbia Management, Inc. in ECCP.


(6) Includes the interests held by Mr. Goad but does not include 2,187,556 Shares of the John L. McDonald Grantor Trust of which John L. McDonald is the beneficiary.

     The authorized share capital of the Company consists of L.1,750,001.50 divided into 70,000,000 Shares with voting rights, of which 59,138,791 Shares are outstanding, and six non-voting deferred shares of 25 pence each, all of which are outstanding. Five of the non-voting deferred shares are held by AmSouth Bank of Alabama, as trustee for the McDonald Interests ("AmSouth"), and one is beneficially owned by CGT, a company in which Mr. Davis (former Managing Director) and his family are interested. The non-voting deferred shares entitle the holders thereof only to the repayment of the amounts paid up on such shares after payment to the holders of Shares of L.100,000 for each Share. The holders of non-voting deferred shares will not be entitled to the payment of any dividend or other distribution.


SHAREHOLDERS AGREEMENT

     The Shareholders Agreement, dated September 1, 1994, among ECCP, AmSouth, as trustee for the McDonald Interests, CGT, GS Capital Partners, William W. McDonald and the Company, regulates the relationship between certain of the shareholders. Pursuant to provisions of the Company's Articles of Association, the Shareholders Agreement grants ECCP the right to appoint up to four directors, one of whom may exercise voting control at meetings of the directors, and the McDonald Interests the right to appoint one director. See "Certain Transactions -- Shareholders Agreement" for additional information relating to the Shareholders Agreement. ECCP and CGT have agreed to support the election of one director nominated from time to time by the McDonald Interests, and the McDonald Interests and CGT have agreed to support the election of up to four directors nominated from time to time by ECCP. The Shareholders Agreement may be varied or terminated at any time by the parties and may be terminated in whole or in part by ECCP and the McDonald Interests.

     Pursuant to the Shareholders Agreement, certain matters may not be determined without prior written approval of the McDonald Interests and the holders of a majority of the Shares. These matters include: (i) any issue of shares in the Company at a price less than the lower of the price paid by ECCP for ordinary shares in the acquisition by ECCP (taking account of the price at which ECCP has subscribed for further equity) and the fair value at the time of such share issue determined by an independent expert, (ii) any capital reconstruction or reorganization or amendment to the Company's Articles of Association, if unfairly prejudicial to the McDonald Interests, (iii) the sale of certain franchises, (iv) any transaction by the Company with any party or affiliate of a party on any basis other than on commercial arm's-length terms,
(v) any material amendment to the Company's business plan that would likely frustrate in a materially adverse manner the achievement of the construction milestones set out in the business plan, (vi) (save in restricted circumstances) the service by the Board of a notice to compel a shareholder to dispose of interests in the Company's shares that may jeopardize a material license of the Company and (vii) the winding up of the Company or any equity repayment by the Company.

     As to other provisions, see "Certain Transactions -- Shareholders
Agreement".

RELATIONSHIP AGREEMENTS

     Investor Investments and DCI entered into Relationship Agreements with ECCP dated October 12, 1994 and June 21, 1996, respectively. Under the Relationship Agreements, Investor Investments and DCI each have the right to appoint one director to the board of the Company. Pursuant to each of the Relationship Agreements (as well as its obligations under the Shareholders Agreement), prior to an admission of ordinary shares to listing or similar arrangements (an "IPO"), ECCP has agreed to procure (so far as it is legally able) that the Company will invite Investor Investments and DCI to subscribe for a proportion of any further shares which the Company may issue wholly for cash, such proportion to be equivalent to Investor Investments' or DCI's (as the case may be) percentage interest in the Shares.

     Pursuant to the Relationship Agreements, ECCP has agreed to procure (so far as it is legally able) that the Company will not, prior to an IPO, take certain actions without the prior written approval of Investor Investments and DCI. These actions are: (i) any capital reconstruction or reorganization, if unfairly prejudicial to Investor Investments or DCI, as the case may be, (ii) any transaction by the Company with ECCP or its affiliates on any basis other than on commercial arm's-length terms, and (iii) the winding up of the Company or any equity repayment by the Company.

     For a discussion of certain provisions of the Relationship Agreements, see "Certain Transactions -- Relationship Agreements".

                                   MANAGEMENT


     Certain information concerning the directors and senior management of the Company is set forth below:


NAME                 AGE  POSITION HELD
----                 ---  -------------
Lord Francis Pym     75   Director and
                          Non-Executive Chairman
Robert T. Goad       42   Director, Chief
                          Executive Officer
Richard A. Friedman  39   Director
John L. McDonald     22   Director
Thomas Nilsson       48   Director
Muneer A. Satter     36   Director
John L. Thornton     43   Director
Nicholas R. Millard  46   Chief Financial Officer
J.A. Duncan Craig    41   Chief Accounting Officer


     (All of Diamond Plaza, Daleside Road, Nottingham NG2 3GG England)

     Lord Pym has been a Director and Non-Executive Chairman since February 1995. He is a Member of the House of Lords and a former Member of Parliament and served, among other things, as Secretary of State for Defence from 1979 to 1981 and Foreign and Commonwealth Secretary from 1982 to 1983. He was President of the Atlantic Treaty Association from 1985 to 1988. Lord Pym is also a director of Christie Brockbank Shipton Ltd., St. Andrews (Ecumenical Trust) Ltd. and The Landscape Foundation.

     Mr. Goad has been a Director and Chief Executive Officer since May 1994 and served as Chief Financial Officer from May 1994 until July 1995. Mr. Goad is a founder of and principal in ECE Management International, LLC ("ECE Management International") and has been President of Columbia Management since 1984.



     Mr. Friedman has been a Director since May 1994. Mr. Friedman is a managing director of Goldman, Sachs & Co. and head of that firm's Principal Investment Area. Mr. Friedman joined Goldman Sachs in 1981. From 1987 to 1991, Mr. Friedman was head of the firm's Media Group. Mr. Friedman is a member of the firm's Partnership Committee, Risk Committee, Investment Committee and Real Estate Principal Investment Committee. Mr. Friedman is Chairman of AMF Group, Inc. and on the Advisory Committees or Boards of Directors of Globe Manufacturing Co., Marcus Cable Company, L.P., and Polo Ralph Lauren Enterprises, L.P.

     Mr. McDonald has been a Director since October 1996. He is the McDonald Interests' appointee under the Shareholders Agreement, dated September 1, 1994, among ECCP, AmSouth, as trustee for the McDonald Interests, CGT, GS Capital Partners, William W. McDonald and the Company (the "Shareholders Agreement") and holds a number of other directorships in connection with other McDonald investments.

     Mr. Nilsson has been a Director since February 1995. Mr. Nilsson is Managing Director of Investor U.K. Limited, London and was Managing Director of AB Export Invest from 1985 to 1994. He is also a Board Member of
European Acquisition Capital, TV4 AB, WM Data, Svenska Dagbladet, Compagnie Immobel de Belgique, STORA Finance, Tufton Oceanic Investments Ltd., Industri Kapital Limited and Memex I&C AB.

     Mr. Satter has been a Director since May 1994. Mr. Satter is a managing director of Goldman Sachs International and co-head of that firm's European Principal Investment Area. Mr. Satter joined Goldman Sachs in 1988. Mr. Satter is also on the Advisory Committee or Board of Directors of Bran + Luebbe GmbH and Empe Holdings GmbH.

     Mr. Thornton has been a Director since May 1994. Mr. Thornton is a managing director of Goldman, Sachs & Co. Mr. Thornton joined Goldman Sachs in 1980, is a member of the Executive Committee of The Goldman Sachs Group, L.P., and is responsible for Goldman, Sachs & Co.'s business in Asia. Mr. Thornton is also chairman of Laura Ashley plc and a director of Ford Motor Company, British Sky Broadcasting Group plc and Pacific Century Group.

     Mr. Millard has been Chief Financial Officer since July 1995. Prior to joining the Company, Mr. Millard was Group Financial Controller and a Director of the Industrial Division of Brent International Plc. Mr. Millard is a Chartered Accountant with experience at Arthur Andersen.

     Mr. Craig has been Chief Accounting Officer since August 1990. Prior to joining the Company, Mr. Craig was Finance Director of Video Magic Leisure Group plc, a retail video distribution company which became a publicly quoted company in 1989. Mr. Craig is a Chartered Accountant with experience at KPMG and Price Waterhouse.


     Mr. Gary Davis retired as Managing Director of the Group on March 12, 1997 and retired as Director as of April 26, 1997.

     Certain information concerning certain other key employees of the Company is set forth below:



NAME                   AGE  POSITION HELD
----                   ---  -------------
Mark L. Harris         42   Technical Services Director
John W. McAuley        49   Marketing Director
Susan L. Milner        40   Customer Services Director
Stephen D. Rowles      43   Executive Director
Peter C. Savage        38   Human Resources and
                            Administration Director
Katherine B. Wolfsohn  35   Legal Director
Stuart Roberts         46   Residential Sales Director
Nicholas J. Dearden    47   Management Information Systems Director


     Mr. Harris joined the Company in August 1994 as Technical Services Director. Prior to joining the Company, Mr. Harris held various senior management positions in the United States at Communications Services Inc., Tele-Communications Inc., Vista Cable Vision and Intercontinental Cable Services. Mr. Harris is a member of the National Society of Professional Engineers (U.S.) with over 20 years experience in communications engineering management.

     Mr. McAuley joined the Company in August 1995 as Marketing Director. Prior to joining the Company, Mr. McAuley had six years experience at IBM where he held various marketing management positions. Mr. McAuley has previous experience in Cadware Incorporated, a PC software development company where he held the post of Vice President of Marketing, Hudson Technologies, a PC software publisher where he held a similar position and at Philip Morris where he held a number of senior management/director level appointments in the marketing field over a 12-year period.

     Ms. Milner joined the Company in November 1992 and became Customer Services Manager in 1993 and Customer Services Director in 1996. Ms. Milner had six years experience with BT where she held positions in telephone operations.


     Mr. Rowles joined the Company in January 1992 as Telecommunications Director and became Executive Director in 1997. Prior to joining the Company, Mr. Rowles was a founder of RPL Telecommunications plc, a PABX equipment and systems vendor, and served there as a Director from 1982 through 1991.


     Mr. Savage joined the Company in June 1993 as Human Resources Director. Prior to joining the Company Mr. Savage held positions in British Coal as Personnel Manager for the Southern Region and as Deputy to the Head of Employment Policy Branch. Mr. Savage is a member of the Institute of Personnel and Development.

     Ms. Wolfsohn joined the Company in November 1996 as Legal Director. Prior to joining the Company, Ms. Wolfsohn was Legal Director and Company Secretary at Bell Cablemedia plc for two years. Ms. Wolfsohn had seven years previous experience in the corporate department of Linklaters & Paines in London and qualified as a solicitor in Melbourne, Australia in 1986.


     Mr. Roberts joined the Company in May 1997 as Residential Sales Director. Prior to joining the Company, Mr. Roberts held senior sales and marketing positions at Rank Xerox, BAT Industries and G.E.C.

     Mr. Dearden joined the Company in May 1997 as Management Information Systems Director. Mr. Dearden has held senior management and director positions in American Express Europe, Mercury Communications and Action Computer Supplies.

BOARD OF DIRECTORS

     The Company's Articles of Association (the "Articles") provide that unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than two but shall not be subject to any limit. Presently, the Board of Directors comprises seven members.


     The Shareholders Agreement grants ECCP the right pursuant to the Articles to appoint up to four members of the Company's board of directors, one of whom may exercise voting control at meetings of the directors. The McDonald Interests are given the right to appoint one director. Under the Relationship Agreements between ECCP and Investor Investments and ECCP and DCI Capital Partners ("DCI") dated October 12, 1994 and June 21, 1996 respectively (the

"Relationship Agreements"), Investor Investments and DCI each have the right to require ECCP to procure (so far as it is legally able) that the Company appoints one director designated by each of them. Presently Messrs. Goad, Friedman, Thornton and Satter are the ECCP appointees, Mr. McDonald is the McDonald Interests appointee and Mr. Nilsson is the Investor Investments appointee. DCI has not yet made an appointment. Prior to obtaining a listing of or making trading arrangements in respect of the Company's ordinary shares of 2.5 pence each ("Shares"), the parties to the Shareholders Agreement have agreed to discuss the practicality of continuing such rights (in so far as they arise out of the Shareholders Agreement) in force after the listing becomes effective.

MANAGEMENT AGREEMENT

     DCL entered into a 10-year management agreement with effect from June 1, 1994 (the "Management Agreement") with ECE Management Company ("ECE Management"), a company controlled by Ralph H. Booth II and Robert T. Goad. As of April 4, 1996, ECE Management assigned its rights and obligations under the Management Agreement to ECE Management International, also controlled by Ralph H Booth II and Robert T Goad. As of July 1, 1996 DCL assigned its rights and obligations under the Management Agreement to the Company. Pursuant to the Management Agreement, ECE Management International will manage and act as agent (under the supervision and control of the Company's board of directors) in connection with the strategic activities of the Company, including preparation of strategic business plans and capital budgets, identification of investment opportunities and strategic issues relating to the construction of the Company's cable network, the operation and administration of the Company's business and the retention of consultants. The Management Agreement provides for an annual management fee of $200,000 and reimbursement of ECE Management International's expenses. Under a separate agreement between, among others, the Company and DCL, the Company is entitled to recharge to DCL fees and expenses incurred under the Management Agreement up to a maximum amount agreed with the lenders under the Senior Bank Facility.

     Principals and affiliates of ECE Management International have been involved in the U.K. cable industry since 1989 when affiliates of Mr. Goad and his company, Columbia Management, acquired a controlling interest in the 100,000 home franchise for South Bedfordshire. In 1990, Mr. Goad and his affiliates were joined by Mr. Booth through Booth American Company ("Booth American"), a family-owned U.S. media company with cable systems and interests in radio stations in several major markets. Together, the group applied for four additional contiguous franchises in Hertfordshire and Bedfordshire. The group was successful in winning three of the four franchises bringing the total homes under franchise to approximately 400,000. In October 1993, Columbia Management and Booth American signed a joint venture agreement with International CableTel Inc. ("ICTL") whereby the parties established English Cable Enterprises, Inc. ("English Cable") in which ICTL acquired a 70% interest with Booth American and Columbia Management retaining the remaining 30%. This has subsequently been exchanged for a direct interest in ICTL.

     In addition to Mr. Goad and Mr. Booth, the management team at ECE Management International includes Gary Cox and Mark S. Simonian. Gary Cox is a principal in ECE Management International with primary responsibility for the Group's network design construction and operation and its technology. Mr. Cox has over twenty years experience in the cable television industry including serving as Chief Operating Officer of Communications Services, Inc. ("CSI") upon the management buyout of that company in 1984. CSI was subsequently sold to Tele-Communications, Inc. in 1989 at which time it had approximately 275,000 subscribers. Mr. Cox also participated in the development of the network architecture for the English Cable system. Mr. Simonian joined ECE Management as a principal in June 1994 and prior to that served as a Director in the Media and Telecommunications Group at CS First Boston Corporation. Mr. Simonian oversees the Group's operations and is involved in its finances and corporate development. See "Certain Transactions -- Management Agreement". Options over a total of 220,000 Shares and 440,000 Shares were granted to certain principals of ECE Management on February 23, 1995 and October 24, 1995 under the Senior Management Options Scheme (described below) with an exercise price of pound sterling 3.44 per Share and pound sterling 4.11 per Share, respectively.

EXECUTIVE COMPENSATION


     The following table sets forth the compensation paid by the Group during the years ended December 31, 1994, 1995 and 1996 for Gary L. Davis (the Managing Director of the Group during these years) and during the years ended December 31, 1995 and 1996 for Nicholas R. Millard and during the year ended December 31, 1996 for J.A. Duncan Craig. No other executive officer of the Group received compensation in excess of $100,000 for 1994, 1995 or 1996. See "-- Employment Agreements and Other Arrangements" below for a description of certain other transactions involving Mr. Davis. In addition, the following table sets forth the compensation by the Group during the years ended December 31, 1994, 1995 and 1996 for Stephen D. Rowles and for Mark Harris for the years ended December 31, 1995 and 1996, who, while not executive officers of the Group, would have been among the most highly compensated executive officers during 1994, 1995 and 1996 had they been such.


                           SUMMARY COMPENSATION TABLE




                                                    ANNUAL COMPENSATION (1)
                                       -----------------------------------------------
                                                                       OTHER ANNUAL              SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION     YEAR         SALARY        BONUS      COMPENSATION(2)            OPTIONS (#)
---------------------------    -----        --------    ---------     ---------------            --------------------

Gary L. Davis,
Managing Director(3)........    1996        $256,845     $111,300         $37,715                --
                                1995        $233,025      $77,675         $31,547                --
                                1994        $164,691      $39,162         $49,297                872,000
Nicholas R. Millard,
Chief Financial Officer.....    1996        $162,669      $95,889         $36,076                --
                                1995         $69,908      $34,954         $16,223                60,000
J.A. Duncan Craig
Chief Accounting Officer....    1996         $77,054      $15,411         $15,776                --

Stephen D. Rowles,
Executive Director..........    1996        $153,900      $17,230         $17,760                --
                                1995         $76,620      $46,605         $14,281                --
                                1994         $98,341      $29,764         $11,027                60,000
Mark Harris,
Technical Director..........    1996        $145,544      $85,615         $35,912                --
                                1995        $125,663      $40,391         $23,025                30,000

--------------------

(1) Payments made in 1994, 1995 and 1996 in pounds sterling are presented in U.S. dollars based on an exchange rate of $1.5665 to L.1.00, $1.5535 to
     L.1.00 and $1.7123 to L.1.00, the Noon Buying Rates on December 30, 1994, December 29, 1995 and December 31, 1996 respectively.

(2) Mr. Davis' "Other Annual Compensation" for 1996 includes $15,410 for house rental, $15,962 for the lease of a car, $1,087 for health insurance and $5,256 for other living expenses, for 1995 includes $18,642 for house rental, $8,543 for the lease of a car, $926 for health insurance and $3,436 other living expenses and for 1994 includes $17,073 for house rental, $8,489 for the lease of a car, $847 for health insurance and $10,538 for other living expenses. The remaining $12,350 of this amount represents a loan to Mr. Davis from McDonald Management Inc. ("MMI").

     See "-- Employment Agreements and Other Arrangements". Mr. Millard's "Other Annual Compensation" for 1996 includes $13,356 for home rental, $11,972 for the provision of a car, $908 for health insurance, $9,246 in pension contributions and $594 for other living expenses, and for 1995 includes $6,059 for home rental, $6,181 for the provision of a car, $343 for health insurance, $3,495 in pension contributions and $145 for other living expenses. Mr. Craig's "Other Annual Compensation" for 1996 includes $10,430 for the provision of a car, $809 for health insurance and $4,537 in pension contributions. Mr. Rowles' "Other Annual Compensation" for 1996 includes $10,606 for the provision of a car, $647 for health insurance, $343 for other living expenses and $6,164 in pension contributions, for 1995 includes $9,427 for the provision of a car, $660 for health insurance and $4,194 in pension contributions, and for 1994 includes $6,192 for the provision of a car, $605 for health insurance and $4,230 in pension contributions. Mr. Harris' "Other Annual Compensation" for 1996 includes $20,385 for the provision of two cars, $4,101 for school fees, $810 for health insurance, $10,274 for home rental and $342 for other living expenses and for 1995 includes $19,747 for the provision of two cars, $2,455 for school fees and $823 for health insurance.


(3) Mr. Davis retired from his day-to-day responsibilities as Managing Director of the Company effective March 12, 1997 and resigned as a Director as of April 26, 1997.

SENIOR MANAGEMENT OPTION SCHEME

     The Company adopted a Senior Management Option Scheme on October 27, 1994 which has not been approved by the U.K. Inland Revenue. Under the scheme, the Board of Directors may, for a period of 10 years, grant options over Shares with an exercise price of L.3.44 or such other price as the Board of Directors may determine, to executives or other individuals associated with the Group selected by the Board of Directors. Options granted on or before April 30, 1995 can be exercised as to 50% of the shares subject to the option on or after June 30, 1998 and as to the other 50% on or after June 30, 1999, in each case, until the seventh anniversary of the date of grant of the option. Options granted after April 30, 1995 can only be exercised as to 50% on or after the fourth anniversary of the date of grant, and as to the remaining 50%, on or after the fifth anniversary of the date of grant, in each case, until the seventh anniversary of the date of grant of the option. Options may be exercised early in certain circumstances if the option holder ceases to be a director or employee of the Group or if there is a change in control of the Group.

     Options over a total of 728,000 Shares were granted to directors, senior management and certain principals of ECE Management on February 23, 1995 and July 19, 1995 under the Senior Management Option Scheme with an exercise price of L.3.44. Of these 218,000 were granted to Gary Davis and 10,000 to Lord Pym.

     On October 24, 1995, options over a total of 490,000 shares were granted to directors, senior management and certain principals of ECE Management under the Senior Management Option Scheme with an exercise price of L.4.11 per share. On May 7, 1997, options over a total of 30,000 shares were granted to Mark Harris under the Senior Management Option Scheme with an exercise price of L.4.11 per share.

     Options were granted on January 5, 1995 to CGT, in which Mr. Davis and his family are shareholders, over 654,000 Shares with an exercise price of L.3.44 and are exercisable at any time up to January 5, 2002. These options were not granted under the Senior Management Option Scheme but are subject to some of the provisions of the Senior Management Option Scheme.

     According to the rules of the Senior Management Option Scheme, the aggregate number of shares which have been or may be issued pursuant to options granted under the Senior Management Option Scheme and options granted under any other option scheme of the Company may not exceed 10% of the Company's then current issued share capital.


                           Options Granted in Fiscal Year 1996

                                                                                            Potential Realizable Value at
                                                                                              Assumed Annual Rates of
                          Number of     % of Total                                          Stock Price Appreciation for
                          Securities     Options                                                   Option Term
                          Underlying    Granted to                                         ==============================
                           Options      Employees       Exercise
                           Granted      in Fiscal        Price
Name                         (#)        Year 1996      (L./Share)     Expiration Date        5% (L.)           10% (L.)
------------------------  ---------     ----------     ----------     ---------------      -----------       -----------

Gary L. Davis...........   872,000         0%            L.3.44       January 5, 2002      L.1,221,170       L.2,845,850
                                                                      and February 23,
                                                                      2002

Nicholas R. Millard.....    60,000         0%            L.3.44       July 19, 2002             84,025           195,815

J.A. Duncan Craig.......    20,000         0%            L.3.44       February 23,              28,008            65,272
                                                                      2002

Stephen D. Rowles......     60,000         0%            L.3.44       February 23,              84,025           195,815
                                                                      2002

Mark Harris............     30,000         0%            L.3.44       February 23,              42,012            97,908
                                                                      2002

COMPENSATION OF DIRECTORS

     The Articles of Association of the Company provide that the ordinary remuneration to directors who are not executive officers shall not exceed in aggregate L.300,000 per year (excluding amounts payable under any other provision of the Articles of Association) or such higher amount as the shareholders may determine by an ordinary resolution. Such directors may be paid extra remuneration by way of salary, commission or otherwise as the Board may determine. The aggregate remuneration paid to Directors of the Company during 1995 and 1996 was L.250,307 and L.267,026, respectively (excluding loans to Mr. Davis by MMI described below).

     The Board may appoint one or more directors to executive offices on such terms as it may determine. All Directors are also entitled to reimbursement for all reasonable traveling, hotel and other expenses properly incurred in the performance of their duties as directors, including any expenses incurred in attending meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     DCL entered into a Service Agreement with Mr. Davis, on May 17, 1994 (the "Service Agreement"), which provided that Mr. Davis would act as Managing Director of the Company for a period of two years from May 6, 1994 and thereafter unless and until terminated by six months' notice. The Service Agreement further provided that in carrying out his duties, Mr. Davis would act under the direction of DCL's board of directors. The Service Agreement provided that Mr. Davis' initial salary was L.150,000 a year plus a bonus of up to half his salary calculated by performance criteria determined annually by the board of directors of DCL.

     From 1990 through May 1994, Mr. Davis received advances totaling approximately $640,000 from MMI. At the time of the acquisition by ECCP, the McDonald Interests made a capital contribution of $1.3 million to DCL for the purpose of having DCL repay Mr. Davis' outstanding loan, inclusive of estimated tax liabilities. The Company declared a bonus to Mr. Davis in December 1995 in an amount sufficient to repay the loan and meet any related tax liabilities (together amounting to approximately $1.2 million) and such amount has been charged against income in the Company's Consolidated Statement of Operations in applicable years. The related tax liabilities have been agreed upon with the Inland Revenue and were paid by the Company on March 8, 1996. The loan from MMI to Mr. Davis remains outstanding.

     The Group has entered into a service contract which commenced as of July 1, 1995 with Mr. Millard, which can be terminated by Mr. Millard on six months notice and by the Company on 24 months notice, and a service contract with Mr. Rowles for a minimum period of 39 months commencing April 1, 1996.

     With respect to Mr. Goad, the ECCP partnership agreement provides that while the Management Agreement is in force, ECCP shall maintain Mr. Goad as Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Company's Board of Directors does not have a compensation committee. During 1996, Mr. Goad and Mr. Davis were the only officers and employees of the Company who participated in deliberations of the Board of Directors concerning executive officer compensation.

                              CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENT

     Pursuant to the Management Agreement, ECE Management International has agreed to manage and act as agent (under the supervision and control of the Company's board of directors) in connection with the strategic activities of the Company, including preparation of strategic business plans and capital budgets, identification of investment opportunities and strategic issues relating to the construction of the Group's cable network, the operation and administration of the Group's business and the retention of consultants. The contract provides for an annual management fee of $200,000 per year. In addition, the Company has agreed to reimburse ECE Management International for expenses incurred in the performance of its duties, and to indemnify ECE Management International from any liability incurred in connection with the performance of its duties, except in the case of ECE Management International's willful misconduct, gross negligence or bad faith. See "Management -- Management Agreement". ECE Management International is directly or indirectly owned by Robert T. Goad (55% beneficial interest) and Ralph H. Booth II (45% beneficial interest). The Company believes that the terms of the Management Agreement are, taken as a whole, as favorable to the Company as those which could have been obtained from an unaffiliated third party through arm's-length negotiation. During 1995 and 1996, the Group recorded expenses of L.1,085,000 and L.1,610,000, respectively, as amounts paid or payable to ECE Management and/or ECE Management International in connection with management services provided to the Company and all related expenses incurred. The Management Agreement will terminate if Robert T. Goad dies or ceases to perform services under the agreement for more than 3 months. In addition, the Company may terminate the Management Agreement (after consultation with ECE Management International) if Diamond materially underperforms compared to ECE Management International's business plan, provided such underperformance is not caused by events which are beyond ECE Management International's control.

SHAREHOLDERS AGREEMENT

     Pursuant to the Shareholders Agreement, certain matters may not be determined without prior written approval by the McDonald Interests and the holders of a majority of the ordinary shares. See "Shareholders -- Shareholders Agreement".

     The Shareholders Agreement also provides that each party thereto will (so far as it is able) procure that any contract between the Company and that party or any of its affiliates is made on an arm's-length commercial basis. Unless ECCP agrees otherwise on any particular occasion, the Company is required to retain Goldman, Sachs & Co. or an affiliate of Goldman, Sachs & Co. exclusively to perform all investment banking services for customary compensation and on other terms consistent with an arm's-length transaction.

     The Shareholders Agreement also places certain restrictions on the transfer of shares held by the parties and grants certain registration rights.

RELATIONSHIP AGREEMENTS

     Pursuant to the Relationship Agreements, ECCP is required to procure (so far as it is legally able) that certain actions by the Company are not taken without the prior written approval of Investor Investments and DCI. See "Shareholders -- Relationship Agreements".

     The Relationship Agreements also provide that each party thereto will (so far as it is able) procure that any contract between the Company (or any of its affiliates) and that party (or any of its affiliates) is made on an arm's-length commercial basis. Unless ECCP agrees otherwise on any particular occasion, the parties are required to procure (so far as they are legally able) that the Company retains Goldman, Sachs & Co. or an affiliate of Goldman, Sachs & Co. exclusively to perform all investment banking services for customary compensation and on other terms consistent with an arm's-length transaction.

     The Relationship Agreements also place certain restrictions on the transfer of shares held by the parties and grant certain registration rights.

OTHER RELATIONSHIPS

     Goldman, Sachs & Co. acted as purchaser in connection with the 1997 Notes offering and received underwriting commissions of approximately $6,750,000. Goldman, Sachs & Co. acted as underwriter in connection with the 1995 Senior Notes offering and received underwriting commissions of approximately $6,750,000. In connection with the offering of the 1994 Senior Notes, Goldman, Sachs & Co. received underwriting commissions of approximately $4,875,000. Goldman, Sachs & Co. acted as advisor in connection with Diamond's acquisition of LCL and received an advisory fee for their services amounting to L.1,091,000. Goldman Sachs International acted as agent and financial advisor in connection with the negotiation of Senior Bank Facility for which it has charged fees of approximately L.400,000 in 1996. In 1995, Goldman, Sachs & Co. charged a fee of $750,000 for financial advisory services that Goldman, Sachs & Co. rendered to the Company. Goldman, Sachs & Co. was the counterparty to foreign exchange contracts entered into by the Company in 1996 and 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Exchange".

     John Thornton, who is a managing director of Goldman, Sachs & Co. and a Director of the Company, is also a director of BSkyB, a principal supplier of programming to the Group and a principal competitor of the Group. See "Business -- Cable Television" and "Business -- Competition -- Cable Television".

     Robert T. Goad, a Director and the Chief Executive Officer of the Company, is also a shareholder in ICTL, which has significant cable interests in the U.K.

                          DESCRIPTION OF COMPANY DEBT

SENIOR BANK FACILITY


     In August 1996 certain of the Company's subsidiaries entered into a L.340 million senior bank loan and guarantee facility. Contemporaneously with the offering of the 1997 Notes, the Senior Bank Facility was amended to reduce the aggregate amount available for borrowing to L.220 million and to revise certain covenants and borrowing conditions. Because the proceeds to the Company from the offering of the 1997 Notes exceeded $175 million, the Company has, under the terms of the Senior Bank Facility, negotiated certain further amendments to the Senior Bank Facility, including among other things a reduction in the amount available for borrowing under the facility to L.175 million adjustments to the repayment schedule and further revisions to the covenants and borrowing conditions. To date, no funds have been drawn under the facility. The facility does allow for the provision of guarantees and the Company has drawn a bond of
L.1.2 million in order to meet its obligations under the Group's telecommunications licenses.



     Indebtedness under the Senior Bank Facility will be incurred by DCL, guaranteed by certain of the Company's other subsidiaries and secured by a lien on the assets of the Borrower Group and a pledge of the issued shares of certain of the Company's subsidiaries other than Jewel but including DCL and LCL.


     DCL will be able to draw on the amended facility provided certain conditions are met, including (i) that the Borrower Group must be in compliance with its obligations in respect of the aggregate build milestones for all franchise areas as set forth in its telecommunications licenses and/or LDLs, as described herein under the caption "Business -- Milestones", and that each member of the Borrower Group must be in compliance with all of its other license obligations, (ii) the receipt by the Company of additional equity of L.25 million, (iii) the existence of L.429 million and $20 million of aggregate cash equity, defined to equal the sum of all called up share capital and share premium balances of the Borrower Group and intra-Group indebtedness of the Borrower Group to the Company which, in the case of (ii) and (iii) above, has been or will be used to fund qualifying expenditure (as defined) and (iv) reported annualized cash flow (as defined) of the Borrower Group of at least
L.18.5 million (which condition is not currently met). DCL will be able to draw on the amended facility in amounts up to specified multiples of the Borrower Group's reported annualized cash flow.

     In addition, the Senior Bank Facility contains various covenants, including (i) financial covenants relating to leverage, bank debt loan charges coverage ratios, cash interest coverage ratios and annualized EBITDA levels;
(ii) requirements that the Borrower Group maintain interest rate protection agreements in relation to a portion of the loans expected to be outstanding for the period January 1, 1998 to June 30, 2001; and (iii) restrictions on the payment of dividends and intra-Group debt.

     In addition to certain customary events of default, the following events constitute events of default which may trigger acceleration under the Senior Bank Facility: (i) failure of the Borrower Group to comply with aggregate build milestones set forth in the terms of its telecommunications licenses and/or LDLs; (ii) failure of a Borrower Group member to comply with (A) its build milestones for individual franchise areas if OFTEL or the ITC has served a notice on such Borrower Group member of its intent to make an order under
Section 17 of the Telecommunications Act (a "Notice Event") or equivalent in relation to the ITC with respect to such failure to comply, or (B) any other obligation in respect of such license, the breach of which (x) results in a Notice Event or (y) is reasonably likely to have a material adverse effect on the financial condition of the Borrower Group taken as a whole or on the Group's telecommunication systems; and (iii) certain change of control events, including certain persons or entities ceasing to control specified percentages of the total voting and economic power of the Borrower Group.


     Borrowings will bear interest at adjusted sterling LIBOR plus 0.75%. Quarterly repayment of outstanding principal amounts is required beginning in the fourth quarter of 2000, with final payment in 2003. See "Risk Factors -- Requirement for Additional Funds; Senior Bank Facility".


     The Senior Bank Facility will restrict the amount of funds that the Borrower Group can transfer to the Company in order for the Company to service its debt obligations, including under the Senior Notes. This amount is set in pounds sterling based on a specified exchange rate. Therefore, a weakening of the pound sterling against the dollar below this specified rate would reduce the dollar-equivalent amount of funds that could be transferred to the Company to service its obligations under the Senior Notes, the 1994 Senior Notes and the 1995 Senior Notes.

OTHER COMPANY DEBT



     As of March 31, 1997, the Group had outstanding long-term indebtedness under capital leases in an aggregate principal amount of approximately L.8.3 million. The most significant of these capital leases are for telecommunications and cable television distribution equipment.

     DCL has a number of capital leases with GPT for System X local exchange telephone switches and other telecommunications equipment. Most of these agreements have a primary rental period of five years. Rent is payable quarterly, and some of the agreements provide for fixed rate finance, others for financing by reference to LIBOR from time to time. As at March 31, 1997, the capital outstanding under the GPT leases was approximately L.0.5 million.

     In addition, DCL has entered into capital leases with Nortel Limited for multiple user exchanges and other telecommunications equipment. These leases are for a seven-year primary period and rent is payable monthly, calculated according to a LIBOR based formula. As at March 31, 1997, the capital outstanding under the Nortel Limited leases was approximately L.1.5 million. DCL has the right to prepay its obligations under the Nortel Limited leases on payment of a termination sum calculated by reference to a prescribed formula.

     DCL has five-year lease purchase finance agreements with IBM for computer equipment, the last of which expires in February 2002. As at March 31, 1997, the capital outstanding under the IBM agreement was approximately L.0.6 million.

     LCL entered into two capital leases with Nortel Limited for transmission and digital exchange equipment which have been transferred to DCL. These leases are for a seven-year primary lease period expiring in August 2002 and the rent is payable quarterly on a LIBOR based formula. As at March 31, 1997, the capital outstanding under the Nortel Limited leases was approximately L.5.4 million. DCL has the right to prepay its obligations under the Nortel leases on payment of a prescribed termination sum. LCL also entered into capital leases for computer systems with IBM which have been transferred to DCL and several hire purchase agreements with various finance companies for motor vehicles. As at March 31, 1997, the capital outstanding under the IBM leases was approximately L.0.2 million and the capital outstanding under the various hire purchase agreements was approximately L.0.1 million.

     DCL also has a mortgage for approximately L.2.5 million to partly fund the construction of the Company's headquarters in Nottingham. The mortgage is repayable over a period of 20 years from the date of draw on of July 1995, subject to a capital repayment moratorium that expired in September 1996.


     On July 3, 1995, LCL entered into a five-year interest rate swap agreement with CIBC pursuant to which LCL pays interest on a quarterly basis at a fixed rate of 8.79% on a variable notional amount and receives interest based on the same notional amount at a floating rate calculated at sterling LIBOR. The swap was entered into to hedge LCL's obligations under a loan agreement that was subsequently repaid by the Company on behalf of LCL. At the time of repayment,
L.2.0 million had been drawn down under the loan agreement. The swap has been recorded on the balance sheet at March 31, 1997 in other liabilities at its fair value of negative L.1.1 million. See Note 17 to Notes to the Consolidated Financial Statements.

DESCRIPTION OF THE 1997 NOTES

     On February 27, 1997, the Company issued $420.5 million in principal amount at maturity of its 10 3/4% Senior Discount Notes due February 15, 2007 (the "1997 Notes") at an issue price of $594.48 per $1,000 principal amount at maturity. Net proceeds received by the Company amounted to approximately L.149 million after issuance costs of approximately L.5 million. Cash interest is not payable on the 1997 Notes prior to August 15, 2002. Thereafter, cash interest on the 1997 Notes is payable at a rate of 10 3/4% per annum.

     The 1997 Notes constitute senior unsecured indebtedness of the Company. The indenture under which the 1997 are issued (the "1997 Notes Indenture") permits the Group to incur substantial additional indebtedness including indebtedness to acquire, construct and operate additional cable franchises.

     The 1997 Notes effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Group to the extent of the assets securing such indebtedness. Indebtedness under the Senior Bank Facility will effectively rank senior to the 1997 Notes. See "Risk Factors -- Holding Company Structure; Liens on Assets".

     The 1997 Notes are redeemable, in whole or in part, at the option of the Group at any time on or after February 15, 2002 at scheduled redemption rates.

     Upon a Change of Control (as defined in the 1997 Note Indenture), holders of the 1997 Notes have the right to require the Company to repurchase such holders' 1997 Notes at specified prices. There can be no assurance that the Company would have the financial resources necessary or otherwise be able to repurchase the 1997 Notes upon a Change of Control. See "Risk Factors -- Holding Company Structure; Liens on Assets".

     The 1997 Note Indenture contains certain covenants which, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined) to (i) incur additional Debt or issue Disqualified Equity; (ii) pay dividends or make distributions in respect of the Company's capital stock or make certain other restricted payments; (iii) create certain liens or enter into certain sale and leaseback transactions; (iv) engage in certain transactions with Affiliated or Related Persons; or (v) sell certain assets. In addition, the indenture limits the ability of the Company to consolidate or merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications.

                        DESCRIPTION OF 1994 SENIOR NOTES

     The 1994 Senior Notes have been issued under an Indenture, dated as of September 28, 1994, as amended by the First Supplemental Indenture, dated as of May 31, 1996 (collectively, the "1994 Senior Notes Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). A copy of the form of the 1994 Senior Notes Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the 1994 Senior Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the 1994 Senior Notes Indenture, including the definitions of certain terms therein and those terms made a part of the 1994 Senior Notes Indenture by reference to the Trust Indenture Act, as in effect on the date of the 1994 Senior Notes Indenture. In this section, references to the Company are to Diamond Cable Communications PLC. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions". Article and Section references are to articles and sections of the 1994 Senior Notes Indenture.

GENERAL

     The 1994 Senior Notes constitute general unsubordinated obligations of the Company, limited to $285,101,000 aggregate principal amount at maturity and will mature on September 30, 2004. The 1994 Senior Notes have been issued in an aggregate principal amount at maturity to generate gross proceeds of approximately $150 million. The 1994 Senior Notes will accrete at a rate of 13 1/4%, compounded semiannually, to their aggregate principal amount by September 30, 1999 (the "Cash Interest Date"). Cash interest will not accrue on the 1994 Senior Notes prior to the Cash Interest Date. Thereafter, cash interest on the 1994 Senior Notes will be payable, at a rate of 13 1/4% per annum, semi-annually in arrears on each March 31 and September 30 (each, an "Interest Payment Date"), commencing March 31, 2000, to the Book-Entry Depositary (as hereinafter defined) in the case of the Global Senior Note (as hereinafter defined) and to holders of Definitive Registered Notes (as hereinafter defined), if any, on the March 15 or September 15, as the case may be, immediately preceding such Interest Payment Date. Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Cash Interest Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. For additional information concerning payments on the 1994 Senior Notes, see "-- Description of Book-Entry System -- Payments on the Global Senior Note" and "-- Form of 1994 Senior Notes".

     In August 1996, certain of the Company's subsidiaries entered into the Senior Banking Facility. See "Description of Company Debt -- Senior Bank Facility". The Company has not issued, and does not have any current plans to issue, any significant indebtedness that will be subordinated to the 1994 Senior Notes. The 1994 Senior Notes effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. Indebtedness under the Senior Bank Facility will effectively be senior to the 1994 Senior Notes. See "Risk Factors -- Holding Company Structure; Liens on Assets".

     Except as described below under "-- Certain Covenants -- Change of Control" and "-- Mergers, Consolidations and Certain Sales of Assets", the 1994 Senior Notes Indenture does not contain any provisions that permit the holders of the 1994 Senior Notes to require that the Company repurchase or redeem the 1994 Senior Notes or otherwise protect the holders of the 1994 Senior Notes in the event of a takeover, recapitalization or similar restructuring or in the event of another highly leveraged transaction.

     The 1994 Senior Notes are listed on the Luxembourg Stock Exchange.

FORM OF 1994 SENIOR NOTES

     The 1994 Senior Notes are represented by a global security in bearer form, without coupons attached (the "Global Senior Note"), which was issued in a denomination equal to the outstanding principal amount at maturity of 1994 Senior Notes represented thereby. The Global Senior Note was deposited with The Bank of New York, as book-entry depositary (the "Book-Entry Depositary"), pursuant to the terms of a Deposit Agreement, dated as of September 28, 1994 between the Company, for the limited purposes set forth therein, the Book-Entry Depositary and the owners from time to time of Book-Entry Interests (the "Deposit Agreement"). See "-- Description of Book-Entry System".

     Under the terms of the Deposit Agreement, owners of Book-Entry Interests will receive Definitive Registered Notes (i) if DTC notifies the Book-Entry Depositary that it is unwilling or unable to act as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Global Depositary at the request of the Company within 120 days, (ii) in the event of an Event of Default under the 1994 Senior Notes Indenture upon request of the owner of a Book-Entry Interest, (iii) at any time if the Company in its sole discretion determines that the Global Senior Note (in whole but not in part) should be exchanged for Definitive Registered Notes, (iv) if such owner of a Book-Entry Interest requests such exchange in writing delivered to DTC and through DTC to the Book-Entry Depositary or (v) if the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not appointed by the Company within 120 days. In no event will definitive 1994 Senior Notes in bearer form be issued.

     Any Definitive Registered Notes will be issued in registered form in denominations of $1,000 principal amount at maturity. Any Definitive Registered Notes will be registered in such name or names as the Book-Entry Depositary shall instruct the Trustee based on the instructions of DTC. It is expected that such instructions will be based upon directions received by DTC from its participants ("Participants") with respect to ownership of Book-Entry Interests. To the extent permitted by law, the Company, the Trustee and any paying agent shall be entitled to treat the person in whose name any Definitive Registered Note is registered, as the absolute owner thereof. While the Global Senior Note is outstanding, holders of Definitive Registered Notes may exchange their Definitive Registered Notes for Book-Entry Interests by surrendering their Definitive Registered Notes to the Book-Entry Depositary. The amount of the Global Senior Notes (and the Book-Entry Interests) will be increased or decreased to reflect exchanges or issues of Definitive Registered Notes. The Book-Entry Depositary will request the Trustee to make the appropriate adjustments to the Global Senior Note underlying the Book-Entry Interests to reflect any such issues or adjustments. The 1994 Senior Notes Indenture governing the 1994 Senior Notes contains provisions relating to the maintenance by a registrar of a register reflecting ownership of Definitive Registered Notes, if any, and other provisions customary for a registered debt security. Payment of principal and interest on each Definitive Registered Note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

     HOLDERS SHOULD BE AWARE THAT, UNDER CURRENT U.K. TAX LAW, UPON THE ISSUANCE TO A HOLDER OF DEFINITIVE REGISTERED NOTES, SUCH HOLDER WILL BECOME SUBJECT TO U.K. INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES AS SET FORTH UNDER "TAXATION UNITED KINGDOM". A HOLDER OF DEFINITIVE REGISTERED NOTES WILL, TO THE EXTENT DESCRIBED BELOW UNDER "-- PAYMENT OF ADDITIONAL AMOUNTS", BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS WITH RESPECT TO SUCH DEFINITIVE REGISTERED NOTES. ADDITIONAL AMOUNTS WILL NOT BE PAYABLE IF SUCH DEFINITIVE REGISTERED NOTES WERE ISSUED AT THE REQUEST OF A HOLDER (INCLUDING FOLLOWING AN EVENT OF DEFAULT) AND AT THE

TIME OF THE PAYMENT IN QUESTION DEFINITIVE REGISTERED NOTES HAVE NOT BEEN ISSUED IN EXCHANGE FOR THE ENTIRE PRINCIPAL AMOUNT AT MATURITY OF NOTES. However, a U.S. holder of Definitive Registered Notes may be entitled to receive a refund of withheld amounts from the Inland Revenue in certain circumstances. See "Taxation -- United Kingdom -- Payments on the 1994 Senior Notes".

     Any person receiving Definitive Registered Notes other than at its own request will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense of the Book-Entry Depositary, relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the Company.

     Principal of, premium, if any, and interest on any Definitive Registered Notes will be payable at the corporate trust office or agency of the Trustee in The City of New York maintained for such purposes. In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes. No service charge will be made for any registration of transfer or exchange of any Definitive Registered Notes.

REDEMPTION

OPTIONAL REDEMPTION

     The 1994 Senior Notes are redeemable, in whole or in part, at any time on or after the Cash Interest Date, at the option of the Company, upon not less than 30 nor more than 60 days' notice; provided that the Company may not give a notice of redemption (i) more than four times in any year or (ii) in respect of the redemption of less than $5 million in principal amount at maturity of the 1994 Senior Notes. Such redemption will be at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning September 30 of the years indicated below:


                                                  REDEMPTION
                        YEAR                      PRICE


                        1999.....................  107.125%
                        2000.....................  105.344%
                        2001.....................  103.563%
                        2002.....................  101.781%
                        2003.....................  100.000%


PURCHASE OBLIGATION

     The Company is not required to make any mandatory redemption or sinking fund payments in respect of the 1994 Senior Notes. However, (i) upon the occurrence of a Change of Control (as defined below), the Company will be obligated to make an Offer to Purchase all outstanding 1994 Senior Notes at a price of 101% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to the Cash Interest Date, or 101% of the principal amount at maturity thereof, plus accrued interest thereon, if any, to the date of purchase, if such purchase is on or after the Cash Interest Date, and (ii) upon the occurrence of an Asset Disposition, the Company may be obligated to make an Offer to Purchase all or a portion of the outstanding 1994 Senior Notes at a price of 100% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to the Cash Interest Date, or 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase, if such purchase is on or after the Cash Interest Date. See "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Certain Asset Dispositions", respectively.

SELECTION; EFFECT OF REDEMPTION NOTICE

     In the case of a partial redemption, selection of the 1994 Senior Notes for redemption will be made pro rata (subject, in the case of Book-Entry Interests, to DTC procedures). Upon giving of a redemption notice, the principal amount of the 1994 Senior Notes called for redemption will cease to accrete (if such redemption occurs prior to the Cash Interest Date), interest on 1994 Senior Notes called for redemption will cease to accrue (if such redemption occurs on or after the Cash Interest Date) from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such 1994 Senior Notes will then cease to be outstanding.

OPTIONAL TAX REDEMPTION

     The 1994 Senior Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole, but not in part, at the election of the Company at any time at a redemption price equal to 100% of the Accreted Value thereof (determined at the date of redemption) if such purchase is prior to the Cash Interest Date, or 100% of the principal amount at maturity thereof (together in the case of any such redemption with accrued interest to the date of redemption if such redemption is on or after the Cash Interest Date), if (a) the Company is required to issue Definitive Registered 1994 Senior Notes after using all reasonable efforts to avoid having to issue such Definitive Registered 1994 Senior Notes and the Company is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the 1994 Senior Notes as described under "-- Payment of Additional Amounts" or (b) the Company has become or would become obligated to pay in the absence of any applicable tax treaty, on the next date on which any amount would be payable with respect to the 1994 Senior Notes, any Additional Amount as a result of any change in the laws (or any rules or regulations thereunder) of the United Kingdom or any political subdivision or taxing authority thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in any official interpretation or application of such laws or rules or regulations or any execution of or amendment to any treaty affecting taxation to which the United Kingdom or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, if the change becomes effective on or after the date of the 1994 Senior Notes Indenture (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person became such pursuant to the applicable provisions of the 1994 Senior Notes Indenture unless as of such date the relevant tax authority had publicly announced that such amendment or change or execution was to occur after such date) and such obligation cannot be avoided by the use of all commercially reasonable measures available to the Company; provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

PAYMENT OF ADDITIONAL AMOUNTS

     All payments made by the Company on the 1994 Senior Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the withholding or deduction is then required by law. If any withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom or any political subdivision or taxing authority thereof or therein ("Taxes") shall at any time be required in respect of any amounts to be paid by the Company under the 1994 Senior Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes which would not have been so imposed but for the existence of any present or former connection between such Holder and the United Kingdom (other than the mere receipt of such payment or the ownership or holding outside of the United Kingdom of such Senior Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (c) any Taxes payable otherwise than by deduction or withholding from payments of principal (or premium, if any, on) or interest on such Senior Note; nor will Additional Amounts be paid (i) if the payment could have been made by or through another paying agent without such deduction or withholding, (ii) if the payment could have been made without such deduction or withholding had the holder of the Senior Note (whether in Global or Definitive Registered form) or, if different, the beneficiary of the payment complied with a timely request of the Company, or any other Person through whom payment may be made, addressed or otherwise provided to such holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficiary which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, (iii) with respect to any payment of principal of (or premium if any, on) or interest on such Senior Note to any holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment, to the extent such payment would be required by the laws of the U.K. (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder of such a Senior Note, or (iv) if the payment is in respect of a Definitive Registered
Note issued at the request of the owner of a Book-Entry Interest (including following an Event of Default) and at the time the payment is made Definitive Registered Notes have not been issued in exchange for the entire principal amount at maturity of the 1994 Senior Notes. The foregoing provisions shall survive any termination or discharge of the 1994 Senior Notes Indenture and shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

CERTAIN COVENANTS

     The 1994 Senior Notes Indenture contains, among others, the following additional covenants:

LIMITATION ON CONSOLIDATED DEBT AND DISQUALIFIED EQUITY

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt or issue any Disqualified Equity unless, immediately after giving effect to the Incurrence of such Debt or the issuance of such Disqualified Equity and the receipt and application of the proceeds thereof, the Annualized Consolidated Debt to Cash Flow Ratio of the Restricted Group at the time of the Incurrence of such Debt or the issuance of such Disqualified Equity, as the case may be, for which quarterly financial statements are available, calculated on a pro forma basis (as if such Debt had been Incurred or such Disqualified Equity had been issued at the beginning of such quarter) would be less than 7.0 to 1.

     Notwithstanding the foregoing paragraph, the Company may, and may permit any Restricted Subsidiary to, Incur or issue the following: (i) Debt outstanding from time to time under the Senior Bank Facility (up to L.160 million) less any amount permanently repaid thereunder and Debt Incurred to finance the acquisition and construction of the Company's proposed combined head office and headend/switch site; (ii) Debt of the Company and/or any Restricted Subsidiary outstanding on the date of the 1994 Senior Notes Indenture, (iii) Debt or Disqualified Equity to the extent that the proceeds are used to finance working capital for, or the construction or acquisition of, property or assets in each case to be used in a Cable Business; (iv) Debt Incurred or Disqualified Equity issued to finance a Cable Acquisition or provide working capital for or financing for the construction of property or assets to be used in the business so acquired; (v) Debt consisting of Interest Rate Protection Obligations or Currency Hedging Agreements incurred in the ordinary course of business; (vi) performance bonds or surety bonds or similar instruments provided in the ordinary course of business; (vii) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary (so long as such Debt is held by a Wholly-Owned Restricted Subsidiary and such Debt is subordinated in right of payment to the 1994 Senior Notes) or Debt owed by or Disqualified Equity issued by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Debt or Disqualified Equity is at all times held by the Company or a Wholly-Owned Restricted Subsidiary); provided, however, that upon either (a) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any such Debt or Disqualified Equity to a Person other than the Company or another Wholly-Owned Restricted Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of shares of Equity Securities (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, such Debt shall be deemed to have been Incurred or such Disqualified Equity shall be deemed to have been issued at the time of such transfer or other disposition; (viii) Debt incurred or Disqualified Equity issued to renew, extend, refinance or refund any Debt or Disqualified Equity permitted in Clauses (i) through (iv) above or the Securities in an amount not to exceed the outstanding principal amount (or, if less, Accreted Value) of the Debt or the aggregate liquidation preference of the Disqualified Equity so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Disqualified Equity refinanced plus the expenses of the Company incurred in connection with such refinancing; provided that (a) in the case of any refinancing or refunding of Debt which is pari passu to the Securities, the refinancing or refunding Debt is made pari passu to the Securities or subordinated to the Securities, and, in the case of any refinancing or refunding of Debt which is subordinated to the Securities or of Disqualified Equity, the refinancing or refunding Debt is subordinated to the Securities to the same extent as the Debt being refinanced or refunded or is Disqualified Equity; and (b) in either case, the refinancing or refunding Debt or Disqualified Equity by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Disqualified Equity is Incurred or issued, as the case may be, does not have a Weighted Average Life that is lower than that of the Debt or Disqualified Equity being refinanced or refunded; and
(ix) Debt or Disqualified Equity not otherwise permitted to be Incurred or issued under Clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred or Disqualified Equity issued pursuant to this Clause
(ix), has an aggregate principal amount (or liquidation preference) not in excess of L.10 million at any time outstanding.

LIMITATION ON RESTRICTED PAYMENTS

     The Company (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities or otherwise) in respect of its Equity Securities or to the holders thereof in general (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in its Equity Securities (other than Disqualified Equity) or in options, warrants or other rights to acquire its Equity Securities (other than Disqualified

Equity)); (ii) shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Equity Securities of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire Equity Securities of the Company or any Related Person of the Company (except options, warrants or rights to purchase or acquire such Equity Securities held by any current or former officer or director of the Company or ECE Management in an aggregate amount not exceeding L.5 million); (iii) shall not make, or permit any Restricted Subsidiary of the Company to make any Investment in, or Incur an obligation to Guarantee any obligation of, any Affiliate or Related Person of the Company, other than the Company or a Wholly-Owned Restricted Subsidiary of the Company; (iv) shall not, and shall not permit any Restricted Subsidiary of the Company to, redeem, defease, repurchase or otherwise retire or acquire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which explicitly by its terms is subordinate in right of payment to the 1994 Senior Notes (the transactions described in Clauses (i) through (iv) being referred to herein as "Restricted Payments"), if: (1) at the time thereof and after giving effect thereto an Event of Default, or an event that with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the 1994 Senior Notes Indenture exceeds the sum of (a) the difference between (x) the cumulative Consolidated Operating Cash Flow from the first day of the fiscal quarter in which the issue date of the 1994 Senior Notes falls through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly financial statements are available, and (y) 200% of cumulative Consolidated Interest Expense from the first day of the fiscal quarter in which the issue date of the 1994 Senior Notes falls through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly financial statements of the Company are available; and (b) 100% of the aggregate cash net proceeds after the issue date of the 1994 Senior Notes, from the issuance of Equity Securities (other than Disqualified Equity) of the Company and options, warrants or other rights on Equity Securities (other than Disqualified Equity) of the Company (other than to a Restricted Subsidiary) after the issue date of the 1994 Senior Notes. The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) any refinancing or refunding of any Debt otherwise permitted under clause (viii) described in the second paragraph under the caption "Limitation on Consolidated Debt and Disqualified Equity"; (iii) investments by the Company or any Restricted Subsidiary in an amount not to exceed in the aggregate L.5 million in a Person which is engaged in a Cable Business or a business incidental thereto; and (iv) investments in Non-Restricted Subsidiaries made with the cash proceeds of a substantially concurrent (1) capital contribution to the Company or (2) issue or sale of Equity Securities (other than Disqualified Equity) of the Company.

LIMITATION ON LIENS

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired, to secure any Debt without making or causing such Restricted Subsidiary to make effective provision for securing the 1994 Senior Notes equally and ratably with such Debt so long as such Debt shall be so secured or in the event such Debt is subordinate in right of payment to the 1994 Senior Notes, prior to such Debt and to such property and assets for so long as such Debt shall be so secured. The foregoing restrictions do not apply to Liens existing at the date of the 1994 Senior Notes Indenture or to: (i) Liens securing only the 1994 Senior Notes; (ii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary; (iii) Liens to secure the Senior Bank Facility; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (and not incurred in anticipation of such merger or consolidation); (v) Liens on property existing immediately prior to the time of acquisition thereof (and not in anticipation of the financing of such acquisition); (vi) Liens to secure Debt Incurred under the provisions described in Clauses (iii), (iv) or (v) of the second paragraph under the caption "--

Limitation on Consolidated Debt and Disqualified Equity"; (viii) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made; (viii) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable; and (ix) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing Clauses (i) through (viii) so long as such Lien does not extend to any other property. In addition to the foregoing, the Company and its Restricted Subsidiaries may incur a Lien to secure any Debt or enter into a Sale and Leaseback Transaction, without equally and ratably securing the 1994 Senior Notes, if the sum of (i) the amount of Debt secured by a Lien entered into after the date of the 1994 Senior Notes Indenture and otherwise prohibited by the 1994 Senior Notes Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the 1994 Senior Notes Indenture and otherwise prohibited by the 1994 Senior Notes Indenture does not exceed L.10 million.

ANTI-LAYERING

     The 1994 Senior Notes Indenture provides that the Company's Restricted Subsidiaries will not Incur any Debt that is by its terms subordinate or junior in right of payment to any other Debt of such Restricted Subsidiaries.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Restricted Subsidiary were entitled to incur a Lien to secure Debt in an amount at least equal to the Attributable Value of such Sale and Leaseback Transaction or (ii) all of the conditions contained in the provisions described under "Limitation on Certain Asset Dispositions" (including the provisions concerning the application of Net Available Proceeds) would be satisfied with respect to such Sale and Leaseback Transaction if all of the consideration received in such Sale and Leaseback Transaction were treated as Net Available Proceeds.

LIMITATIONS CONCERNING DISTRIBUTIONS BY AND TRANSFERS TO RESTRICTED GROUP

     The Company may not, and may not permit any Restricted Subsidiary to suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Equity Securities or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any other Restricted Subsidiary of the Company; or (iii) to make any investment in, or to transfer any of its property or assets to, the Company or any Restricted Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, suffer to exist any such encumbrance or restriction on the ability of any Subsidiary of the Company if and to the extent such encumbrance or restriction exists on the date of the 1994 Senior Notes Indenture or is (a) provided for in the Senior Bank Facility documents; (b) existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such Person becoming a Subsidiary of the Company; (c) exists by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Company or any of its Restricted Subsidiaries by another Person; (d) contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent;
(e) the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (f) pursuant to an agreement pursuant to which Debt meeting the requirements of Clauses (iii), (iv) or (v) of the second paragraph under the caption "-- Limitation on Consolidated Debt and Disqualified

Equity" is incurred; provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive in any material respect than those contained in the terms of the Senior Bank Facility; or (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a) or (b) above; provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     Except as permitted in the following paragraph, the Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction with any Affiliate or Related Person of the Company, unless such transaction is on terms which are in the Company's good faith judgment at least as favorable as those available in a comparable arm's-length transaction with a Person which is not an Affiliate or Related Person. Any such transaction (or series of related transactions) in which such Affiliate or Related Person receives in excess of L.1.0 million in any twelve month period shall be approved by a majority of the disinterested directors of the Board of Directors of the Company. Any such transaction involving in excess of L.5 million (or series of related transactions involving in excess of L.5 million), or as to which there are no disinterested directors, is subject to the further requirement that the Company obtain an opinion of an internationally recognized expert with experience in appraising the terms and conditions of the relevant type of transaction (or series of related transactions) stating that the transaction or series of related transactions is fair (from a financial point of view) to the Company or such Restricted Subsidiary.

     The above requirements shall not be applicable to (i) any transaction among the Company and its Wholly-Owned Subsidiaries; (ii) any existing management agreement with ECE Management or any successor or assign; or (iii) any transaction in which investment banking or other financial advisory services are provided to the Company or any Subsidiary by Goldman, Sachs & Co. or any of its Affiliates that is, in the Company's good faith judgment, at rates competitive with those available from other advisers negotiated at arms length and approved by disinterested directors.

LIMITATION ON CERTAIN ASSET DISPOSITIONS

     The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of; and (b) at least 85% of such consideration consists of cash or cash equivalents. To the extent the Net Available Proceeds of any Asset Disposition are not required to be applied to repay amounts outstanding under the Senior Bank Facility or any Debt of a Restricted Subsidiary, or are not so applied, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Available Proceeds within 365 days of the receipt thereof, to an investment in properties and assets that will be used in a Cable Business (or in Equity Securities of any such Person that will become a Restricted Subsidiary as a result of such investment to the extent that such Person owns properties and assets that will be used in a Cable Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, the Company may retain up to L.1.0 million of Net Available Proceeds from any Asset Disposition for any purpose. Any Net Available Proceeds from any Asset Disposition that are neither used to repay amounts outstanding under the Senior Bank Facility or any Debt of a Restricted Subsidiary nor invested in Replacement Assets within such 365-day period (exclusive of the up to L.1.0 million referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to the provisions described in the following paragraph.

     When the aggregate amount of Excess Proceeds equals or exceeds L.5.0 million the Company shall make within 30 days of the determination thereof an Offer to Purchase to all holders of the 1994 Senior Notes, the 1994 Senior Notes with an aggregate principal amount at maturity (or if less, an Accreted Value) equal to such Excess Proceeds at a price in cash equal to 100% of the Accreted Value thereof on any purchase date prior to the Cash Interest Date or 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any, to any purchase date on or after the Cash Interest Date, as applicable. To the extent that the aggregate principal amount at maturity or if applicable, the Accreted Value of the 1994 Senior Notes tendered pursuant to such Offer to Purchase is less than the Excess Proceeds, the Company may use such deficiency for any purpose. If the aggregate principal amount at maturity or the Accreted Value, as applicable, of 1994 Senior Notes validly tendered and not withdrawn by holders thereof exceeds the amount of the 1994 Senior Notes which can be purchased with the Excess Proceeds, the 1994 Senior Notes to be purchased will be selected on a pro rata basis.

     Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with such paragraphs to the extent (i) at least 85% of the consideration for such Asset Disposition constitutes Replacement Assets (or Equity Securities of any such Person that will become a Restricted Subsidiary as a result of such transaction to the extent that such Person owns properties and assets that will be used in a Cable Business) and (ii) such Asset Disposition is for fair market value; provided that any consideration not constituting Replacement Assets or Equity Securities as described in Clause (i) received by the Company or any Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated under this paragraph shall constitute Net Available Proceeds subject to the provisions of the two preceding paragraphs.

     The determination of "fair market value" for purposes of the preceding paragraph and the third preceding paragraph will be made (a) in the case of Asset Dispositions in which Net Available Proceeds exceed L.1 million, by the Board of Directors of the Company and evidenced by a Board Resolution and (b) in the case of Asset Dispositions in which Net Available Proceeds exceed L.10 million, based upon the opinion of an internationally recognized investment banking firm.

CHANGE OF CONTROL

     Within 60 days following the date of the consummation of a transaction resulting in a Change of Control, the Company shall commence an Offer to Purchase all the Outstanding 1994 Senior Notes at a purchase price equal to 101% of, on or prior to the Cash Interest Date, their Accreted Value and on and after the Cash Interest Date their principal amount at maturity plus in such case accrued but unpaid interest to the date of purchase. The Company will cause notice of any Change of Control to be mailed to holders of the 1994
Senior Notes not less than 10 days after the date on which the Company first becomes aware of the consummation of a transaction resulting in a Change of Control. A "Change of Control" will be deemed to have occurred in the event that, after the date of the 1994 Senior Notes Indenture, either (a) any Person or any Persons (other than a Permitted Holder) acting together which would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 45% of the Equity Securities of the Company entitled to vote generally in the election of directors of the Company; or (b) any Person or Group (other than a Permitted Holder), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Group, will constitute a majority of the Board of Directors of the Company; or (c) certain events of bankruptcy, insolvency or receivership affecting the Company.

     Any future credit agreements or other agreements relating to indebtedness of the Company and its subsidiaries (including the Senior Bank Facility) may contain provisions restricting the ability of the Company to repurchase the 1994 Senior Notes upon a Change of Control. In the event that a Change of Control occurs when such provisions are in effect, the Company may seek the consent of the relevant lenders to the repurchase of the 1994 Senior Notes or could attempt to repay or refinance such indebtedness, in a manner that would permit the Company to effect the repurchase of the 1994 Senior Notes. In the absence of such a repayment or refinancing, the Company may be precluded from offering to repurchase the 1994 Senior Notes by the applicable provisions of such other agreements. The failure of the Company to offer to repurchase the 1994 Senior Notes upon a Change of Control would constitute an Event of Default under the 1994 Senior Notes Indenture. Moreover, there can be no assurance that the Company will have the financial resources necessary to effect any repurchase of 1994 Senior Notes upon a Change of Control.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     The Company shall not, in a single transaction or through a series of related transactions, (i) consolidate with or merge into any other Person; (ii) permit any other Person to consolidate with or merge into the Company; (iii) directly or indirectly transfer, assign, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; or (iv) permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Person unless: (1) immediately before and after giving effect to such transaction and treating any Debt and Disqualified Equity which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred or issued, as applicable, by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing; (2) in the event the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, assign, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, assignment, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of England and Wales or of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts on all the 1994 Senior Notes and the performance of every covenant of the 1994 Senior Notes Indenture on the part of the Company to be performed or observed; (3) the Company or the successor to the Company will have an Annualized Consolidated Debt to Cash Flow Ratio at the time of such transaction (determined on a pro forma basis giving effect to the proposed transaction) equal to or less than the Annualized Consolidated Debt to Cash Flow Ratio of the Company without giving effect to the proposed transaction and a ratio of Consolidated Operating Cash Flow to Consolidated Interest Expense for the two fiscal quarters next preceding such transaction (determined on a pro forma basis giving effect to the transaction) equal to or greater than such ratio without giving effect to such transaction; (4) if, as a result of any such transaction, property or assets of the Company or any Subsidiary of the Company would become subject to a Lien prohibited by the provisions of the 1994 Senior Notes Indenture described under "Limitation on Liens" above, and the Company or the successor entity to the Company shall have secured the 1994 Senior Notes as required by that covenant; (5) such transaction would not result in the loss of a Material License (which for this purpose will be determined on a pro forma basis, giving effect to such transaction); and (6) the Company or the surviving entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, transfer, lease or disposition and the supplemental indenture comply with the 1994 Senior Notes Indenture.

EVENTS OF DEFAULT

     The following are Events of Default under the 1994 Senior Notes Indenture:
(a) failure by the Company to pay principal of (or premium, if any, on) any Senior Note when due; (b) failure to pay any interest or Additional Amounts on any Senior Note when due, continued for 30 days; (c) default in the payment of principal and interest on 1994 Senior Notes required to be purchased pursuant to an Offer to Purchase as described under the captions "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Certain Asset Dispositions"; (d) failure to perform or comply with the provisions described under "-- Certain Covenants -- Mergers, Consolidations, and Certain Sales of Assets"; (e) failure by the Company to perform any other covenant under the 1994 Senior Notes Indenture or the 1994 Senior Notes continued for 30 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of the Outstanding 1994 Senior Notes; (f) default under the terms of any instrument evidencing or securing Debt by the Company or any Significant Restricted Subsidiary which results in the acceleration of the payment of principal amount in excess of L.5 million or which shall constitute the failure to pay any portion in excess of L.5 million of principal or similar amount when due and payable after the expiration of any applicable grace period; (g) the rendering of a final judgment or judgments against the Company or any Significant Restricted Subsidiary in an amount in excess of L.5 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Restricted Subsidiary.

     Subject to the provisions of the 1994 Senior Notes Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the 1994 Senior Notes Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding 1994 Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     If an Event of Default (other than an Event of Default described in Clause
(h)) occurs and is continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding 1994 Senior Notes may accelerate the maturity of all 1994 Senior Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of 66 2/3% in aggregate principal amount of Outstanding 1994 Senior Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 1994 Senior Notes Indenture. If an Event of Default specified in Clause (h) above occurs, the Outstanding 1994 Senior Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "-- Modification and Waiver".

     No holder of any Senior Note shall have any right to institute any proceeding with respect to the 1994 Senior Notes Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the Outstanding 1994 Senior Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding 1994 Senior Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Senior Note for enforcement of payment of the principal of and premium, if any, or interest on such Senior Note on or after the respective due dates (or, in the case of a redemption, the Redemption Dates or, in the case of an Offer to

Purchase, the Purchase Date) expressed in or established pursuant to the terms of such Senior Note and 1994 Senior Notes Indenture.

     The Company is required to furnish to the Trustee annually a statement as to the performance by them of certain of their obligations under the 1994 Senior Notes Indenture and as to any default in such performance.

DEFEASANCE

     The 1994 Senior Notes Indenture provides that (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding 1994 Senior Notes other than certain obligations to transfer the 1994 Senior Notes, or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and certain events will cease to be Events of Default under the 1994 Senior Notes Indenture and the 1994 Senior Notes, in either case (A) or (B), upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding 1994 Senior Notes. With respect to Clause
(B), the obligations under the 1994 Senior Notes Indenture other than with respect to certain covenants and Event of Default will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to Clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the 1994 Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to Clause (B), the Company has delivered to the Trustee an opinion of counsel (which may be based on an Internal Revenue Service ruling) to the effect that the holders of the 1994 Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied.

GOVERNING LAW

     The 1994 Senior Notes Indenture and the 1994 Senior Notes are governed by the laws of the State of New York.

MODIFICATION AND WAIVER

     From time to time the Company, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of the 1994 Senior Notes, may amend, waive or supplement the 1994 Senior Notes Indenture or the 1994 Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the 1994 Senior Notes Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder.

     Modifications and amendments of the 1994 Senior Notes Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding 1994 Senior Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of or any installment of interest or

Additional Amounts on, any Senior Note, (b) reduce the principal amount of, (or the premium) or interest or Additional Amounts on, any Senior Note, (c) change the place, currency or manner of payment of principal of (or premium) or interest or Additional Amounts on, any Senior Note, (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or Redemption Date, in the case of redemption, or Purchase Date, in the case of an Offer to Purchase) (e) reduce the above-stated percentage of Outstanding 1994 Senior Notes necessary to modify or amend the 1994 Senior Notes Indenture, (f) reduce the percentage of principal amount of Outstanding 1994 Senior Notes necessary for waiver of compliance with certain provisions of the 1994 Senior Notes Indenture or for waiver of certain defaults, (g) modify certain provisions of the 1994 Senior Notes Indenture relating to the modification of the 1994 Senior Notes Indenture or the waiver of past defaults or covenants, except as otherwise specified or (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the 1994 Senior Notes required as described under the caption "-- Certain Covenants -- Limitation on Certain Asset Dispositions" and "-- Certain Covenants -- Change of Control" in a manner materially adverse to the holders thereof.

     The holders of not less than a majority in aggregate principal amount of the Outstanding 1994 Senior Notes, on behalf of all holders of the 1994 Senior Notes, may waive compliance by the Company with certain restrictive provisions and covenants of the 1994 Senior Notes Indenture. Subject to certain rights of the Trustee, as provided in the 1994 Senior Notes Indenture, the holders of not less than a majority in aggregate principal amount of the Outstanding 1994 Senior Notes, on behalf of all holders of the 1994 Senior Notes, may waive any past default under the 1994 Senior Notes Indenture, except a default in the payment of principal, premium or interest or Additional Amounts or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Senior Note.

REPORTS

     The Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribed) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the 1994 Senior Notes Indenture requires the Company to continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee.

THE TRUSTEE

     The duties and responsibilities of the Trustee are those provided by the Trust Indenture Act. Notwithstanding the foregoing, the 1994 Senior Notes Indenture does not require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the 1994 Senior Notes Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     The Trustee is permitted to engage in other transactions with the Company, or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

NO PERSONAL LIABILITY OF DIRECTORS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company, as such shall have any liability for any obligations of the Company under the 1994 Senior Notes, the 1994 Senior Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the 1994 Senior Notes by accepting a Senior Note waives and releases all such liability; provided that such waiver will not release any person from liability for fraud or criminal acts. The waiver and release are part of the consideration for issuance of the 1994 Senior Notes. Such waiver and release may not be effective to waive liabilities under English law or under the U.S. federal securities laws and it is the view of the Commission that such waiver and release is against public policy.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the 1994 Senior Notes Indenture. Reference is made to the 1994 Senior Notes Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein described, the term "generally accepted accounting principles" with respect to any computation required or permitted under the 1994 Senior Notes Indenture means accounting principles as are generally accepted in the United States as consistently applied by the Company at the date of such computation.

     "Accreted Value" means, as of any date of determination prior to the Cash Interest Date, the sum of (a) the initial offering price of each Senior Note and (b) the portion of the excess of the principal amount of each Senior Note over such initial offering price which shall have been amortized by the Company through such date, such amount to be so amortized on a daily basis and compounded semiannually on each March 31 and September 30, at the rate of 13 1/4% per annum from the date of issuance of the 1994 Senior Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Annualized Consolidated Debt to Cash Flow Ratio" for any Person means at any time the ratio of (i) Total Consolidated Debt of such Person as of the end of the most recent fiscal quarter for which financial statements are available to (ii) Consolidated Operating Cash Flow of such Person for the two most recent fiscal quarters multiplied by two.

     "Asset Acquisition" means (i) any capital contribution (including without limitation by means of transfers of cash or other property to others or payments for property or services for the account or use of others) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of equity interests in any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including by way of consolidation or merger) resulting in Net Available Proceeds in excess of L.250,000 of (i) shares or other ownership interest of a Subsidiary of the Company, (ii) substantially all of the assets of the Company or any Subsidiary representing a division or line of business, or (iii) other assets or rights outside of the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.

     In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Cable Acquisition" means an Asset Acquisition of properties or assets to be used in a Cable Business or of equity interests in any Person that becomes a Restricted Subsidiary or, subject to the covenant "-- Certain Covenants -- Limitation on Restricted Payments," a Non-Restricted Subsidiary as a result of such Asset Acquisition, provided (i) such Person's assets and properties consist principally of properties or assets that will be used in a Cable Business; (ii) the Company has the ability to manage or select the management of, and direct the day-to-day operations of, such Cable Business; and (iii) such Cable Business, if a cable licensee, has a franchise area any border of which is located within 50 miles of any border of a franchise area of the Company's existing cable licenses.

     "Cable Business" means any business operating a cable television and/or telephone and/or telecommunications system or any business reasonably related thereto, including, without limitation, the production or provision of programming as well as any business conducted by the Company or any Restricted Subsidiary on the date on which the Securities are first issued.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person as charged in arriving at Consolidated Net Income for such period.

     "Consolidated Interest Expense" of any Person means for any period the interest expense (without deducting interest income) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than in respect of Preferred Stock held by such Person a Wholly-Owned Subsidiary of such Person) declared and payable in such period in cash; and (v) the portion of any rental obligation allocable to interest expense under generally accepted accounting principles.

     "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not the net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to a member of the Restricted Group by such other Person during such period, (d) gains or losses on Asset Dispositions and (e) all extraordinary gains and extraordinary losses.

     "Consolidated Operating Cash Flow" of any Person means for any period (a) the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period; (iii) Consolidated Income Tax Expense for such period; (iv) the consolidated depreciation and amortization expense included in the consolidated income statement of such Person for such period; and (v) other non-cash charges (other than trading and operating items in the ordinary course of business) deducted from consolidated revenues in determining Consolidated Net Income for such period (including any foreign currency translation losses), minus (b) non-cash items (other than trading and operating items in the ordinary course of business) increasing consolidated revenues in determining Consolidated Net Income for such period (including any foreign currency translation gains).

     "Consolidated Subsidiaries" of any Person means all Subsidiaries and other equity investees of such Person that would be accounted for on a consolidated basis in such Person's financial statements in accordance with generally accepted accounting principles.

     "Currency Hedging Agreements" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to the extent relating to (i) Debt and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business and not for speculative purposes; provided that such Currency Hedging Agreements do not increase the Debt or other obligations of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payments thereunder.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person at the time of determination and (vii) every obligation of the type referred to in Clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such

Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise; provided that Trade Obligations are excluded from the definition of Debt.

     "Disqualified Equity" of any Person means any Equity Securities of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the 1994 Senior Notes.

     "Equity Homes" means the product of (i) the number of homes in a franchise area, as set forth in the cable television or telecommunications licenses relating to such franchise area, and (ii) the percentage of the entity holding such licenses which is owned directly or indirectly by the Company.

     "Equity Securities" of any Person means any shares, interests, participations or other equivalents of corporate stock or other equity or capital interests of such Person, including, without limitation, partnership interests.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business, and shall not include guarantees in the nature of, or in respect of, Trade Obligations.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Interest Rate Protection Obligations" of any Person means any interest rate swap agreement or other similar interest rate financial agreement or arrangement designed to protect such Person against fluctuations in interest rates and pursuant to which such Person is obligated or may become obligated to make payments; provided that where such agreement or arrangement hedges Debt, it is with respect to a notional principal amount that does not exceed the principal amount of the Debt to which such Interest Rate Protection Obligations relate.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (any other Person by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Equity Securities, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material License" means a direct or indirect ownership interest in a license to operate a cable television or a cable telephone system held by the Company or any of its Restricted Subsidiaries which license at the time of determination covers a number of Equity Homes which equals or exceeds 10% of the aggregate number of Equity Homes covered by all of the licenses to operate cable television or cable telephone systems in which the Company or its Restricted Subsidiaries hold a direct or indirect ownership interest at such time.

     "Net Available Proceeds" from any Asset Disposition by any Person means cash and readily marketable cash equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by a Lien on such assets or on shares of the Person owning such assets in accordance with the terms of any Lien upon or with respect to such assets or which must be repaid out of the proceeds from such Asset Disposition under the terms of such Debt or Lien, in order to obtain a necessary consent to such Asset Disposition or by applicable law, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which none of the Company, nor any of its Restricted Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Debt); (b) is directly or indirectly liable; or (c) constitutes the lender; and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holders of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Restricted Subsidiary" of a Person means a Subsidiary of such Person that (i) at the time of its designation as a Non-Restricted Subsidiary has not acquired any assets (unless the acquisition of such assets constitutes a Restricted Payment permitted by the "-- Certain Covenants -- Limitation on Restricted Payments" covenant), at any previous time, directly or indirectly from such Person or any of its Subsidiaries and (ii) has no Debt other than Debt that is, with respect to such Person, Non-Recourse Debt (unless the extent to which such Person is the lender for, or is responsible for such Debt, constitutes a Restricted Payment permitted by the "-- Certain Covenants -- Limitation on Restricted Payments" covenant); provided, however, that at the time of such designation, after giving pro forma effect to such designation, the Annualized Consolidated Debt to Cash Flow Ratio of such Person is equal to or less than the Annualized Consolidated Debt to Cash Flow Ratio of such Person immediately preceding such designation; provided, further, that if the Annualized Consolidated Debt to Cash Flow Ratio of the Company immediately preceding such designation is 7.0:1.0 or less, the Annualized Consolidated Debt to Cash Flow Ratio of the Company after giving pro forma effect to such designation may be up to 0.5:1.0 greater than such ratio immediately preceding such designation. No Restricted Subsidiary may be redesignated as a Non-Restricted Subsidiary unless at the time of such redesignation the provisions in clauses (i) and (ii) in this definition are currently met and the Board of Directors of such Person has passed a certified resolution, delivered to the Trustee, to such effect.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his address appearing in the Security Register on the date of the Offer or provided to the Trustee by such holder offering to purchase up to the principal amount of the 1994 Senior Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the 1994 Senior Notes Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of the 1994 Senior Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee as described under the caption "-- Reports" (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender 1994 Senior Notes pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of the 1994 Senior Notes Indenture pursuant to which the Offer to Purchase is being made;

         (2) the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the Outstanding 1994 Senior Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of 1994 Senior Notes accepted for payment (as specified pursuant to this 1994 Senior Notes Indenture) (the "Purchase Price");

         (5) that the holder may tender all or any portion of the 1994 Senior Notes registered in the name of such holder and that any portion of a Senior Note tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where the 1994 Senior Notes are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Senior Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Senior Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each holder electing to tender a Senior Note pursuant to the Offer to Purchase will be required to surrender such Senior Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Senior Note, if a Registered Senior Note, being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

         (10) that holders will be entitled to withdraw all or any portion of the 1994 Senior Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Note the holder tendered, the certificate number of the Senior Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

         (11) that (a) if the 1994 Senior Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such 1994 Senior Notes and (b) if 1994 Senior Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase
    1994 Senior Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only 1994 Senior Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (12) that in case of any holder whose Senior Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Senior Note without service charge, a new Senior Note or 1994 Senior Notes of the same type, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Senior Note so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Permitted Holder" means European Cable Capital Partners L.P., a limited partnership organized under the laws of Delaware, and any of its partners existing on the date of the 1994 Senior Notes Indenture.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Public Offering" means a firm commitment underwritten public offering pursuant to a registration statement filed under the United States Securities Act of 1933, as amended, or pursuant to listing particulars of the London Stock Exchange.

     "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Interest of such Person.

     "Restricted Group" means the Company together with its Restricted Subsidiaries.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than a Non-Restricted Subsidiary.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant" means, with respect to any Subsidiary or Restricted Subsidiary, a Subsidiary or Restricted Subsidiary that qualifies as a "significant subsidiary" under Rule 1-01 of the Commission's Regulation S-X.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Interest of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Total Consolidated Debt" means, at any date of determination, an amount equal to the aggregate amount of all Debt of the Company and its Restricted Subsidiaries outstanding as of the date of determination, determined on a consolidated basis.

     "Trade Buyer" means any Person which is (or a controlled Affiliate of any Person which is) engaged principally in a cable or telecommunications business; provided, however, that Trade Buyer shall not include any Subsidiary of the Company or any Person that is on the date of the 1994 Senior Notes Indenture an Affiliate of the Company.

     "Trade Obligation" means (i) obligations to pay the purchase price of assets or services purchased in the ordinary course of business including, without limitation, obligations incurred in respect of any documentary letter of credit or bill of exchange issued in respect of any such purchase; (ii) obligations in respect of any bill of exchange or promissory note drawn, or accepted, issued or endorsed in the ordinary course of business, including, without limitation, indebtedness in respect of any monies raised by way of sale, discounting or otherwise in respect of any such bill or note; and (iii) obligations in respect of any Guarantee of any obligation of the type specified in Clause (i) or (ii) above, except to the extent that such obligation is treated as indebtedness under generally accepted accounting principles.

     "Trade Sale" means a sale by the Company to a Trade Buyer of all or substantially all of the assets of the Company or the acquisition by a Trade Buyer of 50% or more of the aggregate Voting Interest in the Company, in each case in compliance with the requirements described under "-- Certain Covenants -- Limitation on Certain Asset Dispositions" and "-- Certain Covenants -- Change of Control."

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Voting Interest" of any Person means Equity Securities of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life" means, as of the date of determination, with respect to any Debt or Disqualified Equity, the quotient obtained by dividing
(i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payments of such Debt or redemption or repurchase payments on such Disqualified Equity and the amount of such principal payments or redemption or repurchase payments, by (ii) the sum of all such principal value or redemption or repurchase payments.

     "Wholly-Owned" means with respect to any Subsidiary or Restricted Subsidiary of any Person means a Subsidiary (or a Restricted Subsidiary) of such Person all of the outstanding Equity Securities or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries (or Restricted Subsidiaries) of such Person or by such Person and one or more Wholly-Owned Subsidiaries (or Restricted Subsidiaries) of such Person.

DESCRIPTION OF BOOK-ENTRY SYSTEM

GENERAL

     The Book-Entry Depositary holds the Global Senior Note for the benefit of DTC and its Participants, as hereinafter described. Pursuant to the terms of the Deposit Agreement, the Global Senior Note may be transferred only to a successor of the Book-Entry Depositary. Beneficial interests in the Global Senior Note are shown on, and transfers thereof are effected only through, records maintained in book-entry form by DTC (with respect to its Participants' interests) and its Participants. Such beneficial interests are referred to herein as "Book-Entry Interests." Ownership of the Book-Entry Interests is limited to Participants and indirect participants ("Indirect Participants"). Procedures with respect to the ownership of Book-Entry Interests are set forth below.

     Upon receipt of the Global Senior Note, the Book-Entry Depositary issued a certificateless depositary interest (which represents a 100% interest in the underlying Global Senior Note) to DTC by recording such interest in the Book-Entry Depositary's books and records in the name of Cede & Co., as nominee of DTC. Upon such issuance, DTC credited, on its book-entry registration and transfer system, the Participants' accounts with the respective interests owned by such Participants. The accounts to credited were designated by the Underwriters. Ownership of Book-Entry Interests is shown on, and the transfer of such interests is effected only through, records maintained by DTC and by Participants (with respect to interests of Indirect Participants). The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge the Book-Entry Interests.

     So long as the Book-Entry Depositary, or its nominee, is the holder of the Global Senior Note, the Book-Entry Depositary or such nominee, as the case may be, will be considered the sole holder of such Global Senior Note for all purposes under the 1994 Senior Notes Indenture. Except as set forth above under "-- Form of 1994 Senior Notes," Participants or Indirect Participants are not be entitled to have the 1994 Senior Notes or Book-Entry Interests registered in their names, will not receive or be entitled to receive physical delivery of the 1994 Senior Notes or Book-Entry Interests in definitive form and are not be considered the owners or holders thereof under the 1994 Senior Notes Indenture. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a Participant in DTC, on the procedures of the Participant in DTC through which such person owns its interest, to exercise any rights and remedies of a holder under the 1994 Senior Notes Indenture. See "-- Actions by Owners of Book-Entry Interests" below. If any definitive 1994 Senior Notes are issued to Participants or Indirect Participants, they will be issued in registered form ("Definitive Registered Notes"), as described under "-- Form of 1994 Senior Notes." Unless and until Book-Entry Interests are exchanged for Definitive Registered Notes (as described under "-- Form of 1994 Senior Notes" above), the depositary interest held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

PAYMENTS ON THE GLOBAL SENIOR NOTE

     Payments of any amounts owing in respect of the Global Senior Note will be made through one or more paying agents appointed under the 1994 Senior Notes Indenture (which initially will include the Trustee) to the Book-Entry Depositary, as the holder of the Global Senior Note. All such amounts will be payable in United States dollars. Upon receipt of any such amounts, the Book-Entry Depositary will pay the amount so received to DTC, which will distribute such payments to its Participants. Payments of all such amounts will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law, and if any such deduction or withholding is required to be made by any law or regulation of the United Kingdom then, to the extent described under "Payment of Additional Amounts" above, such Additional Amounts will be paid as may be necessary in order that the net amounts received by any holder of the Global Senior Note or owner of Book-Entry Interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of the Global Senior Note or Book-Entry Interest, as the case may be, absent such withholding or deduction. DTC, upon receipt of any such payment, will immediately credit Participants' accounts with payments in amounts proportionate to their respective ownership of Book-Entry Interests, as shown on the records of DTC. The Company expects that payments by Participants to owners of Book-Entry Interests held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the account of customers in bearer form or registered in "street name" and will be the responsibility of such Participants.

     Because the provisions of the 1994 Senior Notes Indenture treat the holder of the Global Senior Note as the owner of the 1994 Senior Notes represented thereby for the purpose of receiving amounts owing in respect of the 1994 Senior Notes, the Company has no responsibility or liability for the payment of amounts owing in respect of the depositary interest held by DTC to owners of Book-Entry Interests representing interests in the Global Senior Note. Payments by DTC Participants to owners of Book-Entry Interests held through such Participants are the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name".

     None of the Company, the Trustee, the Book-Entry Depositary or any agent of the Company or the Trustee or the Book-Entry Depositary have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

REDEMPTION

     In the event the Global Senior Note (or any portion thereof) is redeemed, the Book-Entry Depositary will redeem, from the amount received by it in respect of the redemption of the Global Senior Note, an equal amount of the Book-Entry Interests. The redemption price payable in connection with the redemption of Book-Entry Interests will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the Global Senior Note (or any portion thereof). The Company understands that under existing DTC practices, if less than all of the 1994 Senior Notes are to be redeemed at any time, DTC will credit Participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC deems fair and appropriate; provided that no beneficial interests of less than $1,000 principal amount at maturity may be redeemed in part.

TRANSFERS

     All transfers of Book-Entry Interests are recorded in accordance with the book-entry system maintained by DTC, pursuant to customary procedures established by DTC and its Participants. Investors may, at their option, obtain Definitive Registered Notes as set forth under "-- Form of 1994 Senior Notes" above. While the Global Senior Note is outstanding, holders of Definitive Registered Notes may exchange their Definitive Registered Notes for Book-Entry Interests by surrendering their Definitive Registered Notes to the Book-Entry Depositary. The amount of the Book-Entry Interests will be increased or decreased to reflect such transfers or exchanges. The Book-Entry Depositary will request the Trustee to make the appropriate adjustments to the Global Senior Note or exchange the Global Senior Note for a new Global Senior Note in an appropriate principal amount at maturity to reflect any such transfers or exchanges.

ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

     As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of 1994 Senior Notes or of any Offer to Purchase (as defined under "-- Certain Definitions" above), the Book-Entry Depositary will mail to DTC a notice containing (a) such information as is contained in such notice received by the Book-Entry Depositary, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the 1994 Senior Notes and (c) a statement as to the manner in which such instructions may be given. In addition, the Book-Entry Depositary will forward to DTC, or, based upon instructions received from DTC, to owners of Book-Entry Interests, all materials pertaining to any such solicitation, request, offer or other action. Upon the written request of DTC, the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver, offer or other action in respect of the 1994 Senior Notes in accordance with any instructions set forth in such request. DTC may grant proxies or otherwise authorize DTC Participants (or persons owning Book-Entry Interests through such DTC Participants) to provide such instructions to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the 1994 Senior Notes Indenture. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the 1994 Senior Notes Indenture.

REPORTS

     The Book-Entry Depositary will immediately send to DTC a copy of any notices, reports and other communications received relating to the Company, the 1994 Senior Notes or the Book-Entry Interests.

RESIGNATION OF BOOK-ENTRY DEPOSITARY

     The Book-Entry Depositary may at any time resign as Book-Entry Depositary by written notice to the Company, the Trustee and DTC, such resignation to become effective upon the appointment of a successor book-entry depositary, in which case the Global Senior Note shall be delivered to that successor. If no such successor has been so appointed within 120 days, the Book-Entry Depositary may request the Company to issue Definitive Registered Notes as described above.

CHARGES OF BOOK-ENTRY DEPOSITARY

     The Company has agreed to indemnify the Book-Entry Depositary against certain liabilities incurred by it and pay the charges of the Book-Entry Depositary as agreed between the Company and the Book-Entry Depositary.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Deposit Agreement may be amended by the Company and the Book-Entry Depositary without notice to or consent of DTC or any owner of Book-Entry
Interest: (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of DTC or any holder of Book-Entry Interests, (b) to evidence the succession of another person to the Company (when a similar amendment with respect to the 1994 Senior Notes Indenture is being executed) and the assumption by any such successor of the covenants of the

Company herein, (c) to evidence or provide for a successor Book-Entry Depositary, (d) to make any amendment, change or supplement that does not adversely affect DTC or any owner of Book-Entry Interests, (e) to add to the covenants of the Company or the Book-Entry Depositary, or (f) to comply with the United States Federal securities laws. No amendment that adversely affects DTC may be made to the Deposit Agreement without the consent of DTC. Upon the issuance of Definitive Registered Notes in exchange for Book-Entry Interests constituting the entire principal amount at maturity of 1994 Senior Notes, the Deposit Agreement will terminate. The Deposit Agreement may be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 120 days as set forth under "-- Resignation of Book-Entry Depositary."

INFORMATION CONCERNING DTC

     The Company understands as follows with respect to DTC:

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a Book-Entry Interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some states require that certain Persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Book-Entry Interests to such Persons may be limited. In addition, beneficial owners of Book-Entry Interests through the DTC system will receive distributions attributable to the Global Senior Note only through DTC Participants.

SETTLEMENT

     The Book-Entry Interests trade in DTC's Same-Day Funds Settlement System. Any secondary market trading activity in the Book-Entry Interests is expected to accrue through DTC's Participants, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

                      DESCRIPTION OF 1995 SENIOR NOTES

     The 1995 Senior Notes have been issued under an Indenture dated as of December 15, 1995 (the "1995 Senior Notes Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). A copy of the form of the 1995 Senior Notes Indenture has been filed as an exhibit to the Registration Statement (File No. 33-98374) of which this Prospectus is a part. The following summary of certain provisions of the 1995 Senior Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the 1995 Senior Notes Indenture, including the definitions of certain terms therein and those terms made a part of the 1995 Senior Notes Indenture by reference to the Trust Indenture Act, as in effect on the date of the 1995 Senior Notes Indenture. In this section, references to the Company are to Diamond Cable Communications PLC. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." Article and Section references are to articles and sections of the 1995 Senior Notes Indenture.

GENERAL

     The 1995 Senior Notes constitute general unsubordinated obligations of the Company, limited to $530,955,000 aggregate principal amount at maturity and will mature on December 15, 2005. The 1995 Senior Notes will accrete at a rate of 11 3/4% per annum, compounded semiannually, to their aggregate principal amount by December 15, 2000 (the "Cash Interest Date"). Cash interest will not be payable on the 1995 Senior Notes prior to the Cash Interest Date. Thereafter, cash interest on the 1995 Senior Notes will be payable, at a rate of 11 3/4% per annum, semi-annually in arrears on each June 15 and December 15 (each, an "Interest Payment Date"), commencing June 15, 2001, to the Book-Entry Depositary (as hereinafter defined) in the case of the Global Senior Note (as hereinafter defined) and to holders of Definitive Registered Notes (as hereinafter defined), if any, on the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date. Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Cash Interest Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. For additional information concerning payments on the 1995 Senior Notes, see "--Description of Book-Entry System -- Payments on the Global Senior Note" and "-- Form of 1995 Senior Notes."

     The Company has entered into a L.175 million Senior Bank Facility. See "Description of Company Debt -- Senior Bank Facility". The Company has not issued, and does not have any current plans to issue, any significant indebtedness that will be subordinated to the 1995 Senior Notes. The 1995 Senior Notes will effectively rank junior to any indebtedness of the Company's subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. Indebtedness under the Senior Bank Facility will effectively rank senior to the 1995 Senior Notes. See "Risk Factors -- Holding Company Structure; Liens on Assets".

     Except as described below under "-- Certain Covenants -- Change of Control" and "-- Mergers, Consolidations and Certain Sales of Assets", the 1995 Senior Notes Indenture does not contain any provisions that permit the holders of the 1995 Senior Notes to require that the Company repurchase or redeem the 1995 Senior Notes or otherwise protect the holders of 1995 Senior Notes in the event of a takeover, recapitalization or similar restructuring or in the event of any other highly leveraged transaction.

     The 1995 Senior Notes are listed on the Luxembourg Stock Exchange. There can be no assurance that any trading market in the 1995 Senior Notes will develop.

FORM OF 1995 SENIOR NOTES

     The 1995 Senior Notes are represented by a global security in bearer form, without coupons attached (the "Global Senior Note"), which was issued in a denomination equal to the outstanding principal amount at maturity of the 1995 Senior Notes represented thereby. The Global Senior Note has been deposited with The Bank of New York, as book-entry depositary (the "Book-Entry Depositary"), pursuant to the terms of a Deposit Agreement, to be dated as of December 15, 1995 between the Company, for the limited purposes set forth therein, the Book-Entry Depositary and the owners from time to time of Book-Entry Interests (the "Deposit Agreement"). See "-- Description of Book-Entry System".

     Under the terms of the Deposit Agreement, owners of Book-Entry Interests will receive Definitive Registered Notes (i) if DTC notifies the Book-Entry Depositary that it is unwilling or unable to act as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Global Depositary at the request of the Company within 120 days, (ii) in the event of an Event of Default under the 1995 Senior Notes Indenture upon request of the owner of a Book-Entry Interest, (iii) at any time if the Company in its sole discretion determines that the Global Senior Note (in whole but not in part) should be exchanged for Definitive Registered Notes, (iv) if such owner of a Book-Entry Interest requests such exchange in writing delivered to DTC and through DTC to the Book-Entry Depositary or (v) if the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not appointed by the Company within 120 days. In no event will definitive 1995 Senior Notes in bearer form be issued.

     Any Definitive Registered Notes will be issued in registered form in denominations of $1,000 principal amount or multiples thereof at maturity. Any Definitive Registered Notes will be registered in such name or names as the Book-Entry Depositary shall instruct the Trustee based on the instructions of DTC. It is expected that such instructions will be based upon directions received by DTC from its participants ("Participants") with respect to ownership of Book-Entry Interests. To the extent permitted by law, the Company, the Trustee and any paying agent shall be entitled to treat the person in whose name any Definitive Registered Note is registered, as the absolute owner thereof. While the Global Senior Note is outstanding, holders of Definitive Registered Notes may exchange their Definitive Registered Notes for Book-Entry Interests by surrendering their Definitive Registered Notes to the Book-Entry Depositary. The amount of the Global Senior Notes (and the Book-Entry Interests) will be increased or decreased to reflect exchanges or issues of Definitive Registered Notes. The Book-Entry Depositary will request the Trustee to make the appropriate adjustments to the Global Senior Note underlying the Book-Entry Interests to reflect any such issues or adjustments. The 1995 Senior Notes Indenture contains provisions relating to the maintenance by a registrar of a register reflecting ownership of Definitive Registered Notes, if any, and other provisions customary for a registered debt security. Payment of principal and interest on each Definitive Registered Note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

     HOLDERS SHOULD BE AWARE THAT, UNDER CURRENT U.K. TAX LAW, UPON THE ISSUANCE TO A HOLDER OF DEFINITIVE REGISTERED NOTES, SUCH HOLDER WILL BECOME SUBJECT TO U.K. INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES AS SET FORTH UNDER "TAXATION --UNITED KINGDOM". A HOLDER OF DEFINITIVE REGISTERED NOTES WILL, TO THE EXTENT DESCRIBED BELOW UNDER "-- PAYMENT OF ADDITIONAL AMOUNTS", BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS WITH RESPECT TO SUCH DEFINITIVE REGISTERED NOTES. ADDITIONAL AMOUNTS WILL NOT BE PAYABLE IF SUCH DEFINITIVE REGISTERED NOTES WERE ISSUED AT THE REQUEST OF A HOLDER (INCLUDING FOLLOWING AN EVENT OF DEFAULT) AND AT THE TIME OF THE PAYMENT IN QUESTION DEFINITIVE REGISTERED NOTES HAVE NOT BEEN ISSUED IN EXCHANGE FOR THE ENTIRE PRINCIPAL AMOUNT AT MATURITY OF NOTES. However, a U.S.

holder of Definitive Registered Notes may be entitled to receive a refund of withheld amounts from the Inland Revenue in certain circumstances. See "Taxation -- United Kingdom -- Payments on the 1995 Senior Notes".

     Any person receiving Definitive Registered Notes other than at its own request will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense of the Book-Entry Depositary, relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the Company.

     Principal of, premium, if any, and interest on any Definitive Registered Notes will be payable at the corporate trust office or agency of the Trustee in The City of New York maintained for such purposes and at the specified office of the Paying Agent in Luxembourg (against surrender of the relevant Definitive Registered Note, in the case of payments of principal). In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes. No service charge will be made for any registration of transfer or exchange of any Definitive Registered Notes.

     The Company has undertaken to procure that while the 1995 Senior Notes are outstanding and listed on the Luxembourg Stock Exchange, it will maintain a paying agent and a transfer agent in Luxembourg through which payment of principal of, or premium or interest on, the 1995 Senior Notes may be made and through which the registration of transfer of 1995 Senior Notes may be effected.

     The initial paying agent and transfer agent appointed by the Company in Luxembourg is Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-1470 Luxembourg.

REDEMPTION

OPTIONAL REDEMPTION

     The 1995 Senior Notes are redeemable, in whole or in part, at any time on or after the Cash Interest Date, at the option of the Company, upon not less than 30 nor more than 60 days' notice; provided that the Company may not give a notice of redemption (i) more than four times in any year or (ii) in respect of the redemption of less than $5 million in principal amount at maturity of the 1995 Senior Notes. Such redemption will be at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning December 15 of the years indicated below:


                                               REDEMPTION
                          YEAR                 PRICE

                          2000...............    104.406%

                          2001...............    102.938%

                          2002...............    101.469%

                          2003 and thereafter      100.0%

PURCHASE OBLIGATION

     The Company is not required to make any mandatory redemption or sinking fund payments in respect of the 1995 Senior Notes.

     Upon the occurrence of a Change of Control (as defined below), the Company will be obligated to make an Offer to Purchase all the outstanding 1995 Senior Notes at a price of 101% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to the Cash Interest Date, or 101% of the principal amount at maturity thereof, plus accrued interest thereon, if any, to the date of purchase, if such purchase is on or after the Cash Interest Date. In addition, upon the occurrence of an Asset Disposition, the Company may be obligated to make an Offer to Purchase all or a portion of the outstanding 1995 Senior Notes at a price of 100% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to the Cash Interest Date, or 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase, if such purchase is on or after the Cash Interest Date. See "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Certain Asset Dispositions", respectively.


SELECTION; EFFECT OF REDEMPTION NOTICE

     In the case of a partial redemption, selection of the 1995 Senior Notes for redemption will be made pro rata (subject, in the case of Book-Entry Interests, to DTC procedures). Upon giving of a redemption notice, the principal amount of the 1995 Senior Notes called for redemption will cease to accrete (if such redemption occurs prior to the Cash Interest Date), interest on 1995 Senior Notes called for redemption will cease to accrue (if such redemption occurs on or after the Cash Interest Date) from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such 1995 Senior Notes will then cease to be outstanding.

OPTIONAL TAX REDEMPTION

     The 1995 Senior Notes will be subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole, but not in part, at the election of the Company at any time at a redemption price equal to 100% of the Accreted Value thereof (determined at the date of redemption) if such purchase is prior to the Cash Interest Date, or 100% of the principal amount at maturity thereof (together in the case of any such redemption with accrued interest to the date of redemption if such redemption is on or after the Cash Interest
Date), if (a) the Company is required to issue Definitive Registered Senior Notes after using all reasonable efforts to avoid having to issue such Definitive Registered Senior Notes and the Company is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the 1995 Senior Notes as described under "-- Payment of Additional Amounts" or (b) the Company has become or would become obligated to pay in the absence of any applicable tax treaty, on the next date on which any amount would be payable with respect to the 1995 Senior Notes, any Additional Amount as a result of any amendment to or change in the laws (or any rules or regulations thereunder) of the United Kingdom or any political subdivision or taxing authority thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any amendment or change in any official interpretation or application of such laws or rules or regulations or any execution of or amendment to any treaty affecting taxation to which the United Kingdom or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, if the amendment or change becomes effective on or after the date of the 1995 Senior Notes Indenture (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person became such pursuant to the applicable provisions of the 1995 Senior Notes Indenture unless as of such date the relevant tax authority had publicly announced that such amendment or change or execution was to occur after such date) and such obligation cannot be avoided by the use of all commercially reasonable measures available to the Company; provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due, and
(2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

PAYMENT OF ADDITIONAL AMOUNTS

     All payments made by the Company on the 1995 Senior Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the withholding or deduction is then required by law. If any withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom or any political subdivision or taxing authority thereof or therein ("Taxes") shall at any time be required in respect of any amounts to be paid by the Company under the 1995 Senior Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes which would not have been so imposed but for the existence of any present or former connection between such Holder and the United Kingdom (other than the mere receipt of such payment or the ownership or holding outside of the United Kingdom of such New Senior Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such New Senior Note; nor will Additional Amounts be paid (i) if the payment could have been made by or through another paying agent without such deduction or withholding, (ii) if the payment could have been made without such deduction or withholding had the holder of the New Senior Note or, if different, the beneficiary of the payment complied with a request of the Company made upon reasonable notice prior to such payment, or any other Person through whom payment may be made, addressed or otherwise provided to such holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficiary which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, (iii) with respect to any payment of principal of (or premium if any, on) or interest on such New Senior Note to any holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment, to the extent such payment would be required by the laws of the U.K. (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such a New Senior Note, or (iv) if the payment is in respect of a Definitive Registered Note issued at the request of a holder of a Book-Entry Interest (including following an Event of Default) and at the time the payment is made Definitive Registered Notes have not been issued in exchange for the entire principal amount at maturity of the 1995 Senior Notes. The foregoing provisions shall survive any termination or discharge of the 1995 Senior Notes Indenture and shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein. The Company has agreed to use commercially reasonable efforts to facilitate administrative actions necessary to assist Holders to obtain any refund of or credit against withholding taxes for which Additional Amounts are not paid as a result of the proviso in the second preceding sentence.

CERTAIN COVENANTS

     The 1995 Senior Notes Indenture contains, among others, the following additional covenants:

LIMITATION ON CONSOLIDATED DEBT AND DISQUALIFIED EQUITY

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt or issue any Disqualified Equity unless, immediately after giving effect to the Incurrence of such Debt or the issuance of such Disqualified Equity and the receipt and application of the proceeds thereof, the Annualized Consolidated Debt to Cash Flow Ratio of the Restricted Group for the quarter next preceding the Incurrence of such Debt or the issuance of such Disqualified Equity, as the case may be, for which quarterly financial statements are available, calculated on a pro forma basis (as if such Debt had been Incurred or such Disqualified Equity had been issued at the beginning of such quarter) would be less than 7.0 to 1.

     Notwithstanding the foregoing paragraph, the Company may, and may permit any Restricted Subsidiary to, Incur or issue the following: (i) Debt up to the maximum amount available under the Proposed Senior Bank Facility; (ii) Debt of the Company and/or any Restricted Subsidiary outstanding on the date of the 1995 Senior Notes Indenture; (iii) Debt or Disqualified Equity to the extent that the proceeds are used to finance working capital, or the construction of, or the acquisition of, property or assets to be used in a Cable Business; (iv) Debt Incurred or Disqualified Equity issued to finance a Cable Acquisition or provide working capital for or financing for the construction of property or assets to be used in the business so acquired; (v) Debt consisting of Interest Rate Protection Obligations or Currency Hedging Agreements; (vi) performance bonds or surety bonds or similar instruments provided in the ordinary course of business; (vii) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary (so long as such Debt is held by a Wholly-Owned Restricted Subsidiary) or Debt owed by or Disqualified Equity issued by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Debt or Disqualified Equity is at all times held by the Company or a Wholly-Owned Restricted Subsidiary); provided, however, that upon either (a) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any such Debt or Disqualified Equity to a Person other than the Company or another Wholly-Owned Restricted Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of shares of Equity Securities (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, such Debt shall be deemed to have been Incurred or such Disqualified Equity shall be deemed to have been issued at the time of such transfer or other disposition; (viii) Debt Incurred or Disqualified Equity issued to renew, extend, refinance or refund any Debt or Disqualified Equity permitted in Clauses (i) through (iv) above, or the 1995 Senior Notes (in the event that the 1995 Senior Notes are redeemed in part pursuant to the provisions described under "-- Redemption" above) in an amount not to exceed the outstanding principal amount (or, if less, Accreted Value) of the Debt or the aggregate liquidation preference of the Disqualified Equity so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Disqualified Equity refinanced, or the amount of any premium reasonably determined by the Company to be necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase plus the expenses of the Company Incurred in connection with such refinancing; provided that (a) in the case of any refinancing or refunding of Debt which is pari passu to the 1995 Senior Notes, the refinancing or refunding Debt is made pari passu to the 1995 Senior Notes or subordinated to the 1995 Senior Notes, and, in the case of any refinancing or refunding of Debt which is subordinated to the 1995 Senior Notes or of Disqualified Equity, the refinancing or refunding Debt is subordinated to the 1995 Senior Notes to the same extent as the Debt being refinanced or refunded or is Disqualified Equity; and (b) in either case, the refinancing or refunding Debt or Disqualified Equity by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Disqualified Equity is Incurred or issued, does not have a Weighted Average Life that is lower than that of the Debt or Disqualified Equity being refinanced or refunded; and (ix) Debt or Disqualified Equity not otherwise permitted to be Incurred or issued under Clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred or Disqualified Equity issued pursuant to this Clause (ix), has an aggregate principal amount (or liquidation preference) not in excess of L.20 million at any time outstanding.

LIMITATION ON RESTRICTED PAYMENTS

     The Company (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities or otherwise) in respect of any class of its Equity Securities or to the holders of any class of its Equity Securities (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in its Equity Securities (other than Disqualified Equity) or in options, warrants or other rights to acquire its Equity Securities (other than Disqualified Equity)), (ii) shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Equity Securities of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire Equity Securities of the Company or any Related Person of the Company (except options, warrants or rights to purchase or acquire such Equity Securities held by any current or former officer or director of the Company or ECE Management in an aggregate amount not exceeding L.5 million), (iii) shall not make, or permit any Restricted Subsidiary of the Company to make any Investment in, or Incur an obligation to Guarantee any obligation of, any Affiliate or Related Person of the Company, other than the Company or a Wholly-Owned Restricted Subsidiary of the Company; and (iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, defease, repurchase or otherwise retire or acquire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which explicitly by its terms is subordinate in right of payment to the 1995 Senior Notes (the transactions described in Clauses (i) through (iv) being referred to herein as "Restricted Payments"), if: (1) at the time thereof and after giving effect thereto an Event of Default, or an event that with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the 1995 Senior Notes Indenture exceeds the sum of (a) the difference between (x) the cumulative Consolidated Operating Cash Flow from the first day of the fiscal quarter in which the issue date of the 1995 Senior Notes falls through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly financial statements are available, and (y) 200% of cumulative Consolidated Interest Expense from the first day of the fiscal quarter in which the issue date of the 1995 Senior Notes falls through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly financial statements of the Company are available; and (b) 100% of the aggregate net cash proceeds after the issue date of the 1995 Senior Notes, from the issuance of Equity Securities (other than Disqualified Equity and the equity referred to in clause (f) under "-- Events of Default" below) of the Company and options, warrants or other rights on Equity Securities (other than Disqualified Equity) of the Company (other than to a Restricted Subsidiary) after the issue date of the 1995 Senior Notes. The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) any refinancing or refunding of any Debt otherwise permitted under clause (viii) described in the second paragraph under the caption "-- Limitation on Consolidated Debt and Disqualified Equity"; (iii) investments by the Company or any Restricted Subsidiary in an amount not to exceed in the aggregate L.10 million in a Person which is engaged in a Cable Business or a business incidental thereto; and (iv) investments in Non-Restricted Subsidiaries made with the proceeds of a substantially concurrent (1) capital contribution to the Company or (2) issue or sale of Equity Securities (other than Disqualified Equity) of the Company.

LIMITATION ON LIENS

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired, to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the 1995 Senior Notes equally and ratably with such Debt so long as such Debt shall be so secured or in the event such Debt is subordinate in right of payment to the 1995 Senior Notes, prior to such Debt as to such property and assets for so long as such Debt shall be so secured. The foregoing restrictions do not apply to Liens existing at the date of the 1995 Senior Notes Indenture or to: (i) Liens securing only the 1995 Senior Notes; (ii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such

Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (and not incurred in anticipation of such merger or consolidation) which Liens shall not extend to any other property of the Company or any Restricted Subsidiary; (iv) Liens on property existing immediately prior to the time of acquisition thereof (and not in anticipation of the financing of such acquisition); (v) Liens to secure Debt Incurred under the provisions described in clauses (i), (iii), (iv), (v) or (ix) of the second paragraph under the caption "-- Limitation on Consolidated Debt and Disqualified Equity"; (vi) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made;
(vii) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable; and (viii) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing Clauses (i) through (viii) so long as such Lien does not extend to any other property. In addition to the foregoing, the Company and its Restricted Subsidiaries may incur a Lien to secure any Debt or enter into a Sale and Leaseback Transaction, without equally and ratably securing the 1995 Senior Notes, if the sum of (i) the amount of Debt secured by a Lien entered into after the date of the 1995 Senior Notes Indenture and otherwise prohibited by the 1995 Senior Notes Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the 1995 Senior Notes Indenture and otherwise prohibited by the 1995 Senior Notes Indenture does not exceed 5% of the Company's Consolidated Tangible Assets.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Restricted Subsidiary were entitled to incur a Lien to secure Debt in an amount at least equal to the Attributable Value of such Sale and Leaseback Transaction and the terms of such transaction have been approved by the Board of Directors of the Company or (ii) all of the conditions contained in the provisions described under "-- Limitation on Certain Asset Dispositions" (including the provisions concerning the application of Net Available Proceeds) would be satisfied with respect to such Sale and Leaseback Transaction if all of the consideration received in such Sale and Leaseback Transaction were treated as Net Available Proceeds.

LIMITATIONS CONCERNING DISTRIBUTIONS BY AND TRANSFERS TO RESTRICTED GROUP

     The Company may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Equity Securities or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any other Restricted Subsidiary of the Company; or (iii) to transfer any of its property or assets to, the Company or any Restricted Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, suffer to exist any such encumbrance or restriction on the ability of any Subsidiary of the Company if and to the extent such encumbrance or restriction exists on the date of the 1995 Senior Notes Indenture or is (a) provided for in the Proposed Senior Bank Facility documents; (b) existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such Person becoming a Subsidiary of the Company;
(c) exists by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Company or any of its Restricted Subsidiaries by another Person; (d) contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; (e) the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (f) pursuant to an agreement pursuant to which Debt meeting the requirements of clauses (iii), (iv), (v) or (ix) of the second paragraph under the caption "-- Limitation on Consolidated Debt and Disqualified Equity" is Incurred; provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive than those contained in the terms of the Proposed Senior Bank Facility; or (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     Except as permitted in the following paragraph, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction or conduct any business with any Affiliate or Related Person of the Company, unless such transaction is effected or such business is conducted on terms which are in the Company's good faith judgment at least as favorable as those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate or Related Person. Any such transaction (or series of related transactions) in which such Affiliate or Related Person receives in excess of L.1.0 million in any twelve-month period shall be approved as being in the Company's best interests by a majority of the disinterested directors of the Board of Directors of the Company. Any such transaction involving in excess of L.5.0 million (or series of related transactions involving in excess of L.5.0 million), or as to which there are no disinterested directors, is subject to the further requirement that the Company obtain an opinion of an internationally recognized expert with experience in appraising the terms and conditions of the relevant type of transaction (or series of related transactions) stating that the transaction or series of related transactions is fair (from a financial point of view) to the Company or such Restricted Subsidiary.

     The above requirements shall not be applicable to (i) any transaction among the Company and its Wholly-Owned Subsidiaries; (ii) any existing management agreement with ECE Management or any successor or assign; or (iii) any transaction in which investment banking or other financial advisory services are provided to the Company or any Subsidiary by Goldman, Sachs & Co. or any of its Affiliates that is, in the Company's good faith judgment, on arm's length terms.

LIMITATION ON CERTAIN ASSET DISPOSITIONS

     The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of; and (b) at least 90% of such consideration consists of cash or Cash Equivalents. To the extent the Net Available Proceeds of any Asset Disposition are not required to be applied to repay amounts outstanding under the Proposed Senior Bank Facility or any Debt of a Restricted Subsidiary, or are not so applied, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Available Proceeds within 365 days of the receipt thereof, to an investment in properties and assets that will be used in a Cable Business (or in Equity Securities of any such Person that will become a Restricted Subsidiary as a result of such investment to the extent that such Person owns properties and assets that will be used in a Cable Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, the Company may retain the Net Available Proceeds from any Asset Disposition, the Net Available Proceeds of which do not exceed L.1.0 million for any purpose. Any Net Available Proceeds from any Asset Disposition that are neither used to repay amounts outstanding under the Proposed Senior Bank Facility or any Debt of a Restricted Subsidiary nor invested in Replacement Assets within such 365-day period (exclusive of the up to L.1.0 million referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to the provisions described in the following paragraph.

     When the aggregate amount of Excess Proceeds equals or exceeds L.10.0 million the Company shall make to all holders of the 1995 Senior Notes within 30 days of the determination thereof an Offer to Purchase the 1995 Senior Notes with an aggregate principal amount at maturity (or if less, an Accreted Value) equal to such Excess Proceeds at a price in cash equal to 100% of the Accreted Value thereof on any purchase date prior to the Cash Interest Date or 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any, to any purchase date on or after the Cash Interest Date, as applicable. To the extent that the aggregate principal amount at maturity or if applicable, the Accreted Value of the 1995 Senior Notes tendered pursuant to such Offer to Purchase is less than the Excess Proceeds, the Company may use such deficiency for any purpose. If the aggregate principal amount at maturity or the Accreted Value, as applicable, of the 1995 Senior Notes validly tendered and not withdrawn by holders thereof exceeds the amount of the 1995 Senior Notes which can be purchased with the Excess Proceeds, the 1995 Senior Notes to be purchased will be selected on a pro rata basis.

     Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with such paragraphs to the extent (i) at least 90% of the consideration for such Asset Disposition constitutes Replacement Assets (or Equity Securities of any such Person that will become a Restricted Subsidiary as a result of such transaction to the extent that such Person owns properties and assets that will be used in a Cable Business) and (ii) such Asset Disposition is for fair market value; provided that any consideration not constituting Replacement Assets or Equity Securities as described in Clause (i) received by the Company or any Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated under this paragraph shall constitute Net Available Proceeds subject to the provisions of the two preceding paragraphs.

     CHANGE OF CONTROL

     Within 60 days following the date of the consummation of a transaction resulting in a Change of Control, the Company shall commence an Offer to Purchase all Outstanding 1995 Senior Notes at a purchase price equal to 101% of, prior to the Cash Interest Date, their Accreted Value and on and after the Cash Interest Date their principal amount at maturity plus in such case accrued but unpaid interest to the date of purchase. The Company will, not less than 10 days after the date on which the Company first becomes aware of the consummation of a transaction resulting in a Change of Control, cause notice of such Change of Control to be mailed to holders of the 1995 Senior Notes. A "Change of Control" will be deemed to have occurred in the event that, after the date of the 1995 Senior Notes Indenture, either (a) any Person or any Persons (other than a Permitted Holder) acting together which would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 45% of the aggregate voting power of all Equity Securities of the Company entitled to vote generally in the election of directors of the Company; or (b) any Person or Group (other than a Permitted Holder), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Group, will constitute a majority of the Board of Directors of the Company or (c) certain events of bankruptcy, insolvency or receivership affecting the Company.

     Any future credit agreements or other agreements relating to indebtedness of the Company and its subsidiaries (including the Proposed Senior Bank Facility) may contain provisions restricting the ability of the Company to repurchase 1995 Senior Notes upon a Change of Control. In the event that a Change of Control occurs when such provisions are in effect, the Company may seek the consent of the relevant lenders to the repurchase of 1995 Senior Notes or could attempt to repay or refinance such indebtedness, in a manner that would permit the Company to effect the repurchase of the 1995 Senior Notes. In the absence of such a repayment or refinancing, the

Company may be precluded from offering to repurchase the 1995 Senior Notes by the applicable provisions of such other agreements. The failure of the Company to offer to repurchase the 1995 Senior Notes upon a Change of Control would constitute an Event of Default under the 1995 Senior Notes Indenture. Moreover, there can be no assurance that the Company will have the financial resources necessary to effect any repurchase of 1995 Senior Notes upon a Change of Control.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     The Company shall not, in a single transaction or through a series of related transactions, (i) consolidate with or merge into any other Person; (ii) permit any other Person to consolidate with or merge into the Company; (iii) directly or indirectly transfer, assign, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; or (iv) permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Person unless: (1) immediately before and after giving effect to such transaction and treating any Debt and Disqualified Equity which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred or issued, as applicable, by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing; (2) in the event the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, assign, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, assignment, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of England and Wales or of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental to the 1995 Senior Notes Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all the 1995 Senior Notes and the performance of every covenant of the 1995 Senior Notes Indenture on the part of the Company to be performed or observed; (3) the Company or the successor to the Company will have an Annualized Consolidated Debt to Cash Flow Ratio for the quarter next preceding such transaction for which quarterly financial statements are available (determined on a pro forma basis giving effect to the proposed transaction as if it had taken place at the beginning of such quarter) equal to or less than the Annualized Consolidated Debt to Cash Flow Ratio of the Company without giving effect to the proposed transaction; provided further that if the Annualized Consolidated Debt to Cash Flow Ratio of the Company immediately preceding such transaction is 7.0:1 or less, then the Annualized Consolidated Debt to Cash Flow Ratio of the Company or its successor after giving pro forma effect to such transaction may be up to 0.5:1 greater than such ratio immediately prior to such transaction; (4) if, as a result of any such transaction, property or assets of the Company or any Subsidiary of the Company would become subject to a Lien prohibited by the provisions of the 1995 Senior Notes Indenture described under "-- Limitation on Liens" above, and the Company or the successor entity to the Company shall have secured the 1995 Senior Notes as required by that covenant; (5) such transaction would not result in the loss of a Material License (which for this purpose will be determined on a pro forma basis, giving effect to such transaction); and (6) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, transfer, lease or disposition and the supplemental indenture comply with the 1995 Senior Notes Indenture.

EVENTS OF DEFAULT

     The following are Events of Default under the 1995 Senior Notes Indenture:
(a) failure by the Company to pay principal of (or premium, if any, on) any New Senior Note at its Maturity; (b) failure to pay any interest or Additional Amounts on any New Senior Note when due, continued for 30 days; (c) default in the payment of principal and interest on 1995 Senior Notes required to be purchased pursuant to an Offer to Purchase as described under the captions "-- Change of Control" and "-- Limitation on Certain Asset Dispositions"; (d) failure to perform or comply with the provisions described under "-- Mergers, Consolidations and Certain Sales of Assets"; (e) failure by the Company to perform any other covenant under the 1995 Senior Notes Indenture or the 1995 Senior Notes continued for 30 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of Outstanding 1995 Senior Notes; (f) failure by the Company to have received after the date of the 1995 Senior Notes Indenture but prior to June 30, 1996 an aggregate of $100 million or more in gross cash proceeds from the issuance of new equity, provided however that if the Company has at June 30, 1996 an effective registration statement under the Securities Act for the issuance and sale of such equity, no Event of Default shall occur unless the Company does not receive such proceeds within 20 business days thereafter; (g) default under the terms of any instrument evidencing or securing Debt by the Company or any Significant Restricted Subsidiary which results in the acceleration of the payment of principal amount in excess of L.5 million or which shall constitute the failure to pay any portion in excess of L.5 million of principal or similar amount when due and payable after the expiration of any applicable grace period; (h) the rendering of a final judgment or judgments against the Company or any Significant Restricted Subsidiary in an amount in excess of L.5 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (i) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Restricted Subsidiary.

     Subject to the provisions of the 1995 Senior Notes Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the 1995 Senior Notes Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding 1995 Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     If an Event of Default (other than an Event of Default described in Clause
(i) above) occurs and is continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding 1995 Senior Notes may accelerate the maturity of all 1995 Senior Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of Outstanding 1995 Senior Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 1995 Senior Notes Indenture. If an Event of Default specified in Clause (i) above occurs, the Outstanding 1995 Senior Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "-- Modification and Waiver".

     No holder of any New Senior Note shall have any right to institute any proceeding with respect to the 1995 Senior Notes Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the Outstanding 1995 Senior Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding 1995 Senior Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a New Senior Note for enforcement of payment of the principal of and premium, if any, or interest on such New Senior Note on or after the respective due dates (or, in the case of a redemption, the Redemption Dates or, in the case of an Offer to Purchase, the Purchase Date) expressed in or established pursuant to the terms of such New Senior Note and 1995 Senior Notes Indenture.

     The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the 1995 Senior Notes Indenture and as to any default in such performance.

DEFEASANCE

     The 1995 Senior Notes Indenture provides that (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding 1995 Senior Notes other than certain obligations to transfer the 1995 Senior Notes, or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and certain events will cease to be Events of Default under the 1995 Senior Notes Indenture and the 1995 Senior Notes, in either case (A) or (B), upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding 1995 Senior Notes. With respect to Clause
(B), the obligations under the 1995 Senior Notes Indenture other than with respect to certain covenants and Event of Default will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to Clause (A), (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the 1995 Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (2) the Company has delivered to the Trustee an opinion of counsel to the effect that, under the law in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of the 1995 Senior Notes Indenture described under "-- Payment of Additional Amounts" above were applicable to such payments; or, with respect to Clause (B), the Company has delivered to the Trustee (1) an opinion of counsel (which may be based on an Internal Revenue Service ruling) to the effect that the holders of the 1995 Senior Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and
(2) an opinion of counsel to the effect that, under the law in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of the 1995 Senior Notes Indenture described under "-- Payment of Additional Amounts" above were applicable to such payments; (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing on the date of such deposit or, insofar as an Event of Default described in clause (i) under "-- Events of Default," at any time during the period ending on the 121st day after the date of such deposit; (iii) the Company has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied.

GOVERNING LAW

     The 1995 Senior Notes Indenture and the 1995 Senior Notes are governed by the laws of the State of New York.

MODIFICATION AND WAIVER

     From time to time the Company, when authorized by resolutions of the Board of Directors, and the Trustee, without the consent of the holders of the 1995 Senior Notes, may amend, waive or supplement the 1995 Senior Notes Indenture or the 1995 Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the 1995 Senior Notes Indenture under the Trust 1995 Senior Notes Indenture Act or making any change that does not adversely affect the rights of any holder.

     Modifications and amendments of the 1995 Senior Notes Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding 1995 Senior Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding New Senior Note affected thereby, (a) change the Stated Maturity of the principal of or any installment of interest or Additional Amounts on, any New Senior Note, (b) reduce the principal amount of, (or the premium) or interest or Additional Amounts on, any New Senior Note,
(c) change the place or currency of payment of principal of (or premium) or interest or Additional Amounts on, any New Senior Note, (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or Redemption Date, in the case of redemption, or Purchase Date, in the case of an Offer to Purchase), (e) reduce the above-stated percentage of Outstanding 1995 Senior Notes necessary to modify or amend the 1995 Senior Notes Indenture, (f) reduce the percentage of principal amount of Outstanding 1995 Senior Notes necessary for waiver of compliance with certain provisions of the 1995 Senior Notes Indenture or for waiver of certain defaults, (g) modify certain provisions of the 1995 Senior Notes Indenture relating to the modification of the 1995 Senior Notes Indenture or the waiver of past defaults or covenants, except as otherwise specified or (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the 1995 Senior Notes required as described under the caption "-- Limitation on Certain Asset Dispositions" and "-- Change of Control" in a manner materially adverse to the holders thereof.

     The holders of not less than a majority in aggregate principal amount of the Outstanding 1995 Senior Notes, on behalf of all holders of 1995 Senior Notes, may waive compliance by the Company with certain restrictive provisions and covenants of the 1995 Senior Notes Indenture. Subject to certain rights of the Trustee, as provided in the 1995 Senior Notes Indenture, the holders of not less than a majority in aggregate principal amount of the Outstanding 1995 Senior Notes, on behalf of all holders of 1995 Senior Notes, may waive any past default under the 1995 Senior Notes Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding New Senior Note.

REPORTS

     The Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribed) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the 1995 Senior Notes Indenture requires the Company to continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee.

THE TRUSTEE

     The duties and responsibilities of the Trustee are those provided by the Trust Indenture Act. Notwithstanding the foregoing, the 1995 Senior Notes Indenture does not require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the 1995 Senior Notes Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     The Trustee is permitted to engage in other transactions with the Company, or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

NO PERSONAL LIABILITY OF DIRECTORS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company, as such shall have any liability for any obligations of the Company under the 1995 Senior Notes, the 1995 Senior Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the 1995 Senior Notes by accepting a New Senior Note waives and releases all such liability; provided that such waiver will not release any person from liability for fraud or criminal acts. The waiver and release are part of the consideration for issuance of the 1995 Senior Notes. Such waiver and release may not be effective to waive liabilities under English law or under the U.S. federal securities laws and it is the view of the Commission that such waiver and release is against public policy.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms which are used in the 1995 Senior Notes Indenture. Reference is made to the 1995 Senior Notes Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein described, the term "generally accepted accounting principles" with respect to any computation required or permitted under the 1995 Senior Notes Indenture means accounting principles as are generally accepted in the United States as consistently applied by the Company at the date of the 1995 Senior Notes Indenture.

     "Accreted Value" means, as of any date of determination prior to the Cash Interest Date, the sum of (a) the initial offering price of each New Senior Note and (b) the portion of the excess of the principal amount of each New Senior Note over such initial offering price which shall have been amortized by the Company through such date, such amount to be so amortized on a daily basis and compounded semiannually on each June 15 and December 15, at the rate of 11 3/4% per annum from the date of issuance of the 1995 Senior Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Annualized Consolidated Debt to Cash Flow Ratio" for any Person means for any fiscal quarter the ratio of (i) Total Consolidated Debt of such Person as of the end of such fiscal quarter to (ii) Consolidated Operating Cash Flow of such Person for such fiscal quarter multiplied by four.

     "Asset Acquisition" means (i) any capital contribution (including without limitation by means of transfers of cash or other property to others or payments for property or services for the account or use of others) by the Company or any Restricted Subsidiary in any other Person (including, for the avoidance of doubt, a prospective licensee that subsequently acquires a license to operate a cable television and/or telephone and/or telecommunications system), or any acquisition or purchase of equity interests in any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including by way of consolidation or merger) resulting in Net Available Proceeds in excess of L.250,000 of (i) shares or other ownership interest of a Subsidiary of the Company, (ii) substantially all of the assets of the Company or any Subsidiary representing a division or line of business, or (iii) other assets or rights outside of the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Cable Acquisition" means an Asset Acquisition of properties or assets to be used in a Cable Business or of equity interests in any Person that becomes a Restricted Subsidiary or, subject to the covenant described under "--Certain Covenants -- Limitation on Restricted Payments" above, a Non-Restricted Subsidiary as a result of such Asset Acquisition, provided that such Person's assets and properties consist principally of properties or assets that will be used in a Cable Business.


     "Cable Business" means any business operating a cable television and/or telephone and/or telecommunications system or any business reasonably related thereto, including, without limitation, the production or provision of programming as well as any business conducted by the Company or any Restricted Subsidiary on the date on which the 1995 Senior Notes are first issued.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent" means, at any time, (i) any evidence of Debt issued or directly and fully guaranteed or insured by the government of an Approved Jurisdiction or any agency or instrumentality thereof (provided that the full faith and credit of the relevant Approved Jurisdiction is pledged in support thereof); (ii) certificates of deposit or acceptances of any financial institution that has combined capital and surplus and undivided profits of not less than $50,000,000 (or the equivalent thereof in another currency) and has a long term debt rating of at least "AA" by Standard & Poor's Corporation or at least "Aa3" by Moody's Investor Service or if not rated by either of those rating agencies the equivalent rating from another Approved Rating Agency; (iii) commercial paper issued by a corporation organized under the laws of any Approved Jurisdiction and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investor Service or if not rated by either of those rating agencies the equivalent rating from another Approved Rating Agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of an Approved Jurisdiction; and (v) any other investment, instrument or cash balance, provided, that in each of clauses (i) through (v) above such instrument shall be considered a Cash Equivalent within the meaning of this definition only to the extent that such instrument would have been classified as a "cash equivalent" in accordance with the accounting principles applied to the Company's audited consolidated balance sheet as of December 31, 1994. "Approved Jurisdiction" means the United States of America, Canada, the United Kingdom and any other member nation of the Organization for Economic Cooperation and Development. "Approved Rating Agency" means Standard & Poor's Corporation, Moody's Investor Service and any other recognized rating agency that provides or assigns credit rating for debt securities similar to the 1995 Senior Notes and that shall have been approved by the Trustee upon the written request of the Company from time to time.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person as charged in arriving at Consolidated Net Income for such period.

     "Consolidated Interest Expense" of any Person means for any period the interest expense (without deducting interest income) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than in respect of Preferred Stock held by such Person or a Wholly-Owned Subsidiary of such Person) declared and payable in such period in cash; and (v) the portion of any rental obligation allocable to interest expense under generally accepted accounting principles.

     "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a subsidiary of such Person in a transaction accounted for under the pooling-of-interests method for any period prior to the date of such transaction, (b) the net income (but not the net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to a member of the Restricted Group by such other Person during such period, (d) gains or losses on Asset Dispositions and (e) all extraordinary gains and extraordinary losses.

     "Consolidated Operating Cash Flow" of any Person means for any period (a) the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period; (iii) Consolidated Income Tax Expense for such period; (iv) the depreciation and amortization expense included in the consolidated income statement of such Person for such period; and (v) other non-cash charges (other than trading and operating items in the ordinary course of business) deducted from consolidated revenues in determining Consolidated Net Income for such period (including any foreign currency translation losses), minus (b) non-cash items (other than trading and operating items in the ordinary course of business) increasing consolidated revenues in determining Consolidated Net Income for such period (including any foreign currency translation gains).

     "Consolidated Subsidiaries" of any Person means all Subsidiaries and other equity investees of such Person that would be accounted for on a consolidated basis in such Person's financial statements in accordance with generally accepted accounting principles.

     "Consolidated Tangible Assets" of any Person, means the total assets of such Person and its Restricted Subsidiaries consolidated, as determined in accordance with generally accepted accounting principles, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; provided that with respect to the Company and its Consolidated Subsidiaries, adjustments following the date of the 1995 Senior Notes Indenture to the accounting books and records of the Company and its Consolidated Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

     "Currency Hedging Agreements" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to the extent relating to (i) Debt and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business and not for speculative purposes; provided that such Currency Hedging Agreements do not increase the Debt or other obligations of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payments thereunder.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person at the time of determination and (vii) every obligation of the type referred to in Clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise; provided that Trade Obligations are excluded from the definition of Debt.

     "Disqualified Equity" of any Person means any Equity Security of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the 1995 Senior Notes.

     "Equity Homes" means the product of (i) the number of homes in a franchise area, as set forth in the cable television or telecommunications licenses relating to such franchise area, and (ii) the percentage of the entity holding such licenses which is owned directly or indirectly by the Company.

     "Equity Securities" of any Person means any shares, interests, participations or other equivalents of corporate stock or other equity or capital interests of such Person, including, without limitation, partnership interests.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business, and shall not include guarantees in the nature of, or in respect of, Trade Obligations.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Interest Rate Protection Obligation" of any Person means any interest rate swap agreement or other similar interest rate financial agreement or arrangement designed to protect such Person against fluctuations in interest rates and pursuant to which such Person is obligated or may become obligated to make payments; provided that where such agreement or arrangement hedges Debt, it is with respect to a notional principal amount that does not exceed the principal amount of the Debt to which such Interest Rate Protection Obligation relates.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to any other Person (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Equity Securities, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material License" means a direct or indirect ownership interest in a license to operate a cable television or a cable telephone system held by the Company or any of its Restricted Subsidiaries which license at the time of determination covers a number of Equity Homes which equals or exceeds 10% of the aggregate number of Equity Homes covered by all of the licenses to operate cable television or cable telephone systems in which the Company or its Restricted Subsidiaries hold a direct or indirect ownership interest at such time.

     "Net Available Proceeds" from any Asset Disposition by any Person means cash and readily marketable cash equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by a Lien on such assets or on shares of the Person owning such assets in accordance with the terms of any Lien upon or with respect to such assets or which must be repaid out of the proceeds from such Asset Disposition under the terms of such Debt or Lien, in order to obtain a necessary consent to such Asset Disposition or by applicable law, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition provided that minority holders receive distributions and payments that are in the Company's good faith judgment comparable in kind to that received by the Company or a Restricted Subsidiary.

     "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which none of the Company, nor any of its Restricted Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Debt); (b) is directly or indirectly liable; or (c) constitutes the lender; and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holders of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Restricted Subsidiary" of a Person means a Subsidiary of such Person that (i) at the time of its designation as a Non-Restricted Subsidiary has not acquired any assets (unless the acquisition of such assets constitutes a Restricted Payment permitted by the "-- Certain Covenants -- Limitation on Restricted Payments" covenant), at any previous time, directly or indirectly from such Person or any of its Subsidiaries and (ii) has no Debt other than Debt that is, with respect to such Person, Non-Recourse Debt (unless the extent to which such Person is the lender for, or is responsible for such Debt, constitutes a Restricted Payment permitted by the "-- Certain Covenants -- Limitation on Restricted Payments" covenant); provided, however, that at the time of such designation, after giving pro forma effect to such designation, the Annualized Consolidated Debt to Cash Flow Ratio of such Person is equal to or less than the Annualized Consolidated Debt to Cash Flow Ratio of such Person immediately preceding such designation; provided, further, that if the Annualized Consolidated Debt to Cash Flow Ratio of the Company immediately preceding such designation is 7.0:1 or less, the Annualized Consolidated Debt to Cash Flow Ratio of the Company after giving pro forma effect to such designation may be up to 0.5:1 greater than such ratio immediately preceding such designation. No Restricted Subsidiary may be redesignated as a Non-Restricted Subsidiary unless at the time of such redesignation the provisions in clauses (i) and (ii) in this definition are currently met and the Board of Directors of such Person has passed a certified resolution, delivered to the Trustee, to such effect.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his address appearing in the Security Register on the date of the Offer or provided to the Trustee by such holder offering to purchase up to the principal amount of 1995 Senior Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this 1995 Senior Notes Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of 1995 Senior Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee as described under the caption "-- Reports" (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender 1995 Senior Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (1) the Section of the 1995 Senior Notes Indenture pursuant to which the Offer to Purchase is being made;

     (2)  the Expiration Date and the Purchase Date;

     (3) the aggregate principal amount of the Outstanding 1995 Senior Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than all Outstanding 1995 Senior Notes, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of 1995 Senior Notes accepted for payment (as specified pursuant to the 1995 Senior Notes Indenture) (the "Purchase Price");

     (5) that the holder may tender all or any portion of the 1995 Senior Notes registered in the name of such holder and that any portion of a New Senior Note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity;

     (6) the place or places where 1995 Senior Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any New Senior Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the Purchase Price will become due and payable upon each New Senior Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each holder electing to tender a New Senior Note pursuant to the Offer to Purchase will be required to surrender such New Senior Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such New Senior Note, if a Registered New Senior Note, being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

     (10) that holders will be entitled to withdraw all or any portion of 1995 Senior Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the New Senior Note the holder tendered, the certificate number of the New Senior Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

     (11) that (a) if 1995 Senior Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such 1995 Senior Notes and (b) if 1995 Senior Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase 1995 Senior Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only 1995 Senior Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (12) that in case of any holder whose New Senior Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such New Senior Note without service charge, a new New Senior Note or 1995 Senior Notes of the same type, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the New Senior Note so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Permitted Holder" means European Cable Capital Partners L.P., a limited partnership organized under the laws of Delaware, and any of its partners existing on the date of the 1995 Senior Notes Indenture.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Equity of such Person or (b) 5% or more of the Voting Interest of such Person.

     "Restricted Group" means the Company together with its Restricted Subsidiaries.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than a Non-Restricted Subsidiary.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant" means, with respect to any Subsidiary or Restricted Subsidiary, a Subsidiary or Restricted Subsidiary that qualifies as a "significant subsidiary" under Rule 1-01 of the Commission's Regulation S-X.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Interest of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other

Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Total Consolidated Debt" means, at any date of determination, an amount equal to the aggregate amount of all Debt of the Company and its Restricted Subsidiaries outstanding as of the date of determination, determined on a consolidated basis.

     "Trade Obligation" means (i) obligations to pay the purchase price of assets or services purchased in the ordinary course of business including, without limitation, obligations incurred in respect of any documentary letter of credit or bill of exchange issued in respect of any such purchase; (ii) obligations in respect of any bill of exchange or promissory note drawn, or accepted, issued or endorsed in the ordinary course of business, including, without limitation, indebtedness in respect of any monies raised by way of sale, discounting or otherwise in respect of any such bill or note; and (iii) obligations in respect of any Guarantee of any obligation of the type specified in Clause (i) or (ii) above, except to the extent that such obligation is treated as indebtedness under generally accepted accounting principles.

     "Voting Interest" of any Person means Equity Securities of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life" means, as of the date of determination, with respect to any Debt or Disqualified Equity, the quotient obtained by dividing
(i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payments of such Debt or redemption or repurchase payments on such Disqualified Equity and the amount of such principal payments or redemption or repurchase payments, by
(ii) the sum of all such principal value or redemption or repurchase payments.

     "Wholly-Owned" means with respect to any Subsidiary or Restricted Subsidiary of any Person means a Subsidiary (or a Restricted Subsidiary) of such Person all of the outstanding Equity Securities or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries (or Restricted Subsidiaries) of such Person or by such Person and one or more Wholly-Owned Subsidiaries (or Restricted Subsidiaries) of such Person.

DESCRIPTION OF BOOK-ENTRY SYSTEM

GENERAL

     The Book-Entry Depositary holds the Global Senior Note for the benefit of DTC and its Participants, as hereinafter described. Pursuant to the terms of the Deposit Agreement, the Global Senior Note may be transferred only to a successor of the Book-Entry Depositary. Beneficial interests in the Global Senior Note are be shown on, and transfers thereof are effected only through, records maintained in book-entry form by DTC (with respect to its Participants' interests) and its Participants. Such beneficial interests are referred to herein as "Book-Entry Interests." Ownership of the Book-Entry Interests will be limited to Participants and indirect participants ("Indirect Participants"), including Euroclear and Cedel. Procedures with respect to the ownership of Book-Entry Interests are set forth below.

     Upon receipt of the Global Senior Note, the Book-Entry Depositary issued a certificateless depositary interest (which represents a 100% interest in the underlying Global Senior Note) to DTC by recording such interest in the Book-Entry Depositary's books and records in the name of Cede & Co., as nominee of DTC. Upon such issuance, DTC credited, on its book-entry registration and transfer system, the Participants' accounts with the respective interests owned by such Participants. Ownership of Book-Entry Interests is shown on, and the transfer of such interests will be effected only through, records maintained by DTC and by Participants (with respect to interests of Indirect Participants, including Euroclear and Cedel). The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge the Book-Entry Interests.

     So long as the Book-Entry Depositary, or its nominee, is the holder of the Global Senior Note, the Book-Entry Depositary or such nominee, as the case may be, will be considered the sole holder of such Global Senior Note for all purposes under the 1995 Senior Notes Indenture. Except as set forth above under "-- Form of 1995 Senior Notes," Participants or Indirect Participants are not entitled to have 1995 Senior Notes or Book-Entry Interests registered in their names, will not receive or be entitled to receive physical delivery of 1995 Senior Notes or Book-Entry Interests in definitive form and will not be considered the owners or holders thereof under the 1995 Senior Notes Indenture. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a Participant in DTC, on the procedures of the Participant in DTC (being, in the case of participants in Euroclear and Cedel, the procedures of Euroclear and Cedel) through which such person owns its interest, to exercise any rights and remedies of a holder under the 1995 Senior Notes Indenture. See "-- Actions by Owners of Book-Entry Interests" below. If any definitive 1995 Senior Notes are issued to Participants or Indirect Participants, they will be issued in registered form ("Definitive Registered Notes"), as described under "-- Form of the 1995 Senior Notes." Unless and until Book-Entry Interests are exchanged for Definitive Registered Notes (as described under "-- Form of the 1995 Senior Notes" above), the depositary interest held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

PAYMENTS ON THE GLOBAL SENIOR NOTE

     Payments of any amounts owing in respect of the Global Senior Note will be made through one or more paying agents appointed under the 1995 Senior Notes Indenture (which initially will include the Trustee) to the Book-Entry Depositary, as the holder of the Global Senior Note. All such amounts will be payable in United States dollars. Upon receipt of any such amounts, the Book-Entry Depositary will pay the amount so received to DTC, which will distribute such payments to its Participants. Payments of all such amounts will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law, and if any such deduction or withholding is required to be made by any law or regulation of the United Kingdom then, to the extent described under "-- Payment of Additional Amounts" above, such Additional Amounts will be paid as may be necessary in order that the net amounts received by any holder of the Global Senior Note or owner of Book-Entry Interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of the Global Senior Note or Book-Entry Interest, as the case may be, absent such withholding or deduction. DTC, upon receipt of any such payment, will immediately credit Participants' accounts with payments in amounts proportionate to their respective ownership of Book-Entry Interests, as shown on the records of DTC. The Company expects that payments by Participants to owners of Book-Entry Interests held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the account of customers in bearer form or registered in "street name" and will be the responsibility of such Participants. In the event that DTC no longer immediately credits participants' accounts with payments, the Company will endeavor to cause payments of interest and principal to be made by wire transfer to any owners of Book-Entry Interests whose aggregate ownership exceeds $20 million in principal amount at maturity who so request.

     Because the provisions of the 1995 Senior Notes Indenture treat the holder of the Global Senior Note as the owner of the 1995 Senior Notes represented thereby for the purpose of receiving amounts owing in respect of the 1995 Senior Notes, the Company has no responsibility or liability for the payment of amounts owing in respect of the depositary interest held by DTC to owners of Book-Entry Interests representing interests in the Global Senior Note. Payments by DTC Participants to owners of Book-Entry Interests held through such Participants are the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name". None of the Company, the Trustee, the Book-Entry Depositary or any agent of the Company or the Trustee or the Book-Entry Depositary have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

REDEMPTION

     In the event the Global Senior Note (or any portion thereof) is redeemed, the Book-Entry Depositary will redeem, from the amount received by it in respect of the redemption of the Global Senior Note, an equal amount of the Book-Entry Interests. The redemption price payable in connection with the redemption of Book-Entry Interests will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the Global Senior Note (or any portion thereof). The Company understands that under existing DTC practices, if less than all of the 1995 Senior Notes are to be redeemed at any time, DTC will credit Participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC deems fair and appropriate; provided that no beneficial interests of less than $1,000 principal amount at maturity may be redeemed in part.

TRANSFERS

     All transfers of Book-Entry Interests are recorded in accordance with the book-entry system maintained by DTC, pursuant to customary procedures established by DTC and its Participants. Investors may, at their option, obtain Definitive Registered Notes as set forth under "-- Form of the 1995 Senior Notes". While the Global Senior Note is outstanding, holders of Definitive Registered Notes may exchange their Definitive Registered Notes for Book-Entry Interests by surrendering their Definitive Registered Notes to the Book-Entry Depositary. The amount of the Book-Entry Interests will be increased or decreased to reflect such transfers or exchanges. The Book-Entry Depositary will request the Trustee to make the appropriate adjustments to the Global Senior Note or exchange the Global Senior Note for a new Global Senior Note in an appropriate principal amount at maturity to reflect any such transfers or exchanges.

ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

     As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of 1995 Senior Notes or of any Offer to Purchase (as defined under "-- Certain Definitions" above), the Book-Entry Depositary will mail to DTC a notice containing (a) such information as is contained in such notice received by the Book-Entry Depositary, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the 1995 Senior Notes and (c) a statement as to the manner in which such instructions may be given. In addition, the Book-Entry Depositary will forward to DTC, or, based upon instructions received from DTC, to owners of Book-Entry Interests, all materials pertaining to any such solicitation, request, offer or other action. Upon the written request of DTC, the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver, offer or other action in respect of the 1995 Senior Notes in accordance with any instructions set forth in such request. DTC may grant proxies or otherwise authorize DTC Participants (or persons owning Book-Entry Interests through such DTC Participants) to provide such instructions to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the 1995 Senior Notes Indenture. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the 1995 Senior Notes Indenture.

REPORTS

     The Book-Entry Depositary will immediately send to DTC a copy of any notices, reports and other communications received relating to the Company, the 1995 Senior Notes or the Book-Entry Interests. All notices regarding the 1995 Senior Notes will, so long as the rules of the Luxembourg Stock Exchange require, be published in a daily newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

RESIGNATION OF BOOK-ENTRY DEPOSITARY

     The Book-Entry Depositary may at any time resign as Book-Entry Depositary by written notice to the Company, the Trustee and DTC, such resignation to become effective upon the appointment of a successor book-entry depositary, in which case the Global Senior Note shall be delivered to that successor. If no such successor has been so appointed within 120 days, the Book-Entry Depositary may request the Company to issue Definitive Registered Notes as described above.

CHARGES OF BOOK-ENTRY DEPOSITARY

     The Company will agree to indemnify the Book-Entry Depositary against certain liabilities incurred by it and pay the charges of the Book-Entry Depositary as agreed between the Company and the Book-Entry Depositary.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Deposit Agreement may be amended by the Company and the Book-Entry Depositary without notice to or consent of DTC or any owner of Book-Entry
Interest: (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of DTC or any holder of Book-Entry Interests, (b) to evidence the succession of another person to the Company (when a similar amendment with respect to the 1995 Senior Notes Indenture is being executed) and the assumption by any such successor of the covenants of the Company herein, (c) to evidence or provide for a successor Book-Entry Depositary, (d) to make any amendment, change or supplement that does not adversely affect DTC or any owner of Book-Entry Interests, (e) to add to the covenants of the Company or the Book-Entry Depositary, or (f) to comply with the United States Federal securities laws. No amendment that adversely affects DTC may be made to the Deposit Agreement without the consent of DTC. Upon the issuance of Definitive Registered Notes in exchange for Book-Entry Interests constituting the entire principal amount at maturity of 1995 Senior Notes, the Deposit Agreement will terminate. The Deposit Agreement may be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 120 days as set forth under "-- Resignation of Book-Entry Depositary."

INFORMATION CONCERNING DTC

     The Company understands as follows with respect to DTC:
DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a Book-Entry Interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some states require that certain Persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Book-Entry Interests to such Persons may be limited. In addition, beneficial owners of Book-Entry Interests through the DTC system will receive distributions attributable to the Global Senior Note only through DTC Participants.

SETTLEMENT

     The Book-Entry Interests will trade in DTC's Next-Day Funds Settlement System. Any secondary market trading activity in the Book-Entry Interests is expected to accrue through DTC's Participants, and the securities custody accounts of investors will be credited with their holdings against payment in next-day funds on the settlement date.

CLEARANCE THROUGH CEDEL AND EUROCLEAR

     The 1995 Senior Notes have been accepted for clearance by Cedel and Euroclear under the common code 6217478. The ISIN is US252567AB82.

                                    TAXATION

     The following summary of certain U.K. and U.S. federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes by a "U.S. Holder", as defined below, is the opinion of Sullivan & Cromwell with respect to U.S. federal income taxes and is based upon the opinion of Freshfields with respect to U.K. taxes.

     The statements regarding U.S. and U.K. tax laws and practices set forth below, including the statements regarding the U.S./U.K. double taxation convention relating to income and capital gains (the "Treaty") (i) are based on the laws as in force and as applied in practice on the date of this Prospectus and are subject to changes to those laws and practices, and any relevant judicial decision, subsequent to the date of this Prospectus and (ii) assume that the Senior Notes will be issued, and transfers thereof and payments thereon will be made, in accordance with the applicable Indenture and the Deposit Agreement.

     For purposes of the Treaty, and the U.S. Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), U.S. Holders of Book-Entry Interests will be treated as owners of the Senior Notes underlying such Book-Entry Interests and, except as noted below, the tax consequences of owning Book-Entry Interests will be the same as those applicable to ownership of Senior Notes.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Senior Note that is, for U.S. federal income tax purposes: (i) a citizen or resident of the U.S., (ii) a domestic corporation or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Senior Note.

     PROSPECTIVE PURCHASERS OF SENIOR NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S., U.K. OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SENIOR NOTES, INCLUDING THE EFFECT OF ANY STATE OR LOCAL TAX LAWS.

UNITED KINGDOM

     The following summary describes certain U.K. tax matters with respect to ownership of the Senior Notes.

PAYMENTS ON THE SENIOR NOTES

     The Company will not be required to deduct or withhold on account of U.K. income tax from payments of principal or, for so long as the Senior Notes are represented by a Global Senior Note and are listed on the Luxembourg Stock Exchange or some other stock exchange recognized by the U.K. Inland Revenue, from payments of interest where:

         (a) the payment of interest is made by a paying agent outside the U.K.; or

         (b) the payment of interest is made by or through a person who is in the U.K. but the person beneficially entitled to the interest is not resident in the U.K. and beneficially owns the Senior Notes from which the interest derives and either the person by or through whom the payment is made has received a declaration in a form prescribed by regulations) confirming that these requirements are satisfied or the Inland Revenue has issued a notice to that person stating that they consider them satisfied.

     In other cases, and in particular where paid in respect of Definitive Registered Notes, interest will (subject to what is said below) be paid after deduction of income tax at the lower rate (for the tax year 1996/7, 20%). A U.S. Holder of a Senior Note who is entitled to the protection of the Treaty will normally be eligible to recover in full any U.K. tax withheld from payments of interest to which such Holder is beneficially entitled by making a claim under the Treaty on the appropriate form. Alternatively, a claim may be made by a U.S. Holder in advance of a payment of interest. If the claim is accepted by the Inland Revenue, they will authorize subsequent payments to that U.S. Holder to be made without withholding for U.K. tax.

     For so long as the Senior Notes are represented by a Global Senior Note and are listed on a recognized stock exchange, where any person in the United Kingdom, in the course of a trade or profession:

    (i) acts as custodian of a Senior Note in respect of which he receives any interest or interest is paid at his direction or with his consent, or

    (ii) collects or secures payment of or receives interest on a Senior Note for another person.

     (except in any case by means only of clearing a check or arranging for the clearing of a check) that person is liable to account for United Kingdom income tax at the lower rate (20 per cent. for the tax year 1996/7) on such interest and is entitled to deduct an amount in respect thereof unless an exemption from such liability is applicable including, for example, where the Senior Note and the interest is beneficially owned by a person not resident in the United Kingdom and applicable administrative and procedural requirements are satisfied, including the making of declarations as to status and eligibility.

     Except for any income tax deducted as described above (and except in the case of non-United Kingdom resident trustees of a trust having an ordinarily resident or resident beneficiary) a U.S. Holder will not be liable to United Kingdom tax on interest on a Senior Note unless it is chargeable to income tax or corporation tax on a branch or agency in the United Kingdom through which it carries on a trade, profession or vocation and in connection with which the interest is received or to which the Senior Notes are attributable. There are certain exemptions for interest received by certain specified categories of agent (such as some brokers and investment managers).

SALE OR DISPOSITION (INCLUDING REDEMPTION)

     For U.K. tax purposes, a disposal (including redemption) of a Senior Note will generally not be subject to U.K. tax unless the holder is either resident or (if an individual) ordinarily resident for tax purposes in the U.K. or carries on a trade, profession or vocation in the U.K. through a branch or agency to which the Senior Note is attributable.

ANNUAL TAX CHARGES

     Provisions of the Finance Act 1993 which could impose an annual charge on corporate holders of Senior Notes by reference to exchange rate fluctuations, and provisions of the Finance Act 1996 which could apply so as to charge corporate holders to corporation tax on income on any profits (and give relief for permitted losses) by reference to accounting periods on either an authorized accruals or mark to market basis, will not apply to corporate US Holders without a branch or agency in the U.K.

UNITED KINGDOM STAMP DUTY AND STAMP DUTY RESERVE TAX

     No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the applicable Global Senior Note or on the issue or transfer of a Senior Note in definitive form or on its redemption. No U.K. stamp duty will be payable in respect of any instrument of transfer of Book-Entry Interests, provided that any instrument relating to such a transfer is not executed in the U.K., and remains at all times outside the U.K.. An agreement to transfer Senior Notes should not give rise to stamp duty reserve tax in any event.

UNITED KINGDOM INHERITANCE TAX

     Senior Notes represented by the applicable Global Senior Note that are not treated as situated in the U.K. and are beneficially owned by an individual domiciled outside the U.K. for U.K. inheritance tax purposes will not be subject to U.K. inheritance tax. The status of Senior Notes held in the form of Book-Entry Interests is, however, not free from doubt. If a Senior Note is subject to U.K. inheritance tax and U.S. federal estate tax, the U.S./U.K. double taxation convention relating to estate and gift taxes may entitle a U.S. Holder to credit or relief in respect of the U.K. tax.

UNITED STATES

     The following summary of the principal U.S. federal income tax consequences of ownership and disposition of the Senior Notes deals only with Senior Notes held as capital assets. It does not discuss all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to special classes of holders, such as securities dealers, banks, tax-exempt organizations, life insurance companies, persons that hold Senior Notes that are part of a straddle or conversion transaction, persons that are not U.S. Holders, or persons whose functional currency is not the U.S. dollar. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

ORIGINAL ISSUE DISCOUNT

     The Senior Notes were issued with original issue discount ("OID") because the "issue price" of the Senior Notes was less than their "stated redemption price at maturity" by more than a de minimis amount. The "issue price" of the Senior Notes equals the first price at which a substantial amount of the Senior Notes were sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" equals the sum of all payments provided under the Senior Notes other than payments of "qualified stated interest." A "qualified stated interest" payment is generally any one of a series of stated interest payments that, among other requirements, are unconditionally payable at least annually. Because the Senior Notes will not pay interest prior to the Cash Interest Date, none of the interest on the Senior Notes will be "qualified stated interest." Therefore, all payments made under the Senior Notes will be included in the "stated redemption price at maturity" and the total OID on a Senior Note equals the difference between the sum of all payments provided under the Senior Note and its issue price.

     A U.S. Holder of a Senior Note must include OID in income calculated in accordance with a constant-yield method before the receipt of cash attributable to such income. Under the constant-yield method, interest is accrued at a constant rate based on the Senior Notes' yield to maturity, which is the discount rate that, when used in computing the present value of all payments to be made under the Senior Notes, produces an amount equal to their issue price. The amount of OID includible in income by a U.S. Holder of a Senior Note is the sum of the daily portions of OID with respect to the Senior Note for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds such Senior Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Senior Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Senior Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Senior
Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period will equal the product of the Senior Note's "adjusted issue price" at the beginning of the accrual period and such Senior Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the particular accrual period). The amount of OID allocable to the final accrual period is the difference between the amount payable at the maturity of the Senior Note and the Senior Note's adjusted issue price as of the beginning of the final accrual period.

     The "adjusted issue price" of a Senior Note at the beginning of any accrual period will be the issue price of the Senior Note increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments made on the Senior Note. Because OID will accrue and be includible in income at least annually and no payments will be made under the Senior Notes until the Cash Interest Date, the adjusted issue price will increase until the Cash Interest Date. The amount of OID includible in income will therefore increase during each accrual period until the Cash Interest Date. In taxable years of a U.S. Holder beginning after the Cash Interest Date, the amount of OID includible in the U.S. Holder's income should be approximately equal to the expected interest payments on the Senior Note.

     OID accrued with respect to the Senior Notes constitutes income from sources outside the United States, but generally will be "passive" or, in the case of certain U.S. Holders, "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a U.S. Holder.

ACQUISITION PREMIUM

     A U.S. Holder that purchases a Senior Note for an amount less than or equal to the sum of all amounts payable on the Senior Note after the purchase date but in excess of its "adjusted issue price" (any such excess being "acquisition premium") is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the Senior Note immediately after its purchase over the "adjusted issue price" of the Senior Note, and the denominator of which is the excess of the sum of all amounts payable on the Senior Note after the purchase date over the Senior Note's adjusted issue price.

MARKET DISCOUNT

     A Senior Note will be treated as purchased at a market discount (a "Market Discount Note") if the Senior Note's "revised issue price", exceeds the amount for which the U.S. Holder purchased the Senior Note by at least 1/4 of 1 percent of such Senior Note's "revised issue price" multiplied by the number of complete years to the Senior Note's maturity. If such excess is not sufficient to cause the Senior Note to be a Market Discount Note, then such excess constitutes "de minimis market discount". The Code provides that, for these purposes, the "revised issue price" of a Senior Note generally equals its issue price, increased by the amount of any OID that has accrued on the Senior Note.

     Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Senior Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Senior Note. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service.

     Market discount on a Market Discount Note will accrue on a straight-line basis unless the U.S. Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Senior Note with respect to which it is made and may not be revoked. A U.S.

Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Senior Note in an amount not exceeding the accrued market discount on such Senior Note until the maturity or disposition of such Senior Note.


SALE, EXCHANGE OR RETIREMENT OF THE SENIOR NOTES


     Upon the sale, exchange or retirement of a Senior Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Senior Note. A U.S. Holder's adjusted tax basis in a Senior Note will generally equal the cost of the Senior Note to such Holder, increased by the amounts of any OID, market discount or de minimis market discount previously included in income by the Holder with respect to such Senior Note and reduced by any payments on the Senior Notes received by the Holder.

     Except to the extent described above under "-- Market Discount", gain or loss realized on the sale, exchange or retirement of a Senior Note will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Gain, if any, will generally be U.S. source gain.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments of principal, premium and interest on a Senior Note and on the proceeds of the sale of a Senior Note before maturity to, and the accrual of OID with respect to, a non-corporate U.S. Holder, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by Goldman, Sachs & Co. ("Goldman Sachs") in connection with offers and sales related to market-making transactions in the Senior Notes effected from time to time. Goldman Sachs may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     The Goldman Sachs Affiliates hold an 83.3% interest in ECCP, a Delaware limited partnership which owns 66.7% of the outstanding ordinary shares of the Company. In addition, the Goldman Sachs Affiliates directly hold another 4.2% of the outstanding ordinary shares of the Company. For other information regarding the involvement of Goldman Sachs and its affiliates in connection with the Company, see "Risk Factors -- Control of the Group; Potential Conflicts of Interest", "Company Organization", "Shareholders" and "Certain Transactions". Goldman Sachs or their affiliates have acted as financial advisor to the Company from time to time pursuant to an exclusive assignment and receive separate fees for the provision of such services. Goldman Sachs International served as advisor to the Company in its acquisition of LCL and is acting as agent and financial advisor in connection with the Senior Bank Facility. Richard Friedman, a managing director of Goldman Sachs, Muneer Satter, a managing director of Goldman Sachs International, and John Thornton, a managing director of Goldman Sachs, are Directors of the Company.

     The Company has been advised by Goldman Sachs that, subject to applicable laws and regulations, Goldman Sachs currently intend to make a market in the Senior Notes. However, they are not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Senior Notes".

     The Company has agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act of 1933.

     Goldman Sachs have informed the Company that they do not intend to confirm sales to any accounts over which they exercise discretionary authority without prior written approval of such transactions by the customer.

                          VALIDITY OF THE SENIOR NOTES

     The validity of the 1994 Senior Notes and of the 1995 Senior Notes has been passed upon for the Company by Sullivan & Cromwell, U.S. counsel to the Company, as to New York law, and Freshfields, English counsel to the Company, as to English law.

                                    EXPERTS

     The consolidated financial statements of Diamond Cable Communications Plc as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 and LCL Cable Communications Limited as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994 included in this Prospectus have been audited by KPMG, independent auditors, as stated in their report appearing herein, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

     Activation: See "Homes Activated" below.

     BARB: Broadcasters' Audience Research Board.

     Basic service: The basic cable television service, usually charged at a flat monthly rate for a number of channels, without any premium channels which are paid for individually.

     Broadband: A general term used to describe wide bandwidth equipment or systems which can carry a large proportion of the electromagnetic spectrum. A broadband communications system can deliver multiple channels and other services.

     Broadcasting Act 1990: The Broadcasting Act 1990, which governs the licensing and operation of the broadcasting industry (including the provision of cable television services) in the United Kingdom, excluding broadcasting by the British Broadcasting Corporation (the "BBC").

     Broadcasting Act 1996: The Broadcasting Act 1996, which makes certain amendments to the Broadcasting Act 1990 and contains new provisions (inter alia) for the regulation of digital broadcasting in the U.K.

     BSkyB: British Sky Broadcasting Group plc, the largest provider of multichannel programming in the U.K. BSkyB was formed in November 1990 through the combination of Sky and British Satellite Broadcasting (BSB).

     Build out: The process of digging, filling and covering underground trenches in the streets which pass by the homes and businesses in a franchise, constructing wiring ducts within the trenches, laying cable in the ducts and installing and connecting the necessary electronic equipment.

     Cable television/CATV: A broadband network employing radio-frequency transmission over coaxial and/or fiber-optic cable to transmit multiple channels carrying images, sound and data between a central facility and individual customer's television sets. CATV networks may allow one-way or two-way transmission.

     Cable operator: An entity which has been granted licenses to build and operate a system providing both cable television and telephone services.

     Cable television license: A local delivery license ("LDL") granted by the ITC pursuant to its authority under the Broadcasting Act or a prescribed diffusion service license ("PDSL") issued under the CBA, in each case, for the purpose of providing cable television services for a specific franchise area.

     Cable television service: A service consisting of the sending of television programs by hard wire to more than one home simultaneously.

     CBA: The Cable and Broadcasting Act 1984, which was repealed by the Broadcasting Act 1990.

     Coaxial cable: Cable consisting of a central conductor surrounded by and insulated from another conductor. It is standard material used in traditional cable systems. Signals are transmitted through it at different frequencies, giving greater channel capacity than is possible with twisted pair cable, but less than is allowed by optical fiber.

     Churn: Churn is a measure of the incidence of service terminations among customers using a given service. Churn is calculated by dividing net disconnections (total disconnections less the number of disconnected accounts for which service is later restored) in a period by the average number of subscribers in the period (calculated as a simple average of the number of subscribers at the end of each month during the period).

     Digital compression: The conversion of the standard analog signal into a digital signal, and the compression of that signal so as to facilitate multiple channel transmission through a single channel's bandwidth.

     Director General: The Director General of Telecommunications, who heads the Office of Telecommunications ("OFTEL"), and is the principal U.K. regulator of the telecommunications industry.

     DTH: Abbreviation for 'Direct-to-Home'. Television programs are transmitted to individual dwellings, each served by a single satellite dish, as distinct from a cable or SMATV system.

     DTI: The Department of Trade and Industry, the U.K. Government Department responsible for overseeing telecommunications licenses to operate and use the physical network over which cable television programs and telecommunications services may be provided.

     Equity Homes: With respect to a given franchise area, the product of the number of homes in the franchise area and the percentage of the direct or indirect equity ownership of a company in the license(s) corresponding to the franchise area.

     Headend: A collection of satellite hardware, typically including a dish, satellite receivers, modulators and amplifiers which collects, processes and combines signals for distribution within the cable network.

     Home: One person living alone or a group of people (who may or may not be related) living, or staying temporarily, at the same address, with common housekeeping.

     Homes activated: The number of homes that can be connected to the cable network without further extension of transmission lines, apart from the final connection to the home.

     Homes marketed: The number of homes passed for which the initial marketing phase has been completed.

     Homes passed by civils construction: The number of homes that have had ducting buried outside.

     Interconnection: The point at which two telephone networks operated by separate entities connect.

     ITC: The Independent Television Commission, the body established by the Broadcasting Act 1990 which oversees and licenses all types of television broadcasting in the United Kingdom other than by the BBC and the Welsh Authority.

     LDL: A local delivery license granted since January 1, 1991 under the Broadcasting Act 1990 which allows an operator to deliver television and other licensed programming services by means of a licensed telecommunications network including a cable network or microwave distribution system.

     Microwave transmission: The transmission of voice or data using microwave radio frequencies (generally above 1 GHz).

     OFTEL: The Office of Telecommunications, the monitoring body established following the enactment of the Telecommunications Act, headed by the Director General.

     Pay-per-view: An individual television programming service whereby payment is made for individually selected television programs as opposed to a monthly subscription for a whole channel or group of channels.

     PDSL: A prescribed diffusion service license granted under the CBA prior to 1991 which allows an operator to provide cable television services by means of a cable network.

     Penetration rate: The measurement of the take-up of services. Penetration rate of homes marketed is calculated by dividing the number of homes receiving basic cable television or the number of residential telephone lines connected, as the case may be, on the given date by the total number of homes marketed for the given service as of such date, expressed as a percentage.

     Premium service: Cable programming service available only for additional subscription over and above the basic service.

     PTO: A public telephone operator that is a provider of telecommunications services designated under the Telecommunications Act and subject to certain obligations such as to interconnect its network with other PTO networks.

     Single fiber optic network infrastructure: A network comprising an overlay of fiber optic cables (for the provision of cable television and telecommunications services) which are laid simultaneously in the same duct.

     SMATV: Satellite Master Antenna Television, a television delivery system to multiple dwellings units that utilizes one large satellite dish to receive signals and a small distribution network to distribute signals by cable to individual homes.

     Street Works Act: The New Roads and Street Works Act 1991.

     Telecommunications Act: The Telecommunications Act 1984, which governs the licensing and operation of the telecommunications industry in the U.K.

     Telecommunications license: A license granted under the Telecommunications Act by the DTI which authorizes installation and operation of a telecommunications network used to provide cable television and cable telephone services.

     Telephone number portability: The ability of a telephone customer to retain its telephone number when changing telephone service providers.

     Video-on-demand: A generic term applied to a range of services where a customer has direct control over the timing and content of programming received. The choice exercised over the potential range of programs and particularly their start time distinguishes video-on-demand services from those which are broadcast.

                             AVAILABLE INFORMATION

     The Company has filed with the U.S. Securities and Exchange Commission
(the "Commission") registration statements on Form S-1 under the Securities
Act (together with all amendments and exhibits thereto, the "Registration Statements") with respect to the 1994 Senior Notes (No. 33-83740) and the 1995 Senior Notes (No. 33-98374). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the applicable Registration Statement. The Registration Statements and other information filed by the Company with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also will be available from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and fulfills its obligations with respect to such requirements by filing periodic reports with the Commission. Reference is made to the Company's 1995 Annual Report on Form 10-K which has been filed with the Commission and is available for inspection and copying as described above.

     The Company will furnish the Trustee with annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP. The Company will agree to furnish the Trustee with quarterly reports, which will include unaudited quarterly consolidated financial information, prepared in conformity with U.S. GAAP.

     Such annual reports may be obtained, upon written request, from the Trustee at its Corporate Trust Office located at 101 Barclay Street, New York, New York 10286. Such reports and other information may also be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
DIAMOND CABLE COMMUNICATIONS PLC:

     AUDITED CONSOLIDATED FINANCIAL STATEMENTS

     Independent Auditors' Report ........................................   F-2

     Consolidated Statements of Operations for each of the years
        in the three year period ended December 31, 1996 .................   F-3

     Consolidated Balance Sheets at December 31, 1995 and 1996 ...........   F-4

     Consolidated Statements of Shareholders' Equity for each of the years
        in the three year period ended December 31, 1996 .................   F-5

     Consolidated Statements of Cash Flows for each of the years in the
        three year period ended December 31, 1996 ........................   F-6

     Notes to the Consolidated Financial Statements ......................   F-7

     UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Unaudited Condensed Consolidated Statements of Operations for
        the three months ended March 31, 1997 and 1996 ...................  F-27

     Unaudited Condensed Consolidated Balance Sheets at
        March 31, 1997 and December 31, 1996 .............................  F-28

     Unaudited Condensed Consolidated Statement of Shareholders'
        Equity for the three months ended March 31, 1997 .................  F-29

     Unaudited Condensed Consolidated Statements of Cash
        Flows for the three months ended March 31, 1997 and 1996 .........  F-30

     Notes to the Unaudited Condensed Consolidated Financial
        Statements .......................................................  F-31

LCL CABLE COMMUNICATIONS LIMITED

     AUDITED CONSOLIDATED FINANCIAL STATEMENTS

     Independent Auditors' Report.........................................  F-32

     Consolidated Statements of Operations for the years ended
        December 31, 1992, 1993 and 1994..................................  F-33

     Consolidated Balance Sheets at December 31, 1993 and 1994............  F-34

     Consolidated Statements of Shareholders' Equity for the years ended
        December 31, 1992, 1993 and 1994..................................  F-35

     Consolidated Statements of Cash Flows for the years ended
        December 31, 1992, 1993 and 1994..................................  F-36

     Notes to the Consolidated Financial Statements.......................  F-37

EAST MIDLANDS CABLE GROUP LIMITED

     UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Unaudited Condensed Consolidated Statements of Operations for
        the nine months ended September 30, 1994 and 1995.................  F-44

     Unaudited Condensed Consolidated Balance Sheets at
        December 31, 1994 and September 30, 1995..........................  F-45

     Unaudited Condensed Consolidated Statements of Shareholders' Equity
        for the nine months ended September 30, 1995......................  F-46

     Unaudited Condensed Consolidated Statements of Cash Flows for
        the nine months ended September 30, 1994 and 1995.................  F-47

     Notes to the Unaudited Condensed Consolidated Financial Statements...  F-48


                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Diamond Cable Communications Plc

     We have audited the accompanying consolidated balance sheets of Diamond Cable Communications Plc and subsidiaries ("the Group") as of December 31, 1995 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.







KPMG
Chartered Accountants
Registered Auditors
Nottingham, England
March 21, 1997
 .

                        DIAMOND CABLE COMMUNICATIONS PLC

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                YEAR ENDED DECEMBER 31
                                                   ------------------------------------------------
                                                       1994        1995         1996        1996
                                                   ----------   ----------   ----------   ---------
                                                                                          (note 1)
                                                                   (in thousands)
REVENUE
 Business telecommunications ....................   L.  3,402   L.   5,852   L.   9,763   $  16,058
 Residential telephone ..........................       2,545        6,662       17,723      29,151
 Cable television ...............................       1,324        3,479       10,091      16,597
 Other revenues .................................          35            -            -           -
                                                    ---------   ----------   ----------   ---------
                                                        7,306       15,993       37,577      61,806
                                                    ---------   ----------   ----------   ---------

OPERATING COSTS AND EXPENSES
 Telephone ......................................      (3,067)      (5,454)      (9,776)    (16,079)
 Programming ....................................        (701)      (1,844)      (6,041)     (9,936)
 Selling, general and administrative ............      (4,562)     (13,020)     (22,391)    (36,829)
 Depreciation and amortisation ..................      (4,038)      (8,867)     (21,380)    (35,166)
                                                    ---------   ----------   ----------   ---------
                                                      (12,368)     (29,185)     (59,588)    (98,010)
                                                    ---------   ----------   ----------   ---------
OPERATING LOSS ..................................      (5,062)     (13,192)     (22,011)    (36,204)

Interest income .................................       1,415        3,887        3,441       5,660
Interest expense and amortisation of
 debt discount and expenses .....................      (3,836)     (17,118)     (40,334)    (66,341)
Foreign exchange (losses)/gains, net (note 17) ..      (1,196)         925       31,018      51,018
Unrealized losses on derivative financial
 instruments (note 3) ...........................           -         (868)      (7,944)    (13,066)
Other expenses (note 4) .........................           -       (1,241)           -           -
                                                    ---------   ----------   ----------   ---------
Loss before income taxes ........................      (8,679)     (27,607)     (35,830)    (58,933)
Income taxes (note 5) ...........................           -            -            -           -
                                                    ---------   ----------   ----------   ---------
NET LOSS ........................................   L. (8,679)  L. (27,607)  L. (35,830)  $ (58,933)
                                                    =========   ==========   ==========   =========










     See accompanying Notes to the Consolidated Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

                           CONSOLIDATED BALANCE SHEETS



                                                                             AT DECEMBER 31
                                                                   ---------------------------------
                                                                    1995         1996          1996
                                                                   ------       ------        ------
                                                                                              (note 1)
                                                                    (in thousands except share data)
                       ASSETS
Cash and cash equivalents (note 6) ............................    L. 93,308     L.18,311    $  30,118
Trade receivables (net of allowance for doubtful
 accounts of L.773 and L.1,691 at December 31, 1995
 and 1996 respectively (note 7)) ..............................        3,583        6,389       10,508
Other assets ..................................................        5,358        3,904        6,421
Deferred financing costs (less accumulated amortisation of
 L.382 and L.1,325 at December 31, 1995 and 1996 respectively)        12,016       19,573       32,194
Property and equipment, net (note 8) ..........................      163,721      277,301      456,105
Goodwill (less accumulated amortisation of L.1,212 and L.6,064
 at December 31, 1995 and 1996 respectively) (note 9) .........       95,748       90,896      149,506
Franchise costs (less accumulated amortisation of
 L.69 and L.91 at December 31, 1995 and 1996 respectively) ....          438          445          732
                                                                   ---------    ---------    ---------
TOTAL ASSETS ..................................................    L.374,172    L.416,819    $ 685,584
                                                                   =========    =========    =========

                LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable ..............................................     L.18,627     L.18,528    $  30,475
Other liabilities .............................................       10,920       19,150       31,498
Senior discount notes (note 10) ...............................      307,729      314,418      517,155
Capital lease obligations (note 11) ...........................        9,263        8,146       13,398
Mortgage loan (note 12) .......................................        2,500        2,477        4,074
Shareholders' equity (note 13)
 Ordinary shares: 70,000,000 authorised;
  43,754,175 shares issued at December 31, 1995,
  59,138,791 shares issued at December 31, 1996 ...............        1,094        1,478        2,431
 Non-voting deferred shares: (i)
   6 shares authorised and issued at December 31, 1995 and 1996            -            -            -
 Additional paid-in-capital ...................................       70,186      134,466      221,170
 Unrealized loss on securities ................................         (330)        (197)        (324)
 Accumulated deficit ..........................................      (45,817)     (81,647)    (134,293)
                                                                   ---------    ---------    ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ....................    L.374,172    L.416,819    $ 685,584
                                                                   =========    =========    =========





(i) On September 4, 1995, the six A shares were automatically converted into six non-voting deferred shares in accordance with the Articles of the Company.




     See accompanying Notes to the Consolidated Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                             Non-voting
                                    Ordinary shares       deferred shares (i)  Additional   Unrealized     Accum-        Total
                                 ---------------------   --------------------   Paid-in-     loss on       ulated    Shareholders'
                                   Number         L.     Number         L.      capital    securities     Deficit       Equity
                                ----------   ---------   --------   --------   ----------  ----------    ----------  -------------
                                                                           (L. in thousands)
BALANCE
AT JANUARY 1, 1994 ..........          400     L.    -          -    L.    -    L.  3,871    L.     -    L.  (9,531)     L. (5,660)
Shares issued and capital
 contributions (net of
 expenses) ..................      576,462         144          6          -       33,787           -             -         33,931
Bonus shares issued .........    2,324,801         581          -          -         (581)          -             -              -
Share split 10:1 ............   26,114,967           -          -          -            -           -             -              -
Shares issued and capital
 contributions (net of
 expenses) ..................    2,298,728          57          -          -        6,443           -             -          6,500
Bonus shares issued .........      587,874          15          -          -          (15)          -             -              -
Net loss ....................            -           -          -          -            -           -        (8,679)        (8,679)
                                ----------   ---------   --------   --------   ----------   ---------    ----------  -------------
BALANCE
AT DECEMBER 31, 1994 ........   31,903,232   L.    797          6    L.    -     L.43,505    L.     -    L. (18,210)      L.26,092
                                ==========   =========   ========   ========   ==========   =========    ==========  =============

BALANCE
AT JANUARY 1, 1995 ..........   31,903,232    L.   797          6    L.    -     L.43,505    L.     -    L. (18,210)      L.26,092
Shares issued and capital
 contributions (net of
 expenses) ..................    9,437,428         236          -          -       26,742           -             -         26,978
Bonus shares issued .........    2,413,515          61          -          -          (61)          -             -              -
Unrealized loss on securities            -           -          -          -            -        (330)            -           (330)
Net loss ....................            -           -          -          -            -           -       (27,607)       (27,607)
                                ----------   ---------   --------   --------   ----------   ---------    ----------  -------------
BALANCE
AT DECEMBER 31, 1995 ........   43,754,175    L. 1,094          6    L.    -     L.70,186    L.  (330)   L. (45,817)      L.25,133
                                ==========   =========   ========   ========   ==========   =========    ==========  =============

BALANCE
AT JANUARY 1, 1996 ..........   43,754,175    L. 1,094          6    L.    -     L.70,186    L. (330)    L. (45,817)      L.25,133
Shares issued and capital
 contributions (net of
 expenses) ..................   15,384,616         384          -          -       64,280           -             -         64,664
Unrealized gain on
 securities .................            -           -          -          -            -         133             -            133
Net loss ....................            -           -          -          -            -           -       (35,830)       (35,830)
                                ----------   ---------   --------   --------   ----------   ---------    ----------  -------------
BALANCE
AT DECEMBER 31, 1996 ........   59,138,791     L.1,478          6          -    L.134,466   L.   (197)   L. (81,647)      L.54,100
                                ==========   =========   ========   ========   ==========   =========    ==========  =============



(i) On September 4, 1995, the six A shares were automatically converted into six non-voting deferred shares in accordance with the Articles of the Company.


     See accompanying Notes to the Consolidated Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             YEAR ENDED DECEMBER 31
                                                   ------------------------------------------------
                                                       1994        1995         1996        1996
                                                   ----------   ----------   ----------   ---------
                                                                                          (note 1)
                                                                      (in thousands)
Cash flows from operating activities:
Net loss ......................................     L.  (8,679)  L. (27,607)   L.(35,830)  $ (58,933)
Adjustments to reconcile net loss to net cash
provided by/(used in) operating activities:
 Depreciation and amortisation ................          4,038        8,867       21,380      35,166
 Foreign exchange (gains)/losses ..............            306         (613)     (31,468)    (51,758)
 Profit on disposition of assets ..............            (11)         (11)         (11)        (18)
 Provision for losses on accounts receivable ..            121          407          918       1,510
 Amortisation of deferred financing costs .....             70          312          943       1,551
 Accretion of senior note discount ............          3,248       14,335       38,157      62,760
 Accretion of investment income ...............           (525)         524            -           -
 Profit on disposition of investments .........              -       (2,733)           -           -
 Change in operating assets and liabilities:
  Change in trade receivables .................           (869)      (1,577)      (3,724)     (6,125)
  Change in other assets ......................         (1,479)      (2,175)       1,300       2,138
  Change in accounts payable ..................          1,960        4,532       (1,680)     (2,763)
  Change in other liabilities .................          2,316        1,626        8,667      14,255
                                                    ----------   ----------   ----------   ---------
Net cash provided by/(used in) operating
  activities ..................................            496       (4,113)      (1,348)     (2,217)
                                                    ----------   ----------   ----------   ---------
Cash flows from investing activities:
 Cash invested in property and equipment ......        (19,061)    (102,899)    (128,246)   (210,939)
 Cash invested in marketable securities .......        (53,042)     (17,445)           -           -
 Proceeds from disposition of assets ..........            162           72           65         107
 Proceeds from disposition of investments .....              -       73,644            -           -
 Cash paid for franchises .....................              -          (45)         (29)        (48)
 Payment for purchase of LCL (net of
    cash acquired).............................              -     (108,844)           -           -
                                                    ----------   ----------   ----------   ---------
Net cash used in investing activities .........        (71,941)    (155,517)    (128,210)   (210,880)
                                                    ----------   ----------   ----------   ---------
Cash flows from financing activities:
 Proceeds of issue of debt ....................         95,117      194,881            -           -
 Debt financing costs (note 14) ...............         (4,474)      (7,924)      (9,096)    (14,961)
 New loans ....................................              -       94,000            -           -
 Repayment of loans ...........................              -      (94,119)         (23)        (38)
 Cash repaid to shareholders ..................        (18,713)           -            -           -
 Capital element of capital lease obligations .           (878)        (841)      (1,117)     (1,837)
 Issue of shares and capital
  contributions (net of expenses) .............         40,431       26,978       64,664     106,359
 Net increase/(decrease) in short-term
    borrowings ................................          1,002         (773)           -           -
                                                    ----------   ----------   ----------   ---------
Net cash provided by financing activities .....        112,485      212,202       54,428      89,523
                                                    ----------   ----------   ----------   ---------
Net increase/(decrease) in cash ...............         41,040       52,572      (75,130)   (123,574)
Cash and cash equivalents at beginning of year              26       41,066       93,308     153,473
Effect of exchange rate changes on cash and
 cash equivalents .............................              -         (330)         133         219
                                                    ----------   ----------   ----------   ---------
Cash and cash equivalents at end of year (note 6)    L. 41,066    L. 93,308    L. 18,311   $  30,118
                                                    ==========   ==========   ==========   =========



     See accompanying Notes to the Consolidated Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

     Diamond Cable Communications Plc ("the Company"), has exclusive licences to operate a cable television and telecommunications business through its subsidiaries focused on certain franchise areas centered around Nottingham, England.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     All amounts herein are shown in Pounds Sterling ("L.") and for the year 1996 also are presented in US dollars, the latter being unaudited and presented solely for the convenience of the reader, at the rate of L.1 = $1.6448, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING - The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Diamond Cable Communications Plc and those of all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation. Until September 1, 1994 the business of the Group was conducted by Diamond Cable (Nottingham) Limited which was subsequently renamed Diamond Cable Communications (UK) Limited ("DCL") and its subsidiary undertakings. On September 1, 1994 the shareholders of DCL transferred all of their ordinary shares of 2.5p each and A shares of 25p each to the Company in exchange for ordinary shares of 2.5p each and A shares of 25p each in the Company. The transaction was accounted for at book value. During 1995, the Company through Jewel Holdings Limited ("Jewel") acquired the entire share capital of three undertakings, referred to collectively as "LCL". The transaction has been recorded using the purchase method of accounting.

     CABLE SYSTEM COSTS AND EXPENSES - The Group accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". During the prematurity period, depreciation of the cable infrastructure is charged monthly to write-off the estimated cost at the end of the prematurity phase over 40 years weighted by factors influenced by the growth in the number of subscribers. The prematurity period covers the period between connecting the first customer and substantial completion of the network. Initial subscriber installation costs are capitalized and depreciated over a period of 7 years. A proportion of the costs of the installation department representing the costs of disconnecting and reconnecting subscribers is charged to expenses. The carrying value of the cable network is evaluated periodically to assess whether the costs can be recovered through the estimated future cash flows to be derived from its use.

     REVENUE RECOGNITION - Revenue is recognized as services are delivered. Initial connection fees are recognized in the period of connection to the extent that the fee is offset by direct selling costs. The remainder is recognized over the estimated average period that subscribers are expected to remain connected to the system.

     INTEREST RATE SWAP - Interest rate swaps, which are not designated to an asset or liability, are recorded on the balance sheet in other assets or other liabilities at their market value. Any gains or losses are recognized in the statement of operations. Interest rate swaps which are designated to assets and liabilities are accounted for on an accruals basis.

                        DIAMOND CABLE COMMUNICATIONS PLC

     INCOME TAXES - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not that some portion of the deferred tax asset will not be realized.

     GOODWILL - Goodwill arising on the acquisition of subsidiaries is amortized on a straight line basis over twenty years.

     GOODWILL IMPAIRMENT - The Company assesses the recoverability of this intangible asset by determining whether the amortisation of the goodwill balance over its remaining life can be recovered through projected undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if projected future operating cash flows are not achieved.

     PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of 5 to 10 years. Motor vehicles are depreciated on a reducing balance basis over 3 years. Leasehold improvements are depreciated on a straight line basis over the period of the lease.

     FRANCHISE COSTS - Costs relating to an unsuccessful application are charged to operations while costs relating to successful applications are amortized over the franchise term, generally 23 years.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     FOREIGN CURRENCIES - The primary economic environment in which the Group operates is the United Kingdom and hence its reporting currency is the United Kingdom Pound Sterling (L.). Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations. Foreign exchange forward contracts which do not hedge firm commitments are accounted at market value with reported gains and losses recorded in the statement of operations.

     PENSION COSTS - The Group does not have a defined benefit pension plan but contributes up to specified limits to a third party plan. Pension costs of L.40,000, L.55,000 and L.125,000 in 1994, 1995 and 1996 respectively, represent the contributions payable to the selected plans.

     SENIOR DISCOUNT NOTES - The debt discount is amortized to the statement of operations on a constant yield to maturity basis.

     DEFERRED FINANCING COSTS - Costs incurred relating to the issue of debt are shown as an asset on the balance sheet and are amortized over the term of the debt as an adjustment of yield.

     SHARE OPTIONS - The Group accounts for stock-based compensation using the recognition provisions of APB No. 25, Accounting for Stock Issued to Employees. The disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation are set out in note 18.

     NEW ACCOUNTING STANDARDS APPLICABLE TO THE GROUP - SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and establishes, among other things, new criteria for determining whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. Statement 125 also establishes new accounting requirements for pledged collateral. As issued Statement 125 is

                        DIAMOND CABLE COMMUNICATIONS PLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

effective for all transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. In December 1996, SFAS No. 127, Deferral of Effective Date of Certain Provisions of FASB Statement No. 125, was issued. Statement 127 defers for one year the effective date of certain requirements of Statement 125. Statement 125 is not expected to have a material impact on the financial position or results of operations of the Group.


     Statement of Position (SOP) No. 96-1, Environmental Remediation Liabilities, was issued in October 1996. This statement provides authoritative guidance on specific accounting issues that are present in the recognition, measurement, display, and disclosure of environmental remediation liabilities. The provisions of this statement are effective for fiscal years beginning after December 15, 1996. SOP 96-1 is not expected to have a material impact on the financial position or results of operations of the Group.

3. UNREALIZED LOSS ON DERIVATIVE FINANCIAL INSTRUMENTS

                                                                           Year ended December 31
                                                                   ---------------------------------------
                                                                       1994          1995          1996
                                                                   -----------  --------------  ----------
                                                                                (in thousands)
Unrealized (loss)/gain on interest rate swap (note 17) ..........      L.    -      L. (868)     L.   174
Unrealized loss on foreign exchange forward contract (note 17) ..            -            -        (8,118)
                                                                       -------      -------      --------
                                                                       L.    -      L. (868)     L.(7,944)
                                                                       =======      =======      ========



4. OTHER EXPENSES

     Other expenses in 1995 represent costs incurred in an aborted flotation of equity.

5.   INCOME TAXES

     No provision for taxation has been made due to operating losses incurred to date. The Group has tax net operating losses carried forward of approximately L.139 million and approximately L.3 million of capital losses carried forward at December 31, 1996. In previous years the Group has not claimed tax allowances on capital assets as it was not deemed beneficial to do so. As a result of changes to UK taxation legislation this option is being re-examined. At the option of the Group elections can be made to increase the operating losses carried forward to L.175 million. An evaluation of this option has not yet been concluded. For the purpose of these financial statements the operating losses carried forward are assumed to be L.139 million.

     The operating losses have an unlimited carry forward period under United Kingdom tax law (subject to restrictions on a loss carried forward where there is a change in Group ownership and a major change in the nature or conduct of the business), but are limited in their use to the type of business which generated the loss. Capital losses carried forward are limited to their offset against future capital gains.

     Differences between the tax benefit recognized in the financial statements and the expected tax benefit at the United Kingdom statutory rate of 33% are summarized as follows:


                                                         Year ended December 31
                                                -----------------------------------------
                                                    1994         1995            1996
                                                -----------  --------------  ------------
                                                             (in thousands)
Tax benefit of net losses at statutory rate ..    L.(2,864)       L.(9,110)    L.(11,824)
Non-deductible expenses ......................          26             367         1,695
Valuation allowance ..........................       2,838           8,743        10,129
                                                  --------        --- ----      --------
Net tax benefit ..............................    L.     -        L.     -     L.      -
                                                  ========        ========     =========

                        DIAMOND CABLE COMMUNICATIONS PLC

5. INCOME TAXES (continued)


                                                       December 31
                                                ------------------------
                                                  1995            1996
                                                --------        --------
                                                     (in thousands)
Deferred tax assets relating to:
Net losses .............................         L.20,155       L.45,736
Property and equipment .................            3,616              -
Accretion of discount on debt ..........            1,584              -
Unrealized loss on interest rate swap ..              443              -
Other ..................................              109            447
                                                ---------     ----------
Deferred tax asset ..................              25,907         46,183
Valuation allowance .................             (20,762)       (27,299)
                                                ---------     ----------
                                                    5,145         18,884
                                                ---------     ----------
Deferred tax liabilities relating to:
Property and equipment ..............                   -        (18,087)
Financing costs .....................              (3,650)          (155)
Other ...............................              (1,495)          (642)
                                                ---------     ----------
Deferred tax liability ..........                  (5,145)       (18,884)
                                                ---------     ----------
Deferred tax per balance sheet ..               L.      -     L.       -
                                                =========     ==========


     During 1995 the Company acquired LCL which had tax net operating losses carried forward of L.17.2 million. The resulting deferred tax asset was reduced by a 100% valuation allowance in the purchase accounting entries.

     Within the deferred tax balance in 1995 is an asset of L.109,000 with a 100% valuation allowance in respect of the unrealized loss on securities which is recognized as a separate component of equity.

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.

6.   CASH AND CASH EQUIVALENTS

                                                       December 31
                                                ------------------------
                                                  1995            1996
                                                --------        --------
                                                     (in thousands)
Cash at bank and in hand ..                     L. 9,965        L. 1,241
Short term securities .....                       83,343          17,070
                                                --------        --------
                                                L.93,308        L.18,311
                                                ========        ========



     The short term securities represent short term deposits placed in a cash based unit fund. The deposits are denominated in both US dollars and pounds sterling.

                        DIAMOND CABLE COMMUNICATIONS PLC

7.   VALUATION AND QUALIFYING ACCOUNTS

                                                               Additions
                                                              charged to
                                    Balance at    Arising on   costs and     Amounts      Balance at
                                     January 1   acquisition    expenses   written off   December 31
                                    ----------   -----------   ---------   -----------   -----------
                                                             (in thousands)
1994
Allowance for doubtful accounts ..   L.    112     L.      -    L.    121   L.        -   L.     233
                                     =========     =========    =========   ===========   ==========

1995
Allowance for doubtful accounts ..   L.    233     L.    133    L.    439   L.     (32)   L.     773
                                     =========     =========    =========   ===========   ==========

1996
Allowance for doubtful accounts ..   L.    773     L.      -    L.  1,143   L.    (225)   L.   1,691
                                     =========     =========    =========   ===========   ==========



8.   PROPERTY AND EQUIPMENT


                                   Land and      Cable      Office        Motor
                                  buildings     network    equipment     vehicles       Total
                                  ---------    ---------   ---------     --------     --------
                                                       (in thousands)
ACQUISITION COSTS
Balance at January 1, 1995 ....    L.  1,934    L. 39,964    L.  1,336    L.   476    L. 43,710
Additions .....................        1,929      130,727        3,365         293      136,314
Dispositions ..................            -          (31)           -        (125)        (156)
                                   ---------    ---------    ---------    --------    ---------
Balance at December 31, 1995 ..        3,863      170,660        4,701         644      179,868
                                   ---------    ---------    ---------    --------    ---------
ACCUMULATED DEPRECIATION
Balance at January 1, 1995 ....           15        7,794          507         267        8,583
Charge for year ...............           59        6,509          943         127        7,638
Dispositions ..................            -           (8)           -         (66)         (74)
                                   ---------    ---------    ---------    --------    ---------
Balance at December 31, 1995 ..           74       14,295        1,450         328       16,147
                                   ---------    ---------    ---------    --------    ---------
1995 NET BOOK VALUE ...........    L.  3,789    L.156,365    L.  3,251    L.   316    L.163,721
                                   =========    =========    =========    ========    =========

ACQUISITION COSTS
Balance at January 1, 1996 ....        3,863      170,660        4,701         644      179,868
Additions .....................          688      127,454        1,979          19      130,140
Dispositions ..................            -          (42)        (154)       (228)        (424)
Reclassification ..............          467          (10)        (457)          -            -
                                   ---------    ---------    ---------    --------    ---------
Balance at December 31, 1996 ..        5,018      298,062        6,069         435      309,584
                                   ---------    ---------    ---------    --------    ---------
ACCUMULATED DEPRECIATION
Balance at January 1, 1996 ....           74       14,295        1,450         328       16,147
Charge for year ...............          150       14,737        1,524          95       16,506
Dispositions ..................            -          (41)        (154)       (175)        (370)
Reclassification ..............           90          (50)         (40)          -            -
                                   ---------    ---------    ---------    --------    ---------
Balance at December 31, 1996 ..          314       28,941        2,780         248       32,283
                                   ---------    ---------    ---------    --------    ---------
1996 NET BOOK VALUE ...........    L.  4,704    L.269,121    L.  3,289    L.   187    L.277,301
                                   =========    =========    =========    ========    =========


     The reclassification to land and buildings more appropriately allocates expenditure on leasehold properties.

     The Group leases certain cable network equipment and motor vehicles under arrangements accounted for as capital leases. The original cost of assets held under these arrangements was L.11,919,000 and L.11,543,000 at December 31, 1995 and 1996 respectively. Accumulated depreciation charged against these assets was L.2,817,000 and L.3,882,000 at December 31, 1995 and 1996 respectively. During the year certain of the assets held under capital lease arrangements were purchased by the Group.

                        DIAMOND CABLE COMMUNICATIONS PLC

     Depreciation on assets held under capital lease arrangements charged to the consolidated statement of operations during the year was L.490,000, L.863,000 and L.1,375,000 in 1994, 1995 and 1996 respectively.


9.   ACQUISITION

     Effective September 30, 1995 for financial accounting purposes a subsidiary of the Company acquired East Midlands Cable Group Limited ("EMCG"), East Midlands Cable Communications Limited ("EMCC"), (formerly Fundy Cable Communications Limited) and East Midlands Cable Holdings Limited ("EMCH") referred to collectively as "LCL", which together owned a group of three franchises contiguous to Diamond's existing franchise areas. The consideration of L.109.1 million in cash was financed by way of existing cash reserves, an equity issue and a L.61.5 million short term loan. An additional L.30 million short term capital expenditure facility was also drawn down to fund construction.

     EMCG and subsidiaries represent the trading activities and substantially all the assets of LCL. The acquisition was accounted for as a purchase and, accordingly, the cost of the acquisition was allocated to the net assets acquired based on their fair values. The excess of the purchase price over the fair value of the net assets acquired, amounting to L.97 million, is being amortized over twenty years.

     The following represents the allocation of the excess of purchase price over the estimated fair values of the acquired net assets of LCL. The fair value of the acquired net assets is not materially different from the historical net book value, except as noted in the table below.

Acquired assets and liabilities at book value (September 30, 1995)


                                               (in thousands)
                                        EMCG         EMCC      EMCH          Total
Property and equipment, net           L. 27,988           -        -       L. 27,988
Other assets                              2,181      5, 276       46           7,503
                                      ---------    --------    -----       ---------
Total assets                          L. 30,169    L. 5,276    L. 46       L. 35,491

Zero coupon bonds                       (23,296)          -        -         (23,296)
Other liabilities                       (12,286)     (5,221)     (46)        (17,553)
                                      ---------    --------    -----        ---------
Net (liabilities)/assets              L. (5,413)   L.    55        -        L.(5,358)
                                      =========    ========    =====
Acquired zero coupon bonds                                                    23,296
Less certain fair value adjustments                                           (5,761)
Goodwill                                                                      96,960
                                                                           ---------
                                                                           L.109,137
                                                                           =========


                                                                      (in thousands)
Fair value adjustments represent:
     -   remeasurement of fixed assets ............................     L.   (1,667)
     -   accruals for direct acquisition costs ....................          (4,094)
                                                                       ------------
                                                                        L.   (5,761)

     EMCG's primary business is the provision of cable television and telecommunications services focused on a regional market centered around Leicester, England, an area which is contiguous to the Company's existing franchise areas.

                        DIAMOND CABLE COMMUNICATIONS PLC

     The following unaudited pro forma summary presents information as if the acquisition had occurred at January 1, 1994 for the year ended December 31, 1994 and at January 1, 1995 for the year ended December 31, 1995. The pro forma information, which contains adjustments for interest on additional financing and amortisation of goodwill, is provided for information only. It is based on historical information and does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of operations of the combined companies.


                                              Year ended
                                              December 31
                                     --------------------------
                                         1994          1995
                                     -----------    -----------
                                           (in thousands)
Total revenues ....................   L.   9,883     L.  21,001
                                     ===========    ===========
Net loss ..........................   L. (41,280)    L. (52,566)
                                     ===========    ===========


10.  DEBT

     On September 28, 1994 the Company issued $285,101,000 of 13 1/4% Senior Discount Notes due September 30, 2004 (the "1994 Notes") at an issue price of $526.13 per $1,000 principal. Total proceeds received by the Company after issuance costs amounted to L.91 million. Interest will not accrue on the 1994 Notes prior to September 30, 1999. Interest on the 1994 Notes will be payable on March 31 and September 30 of each year commencing March 31, 2000 at a rate of 13 1/4% per annum.

     The 1994 Notes may be redeemed at the option of the Company, at any time as a whole but not in part at the accreted value thereof or if such redemption is to occur on or after September 30, 1999 at 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of redemption in the event of certain tax law changes requiring the Company to pay additional amounts. In addition, the 1994 Notes may be redeemed in whole or in part at the option of the Company, at any time after September 30, 1999, at specified redemption prices.

     On December 15, 1995, The Company issued $530,955,000 of 11 3/4% Senior Discount Notes due December 15, 2005 (the "1995 Notes") at an issue price of $565.02 per $1,000 principal. Total proceeds received by the Company amounted to L.187 million after issuance costs of L.8 million. Interest will not accrue on the 1995 Notes prior to December 15, 2000. Interest on the 1995 Notes will be payable on June 15 and December 15 of each year, commencing June 15, 2001 at a rate of 11 3/4% per annum

     The 1995 Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after December 15, 2000 at specified redemption prices.

     The 1995 Notes may be redeemed at the option of the Company in whole, but not in part, at any time at the accreted value thereof or if such redemption is to occur on or after December 15, 2000 at 100% of the principal amount plus accrued interest to the date of redemption, in the event of certain tax law changes requiring the payment of additional amounts.

     The 1994 Notes and the 1995 Notes are unsecured indebtedness of the Company and rank junior to any indebtedness of its subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness of the Company to the extent of the assets securing such indebtedness.

     The 1994 Notes and the 1995 Notes are stated net of unamortized discount of approximately L.49 million ($84.7 million) and L.113 million ($193.0 million), respectively at December 31, 1996. The discount is being accreted through the statement of operations such that the Company recognizes a fixed rate of interest, the total accretion for the period being L.38 million ($65.3 million).

                        DIAMOND CABLE COMMUNICATIONS PLC

     The costs relating to the issue of the 1994 Notes and the 1995 Notes have been deferred and are shown as deferred finance costs in the balance sheet. These costs are being amortized over the term of the 1994 Notes or 1995 Notes, where appropriate, as an adjustment of yield.

     The Senior Notes contain certain covenants generally restricting the raising of certain types of additional financing, payment of dividends, creation of liens, sale and leaseback transactions, sale of certain assets and engaging in certain transactions with Affiliates of Related Persons.

     On February 21, 1997 the Company issued $420,500,000 of 10 3/4% Senior Discount Notes due February 15, 2007 ("the 1997 Notes") at an issue price of $594.48 per $1,000 principal. Total proceeds received by the Company amounted to approximately L.149 million after issuance costs of approximately L.5 million. Interest on the 1997 Notes will be payable on February 15 and August 15 of each year commencing August 15, 2002.

11.  COMMITMENTS AND CONTINGENCIES

CAPITAL AND OPERATING LEASES

     The Group leases business offices and uses certain equipment under lease arrangements accounted for as operating leases. Minimum rental expenses under such arrangements amounted to L.78,000, L.733,000 and L.1,158,000 in 1994, 1995
and 1996 respectively.

     Future minimum lease payments under capital and operating leases are summarized as follows as of December 31, 1996

                                         Capital       Operating
                                          leases          leases
                                        --------      ----------
                                             (in thousands)
1997 .................                  L. 2,286       L.  1,089
1998 .................                     2,434             716
1999 .................                     2,155             502
2000 .................                     1,834             313
2001 .................                       934             179
2002 and thereafter ..                       159           1,741
Imputed interest .....                    (1,656)              -
                                        --------       ---------
                                        L. 8,146       L.  4,540
                                        ========       =========



     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

MILESTONES

     The Group is obligated under the terms of its existing licenses, and under the milestone requirements of Local Delivery Licenses ("LDL's"), to construct cable systems passing a predefined number of premises. Should the Group fail to achieve these milestones, without license modifications, the Director General could commence proceedings to require compliance. Similarly the Independent Television Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDL's.

     If the Group is unable to comply, its license in respect of which milestones have not been met could be revoked, and awarded to other cable operators, which could have a material adverse effect on the Group.

LIQUIDITY

     To the extent that the Group is unable to utilize fully the Senior Bank Facility, the amount required to complete the Group's planned build out exceeds its estimates or the annualized cash flow of certain subsidiaries does not meet expectations, the Group will require additional debt or other financing in order to meet its funding requirements.

                        DIAMOND CABLE COMMUNICATIONS PLC

12. MORTGAGE LOAN

     The Group entered into a mortgage loan agreement of L.2.5 million to fund the construction of the Company's headquarters in Nottingham. The mortgage is repayable over a period of 20 years from July 31, 1995, the date of drawdown, subject to a capital repayment moratorium which expired in September 1996. Interest is paid monthly at a rate of LIBOR + 1 1/2%.

13.  SHAREHOLDERS' EQUITY

     The authorised and issued share capital of DCL during 1992 consisted of two L.1 par value ordinary shares. On July 3, 1993 the shareholders agreed to a four-for-one share split such that the share capital consisted of eight 25 pence ordinary shares. In addition on such date DCL issued an additional 392 shares in consideration of a reduction in the amount of advances from shareholders of L.3.87 million.

     On February 18, 1994, a further 1,780 DCL ordinary shares at 25 pence each were issued for a total consideration of L.17.59 million. The proceeds of the issue were used to repay the advance from shareholders.

     On May 6, 1994 the authorised share capital of DCL was increased to L.1,000,001 divided into 4,000,000 ordinary shares of 25 pence each and six 'A' class shares of 25 pence each. The six 'A' shares have now been converted into non-voting deferred shares in accordance with the Articles of Association of DCL. The deferred shares entitle holders thereof only to the repayment of the amounts paid up on such shares after payment in respect of each Ordinary Share of L.100,000. The holders of deferred shares are not entitled to the payment of any dividend or other distribution.

     On May 13, 1994 DCL's principal shareholder made a capital contribution to DCL in the amount of $1.3 million (L.863,000).

     On May 17, 1994 DCL issued six A shares for cash at par and, for nil consideration an additional 999 ordinary shares of 25 pence each to each of its shareholders for each of the 2,180 ordinary shares held at that time.

     On July 6, 1994 DCL issued a further 574,682 ordinary shares of 25 pence each to European Cable Capital Partners LP ("ECCP") for a consideration of
L.15.44 million (net of L.1 million financing fees) which had been advanced to DCL at various dates in May and June 1994 pending formal issue of these ordinary shares. At such date a bonus allotment of 146,981 ordinary shares of 25 pence each was made to the holders of A shares in accordance with the rights attaching to the A shares.

     On September 1, 1994 DCL effected a ten for one share split such that the authorised ordinary shares consisted of 40,000,000 shares of 2.5 pence each, of which 29,016,630 were outstanding. In addition, on such date the shareholders exchanged their shares in DCL for 29,016,630 ordinary shares of 2.5 pence each and six A shares of 25 pence each in Diamond Cable Communications Plc ("the Company"), a newly formed public limited company in proportion to their shareholding in DCL.

     At September 1, 1994 the authorised share capital of the Company was 70,000,000 ordinary shares and six A shares of 2.5 pence each of which 29,016,630 ordinary shares and six A shares of 25 pence each were outstanding. The six A shares conferred certain anti-dilution rights and have now been converted into non-voting deferred shares in accordance with the Articles of Association.

     On October 11, 1994, the Company issued 2,298,728 ordinary shares of 2.5 pence each to a wholly owned subsidiary of Investor Investments AB, a company incorporated in Sweden, for gross proceeds of L.6.57 million. A total of 587,874 ordinary shares of 2.5 pence each were allotted by way of bonus to the holders of the A shares in accordance with the terms of such shares.

     On February 7, 1995 the Company issued 2,298,728 ordinary shares of 2.5 pence each to Creative Artists Agency Inc. for gross proceeds of L.6.57 million. A further 587,873 ordinary shares of 2.5 pence each were allotted by way of a bonus to the holders of the A shares in accordance with the terms of such shares.

                        DIAMOND CABLE COMMUNICATIONS PLC

     On August 31, 1995, a total of 7,138,700 ordinary shares of 2.5 pence each of the Company were issued to ECCP, Investor Investments AB, Creative Artists Agency, Inc. and William McDonald for gross proceeds of approximately L.20.4 million. A further 1,825,642 ordinary shares of 2.5 pence each were allotted on August 31, 1995 and September 4, 1995 by way of a bonus to the holders of the A shares of 25 pence each, in accordance with the terms of such shares.
The conditions in the Articles relating to the conversion of the A shares of 25 pence each into non-voting deferred shares of 25 pence each were thereby satisfied and the six A shares of 25 pence each converted automatically into six non-voting deferred shares of 25 pence each on September 4, 1995.

     The deferred shares entitle holders thereof only to the repayment of the amounts paid up on such shares after payment in respect of each ordinary share of L.100,000. The holders of deferred shares will not be entitled to the payment of any ordinary dividend or other distributions.

     On August 16, 1995, the Company exchanged all its ordinary shares in DCL for ordinary shares of a newly incorporated company, Jewel Holdings Limited ("Jewel"). As a result, DCL became a wholly owned subsidiary of Jewel and Jewel became a wholly owned subsidiary of the Company.

     On June 27, 1996, a total of 15,384,616 ordinary shares of 2.5 pence each of the Company were issued to ECCP, Goldman Sachs, DCI Partners, Investor Investments AB, English Cable Enterprises Inc and Sanford R Climan for gross proceeds of approximately L.64.7 million (net of expenses).

14. DEBT FINANCING COSTS

     Cash expended for debt financing costs in 1996 consists of payments of
L.1.15 million to holders of the 1994 Notes in connection with their consent to certain amendments to the 1994 Notes indenture which were made to conform certain provisions thereof to provisions of the 1995 Notes indenture, and payments of L.7.94 million relating to the arrangement costs of the Senior Bank Facility (described herein).

15.  SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENT OF CASH FLOWS

     Cash paid for interest was L.518,000, L.2,376,000 and L.1,060,000 for the years ended December 31, 1994, 1995 and 1996.

16. RELATED PARTY TRANSACTIONS

     In 1995 the Group declared a bonus to Mr Davis, Managing Director, in an amount sufficient to repay his loan from the former majority shareholder, and to meet any related tax liabilities (together amounting to approximately $1.2 million).

     DCL entered into a 10-year Management Agreement with effect from June 1, 1994 (the 'Management Agreement') with ECE Management Company ("ECE Management"), a company controlled by Ralph H. Booth II and Robert T. Goad, shareholders in the Company. As of April 4, 1996, ECE Management assigned its rights and obligations under the Management Agreement to ECE Management International, also controlled by Ralph H. Booth II and Robert T. Goad. As of July 1, 1996 DCL assigned its rights and obligations under the Management Agreement to the Company. Pursuant to the Management Agreement, ECE Management International has agreed to manage and act as agent (under the supervision and control of the Company's board of directors) in connection with the strategic activities of the Company, including preparation of strategic business plans and capital budgets, identification of investment opportunities and strategic issues relating to the construction of the Group's cable network, the operation and administration of the Company's business and the retention of consultants. The contract provides for an annual management fee of $200,000. In addition, the Group has agreed to reimburse ECE Management International for the costs of all expenses incurred in the performance of its duties, and to indemnify ECE Management International from any liability incurred in connection with the performance of its duties, except in the case of ECE Management International's wilful misconduct, gross negligence or bad faith. During 1995 and 1996, the Group recorded expenses of L.1,085,000 and L.1,610,000, respectively, as amounts paid or payable to

                        DIAMOND CABLE COMMUNICATIONS PLC

ECE Management and/or ECE Management International in connection with management services provided to the Group and all related expenses incurred.

     ECCP is a Delaware limited partnership of which European Cable Capital Partners Holding Inc is the general partner and certain Goldman Sachs affiliates, Booth English Cable Inc and Columbia Management Inc are the limited partners. Under the partnership agreement governing ECCP, the Goldman Sachs affiliates effectively control ECCP, which effectively controls 66.7% of the outstanding shares of the Company at December 31, 1996. In addition, other investment funds managed by Goldman, Sachs & Co or its affiliates directly own 4.2% of the outstanding shares of the Company at December 31, 1996.

OTHER RELATIONSHIPS

     Goldman, Sachs & Co acted as purchaser in connection with the 1997 Notes offering and received underwriting commissions of approximately $6,750,000. Goldman, Sachs & Co acted as underwriter in connection with the 1995 Notes offering and received underwriting commissions of approximately $6,750,000. In connection with the offering of the 1994 Notes, Goldman, Sachs & Co received underwriting commissions of approximately $4,875,000. Goldman, Sachs & Co acted as advisor in connection with Diamond's acquisition of LCL and received an advisory fee for their services amounting to L.1,091,000. Goldman Sachs International acted as agent and financial advisor in connection with the negotiation of the Senior Bank Facility for which it has charged fees of approximately L.400,000 in 1996. In 1995, Goldman, Sachs & Co charged a fee of $750,000 for financial advisory services that Goldman, Sachs & Co rendered the Company. Goldman, Sachs & Co was the counterparty to foreign exchange contracts entered into by the Company in 1996 and 1997.

     John Thornton, who is a managing director of Goldman Sachs International and a Director of the Company, is also a director of BSkyB, a principal supplier of programming to the Group and a principal competitor of the Group.

     Robert T Goad, a Director and the Chief Executive Officer of the Company also has an indirect minority interest in ICTL, which has significant cable interests in the UK.


17.  FINANCIAL INSTRUMENTS

     INTEREST RATE SWAP - On July 3, 1995, a subsidiary of EMCG entered into a five year agreement to swap a floating interest rate calculated at sterling LIBOR for a fixed rate of 8.79%. The swap has a maximum nominal value of
L.33.6 million and its nominal value at December 31, 1996 was L.13.3 million. Following acquisition by Diamond Cable Communications Plc, the interest rate swap has been retained and has been recorded on the balance sheet in other liabilities at its market value at December 31, 1996 of L.1.2 million. Profits or losses on the mark to market of the interest rate swap are recognized in the consolidated statement of operations. The Directors may decide to terminate the agreement or they may retain the swap to alter the interest rate on its loan facility. The net cash outflow in respect of the swap in 1996 was L.118,000.

     FOREIGN EXCHANGE FORWARD CONTRACT - The Company entered into a foreign exchange forward contract on November 1, 1996 for settlement on May 6, 1997 to sell L.200 million at a rate of $1.6289 to L.1. On January 31, 1997 an offsetting agreement was entered into at a rate of $1.6014 to L.1. The offsetting contracts were settled on February 6, 1997 with a payment of approximately L.3.4 million to the Company. Because of changes in prevailing rates, the Company has recorded for the year ended December 31, 1996, an unrealized loss of approximately L.8.1 million on the pounds sterling sell forward contract. During the first quarter of 1997, the Company has recorded a gain of approximately L.11.5 million on the two offsetting forward contracts, reflecting the reversal of the L.8.1 million loss referred to above and the approximately L.3.4 million cash payment on settlement of the contracts.

                        DIAMOND CABLE COMMUNICATIONS PLC

     DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     CASH AND CASH EQUIVALENTS, TRADE RECEIVABLES, TRADE ACCOUNTS PAYABLE AND ACCRUED EXPENSES - The carrying amount approximates fair value because of the short maturity of these instruments.

     INTEREST RATE SWAP - The interest rate swap has been marked to market and the resulting carrying amount approximates its fair value. The fair value of the instrument has been calculated based on quotations received from independent, third party financial institutions and represents discounted future cash flows based on the industry norm derivatives formula.

     SENIOR DISCOUNT NOTES - The fair value of the senior notes has been calculated based on quotations from Goldman, Sachs & Co and are based on discounting the future cash flows to net present values using appropriate market interest rates prevailing at the year end. The following table compares the carrying value with the fair value of the debt:


                                           Year ended 31 December
                        -------------------------------------------------------
                             1995           1996            1995           1996
                         Carrying       Carrying            Fair           Fair
                            value          value           value          value
                        ---------     ----------     -----------      ---------
                                              (in thousands)

1994 Notes ..           L.113,559      L.117,062       L.127,841      L.136,740
1995 Notes ..             194,170        197,356         203,359        220,726
                        ---------      ---------       ---------      ---------
                        L.307,729      L.314,418       L.331,200      L.357,466
                        =========      =========       =========      =========



     FOREIGN EXCHANGE FORWARD CONTRACT - The foreign exchange forward contract has been marked to market and the resulting carrying amount approximates its fair value. The fair value of the instrument has been calculated based on the difference between the forward rate available at December 31, 1996 for the remaining maturity of the contract and the contracted forward rate.

     CONCENTRATION OF CREDIT RISK AND MARKET RISK - The Group operates predominantly in one industry segment, the provision of cable television and telecommunications services in certain areas of England. No single customer accounts for 10% or more of consolidated net sales.

     Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Group places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. At December 31, 1996, the Group had no significant concentrations of credit risk.

     The Group is exposed to market risk on the interest rate swap to the extent that the variable rate receivable is lower than the fixed rate payable.

     The Group's revenues are generated in pounds sterling while the interest and principal obligations with respect to the Senior discount notes will be payable in US dollars. While the Company's policy has previously been not to enter in hedging contracts it did enter into a foreign exchange forward contract during 1996 (discussed herein). Changes in currency exchange rates may continue to have a material effect on the results of operations of the Group.

                        DIAMOND CABLE COMMUNICATIONS PLC

18. SHARE OPTIONS
     The Group adopted a Senior Management Option Scheme on October 27, 1994. Under the scheme, the Board of Directors may, for a period of 10 years, grant options over Shares with an exercise price of L.3.44 or such other price as the Board of Directors may determine, to executives or other individuals associated with the Group selected by the Board of Directors. Options granted on or before April 30, 1995 can be exercised as to 50% of the shares subject to the option on or after June 30, 1998 and as to the other 50% on or after June 30, 1999, in each case, until the seventh anniversary of the date of grant of the option. Options granted after April 30, 1995 can only be exercised as to 50% on or after the fourth anniversary of the date of grant, and as to the remaining 50%, on or after the fifth anniversary of the date of grant, in each case, until the seventh anniversary of the date of grant of the option.
Options may be exercised early in certain circumstances if the option holder ceases to be a director or employee of the Group or if there is a change in control of the Group.
     According to the rules of the Senior Management Option Scheme, the aggregate number of shares which have been or may be issued pursuant to options granted under the Senior Management Option Scheme and options granted under any other option scheme of the Group may not exceed 10% of the Company's then current issued share capital.

Options over a total of 728,000 shares were granted to directors, senior management and certain principals of ECE Management on February 23, 1995 and July 19, 1995 under the Senior Management Option Scheme with an exercise price of L.3.44. Of these 218,000 were granted to Gary Davis and 10,000 to Lord Pym.

     On October 24, 1995, options over a total of 490,000 shares were granted to directors, senior management and certain principals of ECE Management under the Senior Management Option Scheme with an exercise price of L.4.11 per share.

     Options were granted on January 5, 1995 to CGT, in which Mr Davis and his family are shareholders, over 654,000 shares with an exercise price of L.3.44 and are exercisable at any time up to January 5, 2002. These options were not granted under the Senior Management Option Scheme but are subject to some of the provisions of the Senior Management Options Scheme.


     The following table sets forth the number of options in issue:


              At 1      Granted          At 31       Forfeited           At 31
            Jan 95      in 1995         Dec 95         in 1996          Dec 96
                             (number in thousands)
                 -        1,872          1,872             (45)          1,827
            ======      =======         ======       ==========         ======



     Options over 654,000 shares were exercisable at December 31, 1995 and 1996.

     No compensation expense has been recorded for these options under the recognition provisions of APB 25 as they were all granted at a price which approximated the market value at the date of grant.

     The following pro-forma summary shows the reported net loss as if the fair value based accounting method prescribed by SFAS No. 123 had been used to account for stock-based compensation cost. In the absence of a reported share price and restrictions on dividend payments, the fair value of the options has been estimated using a risk-free interest rate based on prevailing interest rates at the date of the grant of 6.25% and assuming options are exercised on the seventh anniversary of the date of the grant. The pro-forma compensation cost for 1995 and 1996 is L.0.20 million and L.0.33 million respectively. The effects of applying SFAS No. 123 may not be representative of the effects on reported net income/loss for future years.

                        DIAMOND CABLE COMMUNICATIONS PLC

                                              Year ended
                                             December 31
                                       ------------------------
                                           1995         1996
                                       -----------  -----------
                                            (in thousands)
Pro-forma net loss ..                  L. (27,812)  L. (36,164)
                                       ===========  ===========


19. SENIOR BANK FACILITY AND RESTRICTION OF NET ASSETS

     In August 1996 certain of the Company's subsidiaries entered into a L.340 million senior bank loan and guarantee facility. Subsequent to the year end, the terms of the Senior Bank Facility have been amended to reduce the aggregate amount available for borrowing to L.220 million and to revise certain covenants and borrowing conditions. Because the proceeds to the company from the issuance of the 1997 Notes exceeded $175 million the Company has entered into negotiations under the terms of the Senior Bank Facility to, among other things, reduce the amount available for borrowing under the facility to L.175 million. To date, no funds have been drawn under the facility.

     Indebtedness under the Senior Bank Facility will be incurred and guaranteed by certain of the Company's subsidiaries and secured by a lien on their assets. The Senior Bank Facility contains various covenants, including
(i) financial covenants relating to leverage, bank debt loan charges coverage ratios, cash interest coverage ratios and annualized EBITDA levels; (ii) requirements that the Group maintain interest rate protection agreements in relation of a portion of the loans expected to be outstanding for the period January 1, 1998 to June 30, 2001; and (iii) restrictions on the payment of dividends and intra-Group debt.

     As a result of the above restrictions, certain subsidiaries are subject to restrictions on their ability to make dividend payments, loans or other transfers of cash to the Company. Such restrictions, unless amended or waived, limit the use of any cash generated by these subsidiaries to pay obligations of the Company. As of December 31, 1996 the conditions which would allow the subsidiaries to make distributions to the Company were not satisfied and hence the restrictions applied to the entire net assets of the subsidiaries.

     The following condensed financial statements of the Company are provided in compliance with the requirements of Rule 5-04 and 12-04 of Regulation S-X.

                        DIAMOND CABLE COMMUNICATIONS PLC

20. CONDENSED FINANCIAL INFORMATION OF REGISTRANT

     CONDENSED STATEMENTS OF OPERATIONS


                                                                        PERIOD  ENDED DECEMBER 31
                                                                       ----------------------------
                                                        1994               1995            1996            1996
                                                    -----------       -------------    -----------       ---------
                                                                                                          (note A)
                                                                              (in thousands)

OPERATING COSTS AND EXPENSES
Selling, general and administrative ...              L.        -       L.         -      L. (1,468)     $ (2,415)
                                                     -----------       ------------      ---------      --------
OPERATING LOSS ........................                        -                  -         (1,468)       (2,415)
Interest income .......................                    1,258              3,543         40,119        65,988
Interest expense and amortization of
 debt discount and expenses ...........                   (3,319)           (14,646)       (39,100)      (64,312)
Foreign exchange (losses)/gains, net ..                   (1,195)               909         (1,542)       (2,536)
Unrealized loss on derivative financial
 instruments ..........................                        -                  -         (8,118)      (13,352)
Other expenses ........................                        -               (911)             -             -
                                                    ------------        -----------      ---------      --------
Loss before income taxes ..............                   (3,256)           (11,105)       (10,109)      (16,627)
Income taxes ..........................                        -                  -              -             -
                                                    ------------        -----------      ---------      --------
NET LOSS ..............................             L.    (3,256)       L.  (11,105)     L.(10,109)     $(16,627)
                                                    ============        ===========      =========      ========
























     See accompanying Notes to the Condensed Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

                                         CONDENSED BALANCE SHEETS

                                                                                       AT DECEMBER 31
                                                                        --------------------------------------------
                                                                            1995             1996             1996
                                                                        -----------       -----------       --------
                                                                                                            (note A)
                                                                                 (in thousands except share data)

                                ASSETS
Investments in and advances to subsidiaries ...................         L.  317,239       L.  369,838       $608,310
Cash and cash equivalents .....................................                   -            16,032         26,369
Other assets ..................................................                  13               115            189
Deferred financing costs (less accumulated amortization of
 L.382 and L.1,325 at December 31, 1995 and 1996 respectively)               12,016            11,960         19,672
                                                                        -----------       -----------       --------
TOTAL ASSETS ..................................................           L.329,268         L.397,945       $654,540
                                                                        ===========       ===========       ========

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Other liabilities .............................................               1,635             9,265         15,239
Senior discount notes .........................................             307,729           314,418        517,155
Shareholders' equity
 Ordinary shares: 70,000,000 authorized;
  43,754,175 shares issued at December 31, 1995,
  59,138,791 shares issued at December 31, 1996 ...............               1,094             1,478          2,431
 Non-voting deferred shares:
   6 shares authorized and issued at December 31, 1995 and 1996                   -                 -              -
 Additional paid-in-capital ...................................              33,171            97,451        160,287
 Unrealized loss on securities ................................                   -              (197)          (324)
 Accumulated deficit ..........................................             (14,361)          (24,470)       (40,248)
                                                                        -----------       -----------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ....................           L.329,268         L.397,945       $654,540
                                                                        ===========       ===========       ========

















     See accompanying Notes to the Condensed Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

20. CONDENSED FINANCIAL INFORMATION OF REGISTRANT (continued)

                      CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                           Non-voting
                               Ordinary Shares           deferred shares       Additional  Unrealized                   Total
                           ----------------------   ------------------------    Paid-in-    loss on    Accumulated   Shareholders'
                             Number         L.        Number           L.        capital   securities     Deficit       Equity
                           ---------    ---------   ----------     ---------    --------   ----------    ---------   ------------
                                                                  (L. in thousands)
BALANCE
AT AUGUST 31, 1994 ......           -     L.      -           -     L.     -   L.     -     L.     -    L.      -     L.     -
Shares issued and capital
 contributions (net of
 expenses) ..............  31,315,358          782           6             -      6,505            -            -        7,287
Bonus shares issued .....     587,874           15           -             -        (15)           -            -            -
Net loss ................           -            -           -             -          -            -       (3,256)      (3,256)
                           ----------     --------    --------      --------   --------     --------    ---------     --------
BALANCE
AT DECEMBER 31, 1994 ....  31,903,232     L.   797           6      L.     -   L. 6,490     L.     -    L. (3,256)    L. 4,031
                           ==========     ========    ========      ========   ========     ========    =========     ========
BALANCE
AT JANUARY 1, 1995 ......  31,903,232     L.   797           6      L.     -   L. 6,490     L.     -    L. (3,256)    L. 4,031
Shares issued and capital
 contributions (net of
 expenses) ..............   9,437,428          236           -             -     26,742            -            -       26,978
Bonus shares issued .....   2,413,515           61           -             -        (61)           -            -            -
Net loss ................           -            -           -             -          -            -      (11,105)     (11,105)
                           ----------     --------    --------      --------   --------     --------    ---------     --------
BALANCE
AT DECEMBER 31, 1995 ....  43,754,175     L. 1,094           6      L.     -   L.33,171     L.     -    L.(14,361)    L.19,904
                           ==========     ========    ========      ========   ========     ========    =========     ========
BALANCE
AT JANUARY 1, 1996 ......  43,754,175     L. 1,094           6      L.     -   L.33,171     L.     -    L.(14,361)    L.19,904
Shares issued and capital
 contributions (net of
 expenses) ..............  15,384,616          384           -             -     64,280            -            -       64,664
Unrealized loss on
 securities .............           -            -           -             -          -         (197)           -         (197)
Net loss ................           -            -           -             -          -            -      (10,109)     (10,109)
                           ----------     --------    --------      --------   --------     --------    ---------     --------

BALANCE
AT DECEMBER 31, 1996 ....  59,138,791     L. 1,478           6      L.     -   L.97,451     L.  (197)   L.(24,470)    L.74,262
                           ==========     ========    ========      ========   ========     ========    =========     ========







     See accompanying Notes to the Condensed Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

20. CONDENSED FINANCIAL INFORMATION OF REGISTRANT (continued)

     CONDENSED STATEMENTS OF CASH FLOWS


                                                                           PERIOD ENDED DECEMBER 31
                                                                          --------------------------
                                                         1994                1995              1996           1996
                                                        --------        -----------       -----------       --------
                                                                                                             (note A)
                                                                                 (in thousands)
Cash flows from operating activities:
Net loss .......................................        L.(3,256)        L.(11,105)        L.(10,109)      $ (16,627)
Adjustments to reconcile net loss to net cash
(used in)/provided by operating activities:
 Foreign exchange losses/(gains) ...............             338              (613)              820           1,349
 Accrued interest on advances to subsidiaries ..               -              (318)          (39,581)        (65,103)
 Amortization of deferred financing costs ......              70               312               943           1,551
 Accretion of senior note discount .............           3,248            14,335            38,157          62,761
 Accretion of investment income ................            (525)              524                 -               -
 Profit on disposition of investments ..........               -            (2,733)                -               -
 Change in operating assets and liabilities:
  Change in other assets .......................               -               (13)             (102)           (168)
  Change in other liabilities ..................              22             1,613             8,380          13,783
                                                        --------         ---------          --------       ---------
Net cash (used in)/provided by operating activities         (103)            2,002            (1,492)         (2,454)
                                                        --------         ---------          --------       ---------
Cash flows from investing activities:
 Cash invested in marketable securities .........        (53,042)          (17,445)                -               -
 Proceeds from disposition of investments .......              -            73,644                 -               -
 Advances to subsidiaries .......................         (5,585)         (310,611)          (45,306)        (74,519)
                                                        --------         ---------         ---------       ---------
Net cash used in investing activities ...........        (58,627)         (254,412)          (45,306)        (74,519)
                                                        --------         ---------         ---------       ---------
Cash flows from financing activities:
 Proceeds of issue of debt ......................         95,117           194,881                 -               -
 Debt financing costs ...........................         (4,474)           (7,924)           (1,637)         (2,693)
 Issue of shares and capital
  contributions (net of expenses) ...............          6,562            26,978            64,664         106,359
                                                        --------         ---------         ---------       ---------
Net cash provided by financing activities .......         97,205           213,935            63,027         103,666
                                                        --------         ---------         ---------       ---------
Net increase/(decrease) in cash .................         38,475           (38,475)           16,229          26,693
Cash and cash equivalents at beginning of year ..              -            38,475                 -               -
Effect of exchange rate changes on cash and
 cash equivalents ...............................              -                 -              (197)           (324)
                                                        --------         ---------         ---------       ---------
Cash and cash equivalents at end of year ........       L.38,475         L.      -         L. 16,032       $  26,369
                                                        ========         =========         =========       =========












     See accompanying Notes to the Condensed Financial Statements

                        DIAMOND CABLE COMMUNICATIONS PLC

A. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     All amounts herein are shown in Pounds Sterling ("L.") and for the year 1996 also are presented in US dollars, the latter being unaudited and presented solely for the convenience of the reader, at the rate of L.1 = $1.6448, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1997.

     INCOME TAXES - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not that some portion of the deferred tax asset will not be realized.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     FOREIGN CURRENCIES - The primary economic environment in which the Group operates is the United Kingdom and hence its reporting currency is the United Kingdom Pound Sterling (L.). Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations. Foreign exchange forward contracts which do not hedge firm commitments are accounted at market value with reported gains and losses recorded in the statement of operations.

     SENIOR DISCOUNT NOTES - The debt discount is amortized to the statement of operations on a constant yield to maturity basis.

     DEFERRED FINANCING COSTS - Costs incurred relating to the issue of debt are shown as an asset on the balance sheet and are amortized over the term of the debt as an adjustment of yield.

B. ADVANCES TO SUBSIDIARIES

     The advances to subsidiaries consist of a dollar denominated loan of approximately $491.7 million plus accrued interest and sterling denominated loans.

     The dollar denominated loan bears interest at a rate of 12.25% per annum. The sterling denominated loans bear interest at a rate of LIBOR plus 2% per annum.

     The interest income on these loans in 1995 and 1996 was L.318,000 and
L.39.6 million respectively.

C. COMMITMENTS AND CONTINGENCIES

LIQUIDITY

     To the extent that the Group is unable to utilize fully the Senior Bank Facility, the amount required to complete the Group's planned build out exceeds its estimates or the annualized cash flow of certain subsidiaries does not meet expectations, the Group will require additional debt or other financing in order to meet its funding requirements.

                        DIAMOND CABLE COMMUNICATIONS PLC

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       THREE MONTHS ENDED MARCH 31,
                                                ------------------------------------------
                                                   1996           1997             1997
                                                ----------     ----------       ----------
                                                                                 (NOTE 1)
                                                              (in thousands)
REVENUE
Business telecommunications..............        L. 2,371         L. 3,173       $    5,219
Residential telephone....................           3,551            6,171           10,150
Cable television.........................           1,961            3,818            6,280
                                               ----------       ----------       ----------
                                                    7,883           13,162           21,649
                                               ----------       ----------       ----------
OPERATING COSTS AND EXPENSES
Telephone................................          (2,680)          (2,596)          (4,270)
Programming..............................          (1,175)          (2,292)          (3,770)
Selling, general, and
administrative...........................          (4,865)          (6,201)         (10,199)
Depreciation and amortization............          (4,633)          (6,380)         (10,494)
                                               ----------       ----------       ----------
                                                  (13,353)         (17,469)         (28,733)
                                               ----------       ----------       ----------
OPERATING LOSS...........................          (5,470)          (4,307)          (7,084)
Interest income..........................           1,164              943            1,551
Interest expense and amortization of debt
  discount and expenses..................          (9,961)         (12,181)         (20,035)
Foreign exchange losses, net.............          (5,398)         (11,994)         (19,728)
Unrealized gain on derivative financial
  instrument.............................             689               76              125
Realized gain on derivative financial
  instrument.............................              --           11,553           19,002
                                               ----------       ----------       ----------
Loss before income taxes.................         (18,976)         (15,910)         (26,169)
Income taxes.............................              --               --               --
                                               ----------       ----------       ----------
Net loss.................................      L. (18,976)      L. (15,910)       $ (26,169)
                                               ===========      ===========       ==========

See the accompanying notes to the Unaudited Condensed Consolidated Financial Statements.

                        DIAMOND CABLE COMMUNICATIONS PLC

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                 AT DECEMBER 31,               AT MARCH 31,
                                                                         -------------------------
                                                      1996                   1997           1997
                                                 ---------------         ----------      ---------
                                                                                          (NOTE 1)
                                                             (IN THOUSANDS)
                    Assets

Cash and cash equivalents......................        L. 18,311         L. 151,102       $248,533
Trade receivables (net of allowance
for doubtful accounts of L.1,691 at
December 31, 1996 and L.1,898 at
March 31, 1997)................................            6,389              6,762         11,122
Other assets...................................            3,904              5,311          8,736
Deferred financing costs (less
accumulated amortization of
L.1,325 at December 31, 1996 and
L.1,868 at March 31, 1997).....................           19,573             24,344         40,041
Property and equipment, net (note 3)...........          277,301            297,424        489,203
Goodwill (less accumulated amortization of
L.6,064 at      December 31, 1996 and L.7,277
at March 31, 1997).............................           90,896             89,683        147,510
Franchise costs (less accumulated
amortization of L.91 at December 31, 1996 and
L.96 at March 31, 1997)........................              445                440            724
                                                 ---------------         ----------      ---------
TOTAL ASSETS...................................        L.416,819          L.575,066       $945,869
                                                 ===============         ==========      =========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable...............................        L. 18,528          L. 23,884        $39,285
Other liabilities..............................           19,150             11,925         19,614
Senior discount notes..........................          314,418            490,487        806,753
Capital lease obligations......................            8,146              8,262         13,589
Mortgage loan..................................            2,477              2,460          4,046
Shareholders' equity
Ordinary shares (70,000,000 authorized;
59,138,791 issued at December 31, 1996 and
at March 31, 1997).............................            1,478              1,478          2,431
Non-voting deferred shares.....................               --                 --             --
Additional paid-in-capital.....................          134,466            134,466        221,170
Unrealized loss on securities..................             (197)              (339)          (557)
Accumulated deficit............................          (81,647)           (97,557)      (160,462)
                                                 ---------------         ----------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY.........................................        L.416,819          L.575,066       $945,869
                                                 ===============         ==========      =========

     See the accompanying notes to the Unaudited Condensed Consolidated Financial Statements.

                        DIAMOND CABLE COMMUNICATIONS PLC

                   UNAUDITED CONDENSED CONSOLIDATED STATEMENT
                            OF SHAREHOLDERS' EQUITY






                                                      Non-voting         Additional      Unrealized      Accumu-         Total
                                                       deferred            Paid-           loss on        lated       Sharehold-
                                 Ordinary Shares        shares           in-capital       securities     Deficit     ers' Equity
                               --------------------  ----------------   -------------  -------------  ------------   -----------
                                                                     (IN THOUSANDS EXCEPT SHARE DATA)
                                 Number                Number
                               ----------              ------
BALANCE AT JANUARY 1, 1997...  59,138,791    L.1,478        6      --       L.134,466        L.(197)    L.(81,647)     L. 54,100
Unrealized loss on securities          --         --       --      --              --          (142)           --           (142)
Net loss.....................          --         --       --      --              --            --       (15,910)       (15,910)
                               ----------   --------   ------   -----   -------------    ----------  ------------    -----------
BALANCE AT MARCH 31, 1997....  59,138,791    L.1,478        6      --       L.134,466        L.(339)    L.(97,557)     L. 38,048
                               ==========   ========   ======   =====   =============    ==========  ============    ===========

------------
See the accompanying notes to the Unaudited Condensed Consolidated Financial Statements.

                        DIAMOND CABLE COMMUNICATIONS PLC

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS ENDED MARCH 31,
                                                                         ----------------------------------
                                                                         1996             1997           1997
                                                                     ----------        ----------     ----------
                                                                                                       (NOTE 1)
                                                                                     (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................................         L. (18,976)      L. (15,910)     $ (26,169)
Adjustments to reconcile net loss to net cash (used
in)/provided by operating activities:
Depreciation and amortization...............................              4,633            6,380          10,494
Unrealized foreign exchange losses..........................              5,296           11,193          18,410
Loss on disposition of assets...............................                 --               11              18
Accretion of Senior Note discount...........................              9,478           11,184          18,395
Provision for losses on accounts receivables................                278              207             341
Amortization of deferred financing costs....................                209              543             893
Change in operating assets and liabilities:
Change in trade receivables.................................               (927)            (580)           (954)
Change in other assets......................................                690           (1,407)         (2,314)
Change in accounts payable..................................             (1,595)           6,311          10,380
Change in other liabilities.................................               (995)          (7,459)        (12,268)
                                                                     ----------       ----------      ----------
Net cash (used in)/provided by operating activities.........             (1,909)          10,473          17,226
                                                                     ----------       ----------      ----------
Cash flows from investing activities:
Cash invested in property and equipment.....................            (36,051)         (26,105)        (42,937)
Proceeds from disposition of assets.........................                  2                8              13
                                                                     ----------       ----------      ----------
Net cash used in investing activities.......................            (36,049)         (26,097)        (42,924)
                                                                     ----------       ----------      ----------
Cash flows from financing activities:
Proceeds of issue of debt...................................                 --          153,692         252,792
Debt financing costs........................................                 --           (4,767)         (7,841)
Repayment of mortgage loan..................................                 --              (17)            (28)
Capital element of capital lease repayments.................               (217)            (351)           (577)
                                                                     ----------       ----------      ----------
Net cash (used in)/provided by financing activities.........               (217)         148,557         244,346
                                                                     ----------       ----------      ----------
Net (decrease)/increase in cash and cash equivalents........            (38,175)         132,933         218,648
Cash and cash equivalents at beginning of period............             93,308           18,311          30,118
Effect of exchange rate changes on cash and cash equivalents                804             (142)           (233)
                                                                     ----------       ----------      ----------
Cash and cash equivalents at end of period..................          L. 55,937       L. 151,102        $248,533
                                                                     ==========       ==========      ==========

     See the accompanying notes to the Unaudited Condensed Consolidated Financial Statements.

                        DIAMOND CABLE COMMUNICATIONS PLC

       NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

     Diamond Cable Communications Plc (the "Company") owns and operates cable television and telecommunications systems through its subsidiaries. The unaudited consolidated financial statements of the Company and its subsidiaries (the "Group") have been prepared in accordance with U.S. generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The financial statements are stated in pounds sterling (L.). Merely for convenience the financial statements contain translations of certain pound sterling amounts into U.S. dollars at $1.6448 per L.1.00, the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997.


2. RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS

     The financial statements as of and for the periods ended March 31, 1997 and 1996 are unaudited. However, in the opinion of the management, such statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results for the periods presented. The results of operations for any interim period are not necessarily indicative of the results for the full year. The interim financial statements should be read in conjunction with the financial information included in the Company's 1996 Annual Report on Form 10-K filed with the SEC.


3. PROPERTY AND EQUIPMENT



                                       LAND AND        CABLE        OFFICE        MOTOR
                                      BUILDINGS       NETWORK      EQUIPMENT     VEHICLES         TOTAL
                                     -----------   -----------    -----------    ---------      ---------
                                                               (IN THOUSANDS)
ACQUISITION COSTS
Balance at January 1, 1997......       L.5,018        L.298,062      L. 6,069     L.    435      L.309,584
Additions.......................            --           24,928           376            --         25,304
Dispositions....................            --              (53)           --          (107)          (160)
                                     ---------       ----------     ---------     ---------      ---------
Balance at March 31, 1997.......         5,018          322,937         6,445           328        334,728
                                     ---------       ----------     ---------     ---------      ---------
ACCUMULATED DEPRECIATION
Balance at January 1, 1997......           314           28,941         2,780           248         32,283
Charge for period...............            45            4,611           490            16          5,162
Dispositions....................            --              (53)          --            (88)          (141)
                                     ---------        ---------    ---------      ---------      ---------
Balance at March 31, 1997.......           359           33,499        3,270            176         37,304
                                     ---------        ---------    ---------      ---------      =========
MARCH 31, 1997 NET BOOK VALUE...         4,659          289,438        3,175            152        297,424
                                     =========        =========    =========      =========      =========
DECEMBER 31, 1996 NET BOOK VALUE       L.4,704        L.269,121      L.3,289      L.    187      L.277,301
                                     =========        ==========   =========      =========      =========

4.   COMMITMENTS AND CONTINGENCIES

     The Company is obligated under the terms of its existing licenses, and under the milestone requirements of its local delivery licenses ("LDLs"), to construct cable systems passing a predetermined number of premises. Should the Company fail to achieve these milestones, without license modifications, the Director General could commence proceedings to require compliance. Similarly, the Independent Television

                        DIAMOND CABLE COMMUNICATIONS PLC

Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDLs. If the Company is unable to comply, its licenses in respect of which milestones have not been met could be revoked, which could have a material adverse effect on the Company.


5.   1997 SENIOR NOTES

     On February 21, 1997 the Company issued $420,500,000 of 10 3/4% Senior Discount Notes due February 15, 2007 ("the 1997 Senior Notes") at an issue price of $594.48 per $1,000 principal. Total proceeds received by the Company amounted to approximately L.149 million after issuance costs of approximately
L.5 million. Interest on the 1997 Senior Notes will be payable on February 15 and August 15 of each year commencing August 15, 2002.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
LCL Cable Communications Limited


     We have audited the accompanying consolidated balance sheets of LCL Cable Communications Limited and subsidiaries ("LCL Cable") as of December 31, 1993 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1994. These consolidated financial statements are the responsibility of LCL's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LCL Cable as of December 31, 1993 and 1994 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles in the United States of America.




KPMG
Nottingham, England
February 10, 1995

                        LCL CABLE COMMUNICATIONS LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                          YEAR ENDED DECEMBER 31,
                                           1992       1993       1994        1994
                                                                         (NOTE 1)
                                                   (IN THOUSANDS)
REVENUE
Business telecommunications.........    L.  --      L.  9    L.  431    $    709
Residential telephone...............        --         11        768       1,263
Cable television....................       938      1,225      1,378       2,267
                                     ---------    -------    -------    --------
                                           938      1,245      2,577       4,239
                                     ---------    -------    -------    --------
OPERATING COSTS AND EXPENSES
Telephone...........................        --        (32)      (492)       (809)
Programming.........................     (511)       (553)      (655)     (1,077)
Selling, general and administrative.   (1,964)     (2,227)    (3,079)     (5,065)
Depreciation and amortization.......     (937)     (1,424)    (2,055)     (3,380)
                                     ---------   --------    -------    --------
                                        (3,412)    (4,236)    (6,281)    (10,331)
                                     ---------   --------    -------    --------
OPERATING LOSS......................    (2,474)    (2,991)    (3,704)     (6,092)
Interest income.....................        16          9         11          18
Interest expense and amortization of
 debt discount......................      (979)    (1,456)    (2,611)     (4,295)
                                     ---------   --------   --------    --------
Loss before income taxes............    (3,437)    (4,438)    (6,304)    (10,369)
Income taxes (note 3)...............         4         --         --          --
                                     ---------  ---------  ---------    --------
NET LOSS............................  L.(3,433)  L.(4,438)  L.(6,304)   $(10,369)
                                     =========  =========  =========    ========

        See accompanying Notes to the Consolidated Financial Statements.

                        LCL CABLE COMMUNICATIONS LIMITED

                          CONSOLIDATED BALANCE SHEETS


                                                AT DECEMBER 31,
                                               1993         1994         1994
                                                                       (NOTE 1)
                                              (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

Cash......................................     L.    --     L.     4     $      7
Trade receivables (net of allowance for
  doubtful accounts of L.64 and L.75 at
  December 31, 1993 and 1994,
  respectively) (note 5)..................          152          413          679
Inventories...............................            8           34           56
Other assets (note 6).....................          302          565          929
Property and equipment, net (note 4)......       11,273       21,054       34,630
Franchise costs (less accumulated
  amortization of L.142 in 1993 and L.194
  in 1994)................................          632          580          954
                                               --------     --------      -------
TOTAL ASSETS..............................     L.12,367     L.22,650      $37,255
                                               ========     ========      =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable..........................        1,004        2,393        3,936
Other liabilities (note 7)................          177          655        1,077
Zero coupon bonds (note 8)................        9,771       16,872       27,751
Capital lease obligations (note 10).......        1,669        4,545        7,476
Shareholders' equity (note 9)
  Voting shares:
    1,000,000 shares authorized and issued
       at December 31, 1993 and 1994......           10           10           16
  A Shares:
    24,570,000 authorized and 5,851,124
      issued at December 31, 1993,
      24,570,000 authorized and 10,485,035
      issued at December 31, 1994.........        2,340        4,194        6,898
  B Shares:
    305,000 authorized and issued at
      December 31, 1993, 325,000
      authorized and 308,927 issued
      at December 31, 1994...............           122          124          204
  C Shares:
    100,000 authorized at December 31,
      1993 and 1994, nil issued at
      December 31, 1993 and 1994..........           --           --           --
  Additional paid-in-capital..............        7,489       10,376       17,067
  Accumulated deficit.....................      (10,215)     (16,519)     (27,170)
                                               --------     --------      -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     L.12,367     L.22,650      $37,255
                                               ========     ========      =======

        See accompanying Notes to the Consolidated Financial Statements

                        LCL CABLE COMMUNICATIONS LIMITED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                              ADDITIONAL                   TOTAL
                       VOTING SHARES          A SHARES           B SHARES      PAID-IN    ACCUMULATED  SHAREHOLDERS'
                      NUMBER      L.       NUMBER      L.     NUMBER    L.     CAPITAL      DEFICIT       EQUITY
                                                            (L. IN THOUSANDS)
Balance at
January 1, 1992....  1,000,000     L.10   2,979,640  L.1,192  305,000  L.122    L. 4,559   L.  (2,344)      L. 3,539
Shares issued......         --       --     856,240      342       --     --       1,542           --          1,884
Net loss...........         --       --          --       --       --     --          --       (3,433)        (3,433)
                     ---------     ----   ---------  -------  -------  -----    --------   ----------        -------
BALANCE AT
  DECEMBER 31, 1992  1,000,000     L.10   3,835,880  L.1,534  305,000  L.122    L. 6,101   L.  (5,777)      L. 1,990
                     =========     ====   =========  =======  =======  =====    ========   ==========       ========
Balance at
January 1, 1993....  1,000,000     L.10   3,835,880  L.1,534  305,000  L.122    L. 6,101   L.  (5,777)      L. 1,990
Shares issued......         --       --   2,015,244      806       --     --       1,388           --          2,194
Net loss...........         --       --          --       --       --     --          --       (4,438)        (4,438)
                     ---------     ----   ---------  -------  -------  -----    --------   ----------        -------
BALANCE AT
  DECEMBER 31, 1993  1,000,000     L.10   5,851,124  L.2,340  305,000  L.122    L. 7,489   L. (10,215)      L.  (254)
                     =========     ====   =========  =======  =======  =====    ========   ==========       ========
Balance at
January 1, 1994....  1,000,000     L.10   5,851,124  L.2,340  305,000  L.122    L. 7,489   L. (10,215)      L.  (254)
Shares issued......         --       --   4,633,911    1,854    3,927      2       2,887           --          4,743
Net loss...........         --       --          --       --       --     --          --       (6,304)        (6,304)
                     ---------     ----   ---------  -------  -------  -----    --------   ----------        -------
BALANCE AT
  DECEMBER 31, 1994  1,000,000     L.10  10,485,035  L.4,194  308,927  L.124    L.10,376   L. (16,519)      L.(1,815)
                     =========     ====   =========  =======  =======  =====    ========   ==========       ========

        See accompanying Notes to the Consolidated Financial Statements

                        LCL CABLE COMMUNICATIONS LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  YEAR ENDED DECEMBER 31,
                                                1992        1993       1994       1994
                                                                                (NOTE 1)
                                                            (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................  L. (3,433)   L.(4,438)  L.(6,304)  $(10,369)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization.............        937       1,424      2,055      3,380
  Loss on disposition of assets.............         --          --         46         76
  Provision for losses on accounts
    receivable..............................         12          32         11         18
  Accretion of discount on zero coupon bonds        972       1,413      2,358      3,878
  Change in operating assets and liabilities:
   Change in inventories....................         --          (8)       (26)       (43)
   Change in trade receivables..............        (16)        (89)      (272)      (447)
   Change in other assets...................        430        (235)      (263)      (432)
   Change in accounts payable...............       (753)        514        373        614
   Change in other liabilities..............         (9)         15        362        595
                                              ---------    --------   --------   --------
Net cash used in operating activities.......     (1,860)     (1,372)    (1,660)    (2,730)
                                              ---------    --------   --------   --------
Cash flows from investing activities:
  Cash invested in property and equipment...     (1,318)     (2,915)    (7,815)   (12,854)
  Proceeds from disposition of assets.......         --          --          8         13
                                              ---------    --------   --------   --------
Net cash used in investing activities.......     (1,318)     (2,915)    (7,807)   (12,841)
                                              ---------    --------   --------   --------
Cash flows from financing activities:
  Issue of zero coupon bonds................      1,205       2,064      4,743      7,801
  Capital element of capital lease
    obligations.............................        (53)        (68)      (131)      (215)
  Issue of shares (net of expenses).........      1,884       2,194      4,743      7,801
  Repayment of loan.........................         (8)         (8)        (8)       (13)
  Net increase in short-term borrowings.....         --          55        124        204
                                              ---------    --------   --------   --------
Net cash provided by financing activities...      3,028       4,237      9,471     15,578
                                              ---------    --------   --------   --------
Net (decrease)/increase in cash.............       (150)        (50)         4          7
Cash at beginning of year...................        200          50         --         --
                                              ---------    --------   --------   --------
Cash at end of year.........................  L.     50    L.    --   L.     4   $      7
                                              =========    ========   ========   ========


        See accompanying Notes to the Consolidated Financial Statements

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. THE GROUP

     LCL Cable Communications Limited and its subsidiaries ("LCL Cable") operate a cable television and telecommunications business focused on a regional market centered around Leicester, England.

     As of December 31, 1994, approximately 56 percent of the outstanding voting shares of LCL Cable were held by Saskatchewan Telecommunications Holding Corporation, an incorporated and registered company in Canada.

     All amounts herein are shown in Pounds Sterling ("L.") and for the year 1994 also are presented in U.S. dollars, the latter being unaudited and presented solely for the convenience of the reader, at the rate of L.1 = $1.6448, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31,1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of accounting -- The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

     Principles of consolidation -- The consolidated financial statements include the accounts of LCL Cable Communications Limited and those of all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

     Cable system costs and expenses -- LCL Cable accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". In accordance with the standard the cable infrastructure is being depreciated over 40 years weighted by factors influenced by the growth in the number of subscribers.

     Revenue recognition -- Revenue is recognized as services are delivered. Initial connection fees are recognized in the period of connection to the extent that the fee is offset by direct selling costs. The remainder is recognized over the estimated average period that subscribers are expected to remain connected to the system.

     Income taxes -- Effective January 1, 1992, LCL Cable adopted the provisions of SFAS No. 109, "Accounting for Income Taxes." The adoption of SFAS No. 109 did not give rise to any cumulative adjustment in the 1992 consolidated statement of operations. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered. A valuation allowance is raised against a deferred tax asset where it is more likely than not that some portion of the deferred tax asset will not be realized.

     Inventories -- Inventory represents telephone equipment purchased for resale to customers and is recorded at the lower of cost and net realizable value.

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

     Property and equipment -- Property and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of 5 to 15 years. Motor vehicles are depreciated on a reducing balance basis over 3 years.

     Franchise costs -- Costs relating to an unsuccessful application are charged to operations while costs relating to successful operations are amortized over the franchise term.

     Foreign currencies -- The primary economic environment in which LCL Cable operates is the United Kingdom and hence, its reporting currency is the United Kingdom Pound Sterling (L.). Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and the gains and losses on translation are included in the statement of operations.

     Zero coupon bonds -- The debt discount is amortized to the statement of operations on a yield to maturity basis.

     New accounting standard applicable to LCL Cable -- In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain intangibles to be disposed of. LCL Cable is required to first comply with the requirements of SFAS No. 121 not later than its 1996 consolidated financial statements. LCL Cable has not yet assessed the impact of SFAS No. 121 on its financial position and results of operations, or decided when it will be adopted.

3. INCOME TAXES

     No provision for taxation has been made due to operating losses carried forward. LCL Cable has tax net operating losses carried forward of approximately L.15 million. LCL Cable has recognized a 100% valuation allowance against such losses.

     Differences between the tax benefit recognized in the financial statements and the tax benefit on operating losses at the United Kingdom statutory rate of 33% are summarized as follows:


                                                 YEAR ENDED DECEMBER 31,
                                               1992       1993       1994
                                                     (IN THOUSANDS)
Tax benefit of net losses at statutory rate  L.(1,133)  L.(1,465)  L.(2,080)
Non-deductible expenses....................         10         26         33
Valuation allowance........................      1,119      1,439      2,047
                                             ---------  ---------  ---------
Net tax benefit............................     L. (4)      L. --      L. --
                                             =========  =========  =========

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. INCOME TAXES - (Continued)

     The operating losses have an unlimited carry forward period under United Kingdom tax law but are limited in their use to the type of business which generated the loss. Capital losses carried forward are limited to their offset against future capital gains.

Details of deferred tax balances follow:


                                                 DECEMBER 31,
                                               1993        1994
                                                (IN THOUSANDS)
Net losses................................   L.(3,272)   L.(4,515)
Property and equipment....................         195       (165)
Accretion of discount on zero coupon bonds       (169)       (544)
Valuation allowance.......................       3,246       5,224
                                             ---------   ---------
Net deferred tax balance..................   L.     --   L.     --
                                             =========   =========

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.


4. PROPERTY AND EQUIPMENT


                               CABLE     OFFICE     MOTOR
                              NETWORK   EQUIPMENT  VEHICLES   TOTAL
                                          (IN THOUSANDS)
Acquisition costs
Balance at January 1, 1993..  L. 8,612      L.575     L.148  L. 9,335
Additions...................     4,290        221        14     4,525
                              --------      -----     -----  --------
Balance at December 31, 1993    12,902        796       162    13,860
                              --------      -----     -----  --------
Accumulated depreciation
Balance at January 1, 1993..     1,015        145        54     1,214
Charge for year.............     1,214        114        45     1,373
                              --------      -----     -----  --------
Balance at December 31, 1993     2,229        259        99     2,587
                              --------      -----     -----  --------
1993 Net book value.........  L.10,673      L.537     L. 63  L.11,273
                              ========      =====     =====  ========
Acquisition costs
Balance at January 1, 1994..  L.12,902      L.796     L.162  L.13,860
Additions...................    11,378        457         3    11,838
Dispositions................      (51)        (2)       (9)      (62)
                              --------      -----     -----  --------
Balance at December 31, 1994    24,229      1,251       156    25,636
Accumulated depreciation
Balance at January 1, 1994..     2,229        259        99     2,587
Charge for year.............     1,784        181        38     2,003
Dispositions................       (1)         --       (7)       (8)
                              --------      -----     -----  --------
Balance at December 31, 1994     4,012        440       130     4,582
                              --------      -----     -----  --------
1994 Net book value.........  L.20,217      L.811     L. 26  L.21,054
                              ========      =====     =====  ========

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY AND EQUIPMENT (continued)

     LCL Cable leases certain cable network equipment and motor vehicles under arrangements accounted for as capital leases. The cost of assets held under these arrangements was L.1,713,000 and L.4,721,000 at December 31, 1993 and 1994, respectively. Accumulated depreciation charged against these assets was L.92,000 and L.376,000 at December 31, 1993 and 1994, respectively.

     Depreciation on assets held under capital lease arrangements during the year was L.47,000, L.39,000 and L.284,000 in 1992, 1993 and 1994 respectively.


5. TRADE RECEIVABLES

     As part of an agreement to lease certain electronic equipment from Northern Telecom, LCL Cable entered into an arrangement to assign a portion of their trade receivable balances to Northern Telecom with full recourse. The purpose of the assignment was to give Northern Telecom security over those trade receivables in the event LCL Cable failed to meet its required lease repayments.

     The assignment does not satisfy the criteria of a receivable sold with recourse since the collectibility of the receivables and related costs of collection and repossession are not subject to reasonable estimation. Consequently, assigned receivables of L.105,000 and L.213,000 at December 31, 1993 and 1994 have been included within trade receivables.

     The following table shows the allowance recognized in the statement of operations for doubtful accounts.


                                                   ADDITIONS CHARGED
                                   BALANCE AT        TO COSTS AND           BALANCE AT
                                   JANUARY 1           EXPENSES            DECEMBER 31
                                                    (IN THOUSANDS)
1992
Allowance for doubtful accounts       L.20                L.12                  L.32
                                      ====                ====                  ====
1993
Allowance for doubtful accounts       L.32                L.32                  L.64
                                      ====                ====                  ====
1994
Allowance for doubtful accounts       L.64                L.11                  L.75
                                      ====                ====                  ====

6. OTHER ASSETS


                                                         DECEMBER 31,
                                                        1993     1994
                                                        (IN THOUSANDS)
Amounts due from principal shareholders (see note 11)   L.  --   L.113
Value added tax refund...............................      206     237
Prepaid expenses and sundry receivables..............       96     215
                                                        ------   -----
                                                         L.302   L.565
                                                        ======   =====

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


7. OTHER LIABILITIES


                                                       DECEMBER 31,
                                                      1993     1994
                                                      (IN THOUSANDS)
Amounts due to principal shareholders (see note 11)   L.  --    L.151
Short-term borrowings..............................       63      187
Other loans........................................        8       --
Accrued expenses and other creditors...............       66      244
Taxation and social security.......................       40       73
                                                       -----    -----
                                                       L.177    L.655
                                                       =====    =====

     Short-term borrowings represent funds drawn under unsecured overdraft facilities with financial institutions.


8. ZERO COUPON BONDS

     LCL Cable issued zero coupon bonds with an effective annual interest rate of 20% to its shareholders to partially meet its monthly funding requirements. During the years ended December 31, 1993 and 1994 LCL Cable issued bonds to its shareholders with a nominal value of L.3,833,000 and L.7,412,000 for consideration of L.2,064,000 and L.4,743,000, respectively. The bonds issued to the three principal shareholders represent approximately 99% of the total in issue at December 31, 1994.

     The bonds are due to mature on December 31, 1996. The bonds may be redeemed at the option of LCL Cable, at any time before maturity, at the accreted value thereof.

     The zero coupon bonds are subordinated unsecured indebtedness of LCL Cable and rank junior to any indebtedness of its subsidiaries to the extent of the assets of such subsidiaries and to any secured indebtedness to the extent of the assets securing such indebtedness.

     The zero coupon bonds are stated net of unamortized discount of approximately L.7,424,000 at December 31, 1994. The discount is being amortized through the statement of operations such that LCL Cable recognizes a fixed rate of interest; the amortization for the years ended December 31, 1992, 1993 and 1994 amounted to L.972,000, L.1,413,000 and L.2,358,000, respectively.

9. SHAREHOLDERS' EQUITY

     LCL Cable issued 4,633,911 of A ordinary shares of 40p each during the year with a nominal value of L.1,853,564 for consideration of L.4,739,572. LCL Cable also issued 3,927 B ordinary shares of 40p each during the year with a nominal value of L.1,571 for a consideration of L.3,888.

     The Voting shares of 1p each have no right to dividends. The A ordinary and B ordinary shares have equal rights to such dividends being approved by the holders of the Voting shares. The A ordinary and B ordinary shares have no right to vote.

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


10. COMMITMENTS AND CONTINGENCIES

CAPITAL AND OPERATING LEASES

     LCL Cable leases business offices and uses certain equipment under lease arrangements accounted for as operating leases. Minimum rental expenses under such arrangements amounted to L.75,000, L.47,000 and L.103,000 in 1992, 1993 and 1994 respectively.

     Future minimum lease payments under capital and operating leases are summarized as follows as of December 31, 1994.


                             CAPITAL     OPERATING
                              LEASES       LEASES
                                (IN THOUSANDS)
1995........................  L.  482    L.  234
1996........................      466        219
1997........................    1,082        120
1998........................    1,371         52
1999........................    1,248         52
2000 and thereafter.........    1,550        157
                              -------    -------
                                6,199    L.  834
                                         =======
Imputed interest............   (1,654)
                              -------
                              L.4,545
                              =======

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other assets.

11. RELATED PARTY TRANSACTIONS

     The majority of the construction of the cable network infrastructure was performed in accordance with commercial terms by OC Summers Limited, a wholly owned subsidiary of one of the principal shareholders, John Laing PLC. During 1992, 1993 and 1994, the company paid L.2,782,000, L.1,105,000 and L.4,613,000, respectively, for these services.

     Two of the principal shareholders, Fundy Cable Limited and Saskatchewan Telecommunications Holding Corporation (Sasktel) provide management services for LCL Cable. LCL Cable paid L.364,000, L.169,000 and L.80,000 to Fundy Cable Limited and L.207,000, L.287,000 and L.273,000 to Sasktel in 1992, 1993 and
1994, respectively, for these services.

12. SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENT OF CASH FLOWS

     Cash paid for interest was L.8,000, L.42,000 and L.253,000 for the years ended December 31, 1992, 1993 and 1994. No income taxes were paid by LCL Cable in 1994 because of its operating losses. In 1992 and 1993 LCL paid L.2,000 and L.1,000 in income tax.

                        LCL CABLE COMMUNICATIONS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


13. FINANCIAL INSTRUMENTS

     Disclosures about the fair value of financial instruments -- Cash, trade receivables, certain other assets, trade accounts payable and certain other liabilities -- the carrying amount approximates fair value because of the short maturity of these instruments. The estimated fair value of the zero coupon bonds is not materially different from their carrying value -- accreted cost.

     Concentration of credit risk -- LCL Cable operates predominantly in one industry segment, the provision of cable television and telephone services in certain areas of England. No single customer accounts for 10% or more of consolidated net sales.

     Financial instruments which potentially subject LCL Cable to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the LCL Cable's customer base. At December 31, 1994, LCL Cable had no significant concentrations of credit risk.

14. SUBSEQUENT EVENTS (UNAUDITED)

     On April 26, 1995 the authorized share capital of LCL Cable being 24,570,000 A shares of 40p each, 325,000 B shares of 40p each, 100,000 C shares of 40p each and 100,000 voting shares of 40p each were consolidated and redesignated as 25,020,000 ordinary shares of 40p each.

     On the same date, the shareholders of LCL Cable exchanged their shares and their zero coupon bonds in LCL Cable for shares and zero coupon bonds in East Midlands Cable Group Limited ("EMCG") in proportion to their holding in LCL Cable. As a result, LCL Cable became a wholly owned subsidiary of EMCG. EMCG also acquired the share capital of Hinckley Cable Communications Limited for consideration of L.1.

     LCL Cable (Holdings) Limited ("LCLH"), a wholly owned subsidiary of EMCG, then acquired the share capital and zero coupon bonds of LCL Cable from EMCG in exchange for shares in LCLH and a loan of L.19.8 million.

     On September 27, 1995 and October 4, 1995, the entire share capital and zero coupon bonds of EMCG were acquired in two stages by Jewel Holdings Limited, a wholly owned subsidiary of Diamond Cable Communications Plc, a company registered in England and Wales.

                       EAST MIDLANDS CABLE GROUP LIMITED

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                        NINE MONTHS ENDED SEPTEMBER 30,

                                        1994         1995         1995
                                                                (NOTE 1)
                                                (IN THOUSANDS)
REVENUE
Business telecommunications........   L.   237     L.  1,187    $  1,952
Residential telephone..............        330         2,371       3,900
Cable television...................        999         1,448       2,382
                                      --------     ---------    --------
                                         1,566         5,006       8,234
                                      --------     ---------    --------
OPERATING COSTS AND EXPENSES
Telephone..........................       (271)       (1,293)     (2,127)
Programming........................       (469)         (698)     (1,148)
Selling, general and administrative     (2,067)       (3,276)     (5,388)
Depreciation and amortization......     (1,465)       (1,925)     (3,166)
                                      --------     ---------    --------
                                        (4,272)       (7,192)    (11,829)
                                      --------     ---------    --------

OPERATING LOSS.....................     (2,706)       (2,186)     (3,595)
Interest income....................          8            --          --
Interest expense and amortization
  of debt discount and expenses....     (1,802)       (3,133)     (5,153)
                                      --------     ---------    --------
Loss before income taxes...........     (4,500)       (5,319)     (8,748)
Income taxes.......................         --            --          --
                                      --------     ---------    --------
LOSS BEFORE EXTRAORDINARY LOSS.....     (4,500)       (5,319)     (8,748)
Extraordinary loss (note 4)                 --        (1,933)     (3,180)
                                      --------     ---------    --------
NET LOSS...........................   L.(4,500)     L.(7,252)   $(11,928)
                                      ========     =========    ========

    See accompanying Notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                       EAST MIDLANDS CABLE GROUP LIMITED

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS



                                                  AT DECEMBER 31,      AT SEPTEMBER 30,
                                                       1994           1995         1995
                                                                                 (NOTE 1)
                                                      (IN THOUSANDS EXCEPT SHARE DATA)
                                          ASSETS
Cash............................................         L.     4    L.     --      $    --
Trade receivables (net of allowance for doubtful
 accounts of L.75 at December 31, 1994 and
 L.153 at September 30, 1995)...................              413          873        1,436
Inventories.....................................               34           27           44
Other assets....................................              565          718        1,181
Property and equipment, net (note 3)............           21,054       27,988       46,035
Franchise costs (less accumulated amortization
 of L.194 in 1994 and L.232 in 1995)............              580          563          926
                                                         --------     --------      -------
TOTAL ASSETS....................................         L.22,650     L.30,169      $49,622
                                                         ========     ========      =======

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable................................            2,393        2,422        3,984
Other liabilities...............................              655        1,200        1,974
Zero coupon bonds...............................           16,872       23,296       38,317
Capital lease obligations.......................            4,545        6,045        9,943
Loans from related parties......................               --        2,619        4,308
Shareholders' equity
Voting shares 1,000,000 shares authorized
 and issued at December 31, 1994 and
 September 30, 1995.............................               10           10           16
A Shares
24,570,000 authorized and 10,485,035
 issued at December 31, 1994 and
 24,570,000 authorized and 14,169,709
 issued at September 30, 1995...................            4,194        5,668        9,323
B Shares
325,000 authorized and 308,927 issued at
 December 31, 1994 and 325,000 authorized
 and 316,190 issued at September 30, 1995.......              124          126          207
C Shares
100,000 authorized and nil issued at
 December 31, 1994 and September 30, 1995.......               --           --           --
Additional paid-in-capital......................           10,376       12,554       20,649
Accumulated deficit.............................          (16,519)     (23,771)     (39,099)
                                                         --------     --------     --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......         L.22,650     L.30,169      $49,622
                                                         ========     ========     ========

    See accompanying Notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                       EAST MIDLANDS CABLE GROUP LIMITED

       UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


****** WARNING: TABLE EXCEEDS 132 ******

                                                                                              ADDITIONAL PAID-
                                       VOTING SHARES          A SHARES           B SHARES        IN-CAPITAL
                                      NUMBER      L.       NUMBER      L.     NUMBER    L.           L.
                                                                (L. IN THOUSANDS)
Balance at January 1, 1995.........  1,000,000     L.10  10,485,035  L.4,194  308,927  L.124          L.10,376
Shares issued before share exchange         --       --   1,864,258      746    3,802      1             1,103
Shares issued after share exchange.         --       --   1,820,416      728    3,461      1             1,075
Net loss...........................         --       --          --       --       --     --                --
                                     ---------     ----- ----------  -------  -------  -----     -------------
BALANCE AT SEPTEMBER 30, 1995......  1,000,000     L.10  14,169,709  L.5,668  316,190  L.126          L.12,554
                                     =========     ====  ==========  =======  =======  =====     =============
                                     ACCUMULATED         TOTAL
                                       DEFICIT    SHAREHOLDERS' EQUITY
                                          L.               L.
                                              (L. IN THOUSANDS)
Balance at January 1, 1995.........  L.(16,519)             L.(1,815)
Shares issued before share exchange          --                 1,850
Shares issued after share exchange.          --                 1,804
Net loss...........................     (7,252)               (7,252)
                                     ----------            ----------
BALANCE AT SEPTEMBER 30, 1995......  L.(23,771)             L.(5,413)
                                     ==========            ==========

    See accompanying Notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                       EAST MIDLANDS CABLE GROUP LIMITED

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                           1994           1995          1995
                                                                     (IN THOUSANDS)   (NOTE 1)
Cash flows from operating activities:
Net loss.............................................     L. (4,500)      L. (7,252)    $(11,928)
Adjustments to reconcile net loss to net cash used in
 operating activities:
Depreciation and amortization........................         1,465           1,925        3,166
Loss on disposition of assets........................            46              24           39
Provision for losses on accounts receivable..........             7              78          128
Accretion of zero coupon bonds.......................         1,629           2,770        4,556
Change in operating assets and liabilities:
Change in inventories................................             8               7           12
Change in trade receivables..........................          (132)           (538)        (885)
Change in other assets...............................          (483)           (153)        (251)
Change in accounts payable...........................           993              29           48
Change in other liabilities..........................           173             531          873
                                                          ---------        --------     --------
Net cash used in operating activities................          (794)         (2,579)      (4,242)
                                                          ---------        --------     --------
Cash flows from investing activities:
Cash invested in property and equipment..............        (5,376)         (7,220)     (11,875)
Proceeds from disposition of assets..................             8              --           --
Cash paid for franchises.............................            --             (21)         (35)
                                                          ---------        --------     --------
Net cash used in investing activities................        (5,368)         (7,241)     (11,910)
                                                          ---------        --------     --------
Cash flows from financing activities:
Issue of zero coupon bonds...........................         3,062           3,654        6,010
Capital element of capital lease obligations.........          (102)           (125)        (206)
Issue of shares (net of expenses)....................         3,062           3,654        6,010
Repayment of loan....................................            (8)             (6)         (10)
Advances from shareholders...........................            --           2,619        4,308
Net increase in short-term borrowings................           148              20           33
                                                          ---------         -------     --------
Net cash provided by financing activities............         6,162           9,816       16,145
                                                          ---------         -------     --------
Net increase (decrease) in cash......................            --              (4)          (7)
Cash at beginning of period..........................            --               4            7
                                                       ------------    ------------     --------
Cash at end of period................................  L.        --    L.        --     $     --
                                                       ============    ============     ========

     See accompanying Notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                       EAST MIDLANDS CABLE GROUP LIMITED

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

     East Midlands Cable Group Limited ("EMCG") owns and operates cable television and telecommunications systems through its subsidiary LCL Cable Communications Limited ("LCL Cable") focused on a regional market centered around Leicester, England. The unaudited condensed consolidated financial statements include the financial statements of EMCG and its subsidiaries. Until April 26, 1995 the business was conducted by LCL Cable and its subsidiaries. On April 26, 1995 the shareholders of LCL Cable transferred all their ordinary shares of 40p each to EMCG in exchange for ordinary shares of 40p each in EMCG. The transaction was accounted for on a predecessor basis.

     The unaudited condensed consolidated financial statements of EMCG and its subsidiaries have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The financial statements are stated in pounds sterling (L.). Merely for convenience the financial statements contain translations of certain pound sterling amounts into U.S. dollars at $1.6448 per L.1.00, the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997.

2. RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS

     The financial statements as of and for the periods ended September 30, 1995 and 1994 are unaudited. However, in the opinion of the management, such statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results for the periods presented. The results of operations for any interim period are not necessarily indicative of the results for the full year. The interim financial statements should be read in conjunction with the financial statements for the year ended December 31, 1994 included elsewhere herein.

3. PROPERTY AND EQUIPMENT


                                    CABLE     OFFICE     MOTOR
                                   NETWORK   EQUIPMENT  VEHICLES   TOTAL
                                              (IN L. THOUSANDS)
Acquisition costs
Balance at January 1, 1995.......  L.24,229    L.1,251     L.156  L.25,636
Additions........................     8,281        377       187     8,845
Dispositions.....................       (24)        (4)        --      (28)
                                   --------    -------     -----  --------
Balance at September 30, 1995....    32,486      1,624       343    34,453
                                   --------    -------     -----  --------
Accumulated depreciation
Balance at January 1, 1995.......     4,012        440       130     4,582
Charge for period................     1,684        176        27     1,887
Dispositions.....................        (2)        (2)        --       (4)
                                   --------    -------     -----  --------
Balance at September 30, 1995....     5,694        614       157     6,465
                                   --------    -------     -----  --------
September 30, 1995 net book value  L.26,792    L.1,010     L.186  L.27,988
                                   ========    =======     =====  ========
December 31, 1994 net book value.  L.20,217    L.  811     L. 26  L.21,054
                                   ========    =======     =====  ========

                       EAST MIDLANDS CABLE GROUP LIMITED

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


4. EXTRAORDINARY LOSS

     On June 30, 1995, a subsidiary of EMCG entered into a floating rate loan agreement, and incurred L.1.496 million of arrangement costs. These costs were deferred and were being amortized over the term of the debt as an adjustment to yield. On September 27, 1995 the amount outstanding under the loan agreement of
L.2.0 million (which represented the amount drawn down to date) was repaid on EMCG's behalf by Diamond Cable Communications Plc and the carrying value of the arrangement costs at this date amounting to L.1.457 million was recognized as an extraordinary loss in the consolidated statement of operations. As a result of the repayment of the loan, the balance sheet of EMCG at September 30, 1995 reflects an amount owed to Diamond Cable Communications Plc within loans from related parties.

     In addition, on July 3, 1995, this same subsidiary of EMCG entered into a five year agreement to swap floating rate interest obligations for fixed rate obligations with the intention that the swap would hedge the loan agreement entered into on June 30, 1995. The swap has a total nominal value of L.33.8 million and was entered into for a five year term. The interest rate swap has been retained and has been recorded on the balance sheet in other liabilities at its fair value of L.476,000 at the date upon which the debt was repaid, and an extraordinary loss equal to this amount has been recognized in the consolidated statement of operations.

5. SHAREHOLDERS' EQUITY

     On April 26, 1995 the authorized share capital of LCL Cable being 24,570,000 A shares of 40p each, 325,000 B shares of 40p each, 100,000 C shares of 40p each and 1,000,000 voting shares of 1p each were consolidated and redesignated as 25,020,000 ordinary shares of 40p each.

     On the same date, the shareholders of LCL Cable exchanged their shares and their zero coupon bonds in LCL Cable for shares and zero coupon bonds in EMCG in proportion to their holding in LCL Cable. As a result, LCL Cable became a wholly owned subsidiary of EMCG. EMCG also acquired the share capital of Hinckley Cable Communications Limited for consideration of L.1.

     LCL Cable (Holdings) Limited ("LCLH"), a wholly owned subsidiary of EMCG, then acquired the share capital and zero coupon bonds of LCL Cable from EMCG in exchange for shares in LCLH and a loan of L.19.8 million.

     On April 26, 1995 the authorized share capital of EMCG was subdivided and re-designated as 24,570,000 A shares of 40p each, 325,000 B shares of 40p each, 100,000 C shares of 40p each and 1,000,000 voting shares of 1p each.

     Effective September 27, 1995 the share capital and zero coupon bonds of EMCG were acquired by Jewel Holdings Limited, a wholly owned subsidiary of Diamond Cable Communications Plc, a company registered in England and Wales.

=====================================   ===================================
NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION WITH THE OFFERING MADE
HEREBY TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS,
AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED. THIS PROSPECTUS DOES NOT                  DIAMOND CABLE
CONSTITUTE AN OFFER TO SELL OR A                    COMMUNICATIONS PLC
SOLICITATION OF AN OFFER TO BUY SUCH
SECURITIES IN ANY CIRCUMSTANCES IN
WHICH SUCH OFFER OR SOLICITATION IS              13 1/4% SENIOR DISCOUNT
UNLAWFUL. NEITHER THE DELIVERY OF              NOTES DUE SEPTEMBER 30, 2004
THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION              11 3/4% SENIOR DISCOUNT
THAT THE INFORMATION CONTAINED                 NOTES DUE DECEMBER 15, 2005
HEREIN IS CORRECT AS OF ANY DATE
SUBSEQUENT TO THE DATE HEREOF.
           ______________
          TABLE OF CONTENTS                        GOLDMAN, SACHS & CO.

                                      Page
                                      ----

Service of Process and Enforcement
of Liabilities.......................   4
Prospectus Summary...................   5
Risk Factors.........................  16
Selected Financial Data..............  25
Exchange Rates.......................  27
Capitalization.......................  28
Management's Discussion and Analysis
of Financial Condition and Results
of Operations........................  29
Business.............................  35
Certain Regulatory Matters...........  56
Company Organization.................  68
Shareholders.........................  69
Management...........................  72
Certain Transactions.................  78
Description of Company Debt..........  80
Description of 1994 Senior Notes.....  83
Description of 1995 Senior Notes..... 109
Taxation............................. 136
Plan of Distribution................. 141
Validity of Senior Notes............. 141
Experts.............................. 141
Glossary............................. 142
Available Information................ 145
Index to Consolidated
  Financial Statements............... F-1

=====================================   ===================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.


Article 165 of the Company's Articles of Association provides:

     "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

Section 310 of the Companies Act, 1985, provides:

     "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company --

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him

              (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

              (ii) in connection with any application under Section 144(3) or
         (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act, 1985, provides:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be



LONDON:81350
                                       i
liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     To the extent permitted by English law, the Company will indemnify and hold harmless each director and each officer or representative of the Company who signs the Registration Statement and the Company's Authorized
Representative from and against certain civil liabilities based on information supplied to the Company for use herein.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The only securities of the Company issued or sold within the past three years and not registered under the Securities Act were as follows: Two Shares of 2.5 pence each taken by the subscribers to the Memorandum of Association of the Company and the 29,016,628 Shares of 2.5 pence each and six A Shares of 25 pence each were issued to the former shareholders of Diamond Cable (Nottingham) Limited in connection with the reorganization that occurred on September 1, 1994, and 4,597,456 Shares were issued to Investor Investment and CAA and 1,175,747 Shares were allotted by way of a bonus to the holders of the A shares in accordance with the terms of such shares. On August 31, 1995, a total of 7,138,700 Shares of 2.5 pence each were issued to ECCP, Investor Investments, CAA and William McDonald for gross proceeds of approximately L.20.4 million. A further 1,825,642 Shares of 2.5 pence each were allotted on August 31, 1995 and September 4, 1995 by way of a bonus to the holders of the A shares of 25 pence each, in accordance with the terms of such Shares. The conditions in the Articles relating to the conversion of the A shares of 25 pence each into non-voting deferred shares of 25 pence each were thereby satisfied and the six A shares of 25 pence each converted automatically into six non-voting deferred shares of 25 pence each on September 4, 1995. On August 6, 1996, the Company formally issued 15,384,616 Shares to existing investors who had subscribed and paid for such Shares prior to June 30, 1996. The Company has issued share options as described in "Management -- Senior Management Option Scheme" in the accompanying Prospectus. These Shares and options were issued in transactions not involving any public offering.

     On February 27, 1997, the Company issued $420,500,000 in principal amount at maturity of its 10 3/4% Senior Discount Notes due February 15, 2007 (the "1997 Notes") at an issue price of $594.48 per $1,000 principal amount at maturity. Net proceeds received by the Company amounted to approximately L.149 million after issuance costs of approximately L.5 million. Cash interest is not payable on the 1997 Notes prior to August 15, 2002. Thereafter, cash interest on the 1997 Notes is payable at a rate of 10 3/4% per annum. The 1997 Notes were issued in transactions not involving any public offering.




LONDON:81350

ITEM 16. EXHIBITS.

     (A) EXHIBITS

         The following is a list of exhibits to this Registration Statement:


*1.1    Form of Underwriting Agreement.
*3.1    Memorandum and Articles of Association of Diamond Cable Communications Plc.
*4.1    Indenture, dated as of September 29, 1994 between Diamond Cable
        Communications Plc and The Bank of New York, as Trustee.
*4.2    Senior Notes Depositary Agreement, dated as of September 29,
        1994 between Diamond Cable Communications Plc and The Bank of New
        York, as Book-Entry Depositary.
*4.3    First Supplemental Indenture, dated as of May 31, 1996
        between Diamond Cable Communications Plc and The Bank of New York,
        as Trustee.
*5.1    Opinion of Sullivan & Cromwell as to the legality of the Senior Notes.
*5.2    Opinion of Freshfields as to due authorization and execution of the Senior Notes
*8.1    Opinion of Sullivan & Cromwell as to certain U.S. federal income tax matters.
*8.2    Opinion of Freshfields as to certain U.K. tax matters (included in Exhibit 5.1)
*10.1   Shareholders Agreement, dated as of September 1, 1994 among
        ECCP, AmSouth, as trustee for the McDonald Interests, CGT Family
        Corporation, GS Capital Partners, L.P., William W. McDonald and
        Diamond Cable Communications Plc.
*10.2   Management Agreement, dated July 5, 1994, between ECE
        Management Company and Diamond Cable (Nottingham) Limited.
*10.3   Service Agreement, dated May 17, 1994, between Gary L. Davis and Diamond Cable (Nottingham) Limited.
*10.4   Service Contract, dated March 1, 1994, between Duncan Craig and Diamond Cable (Nottingham) Limited.
*10.5   Service Contract, dated March 1, 1994, between Stephen Rowles and Diamond Cable (Nottingham) Limited.
*10.6   Senior Management Option Scheme, adopted on October 29, 1994, filed as an exhibit to the 1994 Annual Report on Form 10-K, File No.
        33-83740, and incorporated by reference herein.
*10.7   Form of Subscription Agreement among Company and shareholders relating to equity commitment (incorporated by reference to the
        Company's registration statement on Form S-1 (File No. 33-98374;
        Exhibit No. 10.7).
*10.8   Form of Indenture, dated as of December 15, 1995, between
        Diamond Cable Communications Plc and The Bank of New York, as Trustee
        (incorporated by reference to the Company's registration statement on
        Form S-1 (File No. 33-98374; Exhibit No. 4.1)).
*10.9   Form of Senior Notes Depositary Agreement, dated as of
        December 15, 1995, between Diamond Cable Communications Plc and The
        Bank of New York, as Book-Entry Depositary (incorporated by reference to the Company's registration statement on Form S-1 (File No.
        33-98374; Exhibit No. 4.2)).

*10.10  Indenture, dated as of February 27, 1997 between Diamond
        Cable Communication PLC and The Bank of New York, as Trustee. (incorporated by reference to the Company's registration statement on Form S-4
        (File No. 333-25193; Exhibit No. 4.1)).
*10.11  Senior Bank Depositary Agreement, dated as of February 27, 1997 between Diamond
        Cable Communication PLC and The Bank of New York, as Trustee. (incorporated by reference to the Company's registration statement on Form S-4
        (File No. 333-25193; Exhibit No. 4.2)).

*10.12  Loan Facility Agreement, dated February 13, 1997, among
        Diamond Cable Communications (U.K.) Ltd, Jewel Holdings Limited,
        Natwest Markets and National Westminster Bank plc, filed as an exhibit to the 1996 Annual Report on Form 10-K, File No. 33-83740, and incorporated herein by reference.
*10.13  Service Contract, dated as of April 1, 1996, between Diamond
        Cable (Nottingham) Ltd. and Stephen Rowles, filed as an exhibit to the 1996
        Annual Report on Form 10-K, File No. 33-83740, and incorporated herein by reference.

LONDON:81350

*10.14  Service Agreement,  dated July 1, 1995, between Diamond Cable
        Communications Plc and Nicholas Millard, filed as an exhibit to the
        1996 Annual Report on Form 10-K, file no. 33-83740, and incorporated herein by reference.
*10.15  Supplemental Management Agreement, dated February 27, 1997, among
        Diamond Cable Communications Plc, Diamond Cable Communications (UK) Ltd
        and BCE Management International, CLL (incorporated by reference to the
        Company's registration statement on Form S-4 (File No. 333-25193;
        Exhibit No. 10.15))
*10.16  Second Supplemental Agreement, dated April 4, 1997, relating to a Loan
        Facility Agreement among Diamond Cable Communications (UK) Ltd, Natwest
        Markets and CIBC Wood Gundy PLL (incorporated by reference to the
        Company's registration statement on Form S-4 (File No. 333-25193;
        Exhibit No. 10.16))
*12     Computation of Ratio of Earnings to Fixed Charges.
*21.1   Subsidiaries of Registrant (incorporated by reference to the
        Company's registration statement on Form S-1 (File No. 33-98374;
        Exhibit No. 21.1)).
*23.1   Consent of Sullivan & Cromwell (included in Exhibits 5.1 and 8.1).
*23.2   Consent of Freshfields (included in Exhibits 5.2* and 8.2).
 23.3   Consent of KPMG.
*25     Statement of Eligibility of Trustee on Form T-1.


---------------
* Previously filed.

  (b) Financial Statement Schedules

     Included within Notes to Consolidated Financial Statements included in the Prospectus.



LONDON:81350
                                       iv

ITEM 17. UNDERTAKINGS.

  The Registrant hereby undertakes to provide the Underwriters, at the closing specified in the Underwriting Agreement, Senior Notes in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The Registrant hereby undertakes that:

       (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

       (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




LONDON:81350
                                       v

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Diamond Cable Communications Plc, certifies that it has duly caused this Post-Effective Amendment No.6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on June 20, 1997.

DIAMOND CABLE COMMUNICATIONS PLC

By: /s/ Robert T. Goad
    ----------------------------
     Name:  Robert T. Goad
     Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.6 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated above.


Signature                         Title
---------                         -----
/s/ Robert T. Goad
--------------------------
Robert T. Goad                    Director, Chief
                                  Executive Officer and
                                  Authorized
                                  Representative in the
                                  United States

             *
---------------------------       Director
Richard A. Friedman

             *
---------------------------       Director
John L. McDonald

             *
---------------------------       Director
Muneer A. Satter

             *
---------------------------       Director
John L. Thornton


---------------------------       Director
Thomas Nilsson


---------------------------       Director
Lord Francis Pym

/s/ Nicholas Millard
---------------------------       Chief Financial Officer
Nicholas Millard

/s/ J.A. Duncan Craig
---------------------------       Chief Accounting Officer
J.A. Duncan Craig


*/s/ Robert T. Goad
---------------------------       Attorney-in-Fact
Robert T. Goad




LONDON:81350
                                       vii

                              EXHIBIT INDEX


Item                Description
----                -----------

*1.1    Form of Underwriting Agreement.
*3.1    Memorandum and Articles of Association of Diamond Cable Communications Plc.
*4.1    Indenture, dated as of September 29, 1994 between Diamond Cable
        Communications Plc and The Bank of New York, as Trustee.
*4.2    Senior Notes Depositary Agreement, dated as of September 29,
        1994 between Diamond Cable Communications Plc and The Bank of New
        York, as Book-Entry Depositary.
*4.3    First Supplemental Indenture, dated as of May 31, 1996
        between Diamond Cable Communications Plc and The Bank of New York,
        as Trustee.
*5.1    Opinion of Sullivan & Cromwell as to the legality of the Senior Notes.
*5.2    Opinion of Freshfields as to due authorization and execution of the Senior Notes
*8.1    Opinion of Sullivan & Cromwell as to certain U.S. federal income tax matters.
*8.2    Opinion of Freshfields as to certain U.K. tax matters (included in Exhibit 5.1)
*10.1   Shareholders Agreement, dated as of September 1, 1994 among
        ECCP, AmSouth, as trustee for the McDonald Interests, CGT Family
        Corporation, GS Capital Partners, L.P., William W. McDonald and
        Diamond Cable Communications Plc.
*10.2   Management Agreement, dated July 5, 1994, between ECE
        Management Company and Diamond Cable (Nottingham) Limited.
*10.3   Service Agreement, dated May 17, 1994, between Gary L. Davis and Diamond Cable (Nottingham) Limited.
*10.4   Service Contract, dated March 1, 1994, between Duncan Craig and Diamond Cable (Nottingham) Limited.
*10.5   Service Contract, dated March 1, 1994, between Stephen Rowles and Diamond Cable (Nottingham) Limited.
*10.6   Senior Management Option Scheme, adopted on October 29, 1994, filed as an exhibit to the 1994 Annual Report on Form 10-K.
*10.7   Form of Senior Notes Depositary Agreement, dated as of
        December 15, 1995, between Diamond Cable Communications Plc and The
        Bank of New York, as Book-Entry Depositary (incorporated by reference to the Company's registration statement on Form S-1 (File No.
        33-98374; Exhibit No. 4.2)).
*10.8   Form of Indenture, dated as of December 15, 1995, between
        Diamond Cable Communications Plc and The Bank of New York, as Trustee
        (incorporated by reference to the Company's registration statement on
        Form S-1 (File No. 33-98374; Exhibit No. 4.1)).
*10.9   Form of Subscription Agreement among Company and shareholders relating to equity commitment.
*10.10  Indenture, dated as of February 27, 1997 between Diamond
        Cable Communication PLC and The Bank of New York, as Trustee. (incorporated by reference to the Company's registration statement on Form S-4).
*10.11  Senior Bank Depositary Agreement, dated as of February 27, 1997 between Diamond
        Cable Communication PLC and The Bank of New York, as Trustee. (incorporated by reference to the Company's registration statement on Form S-4).
*10.12  Loan Facility Agreement, dated February 13, 1997, among
        Diamond Cable Communications (U.K.) Ltd, Jewel Holdings Limited,
        Natwest Markets and National Westminster Bank plc, filed as an exhibit to the 1996 Annual Report Form 10-K.
*10.13  Service Contract, dated as of April 1, 1996, between Diamond
        Cable (Nottingham) Ltd. and Stephen Rowles, filed as an exhibit to the 1996
        Annual Report on Form 10-K, File No. 33-83740, and incorporated herein by reference.

                            EXHIBIT INDEX


Index                        Description
-----                        -----------

*10.14  Service Agreement,  dated July 1, 1995, between Diamond Cable
        Communications Plc and Nicholas Millard, filed as an exhibit to the
        1996 Annual Report on Form 10-K, file no. 33-83740, and incorporated herein by reference.
*10.15  Supplemental Management Agreement, dated February 27, 1997, among
        Diamond Cable Communications Plc, Diamond Cable Communications (UK)
        Ltd and BCB Management International, CLC (incorporated by reference to the Company's registration statements on Form S-4 (File No. 333-25193;
        Exhibit No. 10.15))
*10.16  Second Supplemental Agreement, dated April 4, 1997, relating to a Loan
        Facility Agreement among Diamond Cable Communications (UK) Ltd, Natwest
        Markets and CIBC Wood Gundy PLC (incorporated by reference to the
        Company's registration Statements on Form S-4 (File No. 333-25193;
        Exhibit No. 10.16))
*12     Computation of Ratio of Earnings to Fixed Charges.
*21.1   Subsidiaries of Registrant.
*23.1   Consent of Sullivan & Cromwell (included in Exhibits 5.1 and 8.1).
*23.2   Consent of Freshfields (included in Exhibits 5.2* and 8.2).
 23.3   Consent of KPMG.
*25     Statement of Eligibility of Trustee on Form T-1.


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* Previously filed.